EXHIBIT 10.1


    __________________________________________________________________________




                                   $260,000,000

                                 CREDIT AGREEMENT

                            Dated as of April 12, 1995

                                      among

                             BCP/ESSEX HOLDINGS INC.,

                                ESSEX GROUP, INC.,

                             THE LENDERS NAMED HEREIN

                                       and

                                  CHEMICAL BANK,
                                     as Agent



    __________________________________________________________________________


                                TABLE OF CONTENTS

                                                                          Page

          SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . .    1
                1.1   Defined Terms . . . . . . . . . . . . . . . . . . .    1
                1.2   Other Definitional Provisions; Financial
                      Calculations  . . . . . . . . . . . . . . . . . . .   31

          SECTION 2.  THE REVOLVING CREDIT COMMITMENTS  . . . . . . . . .   32
                2.1   Revolving Credit Commitments  . . . . . . . . . . .   32
                2.2   Evidence of Loans; Repayment  . . . . . . . . . . .   32
                2.3   Procedure for Revolving Credit Borrowing  . . . . .   33
                2.4   Fees  . . . . . . . . . . . . . . . . . . . . . . .   33
                2.5   Termination or Reduction of Revolving Credit
                      Commitments . . . . . . . . . . . . . . . . . . . .   34
                2.6   Optional Prepayments  . . . . . . . . . . . . . . .   34
                2.7   Mandatory Prepayments . . . . . . . . . . . . . . .   34
                2.8   Conversion and Continuation Options . . . . . . . .   35
                2.9   Minimum Amounts and Maximum Number of Eurodollar
                      Tranches  . . . . . . . . . . . . . . . . . . . . .   36
                2.10  Interest Rates and Payment Dates  . . . . . . . . .   36
                2.11  Computation of Interest and Fees  . . . . . . . . .   36
                2.12  Inability to Determine Interest Rate  . . . . . . .   37
                2.13  Pro Rata Treatment and Payments . . . . . . . . . .   37
                2.14  Requirements of Law . . . . . . . . . . . . . . . .   38
                2.15  Taxes . . . . . . . . . . . . . . . . . . . . . . .   40
                2.16  Indemnity . . . . . . . . . . . . . . . . . . . . .   42
                2.17  Replacement Lenders . . . . . . . . . . . . . . . .   43

          SECTION 3.  LETTERS OF CREDIT . . . . . . . . . . . . . . . . .   43
                3.1   L/C Commitment  . . . . . . . . . . . . . . . . . .   43
                3.2   Procedure for Issuance of Letters of Credit . . . .   44
                3.3   Fees and Other Charges  . . . . . . . . . . . . . .   44
                3.4   L/C Participations  . . . . . . . . . . . . . . . .   45
                3.5   Drawing and Reimbursement . . . . . . . . . . . . .   45
                3.6   Obligations Absolute  . . . . . . . . . . . . . . .   46
                3.7   Letter of Credit Payments . . . . . . . . . . . . .   47
                3.8   Application . . . . . . . . . . . . . . . . . . . .   47
                3.9   Notices and Reports . . . . . . . . . . . . . . . .   47

          SECTION 4.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . .   48
                4.1   Financial Condition . . . . . . . . . . . . . . . .   48
                4.2   No Change . . . . . . . . . . . . . . . . . . . . .   49
                4.3   Corporate Existence; Compliance with Law  . . . . .   49
                4.4   Corporate Power; Authorization; Enforceable
                      Obligations . . . . . . . . . . . . . . . . . . . .   49
                4.5   No Legal Bar  . . . . . . . . . . . . . . . . . . .   50
                4.6   No Material Litigation  . . . . . . . . . . . . . .   50
                4.7   No Default  . . . . . . . . . . . . . . . . . . . .   50
                4.8   Ownership of Property; Liens  . . . . . . . . . . .   50
                4.9   Intellectual Property . . . . . . . . . . . . . . .   51
                4.10  No Burdensome Restrictions  . . . . . . . . . . . .   51
                4.11  Taxes . . . . . . . . . . . . . . . . . . . . . . .   51
                4.12  Federal Regulations . . . . . . . . . . . . . . . .   51
                4.13  Labor Matters . . . . . . . . . . . . . . . . . . .   52
                4.14  ERISA . . . . . . . . . . . . . . . . . . . . . . .   52
                4.15  Investment Company Act; Other Regulations . . . . .   52

                                       (i)


                                                                          Page

                4.16  Subsidiaries  . . . . . . . . . . . . . . . . . . .   52
                4.17  Purpose of Loans  . . . . . . . . . . . . . . . . .   52
                4.18  Environmental Matters . . . . . . . . . . . . . . .   53
                4.19  Accuracy of Information . . . . . . . . . . . . . .   54
                4.20  Security Documents  . . . . . . . . . . . . . . . .   54
                4.21  Solvency  . . . . . . . . . . . . . . . . . . . . .   55
                4.22  Insurance . . . . . . . . . . . . . . . . . . . . .   55
                4.23  Regulation H  . . . . . . . . . . . . . . . . . . .   55

          SECTION 5.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . .   55
                5.1   Conditions to Effectiveness . . . . . . . . . . . .   55
                5.2   Conditions to Each Extension of Credit  . . . . . .   58
                5.3   Conditions to Redemption Loans  . . . . . . . . . .   59

          SECTION 6.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . .   59
                6.1   Financial Statements  . . . . . . . . . . . . . . .   60
                6.2   Certificates; Other Information . . . . . . . . . .   60
                6.3   Payment of Obligations  . . . . . . . . . . . . . .   62
                6.4   Conduct of Business and Maintenance of Existence  .   62
                6.5   Maintenance of Property; Insurance  . . . . . . . .   62
                6.6   Inspection of Property; Books and Records;
                      Discussions . . . . . . . . . . . . . . . . . . . .   62
                6.7   Notices . . . . . . . . . . . . . . . . . . . . . .   62
                6.8   Environmental Laws  . . . . . . . . . . . . . . . .   63
                6.9   Interest Rate Protection  . . . . . . . . . . . . .   65
                6.10  Additional Collateral . . . . . . . . . . . . . . .   65

          SECTION 7.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . .   67
                7.1   Financial Condition Covenants . . . . . . . . . . .   67
                7.2   Limitation on Indebtedness  . . . . . . . . . . . .   68
                7.3   Limitation on Liens . . . . . . . . . . . . . . . .   70
                7.4   Limitation on Guarantee Obligations . . . . . . . .   72
                7.5   Limitations on Fundamental Changes  . . . . . . . .   72
                7.6   Limitation on Sale of Assets  . . . . . . . . . . .   73
                7.7   Limitation on Leases  . . . . . . . . . . . . . . .   74
                7.8   Limitation on Dividends . . . . . . . . . . . . . .   74
                7.9   Limitation on Negative Pledge Clauses . . . . . . .   76
                7.10  Limitation on Capital Expenditures, Investments,
                      Loans and Advances  . . . . . . . . . . . . . . . .   76
                7.11  Limitation on Optional Payments and Modifications
                      of Certain Agreements . . . . . . . . . . . . . . .   78
                7.12  Transactions with Affiliates  . . . . . . . . . . .   79
                7.13  Corporate Documents . . . . . . . . . . . . . . . .   80
                7.14  Fiscal Year . . . . . . . . . . . . . . . . . . . .   80
                7.15  Limitation on Activities of Holdings  . . . . . . .   80

          SECTION 8.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . .   80

          SECTION 9.  THE AGENT . . . . . . . . . . . . . . . . . . . . .   84
                9.1   Appointment . . . . . . . . . . . . . . . . . . . .   84
                9.2   Delegation of Duties  . . . . . . . . . . . . . . .   84
                9.3   Exculpatory Provisions  . . . . . . . . . . . . . .   84
                9.4   Reliance by Agent . . . . . . . . . . . . . . . . .   85
                9.5   Notice of Default . . . . . . . . . . . . . . . . .   85
                9.6   Non-Reliance on Agent and Other Lenders . . . . . .   86
                9.7   Indemnification . . . . . . . . . . . . . . . . . .   86

                                       (ii)


                                                                          Page

                9.8   Agent in Its Individual Capacity  . . . . . . . . .   86
                9.9   Successor Agent . . . . . . . . . . . . . . . . . .   87
                9.10  Co-Lead Agent and Co-Agents . . . . . . . . . . . .   87

          SECTION 10.  GUARANTEE  . . . . . . . . . . . . . . . . . . . .   87
                10.1  Guarantee . . . . . . . . . . . . . . . . . . . . .   87
                10.2  No Subrogation, Contribution, Reimbursement or
                      Indemnity . . . . . . . . . . . . . . . . . . . . .   88
                10.3  Amendments, etc. with respect to the Obligations  .   88
                10.4  Guarantee Absolute and Unconditional  . . . . . . .   89
                10.5  Reinstatement . . . . . . . . . . . . . . . . . . .   89
                10.6  Payments  . . . . . . . . . . . . . . . . . . . . .   90

          SECTION 11.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . .   90
                11.1  Amendments and Waivers  . . . . . . . . . . . . . .   90
                11.2  Notices . . . . . . . . . . . . . . . . . . . . . .   91
                11.3  No Waiver; Cumulative Remedies  . . . . . . . . . .   92
                11.4  Survival of Representations and Warranties  . . . .   92
                11.5  Payment of Expenses and Taxes . . . . . . . . . . .   92
                11.6  Successors and Assigns; Assignments and
                      Participations  . . . . . . . . . . . . . . . . . .   93
                11.7  Adjustments; Setoff . . . . . . . . . . . . . . . .   97
                11.8  Counterparts  . . . . . . . . . . . . . . . . . . .   97
                11.9  Severability  . . . . . . . . . . . . . . . . . . .   97
                11.10 Releases  . . . . . . . . . . . . . . . . . . . . .   98
                11.11 GOVERNING LAW . . . . . . . . . . . . . . . . . . .   98
                11.12 Submission To Jurisdiction; Waivers . . . . . . . .   98
                11.13 Acknowledgements  . . . . . . . . . . . . . . . . .   98
                11.14 WAIVERS OF JURY TRIAL . . . . . . . . . . . . . . .   99
                11.15 Confidentiality . . . . . . . . . . . . . . . . . .   99
                11.16 New Lenders; Commitment Increases . . . . . . . . .   99
                11.17 INTEGRATION . . . . . . . . . . . . . . . . . . . .   99

























                                      (iii)


                                                                          Page

    SCHEDULES:

    1.1A        Revolving Credit Commitments, Addresses
    1.1B        Mortgaged Properties
    1.1C        Terms of Preferred Stock
    4.1(b)      Liabilities, etc.
    4.5         Legal Bar
    4.8         Owned and Leased Properties
    4.9         Patents and Trademarks
    4.16        Subsidiaries
    4.20(b)     UCC Filing Jurisdictions
    4.20(c)     Mortgage Filing Jurisdictions
    5.1(f)      Local Counsel
    7.2(c)      Existing Indebtedness
    7.3(f)      Existing Liens
    7.7(a)      Existing Leases


    EXHIBITS:

    A           Revolving Credit Note
    B-1         Borrowing Base Certificate
    B-2         Senior Note Indenture Revolving Credit Incurrence Limit
                Certificate
    C           Intercompany Note
    D-1         Company Pledge Agreement
    D-2         Holdings Pledge Agreement
    D-3         Subsidiary Pledge Agreement
    E-1         Company Security Agreement
    E-2         Holdings Security Agreement
    E-3         Subsidiary Security Agreement
    F           Subsidiary Guaranty
    G-1         Opinion of Cravath, Swaine & Moore
    G-2         General Counsel Opinion
    G-3         Local Counsel Opinion
    H           Closing Certificate
    I           Assignment and Acceptance
    J           Mortgage
    K           Compliance Certificate
    L           Confidentiality Letter

















                                       (iv)


    CREDIT AGREEMENT, dated as of April 12, 1995, among BCP/ESSEX HOLDINGS INC., a Delaware corporation ("BCP Holdings"), ESSEX GROUP, INC., a Michigan corporation (the "Company"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and CHEMICAL BANK, a New York banking corporation, as agent for the Lenders hereunder.

    PRELIMINARY STATEMENTS:

          (1) BCP Holdings, the Company, the banks and financial institutions parties thereto and Chemical Bank, as agent, are parties to the Credit Agreement, dated as of September 25, 1992, as amended and restated as of April 22, 1993 (the "Existing Credit Agreement"). BCP Holdings and the Company have requested that the Existing Credit Agreement be terminated on the Effective Date (as hereinafter defined).

          (2) The Company has requested that (a) the Lenders make Loans (as hereinafter defined) to the Company, the proceeds of which shall be used
    (A) to refund loans outstanding under the Existing Credit Agreement on the Effective Date, (B) to finance the working capital requirements of the Company and its Subsidiaries (as hereinafter defined), (C) to pay a dividend to BCP Holdings to finance the repurchase or redemption of all or a portion of its 16% Debentures (as hereinafter defined) in accordance with the terms hereof, (D) to pay reasonable fees and expenses in connection with the transactions contemplated hereby and (E) for general corporate purposes and (b) the Issuing Lender (as hereinafter defined) issue Letters of Credit (as hereinafter defined) for the account of the Company in an aggregate amount not to exceed $25,000,000 at any time outstanding.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                SECTION 1.  DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                "ABR Loans":   Loans the rate of interest applicable  to which
          is based upon the Alternate Base Rate.

                "Accounts":    as  defined  in  the  definition  of  "Eligible
          Receivables".

                "Affiliate":   as to  any Person, (a) any  other Person which,
          directly  or indirectly, is in  control of, is  controlled by, or is under common  control with, such  Person or (b) any Person  who is a director,  officer, shareholder or partner (i)  of such Person, (ii)
          of any Subsidiary of such Person or (iii) of any Person described in
          the  preceding  clause  (a).    For  purposes  of  this  definition,
          "control" of  a Person  means  the  power, directly  or  indirectly, either to  (i) vote 10% or  more of  the securities having  ordinary voting power for the  election of directors of  such Person or  (ii)
          direct or cause the direction of the management and policies of such
          Person  whether by  contract  or  otherwise.   For the  purposes  of
          Section 7.12, shareholders  and Affiliates of BSC that would  not be
          Affiliates of Holdings, the Company or any of its Subsidiaries other than by reason of being shareholders or Affiliates of  BSC, and that neither in fact participate in the management of any of BSC, BP Co.,

          Holdings, the Company or any of its Subsidiaries, nor are controlled by BSC, BP Co., Holdings, the Company or any of its Subsidiaries, or any of their respective Affiliates who in fact participate in the management of any of BSC, BP Co., Holdings, the Company or any of its Subsidiaries, shall not be deemed to be Affiliates of Holdings, the Company or any of its Subsidiaries.

                "Agent": Chemical Bank, together with its affiliates, as the arranger of the Revolving Credit Commitments and as the agent for the Lenders under this Agreement and the other Loan Documents, and any successor agent appointed and approved pursuant to Section 9.9.

                "Aggregate Outstanding Revolving Extensions of Credit": at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans then outstanding, (b) the aggregate amount of all L/C Obligations then outstanding and (c) the aggregate principal amount of all Specified Basket Debt then outstanding.

                "Agreement":   this Credit Agreement, as amended, supplemented
          or otherwise modified from time to time.

                "Alternate Base Rate":  for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus  1% and (c) the Federal Funds Effective Rate in effect on  such day plus 1/2 of 1%.  For purposes hereof:  "Prime
          Rate" shall mean  the rate of interest per annum  publicly announced from time  to time by  Chemical as its prime  rate in effect  at its principal office in New York City; "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii)
          a fraction, the  numerator of  which is one  and the  denominator of which is one minus the C/D Reserve Percentage and (b) the Assessment
          Rate; "Three-Month Secondary  CD Rate" shall mean, for any  day, the secondary  market  rate  for  three-month  certificates  of  deposit reported as being in effect on  such day (or, if such day  shall not be a  Business Day,  the next preceding  Business Day)  by the Board through the public information telephone line of the Federal Reserve
          Bank of  New York (which rate  will, under the  current practices of the  Board,  be published  in  Federal  Reserve  Statistical Release
          H.15(519)  during the  week following  such day),  or, if  such rate shall not be so reported on such day or such next preceding Business
          Day, the  average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received  at approximately 10:00  A.M., New York City  time, on such day (or,  if such  day shall  not be  a  Business Day,  on the  next preceding  Business Day)  by  the  Agent from  three New  York  City negotiable  certificate  of deposit  dealers of  recognized standing selected by it;  and "Federal Funds Effective Rate" shall  mean, for any  day, the  weighted average  of the  rates on  overnight Federal funds  transactions  with  members  of  the  Federal Reserve  System arranged  by  federal  funds  brokers,  as  published  on  the  next succeeding Business Day by the Federal Reserve Bank of New York, or,
          if such rate is  not so published  for any day  which is a  Business
          Day, the average of the quotations for  the day of such transactions received by the Agent from three federal funds brokers of recognized standing  selected by  it.  If  for any reason the  Agent shall have
          determined (which determination shall be conclusive  absent manifest error)  that  it is  unable  to ascertain  the Base  CD Rate  or the
          Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the  terms hereof, the Alternate Base Rate  shall be determined  without regard  to clause  (b) or (c),  or both,  of the first  sentence  of  this  definition,  as  appropriate,  until  the circumstances  giving rise to  such inability no longer  exist.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary  CD Rate, the C/D Reserve  Percentage, the
          Assessment  Rate  or  the  Federal  Funds  Effective  Rate shall  be effective on the effective day of such change in the Prime Rate, the
          Three-Month  Secondary  CD Rate,  the  C/D  Reserve  Percentage, the
          Assessment Rate or the Federal Funds Effective Rate, respectively.

                "Applicable Margin": for each Type of Loan, on any date, the rate per annum set forth below opposite the Level then in effect:

    [CAPTION]

       Level     Eurodollar Loans   ABR Loans
       -----     ----------------   ---------

         I               1%             0%

        II           1-1/4%           1/4%

        III          1-1/2%           1/2%
        IV           1-3/4%           3/4%

         V               2%             1%
        VI           2-1/4%         1-1/4%

                "Application":   an application, in such  form as  the Issuing
          Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                "Assessment Rate": for any day, as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation or any successor (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(d) (or any successor provision) to the FDIC for the FDIC's insuring time deposits at offices of such institution in the United States.

                "Assignment and Acceptance": an Assignment and Acceptance entered into by a Lender and an assignee, and consented to by the Agent, the Issuing Lender and the Company, substantially in the form of Exhibit I.

                "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment over (b) such Lender's Outstanding Revolving Extensions of Credit.

                "BCP/Company Merger":  as defined in Section 7.5(c).

                "Bessemer Group":  the  collective reference  to BSC, BH,  any
          Control Affiliate of BSC or BH (collectively, the "Bessemer Affiliates"), any partner, member, stockholder, manager, director, officer or employee of BSC, BH or a Bessemer Affiliate or of any such partner, member, stockholder or manager (collectively, "Bessemer Associates"), the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any Bessemer Associate and a trust, the beneficiaries of which, or a corporation or partnership, the stockholders, members or partners of which, include BSC, BH, Bessemer Affiliates, Bessemer Associates, their spouses or their lineal descendants, provided, however, that "Bessemer Group" shall exclude any operating company "controlled" (as defined in the definition of "Control Affiliate") by Bessemer Holdings, L.P., Bessemer Capital Partners, L.P. or any partnership or similar entity under common "control" (as defined in the definition of "Control Affiliate") with Bessemer Holdings, L.P.

                "BH":   Bessemer Holdings,  L.P. (as successor  in interest to
          Bessemer  Capital  Partners,  L.P.)  and  any   Person  which  is  a
          Subsidiary or Control Affiliate thereof.

                "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                "Borrowing Base": as of any date of determination, an amount equal to the sum of (a) 85% of Eligible Receivables as of such date (the "Eligible Receivables Borrowing Base Value") and (b) the lesser of (i) the sum of (x) 65% of Eligible Inventory (other than Eligible Consigned Inventory and Raw Materials) as of such date, (y) 50% of Eligible Consigned Inventory that constitutes Eligible Inventory as of such date and (z) 30% of Raw Materials that constitute Eligible Inventory as of such date and (ii) the Eligible Receivables Borrowing Base Value as of such date. The amounts described in the preceding sentence shall be determined by reference to the most recent monthly Borrowing Base Certificate delivered to the Lenders pursuant to Section 6.2(e).

                "Borrowing Base Certificate": a certificate substantially in the form of Exhibit B-1, with such changes as the Agent may from time to time reasonably request for the purpose of monitoring the Borrowing Base.

                "Borrowing  Date":   any  Business Day  specified in  a notice
          pursuant to Section 2.3 as a date on which the Company requests the Lenders to make Loans hereunder.

                "BP Co.":  Bessemer Partners & Co.

                "BSC":  Bessemer Securities Corporation.

                "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

                "Capital Expenditures": for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, excluding (a) any such expenditure made with the proceeds of any sale of fixed or capital assets, so long as (i) such proceeds are so applied within twelve months of such sale and (ii) the assets acquired pursuant to such expenditure constitute Collateral as to which the Agent, for the benefit of the Lenders, has a fully perfected Lien, prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3 (other than Section 7.3(g)(iii)) and (b) any such expenditure made to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss or destruction of such property, to the extent such expenditure is made with insurance proceeds relating to any such damage, loss or destruction. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time.

                "Capital Lease Financing Facility": any lease financing facility entered into by the Company or any of its Subsidiaries so long as the aggregate Capital Lease Obligations with respect thereto shall not exceed $25,000,000 at any one time, provided, that (a) the assets subject thereto, and the pricing, tenor and other terms thereof, shall be reasonably satisfactory to the Required Lenders and (b) the net proceeds thereof shall be applied as promptly as practicable to redeem a portion of the 16% Debentures.

                "Capital Lease Obligations": as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                "Capital   Stock":      any   and   all   shares,   interests,
          participations  or other equivalents (however designated) of capital stock of a  corporation, any and all equivalent  ownership interests
          in a Person  (other than a corporation) and  any and all warrants or options to purchase any of the foregoing.

                "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof;
          (b)  certificates   of  deposit,  time   deposits,  eurodollar  time
          deposits, overnight bank deposits, bankers' acceptances and repurchase agreements having maturities of one year or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $100,000,000; and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Ratings Group or P-1 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of investments, and, in either case, maturing within six months from the date of acquisition.

                "C/D Reserve Percentage": for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity approximately equal to three months and in an amount of $100,000 or more.

                "Chemical":  Chemical Bank, a New York banking corporation.

                "Code":   the Internal  Revenue Code of 1986,  as amended from
          time to time.

                "Collateral": all property and interests in property and proceeds thereof now owned or hereafter acquired by Holdings, the Company or any of its Subsidiaries in or upon which a Lien is or will be granted or purported to be granted under any of the Security Documents.

                "Commercial Letters  of Credit":   the collective reference to
          Sight Letters of Credit and Usance Letters of Credit.

                "Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments then constituted by such Lender's Revolving Credit Commitment.

                "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under
          Section 414(b) or (c) of the Code.

                "Company Pledge Agreement": the Pledge Agreement made by the Company in favor of the Agent for the benefit of the Lenders substantially in the form of Exhibit D-1, as the same may be amended, supplemented or otherwise modified from time to time.

                "Company Security Agreement": the Security Agreement made by the Company in favor of the Agent for the benefit of the Lenders substantially in the form of Exhibit E-1, as the same may be amended, supplemented or otherwise modified from time to time.

                "Compliance Certificate":   a  certificate duly  executed by a
          Responsible Officer of each of Holdings and the Company in the form of Exhibit K.

                "Confidential Information": written information that Holdings, the Company, any of their Subsidiaries or Affiliates, or any of their authorized representatives furnishes to the Agent or any Lender on a confidential basis, other than any such information that becomes generally available to the public other than as a result of a breach by the Agent or any Lender of its obligations hereunder or that is or becomes available to the Agent or such Lender from a source other than Holdings, the Company, any of their Subsidiaries or Affiliates, or any of their authorized representatives and that is not, to the actual knowledge of the recipient thereof, subject to obligations of confidentiality with respect thereto.

                "Confidential  Information  Memorandum":     the  Confidential
          Information Memorandum dated March 1995 and furnished to the Lenders.

                "Consolidated Current Assets": at a particular date, with respect to any Person, all amounts (other than cash and Cash Equivalents) which would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, plus the amount of the LIFO reserve applied to such Person's Inventory as of such date.

                "Consolidated Current Liabilities": at a particular date, with respect to any Person, all amounts which would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of such Person and its Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Loans to the extent otherwise included therein.

                "Consolidated EBITDA":   for any period,  with respect  to any
          Person, Consolidated Net Income of such Person for such period plus, without duplication and  to the extent reflected  as a charge in the statement of such  Consolidated Net Income for such period,  the sum of (i) total income tax expense, (ii) interest expense, amortization
          or  writeoff  of   debt  discount  and  debt   issuance  costs   and
          commissions, discounts  and other  fees and  charges associated with
          Indebtedness  (including  the  Loans  and  L/C  Obligations),  (iii)
          depreciation   and  amortization   expense,  (iv)   amortization  of
          intangibles   (including,   but  not   limited  to,   goodwill)  and
          organization costs, (v) other non-cash charges (including changes in inventory valuations) and  (vi) any extraordinary expenses or losses

          (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and minus, without duplication and to the extent reflected as a credit in the statement of such Consolidated Net Income for such period, the sum of (a) any extraordinary income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (b) total cash interest income of such Person and its consolidated Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP.

                "Consolidated Net Cash Interest Expense": for any period as to any Person, (a) total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its consolidated Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its consolidated
          Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit (including Participation Fees but excluding fronting fees payable solely to the issuer of any such letter of credit) and bankers' acceptance financing and net costs under Interest Rate Protection Agreements (which net costs may be allocated over the term of any Interest Rate Protection Agreement in any manner reasonably deemed appropriate by the Company) minus (b) total cash interest income of such Person and its consolidated Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

                "Consolidated Net Income": for any period as to any Person, the consolidated net income (or loss) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded the income (or deficit) of any other Person (other than a Subsidiary of such Person) in which such Person or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Person or such Subsidiary in the form of dividends or similar distributions.

                "Consolidated Net Worth": of any Person means, at any date, the excess of total assets of such Person and its consolidated Subsidiaries over total liabilities of such Person and its consolidated Subsidiaries on such date.

                "Consolidated Working Capital":   the  excess of  Consolidated
          Current Assets over Consolidated Current Liabilities.

                "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                "Control Affiliate":    as to  any Person,  any  other  Person
          which, directly or  indirectly, is in control of, is  controlled by, or  is under common control with, such Person.  For purposes of this
          definition,  "control"  of a  Person  means the  power, directly  or indirectly, to direct  or cause the direction of the  management and policies of such Person whether by contract or otherwise.

                "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                "Defaulted  Account":     as  defined  in  the  definition  of
          "Eligible Receivables".

                "DLJ":   Donaldson, Lufkin  & Jenrette,  Inc.  and any  Person
          which is a Subsidiary or Control Affiliate thereof.

                "Dollars" and "$":   dollars in lawful currency of  the United
          States of America.

                "EBITDA Basket Amount": for any fiscal year of Holdings, an amount equal to the excess, if any, of (a) Consolidated EBITDA of Holdings for the immediately preceding fiscal year over (b) the product of 1.25 times Consolidated Net Cash Interest Expense of Holdings for the immediately preceding fiscal year.

                "Effective Date":   the date on which the conditions specified
          in Section 5.1 shall have been satisfied.

                "Eligible Consigned  Inventory":   (a) Inventory  (i) which is
          consigned to and located at the premises of a Person for incorporation in the ordinary course of such Person's business into such Person's manufacturing process, (ii) which is segregated from inventory not owned by the Company or the relevant Subsidiary and identifiable as Inventory and (iii) in respect of which an Eligible Receivable will be created immediately upon the use or incorporation of such Inventory by such Person, and (b) Inventory which is consigned to and located at the premises of a Person who is an agent or distributor approved by the Agent in writing for the purposes of this definition; provided, that the Company or the relevant Subsidiary, as the case may be, in its capacity as consignor, shall have filed appropriate Uniform Commercial Code financing statements with respect to such Inventory; and provided, further, that the Person holding such Inventory has entered into an agreement, satisfactory in form and substance to the Agent, providing a waiver of any applicable Lien and of any right of offset on the part of such Person with respect to such Inventory and providing the Agent with the right to repossess such Inventory upon the occurrence and during the continuance of a Default or Event of Default.

                "Eligible Inventory":  all inventory of the Company or any  of its Subsidiaries  ("Inventory"), valued  at the  lower of  (i)  cost determined in accordance with GAAP (excluding any LIFO reserve)  and stated  on a basis  consistent with the historical  practices of the
          Company and its Subsidiaries as of the Effective Date or (ii) market value,  that the  Agent, in  its reasonable  discretion,  shall deem eligible,  reduced  (or,  in the  case  of any  positive  adjustment pursuant  to  clause (x)  below,  increased) by  (x) an  adjustment, positive  or negative,  equivalent to  the sum  of the  previous two
          months' purchase price variances that result when standard costs and actual costs  differ, (y)  the  value of  reserves which  have  been recorded by the  Company or any of  its Subsidiaries with respect to obsolete,  slow-moving  or  excess  Inventory  and  (z)  such  other
          reserves  as   the  Agent,   in  its   reasonable  discretion  after
          consultation with the Company,  shall deem appropriate.  Without  in any way  limiting the  discretion of  the Agent  to deem  an item of
          Inventory  eligible  or ineligible,  the  Agent  does  not currently intend to treat any item of Inventory as eligible if:

                      (a) such item of Inventory is not assignable or a first priority security interest in such item of Inventory in favor of the Agent for the benefit of the Lenders has not been obtained and fully perfected by filing Uniform Commercial Code financing statements against the Company or the relevant Subsidiary, as the case may be or, in the case of Inventory located in Canada, by completing all steps required to fully perfect a first priority security interest in such Inventory;

                      (b) such item of Inventory is subject to any Lien whatsoever, other than Liens in favor of the Agent for the benefit of the Lenders;

                      (c) such item of Inventory (i) is damaged or not in good condition (to the extent not provided for by reserves as described above) or (ii) does not meet all material standards imposed by any Governmental Authority having regulatory authority over such item of Inventory, its use or its sale;

                      (d) such item of Inventory is not currently either readily usable or salable, at prices approximating at least the cost thereof, in the normal course of the business of the Company or the relevant Subsidiary, as the case may be (to the extent not provided for by reserves as described above);

                      (e)   any  event   shall  have   occurred  or  any
                condition shall exist with respect to such item of Inventory which would substantially impede the ability of the Company or the relevant Subsidiary, as the case may be, to continue to use or sell such item of Inventory in the normal course of business;

                      (f) any claim disputing the title of the Company or the relevant Subsidiary, as the case may be, to, or right to possession of or dominion over, such item of Inventory shall have been asserted;

                      (g) any representation or warranty contained in this Agreement or in any other Loan Document applicable to either Inventory in general or to any such specific item of Inventory has been breached with respect to such item of Inventory;

                      (h) the Company or the relevant Subsidiary, as the case may be, does not have good and marketable title as sole owner of such item of Inventory;

                      (i) such item of Inventory is not Eligible Consigned Inventory, is owned by the Company or any of its Subsidiaries, and has been consigned to other Persons, or is located at, or in the possession of, a vendor of the Company or such Subsidiary, or is in transit to or from, or held or stored by, third parties;

                      (j) such item of Inventory is work-in-process (other than (i) the copper content of such item of Inventory and (ii) Raw Materials);

                      (k) such item of Inventory is located on a leasehold as to which the lessor has not entered into a landlord's waiver and consent, satisfactory in form and substance to the Agent, providing a waiver of any applicable Lien and providing the Agent with the right to receive notice of default, the right to repossess such item of Inventory at any time upon the occurrence or during the continuance of a Default or Event of Default and such other rights as may be acceptable to the Agent;

                      (l) such item of Inventory is located outside of the United States, Puerto Rico, any United States possession or protectorate which has adopted the Uniform Commercial Code or Canada;

                      (m) such item of Inventory is evidenced by an Account;

                      (n) such item of Inventory is subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third party from whom the Company or any of its Subsidiaries has received notice of a dispute in respect of any such agreement;

                      (o) such item of Inventory consists of chemicals, enamels or other raw materials (other than (i) the copper content of such item of Inventory and
                (ii) Raw Materials);

                      (p) such item of Inventory consists of packing, packaging and/or shipping supplies or materials; or

                      (q) such item of Inventory has been otherwise determined by the Agent (after consultation with the Company), exercising its commercially reasonable discretion, to be unacceptable because the Agent believes that such item of Inventory is not readily salable under the customary terms on which it is usually sold.

                Notwithstanding anything to the contrary in this Agreement, Inventory having an aggregate value (as determined pursuant to the first sentence of this definition) of up to $20,000,000 that does not constitute Eligible Inventory solely as a result of the failure to obtain (i) an agreement of the kind referred to in the second proviso of the definition of "Eligible Consigned Inventory" or (ii) a landlord's waiver and consent of the kind referred to in clause
          (k) above may be included as Eligible Inventory in any determination of the Borrowing Base; provided that the aggregate value of Inventory described in clause (i) above which is included as Eligible Inventory pursuant to this paragraph shall not exceed $15,000,000.

                "Eligible Receivables": the gross outstanding balance, determined in accordance with GAAP and stated on a basis consistent with the historical practices of the Company and its Subsidiaries as of the Effective Date, of accounts receivable of the Company or any of its Subsidiaries arising out of sales of goods or services made by the Company or any of its Subsidiaries in the ordinary course of business ("Accounts") that the Agent, in its reasonable discretion, shall deem eligible, less all finance charges, late fees and other fees that are unearned, and less (i) the value of any accrual which has been recorded by the Company or any of its Subsidiaries with respect to downward price adjustments and (ii) such other reserves as the Agent, in its reasonable discretion after consultation with the Company, shall deem appropriate. Without in any way limiting the discretion of the Agent to deem an Account eligible or ineligible, the Agent does not currently intend to treat an Account as eligible if:

                      (a)   the  Company and  its Subsidiaries  have not
                complied with all material Requirements of Law, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection, applicable to such Account (or any related contracts) or affecting the collectability of such Account;

                      (b) such Account is not assignable or a first priority security interest in such Account in favor of the Agent for the benefit of the Lenders has not been obtained and fully perfected by filing Uniform Commercial Code financing statements against the Company or the relevant Subsidiary, as the case may be;

                      (c)   such   Account  is   subject  to   any  Lien
                whatsoever, other than Liens in favor of the Agent for the benefit of the Lenders;

                      (d) the Company or the relevant Subsidiary, as the case may be, in order to be entitled to collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Account debtor in respect of such Account;

                      (e) such Account does not constitute a legal, valid and binding irrevocable payment obligation of the Account debtor in respect of such Account to pay the balance thereof in accordance with its terms or is subject to any defense, setoff, recoupment or counterclaim;

                      (f)   the  Account  debtor  in  respect   of  such
                Account is the Company or an Affiliate, Subsidiary, division or employee of the Company or any of its Subsidiaries (other than (i) any Account that is otherwise an Eligible Receivable arising from a transaction entered into in the ordinary course of business on an arms'-length basis with (x) Femco or (y) any other joint venture in which the Company or any of its Subsidiaries owns an interest approved by the Agent in writing for the purposes of this paragraph (f), in each case, with respect to clauses (x) and (y) above, upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtained in a comparable transaction with a Person not an Affiliate and (ii) any Account having an outstanding principal amount of less than $5,000 as to which the Account debtor in respect of such Account is an employee of the Company or any of its Subsidiaries);

                      (g) such Account is an account of the United States government, the government of any state of the United States or any political subdivision thereof, or any agency or instrumentality of any of the foregoing;

                      (h) an estimated or actual loss has been recognized in respect of such Account, as determined in accordance with the Company's usual business practice (each such Account, a "Defaulted Account");

                      (i) 20% or more of the aggregate outstanding amount of all Accounts from the Account debtor in respect of such Account and its Affiliates constitute Defaulted Accounts;

                      (j) any representation or warranty contained in this Agreement or in any other Loan Documents applicable either to Accounts in general or to any such specific Account has been breached with respect to such Account;

                      (k) 50% or more of the outstanding amount of all Accounts from the Account debtor in respect of such Account have become, or have been determined by the Agent to be, ineligible;

                      (l)   the  Account  debtor   in  respect  of  such
                Account has filed a petition for relief under the United

                States Bankruptcy Code (or similar action under any successor law or under any comparable law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

                      (m) any portion of such Account has remained unpaid for a period exceeding 90 days from the due date (but only to the extent of such overdue portion) or the Company or any of its Subsidiaries has reason to believe such Account is uncollectible;

                      (n) the sale represented by such Account is to an Account debtor organized or located outside one of the states of the United States, Puerto Rico, any United States possession or protectorate which has adopted the Uniform Commercial Code or Canada, unless (i) a letter of credit deemed acceptable by the Agent is held against such Account or (ii) such Account debtor has a Dun & Bradstreet rating of at least 5A2 (or any equivalent successor rating);

                      (o) the Account debtor in respect of such Account is a supplier or creditor of the Company or any of its Subsidiaries (but only to the extent of the lesser of (i) the amount owing from such Account debtor to the Company or the relevant Subsidiary, as the case may be, pursuant to Accounts that are otherwise eligible and (ii) the amount owing to such Account debtor by the Company or the relevant Subsidiary, as the case may be), provided that the aggregate amount of ineligible
                Accounts under this clause (o) shall be deemed to be $15,000 until such time as the Agent, in its reasonable discretion, (x) determines that the foregoing provisions of this clause (o) shall be applied for purposes of calculating the Borrowing Base or (y) determines that such amount shall otherwise be changed;

                      (p) such Account is not denominated in Dollars (unless a currency swap or similar hedge has been entered into with respect to such Account, the effect of which is to cause payments in respect of such Account to be denominated in Dollars) or is payable outside the United States;

                      (q) the sale represented by such Account is on a bill-and-hold, undelivered sale, guaranteed sale, sale-or-return, consignment, or sale on approval basis or is subject to any right of return, setoff or charge-back;

                      (r) the Agent believes, in its reasonable discretion (after consultation with the Company), that the collection of such Account is insecure or that such Account may not be paid;

                      (s) the Company or the relevant Subsidiary, as the case may be, or any other party to such Account, is in default in the performance or observance of any of the terms thereof in any material respect;

                      (t) the Company or the relevant Subsidiary, as the case may be, does not have good and marketable title to such Account as sole owner of such Account;

                      (u) such Account does not arise from the sale and delivery of goods or rendition of services in the ordinary course of business to the Account debtor in respect of such Account;

                      (v) such Account is on terms other than those normal or customary in the business of the Company or the relevant Subsidiary, as the case may be;

                      (w) such Account has associated payment terms exceeding 100 days from invoice date;

                      (x) if such Account were to constitute an Eligible Receivable, more than 15% of all Eligible Receivables would be owing from the Account debtor in respect of such Account or any of its Affiliates;

                      (y) any amounts payable under or in connection with such Account are evidenced by chattel paper, promissory notes or other instruments, unless such chattel paper, promissory notes or instruments have been endorsed and delivered to the Agent;

                      (z) such Account has been paid by a check which has been returned for insufficient funds if such check is in an amount of at least $100,000, provided that, in addition to the foregoing, a reserve in connection with Accounts which have been paid by checks which have been returned for insufficient funds shall be subtracted for purposes of calculating the Borrowing Base, which reserve shall equal $15,000 or such other amount as the Agent, in its reasonable discretion, shall determine; or

                      (aa)   such   Account  has  been  placed  with  an
                attorney or other third party for collection.

                "Environmental Claim":  any written notice of any Governmental
          Authority alleging potential liability for damage to the environment or by any Person  alleging potential  liability for personal  injury
          (including sickness,  disease or  death), in  either case, resulting
          from  or  based   upon  (a)  the  presence  or   Release  (including
          intentional and unintentional, negligent  and non-negligent,  sudden
          or  non-sudden, accidental or non-accidental leaks or spills) of any
          Hazardous Material  at, in or from property, whether or not owned or leased by Holdings,  the Company or any  of its Subsidiaries, or (b)
          any  other  circumstances forming  the basis  of  any  violation, or alleged violation, of any Environmental Law.

                "Environmental Laws": any and all foreign, federal, state, local and municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority and requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment as now or may at any time hereafter be in effect.

                "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the maximum reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Agent by each Reference Lender as the rate at which such Reference Lender offers Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

                "Eurodollar Loans":   Loans the rate of interest applicable to
          which is based upon the Eurodollar Rate.

                "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/16th of 1%):

                               Eurodollar Base Rate
                         --------------------------------
                     1.00 - Eurocurrency Reserve Requirements

                "Eurodollar  Tranche":  the collective reference to Eurodollar
          Loans the Interest Periods with respect to all of which begin on the
          same date and end on the same  later date (whether or not such Loans shall originally have been made on the same day).

                "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                "Excess Cash Flow": for any period , the excess of (a) the sum, without duplication, of (i) Consolidated Net Income of the Company for such period, (ii) an amount equal to the amount of all non-cash charges deducted in arriving at such Consolidated Net Income, (iii) the amount of returned surplus assets of any Plan during such period to the extent not included in arriving at such Consolidated Net Income, (iv) decreases in Consolidated Working Capital of the Company for such period, and (v) an amount equal to the aggregate net non-cash loss on the sale, lease, transfer or other disposition of assets by the Company and its Subsidiaries during such period (other than sales of Inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income over (b) the sum, without duplication, of
          (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by the Company and its Subsidiaries in cash during such period on account of Capital Expenditures and Investment Expenditures (excluding the principal amount of Indebtedness incurred in connection with such expenditures), (iii) the aggregate amount of all payments or prepayments of the Senior Unsecured Term Loans during such period (other than pursuant to any mandatory excess cash flow prepayment provision of the Senior Unsecured Term Loan Agreement) and the aggregate amount of all prepayments of the Revolving Credit Loans made during such period to the extent accompanied by a reduction of the Revolving Credit Commitments, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including payments of Capital Lease Obligations of the Company or any of its Subsidiaries (other than any portion thereof allocable to cash interest expense) made during such period) of the Company and its Subsidiaries made during such period, (v) increases in Consolidated Working Capital of the Company for such period, and (vi) an amount equal to the aggregate net non-cash gain on the sale, lease, transfer or other disposition of assets by the Company and its Subsidiaries during such period (other than sales of Inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income.

                "Exchange Debentures": the debentures which may be issued by Holdings in exchange for the Preferred Stock.

                "Existing Credit  Agreement":   as defined  in the Preliminary
          Statements.

                "Femco":     Femco   Magnet   Wire  Corporation,   an  Indiana
          corporation.

                "Femco Loans":  as defined in Section 7.10(e).

                "Foreign Subsidiary": any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

                "Funded Debt": as to any Person, all Indebtedness of such Person (including Capital Lease Obligations but excluding Indebtedness consisting of letters of credit) that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of the debtor, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including, without limitation, all amounts of Funded Debt required to be paid or prepaid within one year from the date of its creation and, in the case of the Company, Indebtedness in respect of the Loans.

                "GAAP":  generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, as in effect from time to time. For the purpose of certain calculations hereunder, GAAP shall be modified in the manner described in Section 1.2(e).

                "Goldman":   Goldman, Sachs  & Co.  and any Person which  is a
          Subsidiary or Control Affiliate thereof.

                "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Guarantee Obligation":   as to  any Person (the "guaranteeing
          person"),  any obligation  of  (a)  the guaranteeing  person  or (b)
          another Person  (including, without  limitation, any  bank under any letter of credit)  to induce the creation of which  the guaranteeing person has  issued  a  reimbursement,  counterindemnity  or  similar obligation, in  either case  guaranteeing or  in effect guaranteeing any  Indebtedness,  leases,  dividends  or  other  obligations  (the
          "primary  obligations")  of any  other  third  Person  (the "primary obligor") in any  manner, whether directly or indirectly, including, without  limitation,  any  obligation  of  the  guaranteeing person, whether  or  not  contingent,  (i)  to  purchase  any  such  primary obligation or any  property constituting direct or indirect security therefor, (ii)  to advance or supply  funds (1) for  the purchase or payment  of any such  primary obligation or (2)  to maintain working capital or  equity capital  of the primary obligor  or otherwise  to maintain the net worth  or solvency of the primary obligor, (iii) to purchase property, securities  or services primarily for the purpose of assuring the owner of any such  primary obligation of the ability of the primary obligor to make payment of such primary obligation or
          (iv) otherwise  to assure  or hold  harmless the owner  of any  such
          primary  obligation  against  loss  in  respect  thereof;  provided, however,  that  the  term  Guarantee  Obligation  shall not  include endorsements  of  instruments  for  deposit  or  collection  in  the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal  to the  stated or determinable amount  of the  primary obligation in respect of which such Guarantee Obligation is made and
          (b) the  maximum amount  for which such guaranteeing  person may  be liable  pursuant  to  the terms  of  the instrument  embodying  such
          Guarantee Obligation, unless such primary obligation and the maximum amount  for which  such guaranteeing  person may  be liable  are not stated or determinable,  in which case the amount of  such Guarantee
          Obligation  shall be such  guaranteeing person's  maximum reasonably anticipated  liability  in  respect  thereof  as  determined by  the
          Company in good faith.

                "Hazardous Materials": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials, or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls, and urea-formaldehyde insulation.

                "Holdings": BCP Holdings or any successor thereto (including, without limitation, New Holdings).

                "Holdings Common  Equity Offering":   any  primary offering or
          sale (public or private) of shares of, or rights to purchase, common stock of Holdings.

                "Holdings Pledge Agreement": the Pledge Agreement made by Holdings in favor of the Agent for the benefit of the Lenders substantially in the form of Exhibit D-2, as the same may be amended, supplemented or otherwise modified from time to time.

                "Holdings Security Agreement": the Security Agreement made by Holdings in favor of the Agent for the benefit of the Lenders substantially in the form of Exhibit E-2, as the same may be amended, supplemented or otherwise modified from time to time.

                "Indebtedness":     of  any   Person  at   any  date,  without
          duplication, (a) all indebtedness of such Person for borrowed money,
          (b) all obligations  of such Person for the deferred  purchase price of  property or services  (other than trade payables  not overdue by more than 60  days incurred in the ordinary course of  such Person's business),  (c) all obligations  of such Person evidenced  by notes, bonds, debentures or other similar instruments, (d) all indebtedness created  or  arising  under  any  conditional  sale  or  other title retention agreement with respect to property acquired by such Person
          (even though  the rights and remedies of the seller  or lender under such agreement in  the event of default are limited  to repossession or sale of such property), (e) all Capital Lease Obligations of such
          Person, (f) all obligations, contingent or otherwise, of such Person as  an account party  under acceptance, letter of  credit or similar facilities,  (g) all obligations of such Person to purchase, redeem, retire  or otherwise  acquire for  value any  Capital Stock  of such

          Person or any warrants, rights or options to acquire such Capital Stock, (h) all Guarantee Obligations of such Person in respect of Indebtedness of any other Person and (i) all Indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                "Information": the information contained in the Confidential Information Memorandum and the financial statements referred to in Sections 4.1(a) and (b).

                "Insolvency":   with  respect to  any Multiemployer  Plan, the
          condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                "Insolvent":  pertaining to a condition of Insolvency.

                "Intercompany Loans":  as defined in Section 7.2(b).

                "Intercompany Notes":   promissory notes, substantially in the
          form of Exhibit C, evidencing Intercompany Loans or Femco Loans.

                "Interest Coverage Ratio": (a) in the case of any calculation of the Interest Coverage Ratio for the purpose of determining the Applicable Margin, the ratio of (i) Consolidated EBITDA of Holdings for the relevant Interest Coverage Test Period to (ii) Consolidated Net Cash Interest Expense of Holdings for such Interest Coverage Test Period (or, in the case of this clause (ii), (x) in respect of any Interest Coverage Test Period ending March 31, 1995 or June 30, 1995, an amount equal to $40,000,000 and (y) in respect of any Interest Coverage Test Period ending September 30, 1995, December 31, 1995 or March 31, 1996, Consolidated Net Cash Interest Expense of Holdings for the number of full fiscal quarters subsequent to the Effective Date, multiplied by 4, 2, or 4/3, respectively).

                (b) In the case of any calculation of the Interest Coverage Ratio for the purpose of determining compliance with Section 7.1(c), the ratio of (i) Consolidated EBITDA of Holdings for the relevant Interest Coverage Test Period to (ii) Consolidated Net Cash Interest Expense of Holdings for such Interest Coverage Test Period.

          In calculating Consolidated Net Cash Interest Expense pursuant to this definition after May 15, 1995, in the case of the 16% Debentures, the amount of interest paid thereon for the relevant period shall be the amount of interest accrued during and allocable to such period and not the amount of interest actually paid during such period.

                "Interest  Coverage   Test  Period":    as   of  any  date  of
          determination, the period of four consecutive fiscal quarters of Holdings ending on such date.

                "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and (b) as to any Eurodollar Loan, the last day of the related Interest Period or, in the case of any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

                "Interest Period":  with respect to any Eurodollar Loan:

                (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or, if deposits of such duration are available to all Lenders and all Lenders consent thereto, ending nine or twelve months thereafter), as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or, if deposits of such duration are available to all Lenders and all Lenders consent thereto, ending nine or twelve months thereafter), as selected by the Company by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

          provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                      (1) if any Interest Period would otherwise end on a  day
                that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                      (2) no Interest Period shall extend beyond the Revolving
                Credit Termination Date;

                      (3) any Interest Period that begins on the last Business
                Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                      (4) the Company shall  select Interest Periods so as not
                to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                "Interest Rate Protection Agreement": any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect any Person against fluctuations in interest rates.

                "Inventory":    as  defined  in  the  definition of  "Eligible
          Inventory".

                "Investment Expenditures": the cost or principal amount, as the case may be, of any capital contribution to, acquisition of a business (whether through the purchase of Capital Stock or assets) of, or other similar investment in, any Person; provided that if any such investment is made by the contribution of assets to another Person, such assets shall, for the purpose of determining the cost of such investment, be valued at fair market value.

                "Investors": the collective reference to BSC, BH, DLJ, Goldman and any officer or employee of Holdings, the Company or any of its Subsidiaries, so long as a Management Proxy shall be in full force and effect with respect to such officer or employee.

                "Issue Date":  the date of issuance of the Senior Notes.

                "Issuing Lender": Comerica Bank, in its capacity as issuer of any Letter of Credit.

                "Issuing Lender Loans":  as defined in Section 3.5(a).

                "L/C Commitment":  $25,000,000.

                "L/C Fee Payment Date":   the  last day of  each March,  June,
          September and December and the first Business Day following the last day of the Revolving Credit Commitment Period.

                "L/C Obligations":  at any time, an amount equal to the sum of
          (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

                "L/C  Participants":   the  collective  reference  to  all the
          Lenders other than the Issuing Lender.

                "Letters of Credit":  as defined in Section 3.1(a).

                "Level": as of any date of determination, the level set forth below then in effect, as determined in accordance with the following provisions of this definition:

    [CAPTION]

     Level                Leverage Ratio                         Interest Coverage Ratio
     -----                --------------                         -----------------------

       I    Less than or equal to 3.0 to 1.0            Greater than or equal to 3.75 to 1.0

      II    Less than or equal to 3.50 to 1.0 but       Greater than or equal to 3.25 to 1.0 but
            greater than 3.0 to 1.0                     less than 3.75 to 1.0


                                                                            23



      III   Less than or equal to 3.875 to 1.0 but      Greater than or equal to 2.75 to 1.0 but
            greater than 3.50 to 1.0                    less than 3.25 to 1.0

      IV    Less than or equal to 4.0 to 1.0 but        Greater than or equal to 2.50 to 1.0 but
            greater than 3.875 to 1.0                   less than 2.75 to 1.0
       V    Less than or equal to 4.25 to 1.0 but       Greater than or equal to 2.25 to 1.0 but
            greater than 4.0 to 1.0                     less than 2.50 to 1.0

      VI    Greater than 4.25 to 1.0                    Less than 2.25 to 1.0

          For the purposes of this definition, the Level shall be determined as at the end of each of the first three quarterly periods of each fiscal year of Holdings and as at the end of each fiscal year of Holdings, for the period (a "Level Test Period") of four consecutive fiscal quarters ending on the last day of such quarterly period or fiscal year, as the case may be, based on the relevant financial statements delivered pursuant to Section 6.1; changes in the Level shall become effective on the date on which such financial statements are delivered to the Lenders (but in any event not later than the 50th day after the end of each of the first three quarterly periods of each fiscal year or the 105th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this definition, provided, that, until the effectiveness of any change in the Level based upon the financial statements of Holdings for the quarterly period ending March 31, 1995, the Level shall be deemed to be Level III, and provided, further, that if any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Level as at the end of the fiscal period that would have been covered thereby shall be deemed to be Level VI. In the event that the Level corresponding to the Leverage Ratio and the Interest Coverage Ratio shall differ in respect of any Level Test Period, the higher-numbered Level (with Level VI being the highest-numbered Level) shall govern until the next determination of the Level pursuant to this definition. For the purposes of this definition, in the event that Holdings shall consummate a Holdings Common Equity Offering during any Level Test Period commencing after June 30, 1995, the Interest Coverage Ratio shall be calculated after giving effect on a pro forma basis to the discharge of any
          Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such offering (but only to the extent, in the case of revolving Indebtedness, accompanied by a commitment reduction) as if such discharge had occurred on the first day of such Level Test Period.

                "Leverage Ratio":   as of the  last day of  any period of four
          consecutive fiscal quarters of Holdings, the ratio of (a) Total Debt on such day to (b) Consolidated EBITDA of Holdings for such period.

                "Lien":   any  mortgage,  pledge,  hypothecation,  assignment,
          deposit arrangement, security interest, encumbrance, lien (statutory or  other),  or charge  of  any kind  or nature  whatsoever,  or any preference, priority,  or other  security agreement or  preferential
          arrangement of  any kind  or nature  whatsoever having substantially the  same  effect  as  any  of  the  foregoing  (including,  without limitation, any conditional sale or other title retention agreement, any capital lease having substantially  the same economic effect  as any  of the  foregoing, and  the filing  of any  financing statement
          under  the   Uniform  Commercial  Code  or  comparable  law  of  any
          jurisdiction in respect of any of the foregoing).

                "Loan":    any  loan  made by  any  Lender  pursuant  to  this
          Agreement.

                "Loan Documents": this Agreement, any Revolving Credit Note, the Applications, the Subsidiary Guarantee, the Security Documents, and any Interest Rate Protection Agreement referred to in
          Section 7.2(l), together with any amendment, supplement or other modification to any of the foregoing. Notwithstanding the foregoing, the Interest Rate Protection Agreements referred to above shall not be deemed to constitute "Loan Documents" for the purposes of any provision of this Agreement or any other Loan Document other than (a) the definition of "Obligations" contained herein or in any other Loan Document and (b) Section 10.

                "Loan  Parties:   the  collective reference  to  Holdings, the
          Company and any Subsidiary of the Company which is a party to any Loan Document.

                "Management Equity Agreements": the collective reference to the Management Stockholders and Registration Rights Agreement and the Management Option Continuation Agreement, each entered into on or prior to October 9, 1992 by and between BE Acquisition Corporation and certain officers or employees of Holdings, the Company or any of its Subsidiaries, as in effect on October 9, 1992. For purposes of this Agreement, "Management Equity Agreements" shall be deemed to include any agreements entered into after October 9, 1992 by Holdings with any officer or employee of Holdings, the Company or any of its Subsidiaries in connection with the purchase of common stock of Holdings or options to purchase such common stock, so long as such agreements contain provisions concerning the repurchase by Holdings of its common stock or options with respect thereto which are no less favorable to Holdings than, and otherwise substantially identical to, those contained in the Management Equity Agreements referred to in the preceding sentence.

                "Management Proxy": any proxy of any officer or employee of Holdings, the Company or any of its Subsidiaries, directly or indirectly, giving BH the right to vote the shares of Capital Stock of Holdings owned by such officer or employee, substantially identical in form and substance to the Management Proxies delivered to the Agent prior to the Effective Date.

                "Material Adverse Effect":   a material adverse effect on  (a)
          the   business,   assets,   liabilities   (actual   or  contingent),
          operations,  condition  (financial  or  otherwise)  or  prospects of
          Holdings, the Company and its Subsidiaries taken as a whole, (b) the ability  of the  Company  or any  other Loan  Party  to perform  its obligations under this Agreement or any of the other Loan Documents,
          or  (c) the validity or  enforceability of this Agreement  or any of the other Loan Documents  or the rights or remedies of the  Agent or the Lenders hereunder or thereunder.

                "Maximum Investment Amount": as of any date of determination, the amount set forth below opposite the Level then in effect:

    [CAPTION]

                                 Level              Amount
                                 -----              ------

                                   I              $80,000,000

                                   II              60,000,000

                                  III              40,000,000
                                   IV              40,000,000

                                   V               40,000,000
                                   VI              40,000,000

                "Modified Aggregate Outstanding Revolving Extensions of Credit": at any time, an amount equal to (a) the Aggregate Outstanding Revolving Extensions of Credits at such time minus (b) the lesser of (i) the L/C Commitment and (ii) the sum of (x) the aggregate amount of all L/C Obligations then outstanding and (y) an amount which shall be increased each time Loans are made to reimburse drawings under the Letters of Credit pursuant to Section 3.5, by an amount equal to the principal amount of the Loans so made, and which shall be reduced (but not below zero) each time Loans are prepaid pursuant to Section 2.6 or 2.7, by an amount equal to the principal amount of the Loans so prepaid.

                "Mortgage": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Agent for the benefit of the Lenders, substantially in the form of Exhibit J (with such changes thereto as shall be advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), as the same may be amended, supplemented or otherwise modified from time to time.

                "Mortgaged Properties": the real properties or leasehold interests therein, listed on Schedule 1.1B, as to which the Agent for the benefit of the Lenders shall be granted a Lien pursuant to the Mortgages.

                "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                "Net Cash Proceeds":  in connection with any issuance or  sale by  any Person of  equity securities, the cash  proceeds received by such  Person from  such issuance,  net of  investment banking  fees,
          reasonable  and  documented   attorneys'  fees,  accountants'  fees,
          underwriting  discounts  and commissions  and  other  customary fees actually incurred in connection therewith.

                "New Holdings":  as defined in Section 7.5(c).

                "Non-Facility L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding letters of credit issued pursuant to Section 7.2(d) and (b) the aggregate amount of drawings under such letters of credit which have not then been reimbursed in accordance with the terms thereof.

                "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company to the Agent or to any Lender (or, in the case of any Interest Rate Protection Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agent or to any Lender that are required to be paid by the Company pursuant hereto) or otherwise.

                "Outstanding Revolving Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Loans made by such Lender then outstanding,
          (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding and (c) such Lender's Commitment Percentage of the aggregate principal amount of all Specified Basket Debt then outstanding; provided, that for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.4(a), the aggregate unpaid principal amount of Specified Basket Debt then outstanding shall be deemed to be zero.

                "Participant":  as defined in Section 11.6(f).

                "Participation Fee":   any participation fee payable  pursuant
          to Section 3.3(a) or (b).

                "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor thereto).

                "Person":   an individual, partnership, corporation,  business
          trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                "Plan": any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
          Section 3(5) of ERISA.

                "Pledge  Agreements":     collectively,  the  Holdings  Pledge
          Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreement.

                "Preferred  Stock":    the   Series  A  Cumulative  Redeemable
          Exchangeable Preferred Stock of Holdings, having the terms and conditions set forth on Schedule 1.1C.

                "Prime Rate": as defined in the definition of "Alternate Base Rate".

                "Raw Materials": raw materials which are located at the Marion, Indiana, PVC processing facility, the Lafayette, Indiana, rubber compounding facility or the Fort Wayne, Indiana, chemical processing facility.

                "Redemption Date":  as defined in Section 5.1(c)(ii).

                "Redemption Loans":  as defined in Section 5.1(c)(ii).

                "Reference Lenders":  Chemical and Bank of America Illinois.

                "Register":  as defined in Section 11.6(d).

                "Regulation U":  Regulation U of the Board.

                "Reimbursement Obligation":  as defined in Section 3.5.

                "Release": any release, spill, emission, leaking, pumping, pouring, dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration of Hazardous Materials into the indoor or outdoor environment or into or out of any property owned or operated by Holdings, the Company or any of its Subsidiaries, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or other media.

                "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
          Section 4241 of ERISA.

                "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under PBGC Reg. Section 2615.

                "Required Lenders": at any date, the holders of 51% of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the aggregate unpaid principal amount of the Loans.

                "Requirement of Law": as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer of Holdings or the Company, as the case may be, but in any event, with respect to financial matters, the chief financial officer or treasurer of Holdings or the Company, as the case may be.

                "Revolving  Credit  Commitment":     as  to  any  Lender,  the
          obligation of such Lender to make Loans to and/or issue or participate in Letters of Credit issued on behalf of the Company hereunder in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1.1A, as the same may be changed from time to time pursuant to the terms hereof.

                "Revolving Credit Commitment Period": the period from and including the Effective Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                "Revolving Credit Note":  as defined in Section 11.6(h).

                "Revolving Credit Termination Date": the date which is five years from the Effective Date.

                "Section  7.2(n)  Indebtedness":   any  Indebtedness  incurred
          pursuant to Section 7.2(n).

                "Security  Agreements":   collectively, the  Holdings Security
          Agreement,  the  Company   Security  Agreement  and  the  Subsidiary
          Security Agreement.

                "Security Documents": the collective reference to the Pledge Agreements, the Security Agreements, the Mortgages, and any other collateral security document from time to time executed and delivered in connection herewith or therewith.

                "Senior Note  Indenture":   the Indenture dated as  of May  7,
          1993 between the Company and NBD Bank, a Michigan banking corporation (formerly known as NBD Bank, N.A.), as trustee, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.11.

                "Senior Note Indenture Revolving Credit Incurrence Limit":  as
          of any date of determination, the maximum aggregate principal amount of Loans  which would  be  permitted to  be  incurred on  such  date pursuant to  Sections 4.04(b)(i) and 4.04(b)(x)  of the  Senior Note
          Indenture (after  taking into  account any  Indebtedness (other than

          L/C Obligations and Specified Basket Debt) then outstanding pursuant to said Sections).

                "Senior Note Indenture Revolving Credit Incurrence Limit Certificate": a certificate substantially in the form of Exhibit B-2, with such changes as the Agent may from time to time reasonably request for the purpose of monitoring the Senior Note Indenture Revolving Credit Incurrence Limit.

                "Senior Notes":  the Company's 10% Senior Notes Due 2003.

                "Senior Secured Leverage Ratio": as of the last day of any period of four consecutive fiscal quarters of Holdings, the ratio of
          (a) Total Senior Secured Debt on such day to (b) Consolidated EBITDA of Holdings for such period.

                "Senior Unsecured Term Loans":  as defined in Section 7.2(k).

                "Senior  Unsecured  Term  Loan  Agreement":    the  collective
          reference to all documentation governing the terms of the Senior Unsecured Term Loans.

                "Sight Letter of Credit":  as defined in Section 3.1(a).

                "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                "16% Debentures":   Holdings'  16% Senior  Discount Debentures
          Due 2004.

                "16% Debenture Indenture": the Indenture dated as of May 1, 1989 between Holdings (formerly MS/Essex Holdings Inc.) and United States Trust Company of New York, as trustee, as amended, supplemented or otherwise modified from time to time in accordance with Section 7.11.

                "Solvent":  when used with respect to any Person, means  that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will,  as of such date, exceed the amount of all "liabilities of such Person, contingent  or otherwise", as of such  date, as such quoted terms are determined in
          accordance  with   applicable  federal  and   state  laws  governing
          determinations of  the insolvency  of debtors, (b)  the present fair saleable value of the  assets of such Person will, as of  such date, be  greater  than  the  amount  that  will be  required  to  pay the liability of  such Person on its debts as such debts become absolute and matured,  (c) such  Person will  not have, as of  such date,  an unreasonably small  amount of  capital  with  which to  conduct  its business, and (d) such Person will be able to pay its debts as  they mature.  For purposes of this definition, (i) "debt" means liability on a  "claim", and  (ii)  "claim" means  any (x)  right to  payment, whether  or not  such a  right is  reduced to  judgment, liquidated,
          unliquidated,  fixed,  contingent,   matured,  unmatured,  disputed,
          undisputed,  legal, equitable, secured or unsecured  or (y) right to an equitable remedy  for breach of performance if such  breach gives rise  to  a right  to  payment,  whether  or not  such  right to  an
          equitable remedy is  reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                "Specified Basket Debt": any Indebtedness of the Company or any of its Subsidiaries incurred pursuant to Section 7.2(o), other than, in the case of any such Indebtedness which consists of term loans or term notes, that portion (if any) of the principal amount of such Indebtedness for which there are no scheduled repayments, prepayments or redemptions prior to the Revolving Credit Termination Date.

                "Specified Event": (a) any Default or Event of Default pursuant to Section 8(a) or (f), (b) any payment default in respect of the Senior Notes or (c) the declaration by any Person of any Indebtedness described in Section 8(e) (and having the minimum principal amount specified therein) to be due and payable, in whole or in part, prior to the stated maturity of such Indebtedness.

                "Specified Properties": the plants and real properties owned by the Company or its Subsidiaries located in New Market, New Hampshire, Syracuse, New York, Bennettsville, South Carolina and Houston, Texas.

                "Specified Required Lenders": at any date, the holders of 51% of the sum of (a) the aggregate Revolving Credit Commitments (or, if the Revolving Credit Commitments have been terminated, the aggregate unpaid principal amount of the Loans) and (b) the aggregate outstanding principal amount of Indebtedness under the Capital Lease Financing Facility.

                "Standby Letter of Credit":  as defined in Section 3.1(a).

                "Subordinated Debt":   the collective reference to (a) the 16%
          Debentures and (b) the Exchange Debentures.

                "Subsidiary": with respect to any Person, any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Voting Stock, (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person and/or by one or more of such Person's other Subsidiaries. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                "Subsidiary Guarantee": the Guarantee made by the Subsidiaries of the Company party thereto in favor of the Agent for the benefit of the Lenders substantially in the form of Exhibit F, as the same may be amended, supplemented or otherwise modified from time to time.

                "Subsidiary  Guarantor":   each  of  the  Subsidiaries  of the
          Company which is a party to the Subsidiary Guarantee.

                "Subsidiary Pledge Agreement": the Pledge Agreement made by each Subsidiary Guarantor in favor of the Agent for the benefit of the Lenders substantially in the form of Exhibit D-3, as the same may be amended, supplemented or otherwise modified from time to time.

                "Subsidiary Security Agreement": the Security Agreement made by each Subsidiary Guarantor in favor of the Agent for the benefit of the Lenders substantially in the form of Exhibit E-3, as the same may be amended, supplemented or otherwise modified from time to time.

                "Supermajority Lenders": at any date shall mean the holders of 66-2/3% of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the aggregate unpaid principal amount of the Loans.

                "Tax  Sharing Agreement":    the tax  sharing  agreement dated
          effective as of January 1, 1991 between Holdings and the Company, as in effect on the Effective Date.

                "Total Debt":   as  of any date of  determination, all  Funded
          Debt of Holdings and its consolidated Subsidiaries at such date, determined on a consolidated basis in conformity with GAAP.

                "Total Senior Secured Debt": as of any date of determination, the aggregate then outstanding principal amount of all secured Funded Debt incurred by the Company or any of its Subsidiaries pursuant to Section 7.2(a), (c)(iii), (f), (g), (m) or (n).

                "Transferee":  as defined in Section 11.6(g).

                "Type":   as  to any  Loan, its  nature as  an ABR  Loan or  a
          Eurodollar Loan.

                "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended, supplemented or otherwise modified from time to time.

                "Usance Letter of Credit": as defined in Section 3.1(a).

                "Voting Stock": Capital Stock issued by any Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

          1.2 Other Definitional Provisions; Financial Calculations. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Holdings, the Company and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) Notwithstanding anything to the contrary herein, calculations in connection with the covenants contained in Section 7.1 shall utilize accounting principles and policies (including those in respect of accounting for income taxes) in conformity with those used to prepare the financial statements referred to in Section 4.1(b) for the fiscal year of Holdings or the Company, as the case may be, ended December 31, 1994.

                SECTION 2.  THE REVOLVING CREDIT COMMITMENTS

          2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof (including, without limitation, the applicable conditions specified in Section 5), each Lender severally agrees to make Loans to the Company from time to time during the Revolving Credit Commitment Period. During the Revolving Credit Commitment Period the Company may use the Revolving Credit Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the Agent in accordance with Sections 2.3 and 2.8, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

          2.2 Evidence of Loans; Repayment. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Company to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (b) The Agent shall maintain the Register pursuant to Section 11.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof and each Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (iii) both the amount of any sum received by the Agent hereunder from the Company and each Lender's share thereof.

          (c) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.2(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Company therein recorded; provided, however, that the failure of any Lender or the Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Company to repay (with applicable interest) the Loans made to the Company by such Lender in accordance with the terms of this Agreement.

          (d) The Company shall repay all outstanding Loans on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate hereunder.

          2.3 Procedure for Revolving Credit Borrowing. The Company may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day; provided that the Company shall give the Agent irrevocable notice (which notice must be received by the Agent prior to (a) 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurodollar Loans or (b) 11:00 A.M., New York City time, on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof  and  (iv)  if the  borrowing  is  to  be  entirely  or  partly of
    Eurodollar Loans, the respective amounts of each such Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the
    Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Company at the office of the Agent specified in
    Section 11.2 prior to 11:00 A.M., New York City time, in the case of Eurodollar Loans, and 2:00 P.M., New York City time, in the case of ABR Loans, on the Borrowing Date requested by the Company in funds immediately available to the Agent. Such borrowing will then be made available to the Company by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

          2.4   Fees.    (a)   The  Company  agrees  to pay  to  the  Agent  a
    commitment fee for the account of the Lenders for the period from and including the Effective Date to the Revolving Credit Termination Date, computed at a rate equal to (a) 3/8 of 1% per annum on any date on which Level I, Level II, Level III or Level IV is in effect or (b) 1/2 of 1% per annum on any date on which Level V or Level VI is in effect, on the average daily amount of the Available Revolving Credit Commitment of each Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the  Revolving  Credit  Termination  Date or  such  earlier  date  as  the
    Revolving   Credit  Commitments  shall   terminate  as   provided  herein,
    commencing on the first of such dates to occur after the Effective Date.

          (b) The Company agrees to pay to the Agent, for its own account and, to the extent mutually agreed upon by the Agent and the Lenders, for the account of the Lenders, the fees in the amounts and on the dates previously agreed to in writing by the Company and the Agent.

          2.5 Termination or Reduction of Revolving Credit Commitments. The Company shall have the right, upon not less than three Business Days' notice to the Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the
    Aggregate Outstanding Revolving Extensions of Credit would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect. Upon receipt of any notice referred to above, the Agent shall promptly notify each Lender thereof.

          2.6 Optional Prepayments. The Company may on the last day of any Interest Period with respect thereto (or on any other day if the prepayment referred to herein is accompanied by all amounts payable by the Company pursuant to Section 2.16), in the case of Eurodollar Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Loans, in whole or in part, without premium or penalty, provided that the Company shall give the Agent irrevocable notice (which notice must be received by the Agent prior to (a) 12:00 Noon, New York City time, three Business Days prior to such prepayment, in the case of Eurodollar Loans or
    (b) 11:00 A.M., New York City time, on the date of such prepayment, in the case of ABR Loans) specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

          2.7 Mandatory Prepayments. (a) If on any date (including any date on which a Borrowing Base Certificate is delivered pursuant to
    Section 6.2(e)) the Modified Aggregate Outstanding Revolving Extensions of Credit as of such date exceed the then applicable Borrowing Base, then, without notice or demand, the Company shall, on such date, prepay the Loans in an amount equal to such excess; provided that if the aggregate principal amount of Loans then outstanding is less than the amount of such excess (because Specified Basket Debt constitutes a portion thereof), the Company shall, to the extent of the balance of such excess, repay such Specified Basket Debt. The Company may, subject to the terms and conditions of this Agreement, reborrow the amount of any prepayment made under this Section 2.7(a).

          (b)   If on  any date  (including any  date on  which a  Senior Note
    Indenture  Revolving  Credit  Incurrence Limit  Certificate  is  delivered pursuant  to Section 6.2(e)) the sum of (i)  the aggregate L/C Obligations then  outstanding and  (ii) the  aggregate  principal amount  of Specified

    Basket Debt then outstanding exceeds the then applicable Senior Note Indenture Revolving Credit Incurrence Limit, then, without notice or demand, the Company shall, on such date, prepay the Loans in an amount equal to such excess; provided that if the aggregate principal amount of Loans then outstanding is less than the amount of such excess, the Company shall, to the extent of the balance of such excess, terminate outstanding Letters of Credit, repay Specified Basket Debt and/or deposit an amount in cash in a cash collateral account established with the Agent for the benefit of the Lenders. The Company may, subject to the terms and conditions of this Agreement, reborrow the amount of any prepayment made under this Section 2.7(b).

          (c) The application of any prepayment pursuant to this Section 2.7 shall be made first to ABR Loans and second to Eurodollar Loans; provided, that if on the date on which such prepayment is required to be made the aggregate outstanding amount of ABR Loans and Eurodollar Loans having an Interest Period expiring on such date is less than the amount required to be prepaid, then, on such date, the Company may, at its option, (i) prepay other Eurodollar Loans selected by the Company in an amount up to the remaining amount required to be prepaid and/or (ii) if no Default or Event of Default shall have occurred and be continuing, place any amounts which the Company would otherwise be required to use to prepay such other Eurodollar Loans in an interest-bearing cash collateral account established with the Agent for the benefit of the Lenders until the expiration of the Interest Periods applicable thereto, at which time such amounts shall be applied to prepay such Eurodollar Loans. Each prepayment of the Loans under this Section 2.7 (other than ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          2.8 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Loans to ABR Loans, by giving the Agent at least three Business Days' prior irrevocable notice of such election; provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto (or on any other day if on the date of such conversion the Company pays to the Agent for the account of the Lenders accrued interest on such Eurodollar Loans to the date of such conversion together with all amounts payable pursuant to Section 2.16). The Company may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans or ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Agent or the Required Lenders have determined that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.9 shall not have been contravened and (iii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date.

          (b)    Any  Eurodollar  Loans may  be  continued  as such  upon  the expiration of the then current Interest Period with respect thereto by the

    Company giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Agent or the Required Lenders have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.9 would be contravened or (iii) after the date that is one month prior to the Revolving Credit Termination Date and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any notice referred to above, the Agent shall promptly notify the Lenders thereof.

          2.9 Minimum Amounts and Maximum Number of Eurodollar Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) there shall be no more than six Eurodollar Tranches.

          2.10 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (c)  During  the continuation  of any Event of  Default pursuant  to
    Section 8(a), the Company shall pay, on demand, interest (after as well as before judgment to the extent permitted by law) on (i) the principal amount of all outstanding Loans at a rate per annum equal to the rate of interest otherwise applicable in respect of such Loans pursuant to Section 2.10(a) or (b), as the case may be, plus 2% and (ii) to the extent permitted by applicable law, all interest and other amounts due and unpaid hereunder, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%; provided, however, that, on and after the expiration of the Interest Period applicable to any Eurodollar Loan outstanding on the date of occurrence of such Event of Default, the principal amount of such Loan shall, during the continuation of such Event of Default, bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%.

          (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this
    Section 2.10 shall be payable on demand.

          2.11  Computation of Interest and Fees.  (a)  Interest on the Loans,
    commitment fees, Participation Fees and fronting fees shall  be calculated on the basis of the actual number of days elapsed over a  year of 360 days or, on any date when the Alternate Base Rate is determined by reference to
    the Prime Rate, a year of 365 or 366 days, as appropriate.   Any change in
    the interest rate on a Loan resulting from a change in the  Alternate Base
    Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day  on which such change in the  Alternate
    Base  Rate  is  announced  or such  change  in  the  Eurocurrency  Reserve
    Requirements becomes effective, as the case may be.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error.

          (c) If any Reference Lender's Revolving Credit Commitment shall terminate or all its Loans shall be assigned for any reason whatsoever, such Reference Lender shall thereupon cease to be a Reference Lender, and the Agent (after consultation with the Company and the Lenders) shall, by notice to the Company and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

          (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Agent upon its request, the rate of interest shall, subject to the provisions of Section 2.12, be determined on the basis of the quotations of the remaining Reference Lender.

          2.12 Inability to Determine Interest Rate. In the event that prior to the first day of any Interest Period:

                (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telex, telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to Eurodollar Loans.

          2.13  Pro Rata  Treatment and  Payments.  (a)   Except as  otherwise
    expressly provided herein, each borrowing by the Company from the  Lenders hereunder,  each payment by the  Company on account of  any commitment fee
    hereunder and  any reduction  of the Revolving Credit  Commitments of  the
    Lenders  shall be  made pro  rata according  to the  respective Commitment
    Percentages of  the  Lenders.   Except  as  otherwise  expressly  provided
    herein, each payment (including each prepayment) by the Company on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then  held by
    the Lenders.   All  payments  (including prepayments)  to be  made by  the
    Company hereunder and under any Revolving Credit Note, whether on  account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 1:30 P.M., New York City time,  on the due date thereof to the Agent, for the account of the Lenders,  at the
    Agent's  office specified in  Section 11.2, in Dollars  and in immediately
    available funds.   The Agent shall distribute such payments to the Lenders
    promptly upon receipt in like funds as received.  If any payment hereunder
    (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business  Day, such payment shall be extended to the next succeeding  Business Day,  and, with  respect  to  payments of  principal, interest  thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (in which  case interest thereon shall be payable  at the  then applicable  rate during  such extension)  unless the result of  such extension  would be  to extend such  payment into  another calendar  month,  in  which  event  such  payment  shall be  made  on  the immediately preceding Business Day.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount that would constitute its Commitment Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such Borrowing Date, and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average federal funds rate during such period as quoted by the Agent, times (ii) the amount of such Lender's Commitment Percentage of such borrowing, times
    (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 2.13 shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Company.

          2.14 Requirements of Law. (a) In the event that any change after the Effective Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Revolving Credit Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 2.15 and changes in the rate of tax on the net income or earnings of such Lender (including, without limitation, changes in the U.S. branch profits tax));

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                (iii) shall impose on such Lender any other condition;

    and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Lender, within 15 days after its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender has demanded compensation under this Section 2.14(a) with respect to any Eurodollar Loan, the Company shall have the option to convert immediately such Eurodollar Loan into an ABR Loan until the circumstances giving rise to such demand for compensation no longer apply; provided, that (i) no such conversion shall affect the Company's obligation to pay compensation as provided herein which is due with respect to the period prior to such conversion and (ii) on the date of such conversion the Company shall pay to the Agent for the benefit of the relevant Lender accrued interest on such Eurodollar Loan to the date of conversion, together with any amounts payable pursuant to
    Section 2.16.

          (b) In the event that any Lender shall have determined that any change after the Effective Date in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the Effective Date does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Agent) of a written request therefor, the Company shall pay to such Lender, within 15 days after its demand, such additional amount or amounts as will compensate such Lender for such reduction.

          (c)  Prior to making any demand for payment pursuant to this Section
    2.14 with respect to Eurodollar Loans, any Lender making a demand for payment shall designate a different lending office with respect to Eurodollar Loans if such designation will avoid the need for making such demand and will not, in the sole judgment of such Lender, be illegal or otherwise disadvantageous to such Lender.

          (d) A certificate as to any additional amounts payable pursuant to this Section 2.14 submitted by any Lender, through the Agent, to the Company shall be conclusive in the absence of manifest error. The covenants contained in this Section 2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.15 Taxes. (a) All payments made by the Company under this Agreement and any Revolving Credit Note to the Agent or any Lender shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes imposed on or with respect to or measured by the net income of the Agent or any Lender and franchise taxes imposed on the Agent or any Lender, as the case may be, if the Agent or such Lender is subject to such net income or franchise tax by reason of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent or such Lender (excluding a connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Revolving Credit Note) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under any Revolving Credit Note, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Revolving Credit Note. Whenever any Taxes are payable by the Company, as promptly as practicable thereafter the Company shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof if such a receipt is issued by the relevant taxing authority and, if not, other documentation reasonably satisfactory to the Agent or such Lender, as the case may be, evidencing such payment. If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent such required receipts or other documentary evidence, the Company shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b)  Each  Lender (or Transferee) that is  not a citizen or resident of the  United States  of  America, a  corporation, partnership  or  other
    entity created or organized in  or under the laws of the  United States of
    America  (or any state thereof or the District of Columbia), or any estate or trust that is subject to U.S. federal income taxation regardless of the source of its income  (a "Non-U.S. Lender")  shall deliver to the  Company and  the Agent (i) two copies of either U.S. Internal Revenue Service Form
    1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S.  federal withholding tax under  Section 871(h) or 881(c)  of the
    Code  with respect to payments of "portfolio interest", a Form W-8, or any subsequent  versions thereof or successors thereto  (and, if such Non-U.S.
    Lender delivers a Form W-8 pursuant to  this clause (i) in lieu of  a Form
    1001 or Form  4224, an annual certificate representing that  such Non-U.S.
    Lender is not  a "bank" for purposes of Section 881(c) of the Code, is not a  10-percent shareholder (within the  meaning of  Section 871(h)(3)(B) of the  Code) of  the Company  and is  not  a controlled  foreign corporation related to the Company  (within the  meaning of Section  864(d)(4) of  the
    Code)),  properly completed  and  duly  executed by  such  Non-U.S. Lender claiming  complete exemption  from U.S.  federal  withholding  tax on  all payments by the Company under this Agreement and the other Loan Documents,
    (ii) an Internal  Revenue Service Form W-8  or W-9 or successor applicable forms  and  (iii)  any  other  documentation  as  may  be  required  under applicable U.S. tax  law and  regulations to  evidence complete  exemption from  U.S. federal  withholding tax on all  payments by  the Company under
    this  Agreement  and the  other  Loan  Documents.   Such  forms and  other
    documentation shall  be delivered by each Non-U.S. Lender on or before the date  it becomes  a  party to  this Agreement  (or,  in  the case  of  any
    Participant, on or before the date such Participant purchases the  related participation).  Each such Lender shall certify, in the case of a Form W-8 or W-9,  that it  is entitled  to an  exemption from  United States backup
    withholding tax.   In  addition, each Non-U.S. Lender  shall deliver  such
    forms promptly  upon the obsolescence  or invalidity of any  form or other
    documentation  previously   delivered  by  it,   and  shall  deliver  such
    additional forms  and documentation as may subsequently  be required under applicable U.S.  tax law  and regulations  to evidence complete  exemption from U.S. federal  withholding tax  on all payments by  the Company  under this Agreement  and the other  Loan Documents unless in any  such case any
    Tax Law Change (as defined below) has occurred prior to the date on  which any such delivery would otherwise be required which renders all such forms and other  documentation previously delivered by  it inapplicable or which would prevent  such Lender  from duly completing and  delivering any  such form  or other documentation previously delivered by it with respect to it and such Lender so advises the Company and the Agent.  Unless the Agent or the relevant Lender  shall have  delivered to  the Company  the forms  and other  documentation referred  to above,  the Company  or the  Agent shall withhold  taxes from payments  to such Lender hereunder  at the applicable statutory rate and the Company shall not be required to pay any additional amounts to  such Lender  pursuant to Section 2.15(a);  provided that  this sentence  shall  not apply,  and  the  Company shall  be  required  to pay additional  amounts to  such Lender  pursuant to  Section 2.15(a),  if the
    Agent  or  such  Lender  is  unable  to  deliver   such  forms  and  other
    documentation as  a result  of a  Tax Law  Change.   For purposes  of this
    Section  2.15(b), "Tax Law  Change" means,  with respect to any  Lender, a change in or amendment to the Code  or any tax treaty to which  the United
    States is a party that  occurs after the date such Lender  became a Lender hereunder the effect of which is to cause any payment to such Lender to be
    subject to  U.S. federal  withholding tax.   Where,  because of  a Tax Law
    Change,  the  Agent or  any  Lender is  no longer  entitled to  a complete
    exemption from U.S. federal withholding tax on payments by the Company  to it  but is  entitled to  a reduced rate of  taxation with  respect to such payments,  the Agent  or such  Lender shall  deliver  to the  Company such documentation (including, without  limitation, a Form 1001, if applicable)
    as may  be  required under  applicable U.S.  tax  law and  regulations  to evidence such reduced rate of taxation, and,  if the Agent or such  Lender fails  to do  so, the  Company  shall not  be  required to  pay additional amounts to the Agent or such Lender pursuant to this Section 2.15(b) in an amount in excess of the additional amounts it would  have been required to so pay if the Agent or such Lender had provided such documentation.

          (c) If any Lender (or Transferee) shall have determined that it is entitled to claim a refund from a Governmental Authority in respect of Taxes with respect to which the Company has paid additional amounts pursuant to Section 2.15(a), it shall promptly notify the Company of the availability of such refund claim and shall, within 30 days after receipt of a request by the Company, make a claim to such Governmental Authority for such refund at the Company's expense. If any Lender (or Transferee) receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes with respect to which the Company has paid additional amounts pursuant to Section 2.15(a), it shall within 30 days from the date of such receipt pay over such refund to the Company (but only to the extent of additional amounts paid by the Company under Section 2.15(a) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Company, upon the request of the Lender (or Transferee), agrees to repay the amount paid over to the Company (plus penalties, interest or other charges) to the Lender (or Transferee) in the event the Lender (or Transferee) is required to repay such refund to such Governmental Authority.

          (d) Notwithstanding anything to the contrary in this Section 2.15, if the Internal Revenue Service determines that a Lender (or Transferee) is a conduit entity knowingly participating in a conduit financing arrangement as defined in Section 7701(1) of the Code and the regulations thereunder and unless the Company expressly consented to such arrangement with full knowledge of the relevant facts of such arrangement at the time it was entered into (a "Conduit Financing Arrangement"), then the Company shall have no obligation to pay additional amounts to the Lender (or Transferee) for any Taxes with respect to any payments hereunder to the extent the amount of such Taxes exceeds the amount that would have otherwise been withheld or deducted had the Internal Revenue Service not made such a determination. Each Lender (or Transferee) represents and agrees that, at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the regulations thereunder) with respect to any borrowings hereunder. The agreement in this Section 2.15(d) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.16  Indemnity.  The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss  or expense which such Lender  may sustain or incur as a consequence of (a) default by the Company in payment when due  of the principal  amount of or interest on  any Eurodollar Loan,

    (b) default by the Company in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement,
    (c) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (d) the making of a prepayment or conversion of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained. Calculation of all amounts payable to a Lender under this Section 2.16 shall be made as though such Lender had actually funded its relevant Eurodollar Loan through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of such Eurodollar Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its Eurodollar Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.16. The Company shall endeavor to arrange the borrowings and repayments pursuant to this Agreement so as to minimize any amounts which would become payable pursuant to this Section 2.16. A certificate as to any amounts payable pursuant to this Section 2.16 submitted by any Lender, through the Agent, shall be conclusive in the absence of manifest error. The agreements in this Section 2.16 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.17 Replacement Lenders. In the event that the Company becomes obligated to pay additional amounts to any Lender pursuant to Section 2.14 or 2.15, then, unless such Lender has theretofore removed or cured the conditions which resulted in the obligation to pay such additional amounts, the Company may, on ten Business Days' prior written notice to the Agent and such Lender, cause such Lender to (and such Lender shall) assign pursuant to Section 11.6 all of its rights and obligations under this Agreement to another Person which is willing to become a Lender and is acceptable (which acceptance shall not be unreasonably withheld) to the Agent, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans, any accrued but unpaid commitment fees in respect of such Lender's Revolving Credit Commitment and any other amounts payable to such Lender under this Agreement, provided that any expenses or other amounts owing to such Lender pursuant to any indemnification provision hereof (including, if applicable, Section 2.16) shall be for the account of the Company.

                SECTION 3.  LETTERS OF CREDIT

          3.1   L/C  Commitment.   (a)   Subject to  the terms  and conditions
    hereof (including, without limitation, the applicable conditions specified in Section  5), the Issuing Lender,  in reliance on  the agreements of the other  Lenders set forth in Section 3.4, agrees to issue letters of credit
    ("Letters of Credit") for the account of  the Company on any Business  Day during  the Revolving  Credit Commitment  Period in  such  form as  may be approved from  time to  time  by the  Issuing  Lender; provided  that  the
    Issuing Lender shall have no obligation to issue any  Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment  or (ii)  the aggregate amount of  L/C Obligations  and

    Non-Facility L/C Obligations would exceed $25,000,000. Each Letter of Credit shall (i) be denominated in Dollars and shall be either (x) a standby letter of credit issued (1) for the benefit of insurance companies to guarantee insurance claims and premiums, (2) to provide bid and performance guarantees or (3) to guarantee contested appeals (a "Standby Letter of Credit"), or (y) a documentary sight letter of credit (a "Sight Letter of Credit") or documentary time letter of credit (a "Usance Letter of Credit") in respect of the purchase of goods or services by the Company and its Subsidiaries in the ordinary course of business and (ii) expire no later than the Revolving Credit Termination Date.

          (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (c) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          (d) The terms of the Letters of Credit and the Company's relationship with the Issuing Lender under this Agreement may be set forth in a separate agreement among the Company, the Issuing Lender and the Agent, provided that the provisions of such agreement are not inconsistent with the provisions of this Agreement.

          3.2 Procedure for Issuance of Letters of Credit. The Company may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit unless it has received the Application therefor and all such other certificates, documents and other papers and information relating thereto by 12:00 Noon, New York City time, on the Business Day immediately preceding the day on which such Letter of Credit is to be issued) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Company. The Issuing Lender shall furnish a copy of such Letter of Credit to the Agent and the Company promptly following the issuance thereof.

          3.3   Fees  and Other  Charges.  (a)   The Company shall  pay to the
    Agent, for the account of the Issuing  Lender and the L/C Participants,  a participation fee with respect to the Commercial Letters of Credit  (other than Usance Letters of  Credit in respect of  which a banker's  acceptance has been issued  or a deferred payment  has been created)  at a per  annum rate equal to 1-3/8% on the average daily aggregate amount available to be drawn under such Commercial Letters  of Credit during the period for which payment is made.  Such participation fee  shall be payable to the  Lenders to  be shared  ratably  among  them in  accordance with  their  respective

    Commitment Percentages. Such participation fee shall be payable quarterly in arrears on each L/C Fee Payment Date and shall be nonrefundable.

          (b) The Company shall pay to the Agent, for the account of the Issuing Lender and the L/C Participants, a participation fee with respect to the Standby Letters of Credit and the Usance Letters of Credit in respect of which a banker's acceptance has been issued or a deferred payment has been created, at a per annum rate equal to the Applicable Margin from time to time in effect with respect to Eurodollar Loans on the average daily aggregate amount available to be drawn under such Letters of Credit during the period for which payment is made. Such participation fee shall be payable to the Lenders to be shared ratably among them in accordance with their respective Commitment Percentages. Such participation fee shall be payable quarterly in arrears on each L/C Fee Payment Date and shall be nonrefundable.

          (c) In addition to the foregoing fees, (i) the Company shall pay to the Issuing Lender, for its own account, a fronting fee in respect of each Letter of Credit equal to a per annum rate agreed upon between the Company and the Issuing Lender on the average daily aggregate amount available to be drawn under such Letter of Credit during the period for which payment is made; such fronting fee shall be payable quarterly in arrears on each L/C Fee Payment Date and shall be nonrefundable; and (ii) the Company shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (d) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all fees received by the Agent for their respective accounts pursuant to this Section.

          3.4 L/C Participations. The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage of the Issuing Lender's obligations and rights under or in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder.

          3.5   Drawing  and Reimbursement.   (a) The  payment by  the Issuing
    Lender of  a draft drawn under  any Letter of  Credit shall constitute for all  purposes of  this Agreement the  making by the Issuing  Lender on the date of such payment of a Loan ("Issuing Lender Loans"), which shall be an
    ABR Loan,  in the amount  of such  draft (but without  any requirement for compliance with  the provisions of Sections 2.1 and 2.3  or the conditions set  forth in Section 5).  It is understood that, notwithstanding anything to the contrary in  this Section 3.5, interest on any unreimbursed Issuing
    Lender Loan shall be  payable by the Company  from the date on  which such
    Loan is  deemed to be  made, at the interest  rate then applicable  to ABR
    Loans.  In the  event that  a drawing under  any Letter of  Credit is  not reimbursed by the Company by 12:00 Noon, New York  City time, on the first

    Business Day after such drawing, the Issuing Lender shall promptly notify the Agent and, upon receipt of such notice, the Agent will in turn notify each L/C Participant. Each L/C Participant shall, on the first Business Day following such notification, make a Loan, which shall be an ABR Loan, in an amount equal to its Commitment Percentage of such drawing for application to reimburse the Issuing Lender (but without any requirement for compliance with the provisions of Sections 2.1 and 2.3 or the conditions set forth in Section 5) and shall make available to the Agent for the account of the Issuing Lender, by deposit to the Agent's account, in same day funds, the amount of such Loan. If and to the extent that any Lender shall not have so made the amount of such Loan available to the Agent, such L/C Participant and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Lender until the date such amount is paid to the Agent (such obligation on the part of the Company, together with any comparable obligation with respect to participating interests pursuant to Section 3.5(b), being referred to herein as a "Reimbursement Obligation"), at (a) in the case of the Company, the interest rate then applicable to ABR Loans and (b) in the case of such L/C Participant, the daily average federal funds rate during the relevant period as quoted by the Agent, calculated on the basis of the actual number of days elapsed during such period over a year of 360 days. If such L/C Participant shall pay to the Agent such amount, such amount so paid shall constitute such L/C Participant's Loan for purposes of this Agreement.

          (b) If, for any reason (including as a result of the occurrence of an Event of Default with respect to the Company pursuant to Section 8(f)), ABR Loans may not be made pursuant to Section 3.5(a) by the L/C Participants to repay Issuing Lender Loans, then, effective on the date such ABR Loans would otherwise have been made, each L/C Participant severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default or Event of Default, to the extent of such L/C Participant's Commitment Percentage, purchase a participating interest in such Issuing Lender Loans. Each L/C Participant will immediately transfer to the Agent, in same day funds, the amount of its participation, and the proceeds of such participation shall be distributed by the Agent to the Issuing Lender. Each L/C Participant shall share on a pro rata basis (calculated by reference to its participating interest in such Issuing Lender Loans) in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Lender shall not have so made the amount of such participating interest available to the Agent, such L/C Participant and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Lender until the date such amount is paid to the Agent, at (a) in the case of the Company, the interest rate then applicable to ABR Loans and (b) in the case of such L/C Participant, the daily average federal funds rate during the relevant period as quoted by the Agent, calculated on the basis of the actual number of days elapsed during such period over a year of 360 days. If such L/C Participant shall pay to the Agent such amount, such amount so paid shall constitute such L/C Participant's participating interest in the relevant Issuing Lender Loans for purposes of this Agreement.

          3.6   Obligations  Absolute.  The  Company's obligations  under this
    Section  shall   be  absolute   and  unconditional   under  any   and  all
    circumstances and irrespective  of any setoff, counterclaim or  defense to payment which the Company may have or have had against the Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.  The Company also  agrees with the  Issuing Lender  and the  L/C Participants  that the
    Issuing Lender and the L/C Participants shall not  be responsible for, and the  Company's obligations  under Section  3.5 shall  not be  affected by, among  other things, the  validity or  genuineness of documents or  of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and  any beneficiary of any  Letter of Credit or any  other party to which such Letter of Credit  may be transferred or any claims whatsoever  of the
    Company  against any  beneficiary  of such  Letter of  Credit or  any such
    transferee.   The Issuing  Lender and  the L/C  Participants shall not  be liable for  any error,  omission, interruption or  delay in  transmission, dispatch or  delivery of  any message or advice,  however transmitted,  in connection with any  Letter of Credit, except, in  the case of the Issuing
    Lender, for  errors or  omissions  caused by  the Issuing  Lender's  gross
    negligence  or willful  misconduct.   The Company  agrees that  any action
    taken or  omitted by the  Issuing Lender  under or in  connection with any
    Letter  of  Credit or  the  related drafts  or documents,  if done  in the absence of gross  negligence of willful misconduct and in  accordance with the standards  of care  specified in the  Uniform Commercial  Code of  the
    State of New York, shall be binding on the Company and shall not result in any liability of the Issuing Lender or any L/C Participant to the Company.

          3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Lender to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          3.8   Application.    To  the  extent  that  any  provision  of  any
    Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

          3.9 Notices and Reports. The Issuing Lender shall furnish (a) to the Agent notice of any failure to issue, any extension or expiration of, or any drawing under any Letter of Credit prior to 11:00 A.M. (New York City time) on the day of such extension, expiration or drawing or, in the case of a failure to issue, on the day on which the Issuing Lender determines not to issue a Letter of Credit and (b) to the Agent on the last Business Day (or such other day as is agreed between the Agent and the Issuing Lender) of each month a written report setting forth the average daily aggregate maximum amount available to be drawn (assuming compliance with all conditions to drawing) during such month under all Letters of Credit and summarizing issuance and expiration dates of Letters of Credit issued during such month and drawings during such month under all Letters of Credit. Upon receipt of any report referred to in clause
    (b) above, the Agent shall deliver a copy thereof to each L/C Participant, together with a calculation of each L/C Participant's participation in each Letter of Credit referred to in such report.

                SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to enter into this Agreement and to make or maintain the Loans and issue or participate in the Letters of Credit, Holdings and the Company hereby jointly and severally represent and warrant to the Agent and each Lender that:

          4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of Holdings and its consolidated Subsidiaries as at December 31, 1994 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the borrowings under this Agreement contemplated to be made, and other Indebtedness of the Company and its Subsidiaries contemplated to be incurred, on the Effective Date, (ii) the repayment or defeasance of any Indebtedness of Holdings, the Company or its
    Subsidiaries contemplated to occur on the Effective Date and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet is based on the best information available to Holdings and the Company as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Holdings and its consolidated Subsidiaries as at December 31, 1994, assuming that the events specified in the preceding sentence had actually occurred at December 31, 1994.

          (b)    The  consolidated   balance  sheets   of  Holdings  and   its
    consolidated  Subsidiaries  and   of  the  Company  and  its  consolidated
    Subsidiaries as at December 31, 1993 and December 31, 1994 and the related consolidated statements of income  and stockholders' equity and cash flows for  the fiscal years ended on  such dates, reported on  by Ernst & Young, copies of  which have  heretofore been furnished to  each Lender,  present
    fairly  the   consolidated  financial   condition  of   Holdings  and  its
    consolidated   Subsidiaries   or   the  Company   and   its   consolidated
    Subsidiaries, as the  case may be, as at  such dates, and the consolidated results  of their  operations and  cash  flows for  the fiscal  years then ended.  All such financial statements, including the related schedules and notes  thereto,  have  been  prepared  in  accordance  with  GAAP  applied consistently throughout  the periods involved (except  as approved by such accountants and as disclosed therein).  Neither Holdings, the Company  nor any  of their respective consolidated Subsidiaries had, at the date of the most  recent  balance  sheet  referred to  above,  any material  Guarantee
    Obligation, contingent  liability or liability for taxes, or any long-term lease  or  unusual forward  or  long-term  commitment,  including, without limitation, any  interest  rate  or  foreign  currency  swap  or  exchange transaction, which is not reflected in the foregoing statements or in  the notes thereto  other than such  obligations which  are not required to  be disclosed under GAAP (which obligations are described on Schedule 4.1(b)).
    During the period from  December 31, 1994  to and including the  Effective
    Date there  has been no sale,  transfer or other  disposition by Holdings, the  Company or any  of their respective consolidated  Subsidiaries of any material  part  of  its business  or  property  and no  purchase  or other acquisition  of any business  or property (including any  Capital Stock of any  other Person)  material in  relation  to  the consolidated  financial condition of Holdings and its consolidated Subsidiaries or the Company and its consolidated Subsidiaries,  as the case may  be, at December  31, 1994

    (except for any sale, transfer or other disposition made in connection with the Capital Lease Financing Facility).

          (c) The projections dated March 2, 1995 furnished to the Lenders were prepared based on good faith assumptions and the best information available to Holdings and the Company on the date thereof, and all assumptions and estimates set forth therein, on such date, were believed by management of Holdings and the Company to be reasonable in light of then current conditions and reflected Holdings' and the Company's reasonable estimate of the results of operations and other information projected therein, it being recognized by the Lenders that such projections as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such projections may differ from the projected results set forth therein.

          4.2 No Change. Since December 31, 1994 (a) there has been no development or event, which has had or could reasonably be expected to have a Material Adverse Effect and (b) no dividends or other distributions have been declared, paid or made upon the Capital Stock of Holdings or the Company nor has any of the Capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by Holdings, the Company or any of its Subsidiaries, except as expressly permitted by
    Section 7.8.

          4.3 Corporate Existence; Compliance with Law. Each of Holdings, the Company and its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own, pledge, mortgage and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure to be so qualified and/or in good standing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4 Corporate Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of the Company, to borrow hereunder and to request the issuance of Letters of Credit for its account, and has taken all necessary corporate action to authorize the execution, delivery and performance of each such Loan Document and, in the case of the Company, to authorize the borrowings and the issuance of Letters of Credit for its account on the terms and conditions of this Agreement and any Revolving Credit Note.

          (b)   No consent or authorization of, filing with or other act by or in respect of any  Governmental Authority or any  other Person is required in connection with the borrowings hereunder or  the issuance of Letters of
    Credit  or   with  the  execution,   delivery,  performance,  validity  or
    enforceability  of this Agreement  or any other Loan  Document, other than
    filings  necessary  to  perfect  the  Agent's  security  interest  in  the
    Collateral for the benefit  of the Lenders (which consents, authorizations and filings have been obtained or made and are in full force and effect).

          (c) This Agreement and the other Loan Documents have been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement and the other Loan Documents constitute a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          4.5 No Legal Bar. Except as set forth in Schedule 4.5, the execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or material Contractual Obligation of Holdings, the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation (other than the Liens created by the Security Documents).

          4.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Company, threatened by or against Holdings, the Company or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to this Agreement or any other Loan Document, the Loans or the use of the proceeds thereof, any Letter of Credit, or any Lien contemplated by the Loan Documents or
    (b) which has a reasonable possibility of an adverse determination and, if adversely determined, (i) would affect the legality, validity or enforceability of any Loan Document or (ii) would have a Material Adverse Effect.

          4.7 No Default. Neither Holdings, the Company nor any of its Subsidiaries is in default or has received any notice of default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          4.8   Ownership of Property; Liens.  Set forth  on Schedule 4.8 is a complete and accurate list of all real property owned by any Loan Party or any  of its  Subsidiaries as  of the  Effective Date,  showing  as of  the
    Effective Date the street address, county or other jurisdiction and  state
    thereof.   Also set forth on Schedule  4.8 is a complete and accurate list of all leases of real  property under which any  Loan Party or any  of its
    Subsidiaries is  the lessee, showing as  of the Effective  Date the street address,  county or  other relevant  jurisdiction, state,  lessor, lessee, expiration  date and annual rental cost  thereof.  Each such  lease is the legal, valid and binding obligation of the lessor thereof, enforceable  in accordance with its terms,  except as could not  reasonably be expected to have a Material Adverse Effect.  Each of Holdings, the Company and each of its  Subsidiaries  has  good  record  and  marketable  (subject  to  Liens expressly  permitted by  Section 7.3) title  in fee simple to,  or a valid
    leasehold interest  in, all its real  property, and good  title to all its other property, and none of such property is subject to any Lien except as expressly permitted by Section 7.3.

          4.9 Intellectual Property. Set forth on Schedule 4.9 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of any Loan Party or any of its Subsidiaries as of the Effective Date, showing as of the Effective Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date. Each of Holdings, the Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, trade names, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does Holdings or the Company know of any valid basis for any such claim, the use of such Intellectual Property by Holdings, the Company and its Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of Holdings and the Company, no Intellectual Property has been infringed, misappropriated or diluted by any other Person, except for such claims, infringements, misappropriations and dilutions that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation applicable to Holdings, the Company or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.11 Taxes. Each of Holdings, the Company and its Subsidiaries has filed or caused to be filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Company or its Subsidiaries, as the case may be, and the non-payment of which does not have a reasonable likelihood of having a Material Adverse Effect); no tax Lien has been filed with respect to any material tax liability on the part of Holdings, the Company or any of its Subsidiaries; and, to the knowledge of Holdings or the Company, no proposed material tax assessment is pending against Holdings, the Company or any of its Subsidiaries and all potential tax liabilities are adequately provided for on the books of Holdings, the Company or its Subsidiaries, as the case may be.

          4.12  Federal  Regulations.  No part of the proceeds of any Loans or
    Letters of Credit will  be used for "purchasing" or "carrying" any "margin stock" within the  respective meanings of  each of the quoted  terms under
    Regulation G,  T, U  or  X of  the Board  as  now and  from  time to  time hereafter in effect  or for any purpose  which violates the  provisions of
    the  Regulations of the Board.   If requested by any  Lender or the Agent,
    the Company will furnish to  the Agent and each Lender a  statement to the foregoing effect in conformity with the requirements of the appropriate FR
    Form referred to in said Regulation G, T, U or X.

          4.13 Labor Matters. There are no strikes or other labor disputes against Holdings, the Company or any of its Subsidiaries pending or, to the knowledge of Holdings or the Company, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of Holdings, the Company and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from Holdings, the Company or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of Holdings, the Company or such Subsidiary.

          4.14 ERISA. No Reportable Event has occurred since March 1, 1990 with respect to any Plan which, if then terminated, has had or could reasonably be expected to have a Material Adverse Effect, and each Plan has complied in all respects with the applicable provisions of ERISA and the Code except where such failure to comply could not reasonably be expected to have a Material Adverse Effect. The actuarial present value of all accrued benefits under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan. Neither the Company nor any Commonly Controlled Entity has had or could reasonably be expected to have a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made where such withdrawal or liability could reasonably be expected to have a Material Adverse Effect. No such Multiemployer Plan is in a Reorganization or an Insolvency where the effect of such Reorganization or Insolvency could reasonably be expected to have a Material Adverse Effect.

          4.15 Investment Company Act; Other Regulations. No Loan Party is an "investment company", or a company "controlled" by an "investment company" (other than one which is exempt from the provisions of the
    Investment Company Act of 1940, as amended), within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

          4.16  Subsidiaries.  The Subsidiaries of Holdings listed on Schedule
    4.16 constitute all the Subsidiaries of Holdings on the Effective Date.

          4.17 Purpose of Loans. The proceeds of the Loans will be used for the purposes identified in the second Preliminary Statement.

          4.18 Environmental Matters. (a) The Mortgaged Properties do not contain any Hazardous Materials in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, Environmental Laws, except to the extent that such violations and liabilities, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) (i) The Mortgaged Properties and all operations at the Mortgaged Properties are in compliance in all material respects and in the last three years have been in compliance in all material respects with all Environmental Laws, and (ii) there is no contamination at or under the Mortgaged Properties, or violation of any Environmental Law with respect to the Mortgaged Properties or the business of Holdings, the Company or any of its Subsidiaries, except to the extent that such contamination and violations, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (c) Neither Holdings, the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to the Mortgaged Properties or the business of Holdings, the Company or any of its Subsidiaries or with regard to any Person or entity whose liabilities for environmental matters Holdings, the Company or any of its Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to have a Material Adverse Effect, nor does Holdings or the Company have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) Hazardous Materials have not been transported or disposed of from the Mortgaged Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Mortgaged Properties in violation of any Environmental Law or in a manner that could reasonably give rise to liability under any Environmental Law, nor do Holdings, the Company or any of its Subsidiaries reasonably believe that they have retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, except to the extent that the foregoing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (e)  (i)  No   material  judicial  proceedings  or  governmental  or
    administrative action is pending, or, to the knowledge of  Holdings or the
    Company, threatened,  under any Environmental Law  to which  Holdings, the
    Company  or any  of its  Subsidiaries is  or will  be named  a party  with respect to (x) the Mortgaged Properties, (y) the business of Holdings, the
    Company  or any of  its Subsidiaries  or (z)  any liabilities  pursuant to
    Environmental Laws reasonably believed by Holdings, the Company or any  of its Subsidiaries to be retained or assumed by Holdings, the Company or any of its Subsidiaries, contractually, by operation of law or otherwise,  and
    (ii) there  are no  material  consent decrees  or other  decrees,  consent orders, administrative orders or other orders,  or other administrative or judicial requirements outstanding under any Environmental Law with respect to (x) the Mortgaged Properties, (y) the business of Holdings, the Company
    or   any  of  its   Subsidiaries  or  (z)  any   liabilities  pursuant  to

    Environmental Laws reasonably believed by Holdings, the Company or any of its Subsidiaries to be retained or assumed by Holdings, the Company or any of its Subsidiaries, contractually, by operation of law or otherwise.

          (f) There has been no Release or threat of Release of Hazardous Materials at or from the Mortgaged Properties, or arising from or in connection with the Mortgaged Properties or otherwise in connection with the business of Holdings, the Company or its Subsidiaries in violation of any Environmental Law in a manner that, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (g) Each of the representations and warranties set forth in paragraphs (a) through (f) above is true and correct with respect to each parcel of real property owned or operated by Holdings, the Company or any of its Subsidiaries (other than the Mortgaged Properties).

          4.19 Accuracy of Information. No factual statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum (as the same may have been supplemented prior to the Effective Date) or any other document, certificate or written statement furnished to the Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents (including, without limitation, any financial information furnished pursuant to
    Section 6.1), other than trade data contained in the Confidential Information Memorandum which relates to any Person which is not a Loan Party or an Affiliate thereof, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the Effective Date) any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Company to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in such other documents, certificates and statements furnished to the Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          4.20  Security Documents.   (a)   Each of the  Pledge Agreements  is
    effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Pledged Securities described  therein and  proceeds  thereof  and,  when  the  Pledged  Notes described therein  and stock  certificates representing  the Pledged Stock described therein are  delivered to the Agent, each such  Pledge Agreement shall  constitute a fully  perfected first priority Lien  on, and security interest in, all right,  title and interest of the relevant Loan  Party in such Pledged Securities and the proceeds thereof,  in each case (except as may be  limited  by  applicable  bankruptcy,  insolvency,  reorganization,
    moratorium  or similar laws affecting the enforcement of creditors' rights generally) prior and superior in right to any other Person.

          (b) Each of the Security Agreements is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof; when financing statements in appropriate form are filed in the offices specified on Schedule 4.20(b), each such Security Agreement constitutes a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, to the extent provided therein, the proceeds thereof, in each case (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally) prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3.

          (c) Each of the Mortgages is effective to create in favor of the Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and, to the extent provided therein, the proceeds thereof; when recorded in the offices specified on
    Schedule 4.20(c), each such Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties and, to the extent provided therein, the proceeds thereof, in each case (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally) prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 7.3.

          4.21 Solvency. Each Loan Party is, and after giving effect to the incurrence or assumption of all Indebtedness and obligations being incurred or assumed in connection herewith will be and will continue to be, Solvent.

          4.22 Insurance. Holdings, the Company and each of its Subsidiaries maintain with financially sound and reputable insurance companies insurance on all its properties in at least such amounts and against at least such risks (but, including in any event, public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

          4.23 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, except for the real property located in Jonesboro, Indiana, on which the Company maintains flood insurance.

                SECTION 5.  CONDITIONS PRECEDENT

          5.1   Conditions  to  Effectiveness.    The  effectiveness  of  this
    Agreement is subject to the satisfaction of the following conditions precedent on or prior to the Effective Date:

                (a) Agreement. The Agent shall have received this Agreement, duly executed and delivered by a duly authorized officer of Holdings and the Company, with a counterpart for each Lender.

                (b)   Financial Statements.   The Agent and  each Lender shall
          have received copies of each of the financial statements referred to in Section 4.1.

                (c) Existing Credit Agreement; 16% Debentures. (i) (A) Any outstanding "Loans" (as defined in the Existing Credit Agreement) shall have been refunded with the proceeds of the Loans hereunder and all other Indebtedness and other amounts (to the extent invoiced prior to the Effective Date) owing by the Company or any other Loan Party under the Existing Credit Agreement and any instrument or document delivered in connection therewith shall have been paid in full and (B) to the extent requested by the Agent, the Agent shall have received appropriately executed termination statements and releases, in proper form for filing in the relevant jurisdictions, in respect of the security interests granted pursuant to the "Loan Documents" under and as defined in the Existing Credit Agreement. Without affecting any terms of the Existing Credit Agreement or the "Loan Documents" under and as defined in the Existing Credit Agreement which expressly survive the termination thereof, each of the Agent and each Lender party to the Existing Credit Agreement hereby waives any requirement of advance notice of commitment termination contained in the Existing Credit Agreement and each of Holdings, the Company, the Agent and each Lender hereby agrees that the Existing Credit Agreement and the commitments thereunder, together with the "Loan Documents" under and as defined in the Existing Credit Agreement and all Liens and other security interests created thereby, shall terminate simultaneously with the satisfaction of the conditions to effectiveness set forth in this
          Section 5.1.

                (ii) The Agent shall be reasonably satisfied that Holdings shall be in a position to establish, on or promptly after the Effective Date, a redemption date on or prior to May 31, 1995 (the "Redemption Date") for the portion of the 16% Debentures expected to be redeemed with the proceeds of Loans ("Redemption Loans") to be made on or about the Redemption Date.

                (d) Closing Certificates. The Agent shall have received a Closing Certificate of each Loan Party, substantially in the form of Exhibit H, with appropriate insertions and attachments (which attachments shall be in form and substance reasonably satisfactory to the Agent).

                (e) Payment of Fees. The Agent shall have received the fees to be received on the Effective Date referred to in Section 2.4(b), and the Agent shall have been reimbursed for all syndication, legal and other fees, costs and expenses of the kind described in Section
          11.5 to the extent invoiced on or prior to the Effective Date.

                (f)   Legal Opinions.   The Agent shall  have received, with a
          counterpart for each Lender, the following executed legal opinions:

                      (i)  the executed legal opinion  of Cravath,
                Swaine & Moore, counsel to Holdings, substantially in the form of Exhibit G-1;

                      (ii) the executed legal opinion of the general counsel of the Company, substantially in the form of Exhibit G-2; and

                      (iii) the executed legal opinion of each local counsel listed on Schedule 5.1(f), substantially in the form of Exhibit G-3.

          Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement and the other Loan Documents as the Agent may reasonably require.

                (g)  Subsidiary Guarantee.  The Agent shall have received  the
          Subsidiary  Guarantee,  duly   executed  and  delivered  by  a  duly
          authorized officer of each Subsidiary Guarantor.

                (h) Pledge Agreements; Pledged Stock; Intercompany Notes. The Agent shall have received (i) each Pledge Agreement, duly executed and delivered by a duly authorized officer of the pledgor or pledgors named therein, (ii) (x) stock certificates representing the Pledged Stock pledged pursuant to each such Pledge Agreement, together with undated stock powers endorsed in blank for each stock certificate representing such Pledged Stock, (y) Intercompany Notes issued by each Loan Party to each other Loan Party, duly executed and delivered by the issuer thereof and endorsed in blank by the payee thereof and (z) any other documents or notifications required by such Pledge Agreement, and (iii) an acknowledgement and consent executed by each of the Issuers referred to in each such Pledge Agreement.

                (i) Security Agreements. The Agent shall have received each of the Security Agreements, duly executed and delivered by a duly authorized officer of the grantor or grantors named therein.

                (j) Mortgages. The Agent shall have received each Mortgage, duly executed and delivered by a duly authorized officer of the relevant Loan Party.

                (k)  Title Insurance Policies.  The Agent shall have  received in respect  of each  parcel of Mortgaged Property  specified by  the
          Agent,   a  mortgagee's   title  insurance   policy  or   marked  up
          unconditional binder  for such  insurance dated  the Effective Date.
          Such policy  shall (i) be  in an  amount satisfactory to the  Agent,
          (ii) insure that  each Mortgage creates a valid first  mortgage lien on  the Mortgaged Property  described therein free and  clear of all defects and encumbrances,  except as otherwise specified therein and acceptable to the Agent and except as otherwise expressly  permitted by  Section  7.3,  (iii) name  the  Agent,  for the  benefit  of the
          Lenders, as the insured thereunder, (iv) be in the form of ALTA Loan
          Policy  - 1990,  if available,  (v)  contain  such endorsements  and affirmative coverage as the Agent may reasonably request and (vi) be issued by First American Title Insurance Company or such other title company as shall be satisfactory to the Agent.  The Agent shall also
          have  received  evidence satisfactory  to  it that  all premiums  in respect of  each such  policy have  been paid or will  be paid  with proceeds of the initial extension of credit.

                (l) Lien Searches. The Agent shall have received satisfactory results of a recent search by a Person acceptable to it of Uniform Commercial Code filings which may have been filed with respect to any Loan Party in the jurisdictions listed on Schedule 4.20(b).

                (m) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested.

                (n) Certificates. The Agent shall have received (i) a Borrowing Base Certificate, dated the Effective Date and setting forth a calculation of the Borrowing Base as of February 28, 1995, showing that the Modified Aggregate Outstanding Revolving Extensions of Credit outstanding on the Effective Date (after giving effect to the making of any extensions of credit on the Effective Date), shall not exceed the Borrowing Base as set forth in such Certificate and
          (ii) a Senior Note Indenture Revolving Credit Incurrence Limit Certificate, dated the Effective Date and setting forth a calculation of the Senior Note Indenture Revolving Credit Incurrence Limit as of February 28, 1995, showing that the sum of (i) the aggregate L/C Obligations then outstanding and (ii) the aggregate principal amount of Specified Basket Debt then outstanding (after giving effect to the making of any extensions of credit on the Effective Date), shall not exceed the Senior Note Indenture Revolving Credit Incurrence Limit as set forth in such Certificate.

                (o) Borrowing Base Report. The Agent shall have received a satisfactory report on the examination by its internal staff of the Inventory and Accounts of the Company and its Subsidiaries as of December 31, 1994.

                (p) Insurance. The Agent shall have received evidence satisfactory to it as to the adequacy of the insurance program of the Loan Parties and that each Loan Party has obtained the insurance coverage required by the Security Documents, including appropriate evidence showing the Agent, for the benefit of the Lenders, as an additional named insured or loss payee.

          5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any Loan (excluding Redemption Loans) or to issue any Letter of Credit requested to be made or issued by it on any date is subject to the satisfaction of the following conditions precedent:

                (a) Representations and Warranties. Each of the representations and warranties made by the Company and the other Loan Parties in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

                (b)  No Default.   No Default or Event of  Default  shall have
          occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

                (c) Credit Limitations. After giving effect to such extension of credit, (i) the Aggregate Outstanding Revolving Extensions of Credit shall not exceed the aggregate Revolving Credit Commitments in effect on such date and (ii) no prepayment shall be required to be made pursuant to Section 2.7.

    Each borrowing by and issuance of a Letter of Credit on behalf of the Company hereunder (other than the borrowing of Redemption Loans) shall constitute a representation and warranty by the Company as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.

          5.3 Conditions to Redemption Loans. The agreement of each Lender to make its portion of the Redemption Loans is subject to the satisfaction of the following conditions precedent on the borrowing date in respect thereof:

                (a) Credit Limitations. After giving effect to the making of such Redemption Loans, (i) the Aggregate Outstanding Revolving Extensions of Credit shall not exceed the aggregate Revolving Credit Commitments in effect on such date, (ii) no prepayment shall be required to be made pursuant to Section 2.7 and (iii) the condition specified in the proviso contained in Section 7.11(a)(ii)(z) shall have been satisfied.

                (b) No Orders, etc. No order, judgment or decree shall purport to enjoin or restrain (i) any Lender from making its portion of the Redemption Loans on such date or (ii) Holdings from redeeming on such date a portion of the 16% Debentures having an aggregate face amount equal to the aggregate amount of such Redemption Loans.

                (c)   Absence  of  Specified  Events.   There shall  not  have
          occurred any Specified Event.

    The borrowing of Redemption Loans shall constitute a representation and warranty by the Company as of the date of such borrowing that the conditions contained in this Section 5.3 have been satisfied.

                SECTION 6.  AFFIRMATIVE COVENANTS

          Holdings and the Company hereby jointly and severally agree that, so long as the Revolving Credit Commitments remain in effect, any Loan or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, Holdings and the Company shall, and shall cause each of their respective Subsidiaries to, unless the Required Lenders shall otherwise consent in writing:

                6.1   Financial Statements.   In the case of Holdings  and the
          Company, furnish to each Lender:

                (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Holdings or the Company, as the case may be, a copy of the consolidated balance sheet of Holdings and its consolidated Subsidiaries and of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on by Ernst & Young or other independent certified public accountants acceptable to the Required Lenders (which report shall not be qualified in any material respect); and

                (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holdings or the Company, as the case may be, the unaudited consolidated balance sheet of Holdings and its consolidated Subsidiaries and of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and stockholders' equity and cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of Holdings or the Company, as applicable, as fairly presenting the financial condition and results of operations of Holdings or the Company, as the case may be, on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments);

    all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein). It is understood that the obligation to deliver any items described above which are contained in Holdings' Form 10-K, as filed with the Securities and Exchange Commission (in the case of Section 6.1(a)) or Holdings' Form 10-Q, as filed with the Securities and Exchange Commission (in the case of Section 6.1(b)), may be satisfied by delivery of such Form 10-K or Form 10-Q, as the case may be.

          6.2   Certificates; Other Information.   In the case of the Company,
    or, if applicable, Holdings, furnish to each Lender:

                (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), (i) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) copies of any management letters when delivered to Holdings or the Company in connection with such examination;

                (b)   concurrently   with  the   delivery  of   the  financial
          statements  referred  to  in  Sections  6.1(a)  and  6.1(b),  (i)  a
          certificate of  a Responsible  Officer of each of  Holdings and  the
          Company stating that, to the best of each such Responsible Officer's knowledge, each  Loan  Party during  such  period  has  observed  or performed all of its covenants  and other agreements, and  satisfied every condition, contained  in this Agreement and in the  other Loan
          Documents to  be observed,  performed or satisfied by  it, and  that such Responsible Officer has obtained no knowledge of any Default or
          Event of Default except  as specified in such certificate and (ii) a
          Compliance  Certificate  containing  all information  necessary  for determining compliance by Holdings, the Company and its Subsidiaries with the provisions of this Agreement referred to therein  as of the last day  of the fiscal quarter  or fiscal year  of Holdings  or the
          Company, as the case may be;

                (c) by December 31 of each year, a copy of the projections by Holdings and the Company of the operating budget and cash flow budget and revenues of Holdings, the Company and its Subsidiaries for the next succeeding fiscal year in form and substance reasonably satisfactory to the Agent, setting forth in reasonable detail the basis for all projections contained therein, such projections to be accompanied by a certificate of a Responsible Officer of each of Holdings and the Company to the effect that such projections have been prepared in good faith using assumptions believed by management to be reasonable and that such Responsible Officer has no reason to believe they are misleading in any material respect;

                (d) within five days after the same are sent, copies of all financial statements and reports which Holdings or the Company sends to holders of any issue of its equity securities or debt securities generally, and within five days after the same are filed, copies of all financial statements and reports which Holdings or the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority or any national securities exchange;

                (e) as soon as practicable, but in no event later than 20 days after the end of each month, (i) a Borrowing Base Certificate, certifying in reasonable detail the Borrowing Base as of the last day of such month and (ii) a Senior Note Indenture Revolving Credit Incurrence Limit Certificate, certifying in reasonable detail the Senior Note Indenture Revolving Credit Incurrence Limit as of the last day of such month, which certificates shall be complete and correct as of the date thereof;

                (f) within five days after the same are received, copies of any notices received by Holdings or the Company from any holder of Subordinated Debt or the Senior Notes;

                (g) within five days after the Company or any of its Subsidiaries enters into a joint venture, notice thereof accompanied by a description in reasonable detail of the business in which such joint venture is engaged; and

                (h)   promptly,   such   additional    financial   and   other
          information as any Lender may from time to time reasonably request through the Agent.

          6.3 Payment of Obligations. (a) Pay, discharge, perform, comply with or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Holdings, the Company or its Subsidiaries, as the case may be; (b) comply in all material respects with all applicable Requirements of Law, except where such Requirement of Law is being contested in good faith, a bona fide dispute exists with respect thereto and the failure to comply therewith has no reasonable likelihood of having a Material Adverse Effect; and (c) comply with all applicable Contractual Obligations, except where the failure to comply therewith has no reasonable likelihood of having a Material Adverse Effect.

          6.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges, licenses and franchises necessary or desirable in the normal conduct of its business except as otherwise expressly permitted pursuant to Section 7.5.

          6.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; preserve all of its registered trademarks, trade names and service marks, the non-preservation of which has a reasonable likelihood of having a Material Adverse Effect; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

          6.6 Inspection of Property; Books and Records; Discussions. Keep proper books of record and account in which complete and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of the Agent (and, if an Event of Default shall have occurred and be continuing, any Lender) to visit and inspect any of its properties and examine and make copies of or abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (including examinations of the Accounts and Inventory by representatives of the Agent (and, if an Event of Default shall have occurred and be continuing, any Lender)) and to discuss the business, operations, properties and financial and other condition of Holdings, the Company and its Subsidiaries with officers and employees of Holdings, the Company and its Subsidiaries and with the independent certified public accountants of Holdings or the Company.

          6.7   Notices.   In  the  case  of the  Company or,  if  applicable,
    Holdings, promptly give notice to the Agent and each Lender of:

                (a)  the occurrence of any Default or Event of Default;

                (b) any (i) default or event of default under any Contractual Obligation of Holdings, the Company or any of its Subsidiaries, (ii) dispute between Holdings, the Company or any of its Subsidiaries and any Governmental Authority or (iii) litigation, investigation or proceeding which may exist at any time between Holdings, the Company or any of its Subsidiaries and any Governmental Authority, which in each case, if not cured or resolved or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                (c) any litigation or proceeding (and any material development in respect thereof) affecting Holdings, the Company or any of its Subsidiaries in which (i) the amount involved is $2,000,000 or more (or its equivalent in another currency or currencies) and not covered by insurance as to which the relevant insurance company has not disputed coverage or (ii) injunctive or similar relief is sought;

                (d) the following events, as soon as possible and in any event within 30 days after Holdings or the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan; provided that notice under this Section 6.7(d) will only be required if, individually or in the aggregate, the amount of the liability of the Loan Parties which could reasonably be expected would equal or exceed $2,000,000;

                (e) any event or condition which, on any day, to the knowledge of the Company, has caused the Borrowing Base to change since the date of the most recent Borrowing Base Certificate delivered pursuant to Section 6.2(e) if as a result of such change the Aggregate Outstanding Revolving Extensions of Credit exceed the Borrowing Base determined as of such day; and

                (f) a development or event which has had or could reasonably be expected to have a Material Adverse Effect.

    Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Holdings or the Company, as the case may be, proposes to take with respect thereto.

          6.8   Environmental Laws.

                (a)    Comply  with,  and  use  its  best  efforts  to  insure
          compliance  by  all  tenants  and  subtenants,  if  any,  with,  all
          Environmental Laws  and obtain  and comply in  all material respects with and  maintain, and  use its  best efforts  to  insure that  all tenants and subtenants obtain and comply with and maintain, any  and all  licenses,  approvals,  registrations  or  permits  required  by
          Environmental Laws, except to the extent that failure to do so would
          not have  any  reasonable likelihood  of having  a Material  Adverse
          Effect;

                (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not have any reasonable likelihood of having a Material Adverse Effect;

                (c)    Without limiting  the generality  of the  provisions of
          Section 6.7, notify the Agent and each Lender of any of the following which is reasonably likely to have a Material Adverse
          Effect:

                      (i) any Environmental Claim which Holdings, the Company or any of its Subsidiaries receives, including one to take or pay for any remedial, removal, response or clean-up or other action with respect to any Hazardous Materials contained on any property presently or formerly owned or leased by Holdings, the Company or any of its Subsidiaries;

                      (ii) any notice of any alleged violation of or knowledge by Holdings, the Company or any of its Subsidiaries of a condition which might reasonably result in a violation of any law or regulation involving environmental, health or safety matters; and

                      (iii) any commencement or threatened commencement of any
                judicial or administrative proceeding or investigation alleging a violation or potential violation of any requirement of Environmental Law; and

                (d) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective parents, subsidiaries, affiliates, employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to, the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Holdings, the Company or any of its Subsidiaries or to the Mortgaged Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the party seeking indemnification therefor. Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

          6.9 Interest Rate Protection. In the case of the Company, effect interest rate hedging arrangements reasonably satisfactory to the Agent in respect of the Company's floating rate Indebtedness.

          6.10 Additional Collateral. (a) With respect to any assets acquired after the Effective Date by any Loan Party (other than any assets described in paragraph (b) or (c) below) as to which the Agent, for the benefit of the Lenders, does not have a perfected Lien (i) execute and deliver to the Agent such amendments to this Agreement or the relevant Security Agreement or such other documents as the Agent or the Required Lenders deem necessary or advisable in order to grant to the Agent, for the benefit of the Lenders, a security interest in such assets, (ii) take all actions necessary or advisable to grant to the Agent, for the benefit of the Lenders, a perfected first priority (subject to Liens expressly permitted by Section 7.3) security interest in such assets, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the appropriate Security Agreement or by law or as may be requested by the Agent and (iii) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

          (b) With respect to any fee or leasehold interest in any real estate having a value (together with improvements thereof) of at least $2,500,000 acquired after the Effective Date by the Company or any of its Subsidiaries, (i) execute a first priority mortgage or deed of trust, as the case may be (subordinate only to such mortgages or deeds of trust as are necessary to permit the Company or such Subsidiary to purchase such real estate and any other Liens expressly permitted by Section 7.3), in favor of the Agent, for the benefit of the Lenders, covering such real estate, in form and substance reasonably satisfactory to the Agent, (ii) provide the Lenders with title and extended coverage insurance covering such real estate in an amount equal to the purchase price of such real estate as well as a current ALTA survey thereof, together with a surveyor's certificate in form and substance reasonably satisfactory to the Agent and (iii) if requested by the Agent, deliver to the Agent legal opinions relating to the matters described in the preceding clauses (i) and (ii), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Agent.

          (c)   With  respect  to  any new  Subsidiary  (other than  a Foreign
    Subsidiary) created or acquired after the Effective Date by Holdings,  the
    Company or any of  its Subsidiaries, (i) execute and deliver to  the Agent such  amendments to  the  relevant Pledge  Agreement as  the Agent  or the
    Required Lenders  deem necessary  or advisable  in order  to grant to  the
    Agent, for the benefit of the Lenders, a perfected first priority security interest in  the Capital Stock of  such new Subsidiary  which is  owned by
    Holdings,  the Company  or any of  its Subsidiaries,  (ii) deliver  to the
    Agent  the certificates  representing  such Capital  Stock,  together with undated  stock  powers,  in  blank,  executed  and  delivered  by  a  duly authorized officer of the Company  or such Subsidiary, as the case may be,
    (iii) cause such  new Subsidiary (A) to  become a party to  the Subsidiary
    Guarantee,  the Subsidiary  Pledge Agreement  and the  Subsidiary Security
    Agreement, (B) to take such actions necessary or advisable to grant to the
    Agent for the  benefit of the Lenders a perfected first  priority (subject
    to  Liens expressly  permitted by  Section 7.3)  security interest  in the
    Collateral described in the  Subsidiary Security Agreement with respect to such new Subsidiary, including, without  limitation, the filing of Uniform
    Commercial  Code  financing statements  in such  jurisdictions  as  may be required  by the  Subsidiary Security  Agreement or  by law  or as  may be
    requested by the Agent, and (C) to  issue Intercompany Notes to each  Loan
    Party  (which in  turn  shall  be endorsed  in  blank and  pledged  by the relevant Loan Party to  the Agent for the benefit of the  Lenders pursuant to the  relevant Pledge Agreement), (iv)  in the case  of the  Company and each  existing Subsidiary, issue Intercompany Notes to such new Subsidiary
    (which  in  turn shall  be  endorsed  in  blank and  pledged  by such  new
    Subsidiary to  the Agent for the  benefit of the  Lenders pursuant  to the
    Subsidiary Pledge Agreement),  and (v) if requested by the  Agent, deliver to  the Agent  legal opinions  relating to  the  matters described  in the preceding clauses (i), (ii),  (iii) and (iv),  which opinions shall be  in form  and substance,  and  from  counsel, reasonably  satisfactory  to the
    Agent.

          (d) With respect to any Foreign Subsidiary created or acquired after the Effective Date by Holdings, the Company or any of its Subsidiaries, (i) execute and deliver to the Agent such amendments to the relevant Pledge Agreement as the Agent or the Required Lenders deem necessary or advisable in order to grant to the Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary which is owned by Holdings, the Company or any of its Subsidiaries (provided that in no event shall Capital Stock representing more than 65% of the voting power of the Capital Stock of any such new Subsidiary be required to be so pledged) and (ii) deliver to the Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Holdings, the Company or such Subsidiary, as the case may be.

          (e) The provisions of this Section 6.10 shall not apply to any assets subject to any Lien permitted by Section 7.3 which secures Indebtedness permitted by Section 7.2, to the extent compliance with such provisions is prohibited by the terms of the documentation governing such Lien or Indebtedness, but, in each case, only so long as any such prohibition remains in effect.

          (f)   Notwithstanding anything to the contrary in this Agreement, no dormant Subsidiary  or non-wholly owned  Subsidiary designated as such  on
    Schedule  4.16  shall be  required to  become  a party  to  the Subsidiary
    Guaranty,  the  Subsidiary Security  Agreement  or  the  Subsidiary Pledge
    Agreement  unless  and  until,  (i)  in  the  case  of  any  such  dormant
    Subsidiary, such  Subsidiary  holds assets  having an  aggregate value  in excess  of $500,000  and (ii)  in the  case of  any such  non-wholly owned
    Subsidiary, such  Subsidiary becomes  a wholly  owned  direct or  indirect
    Subsidiary  of the  Company.   If at  any time  the applicable  conditions
    specified  in clause  (i) or (ii)  of the preceding sentence  apply to any such Subsidiary,  the Company shall take or  cause to be taken  all of the applicable  actions specified  in  Section  6.10(c) with  respect  to such
    Subsidiary.   In  addition,  prior  to  satisfaction  of  such  applicable conditions, the Company shall have the option to take or cause to be taken those  actions  specified  in  Section  6.10(c) which,  in  the reasonable
    opinion of the  Agent, are necessary to enable the Accounts  and Inventory of such Subsidiary to be included in the Borrowing Base.

                SECTION 7.  NEGATIVE COVENANTS

          Holdings and the Company hereby jointly and severally agree that, so long as the Revolving Credit Commitments remain in effect, any Loan or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, Holdings and the Company shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, unless the Required Lenders shall otherwise agree in writing:

          7.1   Financial Condition Covenants.

                (a) Maintenance of Current Ratio. Permit the ratio of Consolidated Current Assets of Holdings to Consolidated Current Liabilities of Holdings at the end of any fiscal quarter of Holdings to be less than 2.0 to 1.0.

                (b) Consolidated Net Worth. Permit the Consolidated Net Worth of Holdings at any time to be less than the sum, without duplication, of (i) $80,000,000, (ii) 50% of the Consolidated Net Income of Holdings for each fiscal quarter of Holdings (beginning with the fiscal quarter ending March 31, 1995) for which such Consolidated Net Income is positive, (iii) 100% of the Net Cash Proceeds of any Holdings Common Equity Offering consummated after the Effective Date and (iv) 100% of any capital contribution made to Holdings or the Company after the Effective Date by any holder of its Capital Stock; provided, that for the purposes of clauses (iii) and (iv) above, the amount of any Net Cash Proceeds and capital contributions referred to in said clauses shall be reduced to the extent (x) such proceeds or contributions are concurrently applied to repurchase equity in accordance with this Agreement and (y) Consolidated Net Worth (without giving effect to such proceeds or contributions) would be reduced as a result of such repurchase.

                (c) Interest Coverage. Permit the Interest Coverage Ratio as at the end of any Interest Coverage Test Period (commencing with the Interest Coverage Test Period ending June 30, 1995) to be less than
          2.0 to 1.0.

                (d) Leverage Ratio. Permit the Leverage Ratio on the last day of any period of four consecutive fiscal quarters of Holdings ending during any period set forth below to be greater than the corresponding ratio set forth below:

    [CAPTION]

          Period Ending                                    Ratio
          After March 31, 1995 and prior                4.50 to 1.0
            to March 31, 1997 . . . . . . . . . .
          On or after March 31, 1997 and
            prior to March 31, 1998 . . . . . . .       4.25 to 1.0
          March 31, 1998 and thereafter . . . . .       4.0 to 1.0


                                                                            68




                (e) Senior Secured Leverage Ratio. Permit the Senior Secured Leverage Ratio on the last day of any period of four consecutive fiscal quarters of Holdings ending during any period set forth below to be greater than the corresponding ratio set forth below:

    [CAPTION]

          Period Ending                                    Ratio
          After March 31, 1995 and prior                2.5 to 1.0
            to March 31, 1997 . . . . . . . . . .
          March 31, 1997 and thereafter . . . . .       2.25 to 1.0

          7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or enter into or become liable for any obligations in respect of any Interest Rate Protection Agreement, except:

                (a) Indebtedness in respect of the Loans, the Letters of Credit and the other obligations of the Loan Parties under the Loan Documents;

                (b) (i) Indebtedness of the Company to Holdings or any Subsidiary Guarantor or any Subsidiary Guarantor to the Company or any Subsidiary Guarantor and (ii) Indebtedness of Holdings to the Company in connection with the loan made by the Company to Holdings with a portion of the proceeds of the loans under the Existing Credit Agreement (collectively, "Intercompany Loans"); provided that
          (x) all such Indebtedness shall be evidenced by an Intercompany Note and (y) each such Intercompany Note shall be pledged to the Agent for the benefit of the Lenders pursuant to the relevant Pledge Agreement;

                (c) (i) Indebtedness of Holdings in respect of the 16% Debentures, (ii) Indebtedness of the Company in respect of the Senior Notes, and (iii) other Indebtedness of the Company or any of its Subsidiaries outstanding on the Effective Date and listed on
          Schedule 7.2(c) and, in the case of this clause (iii), any replacement, extension or renewal (without increase in the outstanding principal amount) thereof;

                (d) Indebtedness of the Company in connection with the issuance of letters of credit (i) for the benefit of insurance companies to guarantee insurance claims and premiums; (ii) to provide bid and performance guarantees; (iii) to guarantee contested appeals; (iv) constituting commercial letters of credit in the ordinary course of business and (v) for any other purpose of a similar nature acceptable to the Required Lenders; provided that (x) no Liens shall be incurred in respect of any letter of credit described in clause (i), (ii), (iii) or (v) above and (y) the aggregate amount of L/C Obligations and Non-Facility L/C Obligations shall not exceed $25,000,000 at any time outstanding;

                (e) Indebtedness of the Company resulting from the delivery of a promissory note in the maximum amount of $5,000,000 to support Indebtedness of the Company, in connection with the requirements of the Company's insurance carriers to recognize casualty insurance premiums; provided, however, that if Indebtedness pursuant to any such promissory note is also supported by a letter of credit permitted under Section 7.2(d), the principal amount of such promissory note (to the extent supported by such letter of credit) shall not be included in the computation of Total Debt for the purposes of Section 7.1(a) or (d);

                (f) (i) Indebtedness which is secured by Liens expressly permitted by Section 7.3(g)(i) and (ii) Indebtedness which is (x) secured by Liens expressly permitted by clause (iii) of Section 7.3(g) and (y) assumed in connection with the acquisition of the assets subject to such Liens;

                (g) Capital Lease Obligations expressly permitted by Section 7.7(a), (b) or (c);

                (h) Indebtedness of Holdings in respect of the Preferred Stock or any Exchange Debentures issued in accordance with Section 7.11, provided that all terms and conditions of such Exchange Debentures (including, without limitation, the interest rate applicable thereto, the covenants contained therein and the default, redemption and subordination provisions thereof) shall be acceptable to the Required Lenders in their sole discretion, as evidenced by the prior written approval thereof by the Required Lenders;

                (i) Indebtedness of Holdings, the Company or any of its Subsidiaries consisting of Guarantee Obligations expressly permitted by Section 7.4;

                (j) any obligation of Holdings pursuant to a Management Equity Agreement to repurchase common stock of Holdings or options with respect thereto from the officer or employee of Holdings, the Company or any of its Subsidiaries party thereto;

                (k) unsecured term Indebtedness of the Company (the "Senior Unsecured Term Loans") in a principal amount of up to $60,000,000, provided, that (a) the pricing and other terms thereof shall be substantially identical to those disclosed by the Company prior to the Effective Date and otherwise reasonably satisfactory to the Required Lenders and (b) the net proceeds thereof shall be applied as promptly as practicable to redeem a portion of the 16% Debentures;

                (l) (i) Interest Rate Protection Agreements in respect of the Senior Notes entered into by the Company with any one or more Lenders having an aggregate notional amount not to exceed $200,000,000 and such other terms and conditions as shall be reasonably satisfactory to the Agent and (ii) Interest Rate Protection Agreements referred to in Section 6.9;

                (m) Indebtedness of the Company or any of its Subsidiaries pursuant to the Capital Lease Financing Facility;

                (n)   additional Indebtedness not  otherwise permitted by this
          Section 7.2, which is either (i) unsecured, (ii) incurred in connection with the acquisition of assets and secured only by such assets or (iii) secured by assets acceptable to the Required
          Lenders, aggregating not more than $20,000,000 at any one time outstanding, provided, that any Indebtedness incurred pursuant to this paragraph (n) shall amortize in equal annual installments over a period of five years (or in a manner which, in the judgment of the Agent, is more favorable to the Company); and

                (o) additional unsecured Indebtedness not otherwise permitted by this Section 7.2 aggregating not more than $25,000,000 at any one time outstanding (so long as, in the case of Specified Basket Debt, after giving effect to the incurrence thereof, no prepayment shall be required to be made pursuant to Section 2.7).

          7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of Holdings, the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

                (b) statutory landlords' Liens and carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for sums which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                (c)     pledges  or  deposits   in  connection  with  workers'
          compensation, unemployment insurance and other social security legislation;

                (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                (e) easements, rights-of-way, restrictions, minor defects or minor irregularities in title and other similar encumbrances incurred in the ordinary course of business which do not in any case materially interfere with the ordinary conduct of the business of Holdings, the Company or any of its Subsidiaries or materially impair the value of the property subject thereto for the purposes of such business;

                (f)   Liens  in  existence  on the  Effective Date  listed  on
          Schedule 7.3(f)  and any replacement,  extension or renewal thereof;
          provided that (i)  no such  Lien is spread  to cover  any additional
          property  after   the  Effective  Date  and   (ii)  the   amount  of
          Indebtedness secured thereby  is not increased (except, in  the case of clauses (i)  and (ii) above, to the extent expressly  provided or
          required  by any agreement governing  the terms of any  such Lien as such agreement is in effect on the Effective Date);

                (g) (i) Liens securing Indebtedness (other than Capital Lease Obligations) of the Company or any of its Subsidiaries incurred to finance the acquisition, construction or improvement of any asset, provided that (x) such Liens shall be created substantially simultaneously with the acquisition, construction or improvement of such asset, (y) such Liens do not at any time encumber any asset other than the asset acquired, constructed or improved with the proceeds of such Indebtedness and (z) the amount of Indebtedness secured thereby shall not exceed the purchase price of such asset or the amount expended solely to construct or improve such asset, as the case may be; (ii) any Lien on any asset securing Indebtedness permitted to be incurred in connection with sale-leaseback transactions expressly permitted by Section 7.7(b), provided that
          (x) the proceeds of such Indebtedness shall be at least equal to 80% of the fair market value of such asset and (y) at the time of incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
          (iii) any Lien on any asset acquired by the Company or any of its Subsidiaries after the Effective Date which is not incurred in contemplation of such acquisition; provided that the aggregate outstanding amount of Indebtedness secured by Liens incurred pursuant to this Section 7.3(g), when added to the aggregate outstanding amount of Capital Lease Obligations incurred pursuant to
          Section 7.7(c), shall not at any time exceed the sum of $25,000,000 and an amount equal to 10% of the Consolidated Net Worth of Holdings at such time;

                (h) Liens on equipment acquired in connection with the incurrence of Capital Lease Obligations expressly permitted by
          Section 7.7(c), provided that (x) such Liens shall be created substantially simultaneously with the acquisition of such equipment,
          (y) such Liens do not at any time encumber any asset other than the equipment financed by such Indebtedness and (z) the amount of Indebtedness secured thereby is not increased subsequent to the date of incurrence thereof;

                (i) Liens created by the Security Documents in favor of the Agent for the benefit of the Lenders;

                (j) judgment Liens created by or resulting from any judgment not constituting an Event of Default under Section 8(h);

                (k) any interest or title of a lessor under any lease expressly permitted by Section 7.7(a) or (b);

                (l) Liens securing Indebtedness of the Company or any of its Subsidiaries pursuant to the Capital Lease Financing Facility;

                (m) Liens securing Indebtedness incurred pursuant to Section 7.2(n) which is permitted to be secured by said Section; and

                (n)  leases or subleases  granted by the Company or any of its
          Subsidiaries in the ordinary  course of business and not interfering
          in any  material respect  with the  conduct of the  business of  the
          Company or such Subsidiary.

          7.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                (a) Guarantee Obligations of Holdings pursuant to Section 10 or of any Subsidiary Guarantor pursuant to the Subsidiary Guarantee or of the Company in respect of the Letters of Credit;

                (b) guarantees made in the ordinary course of its business by the Company of obligations of any Subsidiary Guarantor, which obligations are otherwise permitted under this Agreement;

                (c) guarantees by the Company or any of its Subsidiaries of the obligations of joint ventures in which the Company or any of its Subsidiaries is a party, not exceeding, when added to the aggregate principal amount of Femco Loans, $18,000,000 in aggregate amount at any time outstanding;

                (d) surety, indemnity, performance, release and appeal bonds and guarantees thereof issued by the Company or any of its Subsidiaries, to the extent required in the ordinary course of business or in connection with the enforcement of rights or claims of the Company or its Subsidiaries or in connection with judgments that do not result in an Event of Default, not exceeding $5,000,000 in aggregate amount at any time outstanding;

                (e) reimbursement obligations of the Company pursuant to letters of credit expressly permitted by Section 7.2(d); and

                (f) unsecured guarantee obligations of Holdings and any Subsidiary of the Company in respect of (i) the Capital Lease Financing Facility or (ii) the Senior Unsecured Term Loans and any other amounts owing by the Company under the Senior Unsecured Term Loan Agreement.

          7.5 Limitations on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, or engage in any businesses other than businesses engaged in by it on the Effective Date (or businesses reasonably related thereto), or make any material change in its method of conducting business on the Effective Date except:

                (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more Subsidiary Guarantors (provided that the Subsidiary Guarantor or Subsidiary Guarantors shall be the continuing or surviving corporation);

                (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any Subsidiary Guarantor;

                (c) BCP Holdings may be merged with and into the Company (the "BCP/Company Merger"), provided that (i) the Company shall be the surviving corporation, (ii) no violation of or default under any material Requirement of Law or material Contractual Obligation applicable to Holdings, the Company or any of its Subsidiaries shall occur as a result thereof, (iii) within three Business Days after the consummation of the BCP/Company Merger, the Agent shall have received (with, where applicable, sufficient copies for each Lender)
          (A) the Holdings Security Agreement and the Holdings Pledge Agreement (together with an appropriate undated stock power), in each case executed and delivered by a duly authorized officer of a holding company parent ("New Holdings") of the Company created simultaneously with the consummation of the BCP/Company Merger, (B) an assumption agreement in form and substance satisfactory to the Agent pursuant to which New Holdings shall become a party to this Agreement, (C) from New Holdings, all certificates and documents of the type delivered by Holdings on the Effective Date and described in Section 5.1 and (D) the unqualified executed legal opinion of Cravath, Swaine & Moore relating to the matters described in the preceding clauses (A) and (B) and to the effect that all Obligations constitute "Senior Debt" (as defined in the 16% Debenture Indenture (if any 16% Debentures shall then be outstanding), which opinion shall be in form and substance satisfactory to the Agent and (iv) if the BCP/Company Merger shall occur prior to November 15, 1995, then, no later than ten Business Days prior to the consummation of the BCP/Company Merger, the Agent shall have received (with sufficient copies for each Lender) the unqualified executed legal opinion of Cravath, Swaine & Moore, which legal opinion (x) shall provide that the BCP/Company Merger will not cause the deduction for interest or original issue discount on the 16% Debentures to be limited, deferred or disallowed, in whole or in part, and (y) shall otherwise be in form and substance satisfactory to the Agent; and

                (d)   pursuant to  any sale of assets  expressly permitted  by
    Section 7.6.

          7.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

                (a) the sale or other disposition of any assets which have become obsolete, outdated or surplus to the business of the Company or any of its Subsidiaries, or have no remaining useful life, in each case as reasonably determined in good faith by the Board of Directors or the senior management of the Company or such Subsidiary, as the case may be, in an aggregate amount not to exceed $2,000,000 in any fiscal year of the Company;

                (b) the sale of assets in connection with sale-leaseback transactions expressly permitted by Section 7.7(b);

                (c)  the sale of Inventory in the ordinary course of business;

                (d)  as expressly permitted by Section 7.5(b);

                (e)   in connection with the Capital Lease Financing Facility;
          and

                (f) other sales or dispositions of assets by the Company or any of its Subsidiaries; provided that (i) at the time of such sale or disposition, no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) each such asset is sold or disposed of at fair market value and (iii) the aggregate fair market value of all assets so sold or disposed of by the Company and its Subsidiaries (excluding assets constituting all or any portion of any Specified Property) shall not exceed $20,000,000 in any fiscal year of the Company and shall not exceed $50,000,000 during the term of this Agreement.

          7.7 Limitation on Leases. Create or suffer to exist any obligations for the payment or rental for any property under leases or agreements to lease (other than any arrangement pursuant to which the Company or any of its Subsidiaries is lessor), except:

                (a) (i) leases of the Company and its Subsidiaries in existence on the Effective Date and listed on Schedule 7.7(a) and any renewal, extension or refinancing thereof and (ii) operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; provided that the aggregate amount of lease payments made pursuant to this clause (a) does not exceed $15,000,000 in the aggregate in any fiscal year;

                (b) subject to Section 7.3(g)(ii), Capital Lease Obligations incurred by the Company or any of its Subsidiaries in connection with sale-leaseback transactions; provided that

                      (i) immediately prior to giving effect to such lease, the property or asset subject to such lease was sold by the Company or any Subsidiary to the lessor under such lease for at least its fair market value; and

                      (ii) no Default or Event of Default would occur as a result of such sale and subsequent lease;

                (c) Capital Lease Obligations other than those expressly permitted by paragraph (a) or (b) above, incurred by the Company or any of its Subsidiaries to finance the acquisition of equipment; provided that the aggregate outstanding amount of all Capital Lease Obligations which would appear on a consolidated balance sheet of the Company and its consolidated Subsidiaries in accordance with GAAP, when added to the aggregate outstanding principal amount of Indebtedness incurred pursuant to Section 7.2(f), shall not at any time exceed the sum of $25,000,000 and an amount equal to 10% of the Consolidated Net Worth of Holdings at such time; and

                (d)   in connection with the Capital Lease Financing Facility.

          7.8   Limitation on Dividends.   Declare or pay any  dividend (other
    than (i)  dividends payable  solely in  common stock  of Holdings  or  the
    Company, as  the case may  be, and  (ii) dividends on  the Preferred Stock payable  solely in additional shares  of Preferred Stock) on,  or make any
    payment  on  account of,  or  set  apart assets  for  a  sinking  or other analogous fund  for, the  purchase, redemption,  defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of Holdings or the  Company or any  warrants or  options to purchase  any such Capital
    Stock,  whether  now   or  hereafter  outstanding,  or   make  any   other
    distribution in respect thereof, either directly or indirectly, whether in cash  or  property  or in  obligations  of  Holdings, the  Company  or any
    Subsidiary, except that:

                (a) the Company may pay cash dividends to Holdings (i) on and after November 15, 1995 to the extent, and only to the extent, necessary to enable Holdings to make cash interest payments in respect of the 16% Debentures which are required to be made pursuant to the terms of the 16% Debenture Indenture, provided, that Holdings shall make such interest payments no later than five Business Days after the date on which the relevant dividend is made and (ii) to pay any taxes or expenses required to be paid by Holdings in the ordinary course of business, provided that in no event shall the aggregate proceeds of dividends made pursuant to this clause (ii) which have not been applied to pay the obligations in respect of which such dividends were made exceed $100,000 for any period of five consecutive Business Days;

                (b)   so long  as no  Default or Event of  Default shall  have
          occurred and  be continuing  or would result therefrom  (or, in  the case  of  clause  (ii)  below  (to  the  extent  the  repurchase  or redemption referred to in said clause is being effected pursuant  to
          Section 7.11(a)(ii)(x), (y)  or (z)), so long as no  Specified Event shall have  occurred and  be continuing), the Company  may pay  cash dividends to Holdings (i) to the extent necessary to enable Holdings to repurchase shares of its common stock or options to purchase such common  stock, subject  to  and in  accordance with  the  Management
          Equity  Agreements,  provided,  that  (x)  the  aggregate amount  so distributed to Holdings in any fiscal year shall not exceed the  sum of (I) $5,000,000 and (II) an amount equal to the aggregate Net Cash
          Proceeds  of any sale of shares  of common stock by  Holdings to any officer  or  employee  of  Holdings,  the  Company  or  any  of  its
          Subsidiaries consummated  after the  Effective Date  which have been contributed to the capital of the Company minus the aggregate amount distributed to Holdings pursuant to this clause (II) for the purpose of repurchasing common stock of Holdings or options to purchase such common stock during any  preceding fiscal year and  (y) the Net Cash
          Proceeds  of  any  subsequent  sale  of shares  of  common  stock by
          Holdings to any officer or employee of Holdings, the  Company or any of its Subsidiaries shall promptly thereafter be contributed  to the capital of the Company to the extent of the aggregate amount of cash distributions  theretofore made  pursuant  to this  clause  (i), and provided, further, that  prior to  making any  dividend pursuant  to this clause (i), the Company shall deliver to  the Agent a certified copy  of each Management  Equity Agreement in respect  of which such dividend is  being made;  (ii)  to the  extent necessary  to  enable
          Holdings to  repurchase or redeem 16%  Debentures in accordance with
          Section  7.11; (iii) to  the extent necessary to  enable Holdings to pay  any annual management fee expressly  permitted by Section 7.12;
          (iv) constituting  payments required  to be  made by the  Company to
          Holdings pursuant to the Tax Sharing Agreement and (v) to the extent
          necessary to enable Holdings to pay cash dividends on the  Preferred
          Stock  in accordance  with  Section 7.8(c);  provided  that Holdings shall pay  each obligation  in respect of  which a  dividend is made pursuant to this clause (b)  no later than five  Business Days after the date on which such dividend is made;

                (c) so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, Holdings may pay cash dividends on the Preferred Stock in accordance with the terms thereof, provided, that (x) the aggregate amount so paid by Holdings shall not exceed (i) $5,000,000 in any fiscal year ending on or prior to December 31, 1998 or (ii) $10,000,000 in any fiscal year thereafter and (y) the aggregate amount so paid by Holdings in any fiscal year of Holdings, when added to the aggregate amount of Capital Expenditures made during such fiscal year pursuant to
          Section 7.10(g), shall not exceed the EBITDA Basket Amount for such fiscal year; and

                (d) Holdings may redeem the Preferred Stock to the extent expressly permitted by Section 7.11.

          7.9   Limitation  on  Negative  Pledge  Clauses.    Enter  into  any
    agreement, other than (a) in connection with purchase money Liens, the Capital Lease Financing Facility or Capital Lease Obligations expressly permitted by this Agreement (in which cases, any restriction referred to below shall only be effective against the assets financed thereby), (b) in connection with secured Section 7.2(n) Indebtedness (in which case, any restriction referred to below shall only be effective against the assets securing such Indebtedness) and (c) the Senior Note Indenture and the Senior Unsecured Term Loan Agreement, with any Person other than the Lenders pursuant hereto which in any way limits or imposes any condition on the ability of Holdings, the Company or any of its Subsidiaries to create, incur, assume or suffer to exist a perfected, first priority security interest upon any of its property, assets or revenues, whether now owned or hereafter acquired, securing the Obligations, any guarantee of the Obligations or any other obligations of any Loan Party under any Loan Document or any Indebtedness refinancing any of the foregoing.

          7.10 Limitation on Capital Expenditures, Investments, Loans and Advances. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditures or make or commit to make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make or commit to make any other investment in, any Person, except:

                (a) extensions of trade credit by the Company or any of its Subsidiaries in the ordinary course of business;

                (b) investments by the Company or any of its Subsidiaries in Cash Equivalents;

                (c)   loans and  advances to employees of  the Company  or its
          Subsidiaries  for travel, entertainment  and relocation  expenses in the  ordinary  course of  business  consistent  with  the historical
          practices  of the Company  and its Subsidiaries as  of the Effective
          Date,  in an aggregate  amount for the Company  and its Subsidiaries not to exceed $1,000,000 at any one time outstanding;

                (d) investments by the Company in any Subsidiary Guarantor and investments by Holdings or any Subsidiary of the Company in the Company or in any Subsidiary Guarantor;

                (e) (i) loans made by the Company to Femco ("Femco Loans"), provided that (x) the aggregate principal amount thereof shall not exceed $10,000,000 at any one time outstanding, (y) all Indebtedness of Femco resulting therefrom shall be evidenced by an Intercompany Note, and (z) such Intercompany Note shall be pledged to the Agent for the benefit of the Lenders pursuant to the Company Pledge Agreement and (ii) guarantees expressly permitted by Section 7.4(c); provided that the aggregate principal amount of Femco Loans, when added to the aggregate amount of guarantees referred to in clause
          (ii) above, shall not exceed $18,000,000 at any time outstanding;

                (f) promissory notes issued to the Company or any of its Subsidiaries by the purchasers of assets sold in accordance with
          Section 7.6(e);

                (g)     (i)  Capital  Expenditures  of  the  Company  and  its
          Subsidiaries made in the ordinary course of business and (ii) Investment Expenditures of the Company and its Subsidiaries not otherwise permitted by this Section 7.10; provided that (w) the aggregate amount of such Capital Expenditures made during any fiscal year of Holdings shall not exceed the sum of (I) $40,000,000 (the "Basket Expenditure Amount") and (II) the aggregate amount of all unutilized Basket Expenditure Amounts in respect of each preceding fiscal year, (x) notwithstanding anything to the contrary in clause
          (w) above, the aggregate amount of such Capital Expenditures made during any fiscal year of Holdings, when added to the aggregate amount of dividends on the Preferred Stock paid by Holdings during such fiscal year pursuant to Section 7.8(c), shall not exceed the EBITDA Basket Amount for such fiscal year (provided that this clause
          (x) shall not be applicable in any fiscal year for which the aggregate amount of such Capital Expenditures is less than
          $24,000,000), (y) after giving effect to any such Investment Expenditure, the aggregate amount of Investment Expenditures made since the Effective Date shall not exceed the Maximum Investment Amount then in effect, and (z) in no event shall the aggregate amount of such Capital Expenditures and Investment Expenditures (excluding up to $5,000,000 of Investment Expenditures constituting capital contributions to Femco) which either (1) constitute capital contributions or other investments in any Person which is not a Subsidiary Guarantor or (2) are otherwise made to acquire assets which do not constitute Collateral exceed $10,000,000 in any fiscal year and $20,000,000 during the term of this Agreement; and

                (h)    (i)  Capital   Expenditures  of  the  Company  and  its
          Subsidiaries  made in  the  ordinary course  of  business  and  (ii)
          Investment  Expenditures of  the  Company and  its  Subsidiaries not
          otherwise permitted by this Section 7.10, in each case made with the proceeds  of any  Holdings  Common Equity  Offering;  provided, that

          (x) the aggregate amount of such Capital Expenditures and Investment Expenditures shall not exceed $75,000,000 during the term of this Agreement, (y) in no event shall the aggregate amount of such Capital Expenditures and Investment Expenditures which either (1) constitute capital contributions or other investments in any Person which is not a Subsidiary Guarantor or (2) are otherwise made to acquire assets which do not constitute Collateral exceed $25,000,000 during the term of this Agreement and (z) on the date on which any Investment Expenditure is made pursuant to this Section 7.10(h), the Company shall deliver to the Agent a certificate of a Responsible Officer of each of Holdings and the Company demonstrating that, on a pro forma basis determined as if such expenditure had been made on the date occurring twelve months prior to the last day of the most recently ended fiscal quarter, Holdings and its consolidated Subsidiaries would have been in compliance with Section 7.1 as of the last day of such fiscal quarter.

          7.11  Limitation on Optional  Payments and Modifications  of Certain
    Agreements.  (a)  Optionally prepay, retire, redeem, purchase, defease  or exchange, or make any optional  deposit or segregation of funds in respect of, any principal of or interest or dividends on  or other amounts payable in  respect  of the  Senior Notes,  the Senior  Unsecured Term  Loans, any
    Section 7.2(n) Indebtedness, any Subordinated Debt or the Preferred  Stock
    (other than (i) the refinancing,  in whole or in part, of the Senior Notes with the proceeds of a Holdings Common Equity Offering, provided, that the aggregate amount so expended during the term of this Agreement  (excluding any premium, accrued interest, fees or expenses payable in connection with any such refinancing)  shall not exceed $100,000,000; (ii)  the repurchase or redemption of the 16% Debentures with the proceeds of dividends made by the  Company to Holdings from the  proceeds (in each case  as certified to the Agent by  an officer of the Company)  of (w) internally generated cash and  Cash Equivalents held by the Company on or about the Redemption Date,
    (x) the  Senior Unsecured  Term  Loans, (y)  the Capital  Lease  Financing
    Facility or (z)  the Loans (provided, that in the case of this clause (z), on  the date  any such  Loans are  borrowed, after  giving effect  to such borrowing and  any other extension  of credit hereunder on  such date, the
    Company shall  be able  to satisfy the conditions  precedent specified  in
    Section  5.2(c) to the  borrowing of an additional  $30,000,000 of Loans);
    (iii) the prepayment of the Senior Unsecured Term Loans and Section 7.2(n)
    Indebtedness   pursuant  to  scheduled  amortization  payments;  (iv)  the prepayment, refinancing  or redemption of the Senior  Unsecured Term Loans or  the  16%  Debentures in  a  principal  amount not  to  exceed  75%  of cumulative Excess Cash Flow for the period from the beginning of the first fiscal quarter of Holdings commencing after the Effective Date to the last day of the  most recent fiscal period for which financial  statements have been delivered pursuant to Section 6.1; (v) the prepayment, refinancing or redemption,  in  whole  or in  part,  of  the  Preferred  Stock  or Senior
    Unsecured Term Loans with  the proceeds  of (x) a  Holdings Common  Equity
    Offering or (y) preferred stock of Holdings  having terms no more  onerous
    than  those   governing  the   Preferred  Stock);   (vi)  the  prepayment,
    refinancing or redemption, in whole or in part, of the 16% Debentures with the proceeds of a  Holdings Common Equity Offering; and (vii) the issuance of the Exchange Debentures in exchange for the Preferred Stock, subject to the prior written consent of the  Required Lenders), (b) amend,  modify or change,  or consent or agree to any amendment,  modification or change to,
    any   of  the  terms   of  any  Subordinated  Debt,   any  Section  7.2(n)


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    Indebtedness, the  Senior Notes,  the Senior Unsecured Term  Loans or  the
    Capital  Lease   Financing  Facility  (other   than  any  such  amendment,
    modification or change which (i) would extend the maturity date thereof or reduce the amount of any principal payments in respect thereof, (ii) would reduce the rate or extend the date for payment of interest thereon or
    (iii) is of a technical or clarifying nature, does not affect the interests of the Agent or any Lender under any Loan Document and can be made without the consent of any holder of or participant in such Subordinated Debt, such Section 7.2(n) Indebtedness, the Senior Notes, the Senior Unsecured Term Loans or the Capital Lease Financing Facility, as the case may be), or (c) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms of the
    Preferred Stock (other than any such amendment, modification or change which (i) would extend the mandatory redemption date thereof or reduce the amount of any redemption payments in respect thereof, (ii) would reduce the rate or extend the date for payment of dividends thereon or (iii) does not affect the interests of the Agent or any Lender under any Loan
    Document   in  any   material  respect,   provided,  that   no  amendment,
    modification or change may be made pursuant to this clause (iii) which (w) affects dividend or redemption payments, (x) affects the rights of the holders of the Preferred Stock to elect directors of Holdings, (y) causes the covenants or other terms of the Preferred Stock to be more restrictive with respect to Holdings in any material respect or (z) requires the payment of any fee to any holder of the Preferred Stock in connection with obtaining the consent of such holder to such amendment, modification or change, and provided, further, that a substantially final draft of any proposed amendment, modification or change to the Preferred Stock pursuant to this clause (iii) shall be delivered to the Agent at least five Business Days prior to the effectiveness thereof). In no event shall the purchase price paid in connection with any repurchase, redemption or refinancing of 16% Debentures pursuant to Section 7.11(a) exceed the face amount of such 16% Debentures.

          7.12  Transactions  with Affiliates.   Enter  into  any transaction,
    including, without limitation, any  purchase, sale,  lease or exchange  of property or  the rendering of  any service, with any  Affiliate other than any such transaction (a) between a Subsidiary Guarantor and the Company or any  other  Subsidiary Guarantor  which  is  otherwise  permitted  by this
    Agreement  or (b)  entered into  by Holdings,  the Company  or any  of its
    Subsidiaries which is (i) otherwise  permitted under this Agreement,  (ii)
    in  the ordinary course  of Holdings', the Company's  or such Subsidiary's business, and (iii)  upon fair and  reasonable terms no less  favorable to
    Holdings, the  Company or  such Subsidiary,  as the  case may  be, than it would obtain in a comparable arm's length transaction with a Person not an
    Affiliate; provided,  that, (x)  each  of Holdings,  the Company  and  its
    Subsidiaries may enter  into employment arrangements with its  officers in the ordinary  course of business consistent  with its historical practices as of the Effective Date and (y) so long as no Default or Event of Default shall have  occurred and be continuing,  (1) Holdings and  the Company may pay to BP  Co. or any of its Affiliates  an annual management and advisory fee  with respect  to any  fiscal year  not to  exceed  $1,000,000 in  the aggregate, (2)  the Company may  make payments to Holdings  required to be made  pursuant to the  Tax Sharing Agreement, (3)  Holdings may repurchase shares of  its common  stock or  options to  purchase such  common  stock, subject to and in accordance with the Management Equity Agreements and (4)
    Holdings may sell shares  of, or rights to purchase shares of,  its common


                                                                            80



    stock to any of its Affiliates, provided, that any such sale to an operating company "controlled" (as defined in the definition of "Control Affiliate") by Bessemer Holdings, L.P., Bessemer Capital Partners, L.P. or any partnership or similar entity under common "control" (as defined in the definition of "Control Affiliate") with Bessemer Holdings, L.P. shall be on an arm's-length basis.

          7.13 Corporate Documents. Amend its certificate of incorporation (except (a) to increase the number of authorized shares of common stock or (b) to the extent necessary to consummate the BCP/Company Merger).

          7.14  Fiscal  Year.   Permit  the  fiscal year  of Holdings  or  the
    Company to end on a day other than December 31.

          7.15 Limitation on Activities of Holdings. In the case of Holdings, (a) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (i) those incidental to its ownership of the Capital Stock of the Company and (ii) those incidental to any refinancing or redemption of its Indebtedness or Preferred Stock expressly permitted by this Agreement or any Holdings Common Equity Offering; (b) incur, create, assume or suffer to exist any Indebtedness, Guarantee Obligations or other liabilities or financial obligations, except (i) nonconsensual obligations imposed by operation of law, (ii) pursuant to the Loan Documents to which it is a party, (iii) obligations with respect to its Capital Stock, (iv) pursuant to the 16% Debentures and the Exchange Debentures, (v) the obligation to pay any management or advisory fee expressly permitted by Section 7.12,
    (vi) in connection with Intercompany Loans made by the Company to Holdings in accordance with Section 7.2(b), (vii) in connection with the matters described in clause (a)(ii) above and (viii) pursuant to any guarantee entered into pursuant to Section 7.4(f); or (c) own, lease, manage or otherwise operate any properties or assets (including cash and cash equivalents) other than the ownership of (i) shares of Capital Stock of the Company and (ii) additional assets having an aggregate value not to exceed $1,000,000.

                SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

                (a) The Company shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms hereof; or the Company shall fail to pay any interest on any Loan, or any other amount payable hereunder, within three days after any such interest or other amount becomes due in accordance with the terms hereof; or

                (b) Any representation or warranty made or deemed made by the Company or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or


                                                                            81



                (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in Section 6.7(a) or 7 of this Agreement, Section 5(f), 5(g), 5(h), 5(i) or 5(n) of the Holdings Security Agreement, Section 5(f), 5(g), 5(h), 5(i) or 5(n) of the Company Security Agreement, Section 5(f), 5(g), 5(h), 5(i) or 5(n) of the Subsidiary Security Agreement, Paragraph 5(a) or 5(b) of the Holdings Pledge Agreement, Paragraph 5(a) or 5(b) of the Company Pledge Agreement, Paragraph 5(a) or 5(b) of the Subsidiary Pledge Agreement or Paragraph 11 of the Subsidiary Guarantee (to the extent such Paragraph 11 incorporates by reference the covenants contained in Section 6.7(a) or 7 of this Agreement) or (ii) an Event of Default (as defined in any Mortgage) shall have occurred; or

                (d) The Company or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date on which a senior officer of Holdings or the Company first knew or reasonably should have known of such default or (ii) the date on which written notice thereof shall have been given to the Company by the Agent or the Required Lenders; or

                (e)   (i)  Holdings, the  Company or  any of  its Subsidiaries
          shall (x) default in any payment when due of principal of or interest on any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation; or (y) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that a default, event or condition described in subclause (x) or (y) of this clause (i) shall not constitute an Event of Default under this Agreement unless, at the time of such default, defaults, events or conditions of the type described in subclauses (x) and (y) of this clause (i) shall have occurred and be continuing with respect to Indebtedness and/or Guarantee Obligations the outstanding principal amount of which exceeds in the aggregate $5,000,000 or (ii) a "Default" under and as defined in the Senior
          Note Indenture shall have occurred and be continuing as a result of the taking by any Loan Party of any action, the consummation by any Loan Party of any transaction, or the occurrence or existence of any other event or circumstance, expressly permitted by Section 7 of this Agreement; or

                (f) (i) Holdings, the Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating  to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order  for relief entered with respect to it,  or seeking


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          to adjudicate it a bankrupt or insolvent, or seeking reorganization,
          arrangement,   adjustment,  winding-up,   liquidation,  dissolution,
          composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Holdings, the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the judgment of the Required Lenders, have a Material Adverse Effect; or

                (h)  One or more judgments or decrees shall be entered against
          Holdings,  the Company or  any of its Subsidiaries  involving in the aggregate a liability (not  paid or fully covered by insurance as to which the relevant insurance  company has not disputed  coverage) of
          $2,000,000 or more and (i) all  such judgments or decrees  shall not have  been  vacated, discharged,  stayed  or  bonded  pending appeal
          within  30   days  from  the  entry   thereof  or  (ii)  enforcement


                                                                            83



          proceedings shall have been commenced by any creditor upon such judgment or order; or

                (i) Any Security Document shall, at any time, cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or any of the Liens intended to be created by any Security Document shall cease to be or shall not be a valid and perfected Lien having the priority contemplated thereby, or the Subsidiary Guarantee or the guarantee contained in Section 10 shall cease for any reason to be in full force and effect or any Loan Party shall so assert in writing; or

                (j) (i) The Bessemer Group shall cease to own in the aggregate, of record and beneficially, free and clear of all Liens (other than Liens created by any provision of any agreement entered into among any holders of the Capital Stock of Holdings, as in effect on the Effective Date), directly, that percentage of the common stock of Holdings representing at least 70% of the common stock of Holdings owned by the Bessemer Group on the Effective Date; or (ii) the Investors, collectively, shall cease to have the power to vote or direct the voting of securities having at least 51% of the ordinary voting power for the election of directors of Holdings unless (x) the failure to have such power occurs solely as a result of the primary sale of shares of common stock of Holdings pursuant to any one or more public offerings thereof and (y) no Person or group (within the meaning of Rule 13d-5 of the Securities and Exchange Commission as in effect on the Effective Date), other than any Person or group consisting solely of one or more Investors, shall, directly or indirectly, have the power to vote or direct the voting of securities representing more than 20% of the ordinary voting power for the election of directors of Holdings; or (iii) Holdings shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of the Company free and clear of all Liens (except Liens created by the Holdings Pledge Agreement); or (iv) the Company shall issue any Capital Stock (or any security convertible into any of its Capital Stock) which is not pledged to the Agent for the benefit of the Lenders; or (v) a "Change of Control" (as defined in the Senior Note Indenture) shall occur;

    then, and  in any  such event, (A) if  such event  is an Event  of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the
    Company, automatically the  Revolving Credit Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and  all other amounts  owing under  this Agreement and any  Revolving Credit  Note
    (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents  required thereunder) shall immediately become due and payable, and  (B) if such event is any  other Event of Default, either or both of  the following actions may  be taken:  (i)  with the consent of the Required Lenders,  the Agent may, or upon  the request of the Required
    Lenders, the Agent shall,  by notice to the  Company declare the Revolving
    Credit  Commitments to  be terminated  forthwith, whereupon  the Revolving
    Credit  Commitments shall immediately terminate; and (ii) with the consent of  the Required  Lenders,  the Agent  may,  or upon  the request  of  the


                                                                            84



    Required Lenders, the Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and any Revolving Credit Note (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account opened by the Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Company. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Company shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company.

          Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                SECTION 9.  THE AGENT

          9.1 Appointment. Each Lender hereby irrevocably designates and appoints Chemical as the Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes Chemical, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          9.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3   Exculpatory  Provisions.   Neither the  Agent  nor any  of its
    officers,  directors, employees,  agents, attorneys-in-fact  or affiliates shall be (i)  liable for any action lawfully taken or  omitted to be taken by it  or such Person  under or in  connection with this  Agreement or any other Loan Document (except for its or such Person's own gross  negligence


                                                                            85



    or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any other Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Company or any other Loan Party to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any other Loan Party.

          9.4 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Revolving Credit Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (except as otherwise expressly provided in Section 11.1) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (except as otherwise expressly provided in Section 11.1), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (except as otherwise expressly provided in Section 11.1); provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.


                                                                            86



          9.6 Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Company or any other Loan Party, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company or any other Loan Party which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          9.7 Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their Revolving Credit Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated hereby or thereby or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8   Agent  in  Its  Individual  Capacity.    The  Agent  and   its
    affiliates may make loans to, accept deposits from and generally engage in any kind  of business with  the Company as  though the Agent were  not the
    Agent hereunder and under  the other Loan Documents.  With respect  to its
    Loans made or renewed  by it, any Revolving Credit  Note issued to it  and any Letter of Credit issued or participated in by it, the Agent shall have the  same  rights and  powers  under  this Agreement  and  the other  Loan


                                                                            87



    Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          9.9 Successor Agent. The Agent may resign as Agent upon 10 days' notice to the Lenders. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Company (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          9.10 Co-Lead Agent and Co-Agents. Neither the Co-Lead Agent nor any Co-Agent in its capacity as such shall have any rights, duties or responsibilities hereunder, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Co-Lead Agent or any Co-Agent in its capacity as such.

                SECTION 10.  GUARANTEE

          10.1  Guarantee.   In order to  induce the Agent and  the Lenders to
    execute and  deliver this  Agreement and  to make  or  maintain the  Loans hereunder, and in  consideration thereof, Holdings  hereby unconditionally and irrevocably guarantees  to the Agent, for  the ratable benefit  of the
    Lenders,  the prompt and  complete payment and performance  by the Company when due (whether at stated maturity, by acceleration or otherwise) of the
    Obligations, and  Holdings further  agrees  to pay  any and  all  expenses
    (including,  without   limitation,  all   reasonable  fees,   charges  and
    disbursements of counsel) which may be paid or incurred by the Agent or by the Lenders in enforcing,  or obtaining advice of  counsel in respect  of, any  of their  rights under  the guarantee  contained in this  Section 10;
    provided,  that,  anything herein  to  the  contrary  notwithstanding, the maximum liability  of  Holdings  under  the  guarantee contained  in  this
    Section 10 and under the other Loan Documents shall in no event exceed the
    Maximum Guaranteed Amount (as defined below).  As used in this Section 10,
    "Maximum Guaranteed Amount" shall mean the maximum amount  of obligations, liabilities  and  indebtedness  as  to  which Holdings  may  become liable pursuant  to the guarantee contained in this Section 10 and the other Loan
    Documents, without causing  a violation  of any Contractual  Obligation of
    Holdings in  effect  on the  Effective Date.    Holdings agrees  that  the
    Obligations  may at  any time  and from  time to  time exceed  the Maximum
    Guaranteed  Amount  without  impairing  the  guarantee  contained in  this
    Section  10 or  affecting the  rights and  remedies of  the Agent  and the
    Lenders hereunder.  The guarantee contained in this Section 10, subject to
    Section 10.5, shall remain in full force  and effect until the Obligations are  paid in full, the Revolving Credit Commitments  are terminated and no


                                                                            88



    Letters of Credit are outstanding, notwithstanding that from time to time prior thereto the Company may be free from any Obligations.

          Holdings agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability under this Section 10, it will notify the Agent and such Lender in writing that such payment is made under the guarantee contained in this
    Section 10 for such purpose. No payment or payments made by the Company or any other Person or received or collected by the Agent or any Lender from the Company or any other Person by virtue of any action or proceeding or any setoff or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Holdings under this Section 10 which, notwithstanding any such payment or payments, shall remain liable for the Obligations up to the Maximum Guaranteed Amount until, subject to Section 10.5, the Obligations are paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit are outstanding.

          10.2 No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Section 10, Holdings hereby irrevocably waives all rights which may have arisen in connection with the guarantee contained in this Section 10 to be subrogated to any of the rights (whether contractual, under the Bankruptcy Code, including
    Section 509 thereof, under common law or otherwise) of the Agent or any Lender against the Company or against the Agent or any Lender for the payment of the Obligations. Holdings hereby further irrevocably waives all contractual, common law, statutory and other rights of reimbursement, contribution, exoneration or indemnity (or any similar right) from or against the Company or any other Person which may have arisen in connection with the guarantee contained in this Section 10. So long as the Obligations remain outstanding, if any amount shall be paid by or on behalf of the Company to Holdings on account of any of the rights waived in this Section 10.2, such amount shall be held by Holdings in trust, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Agent in the exact form received by Holdings (duly indorsed by Holdings to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine. The provisions of this Section 10.2 shall survive the term of the guarantee contained in this Section 10 and the payment in full of the Obligations and the termination of the Revolving Credit Commitments.

          10.3  Amendments, etc.  with respect  to the  Obligations.  Holdings shall remain obligated under this Section 10 notwithstanding that, without any reservation  of rights  against  Holdings, and  without notice  to  or further  assent by Holdings, any demand for payment of or reduction in the principal amount of any of the Obligations made by the Agent or any Lender may be rescinded by  the Agent or such Lender, and any  of the Obligations continued, and  the Obligations, or the liability of any  other party upon or  for any part thereof, or any collateral security or guarantee therefor or right  of offset with respect thereto, may, from time to time, in whole
    or  in  part,   be  renewed,  extended,  amended,  modified,  accelerated, compromised, waived, surrendered  or released by the Agent or  any Lender, and this  Agreement, any  other  Loan Document,  and any  other  documents executed and  delivered in connection therewith  may be amended, modified,


                                                                            89



    supplemented or terminated, in whole or in part, as the Lenders (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for the guarantee contained in this Section 10 or any property subject thereto.

          10.4 Guarantee Absolute and Unconditional. Holdings waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Lender upon the guarantee contained in this Section 10 or acceptance of the guarantee contained in this Section 10; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 10; and all dealings between the Company or Holdings, on the one hand, and the Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 10. Holdings waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or Holdings with respect to the Obligations. The guarantee contained in this Section 10 shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to (a) the validity or enforceability of this Agreement or any other Loan Document, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Lender, (b) any defense, setoff or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or Holdings) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of Holdings under the guarantee contained in this Section 10, in bankruptcy or in any other instance. When the Agent or any Lender is pursuing its rights and remedies under this Section 10 against Holdings, the Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve Holdings of any liability under this Section 10, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent and the Lenders against Holdings.

          10.5  Reinstatement.   The  guarantee contained  in this  Section 10
    shall continue to  be effective, or be reinstated, as the  case may be, if at any  time payment, or  any part thereof,  of any of  the Obligations is rescinded or  must otherwise be  restored or returned by the  Agent or any


                                                                            90



    Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payments had not been made.

          10.6 Payments. Holdings hereby agrees that any payments in respect of the Obligations pursuant to this Section 10 will be paid to the Agent without setoff or counterclaim in Dollars at the office of the Agent specified in Section 11.2.

                SECTION 11.  MISCELLANEOUS

          11.1  Amendments  and Waivers.   Neither  this Agreement,  any other
    Loan  Document,  nor   any  terms  hereof  or  thereof  may   be  amended,
    supplemented or modified except in accordance with the provisions of  this
    Section.   With the written consent of the Required Lenders, the Agent and each Loan  Party party to the  relevant Loan  Document may,  from time  to time, enter  into written amendments,  supplements or modifications hereto and to the other  Loan Documents for the purpose of adding  any provisions to  this Agreement or the other  Loan Documents or changing  in any manner the  rights of the Lenders  or of  the Company or  the other  Loan Parties hereunder  or thereunder or waiving,  on such terms and  conditions as the
    Agent may  specify in  such instrument,  any of  the requirements of  this
    Agreement or the  other Loan Documents or any  Default or Event of Default and its consequences; provided, that no such waiver and no such amendment,
    supplement  or  modification  shall  directly  (a)  (i)  release   all  or
    substantially all of the Collateral or release all or substantially all of the  Subsidiary Guarantors  from  their obligations  under  the Subsidiary
    Guarantee (except,  in each  case, in  connection with  any sale  or other disposition of assets  expressly permitted by Section 7.6) or  (ii) amend, modify or waive any provision of Section  8(j) without the written consent of the Supermajority  Lenders; (b) forgive the principal amount  or extend the  final stated  maturity of  any  Loan, or  reduce  the stated  rate of interest on any Loan  or extend the scheduled time of payment  of interest thereon, or reduce any fee or letter  of credit commission payable to  any
    Lender hereunder, or release the Company  from its obligation to repay any of the amounts described in this clause (b), or increase the amount of any
    Lender's Revolving Credit  Commitment, in  each case  without the  written consent of  each Lender  directly affected thereby; (c)  amend, modify  or waive  any provision  of  Section  7.1(b) or  7.1(c) without  the  written consent of the Specified Required  Lenders; (d) amend, modify or waive any provision of this Section 11.1 or  reduce the percentage specified  in the
    definition   of   Required   Lenders,   Specified   Required  Lenders   or
    Supermajority  Lenders,  or consent  to  the  assignment  or  transfer  by
    Holdings or  the Company of any  of its rights  and obligations under this
    Agreement and the  other Loan Documents (except,  in the case of Holdings, as expressly  contemplated by  Section 7.5(c)), in each  case without  the written  consent  of  all the  Lenders;  (e) amend,  modify  or  waive any provision of Section 3 without the written consent of the  Issuing Lender;
    or  (f) amend,  modify or  waive any  provision of  Section 9  without the written consent of the then Agent; and provided, further, that no exercise by the Agent of its  discretion pursuant to the introductory paragraphs of the definitions  of "Eligible Inventory"  and "Eligible Receivables" which would significantly, and from the point of view of  the Lenders adversely, alter  (a) the  basis  upon  which Inventory  or Accounts  are  considered


                                                                            91



    "Eligible Inventory" or "Eligible Receivables" or (b) the calculation of any reserve in respect of Eligible Inventory or Eligible Receivables, shall be effective unless the Required Lenders shall have consented to such exercise in writing (which consent shall not be unreasonably withheld). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the other Loan Parties, the Lenders, the Agent and all future holders of the Loans. In the case of any waiver, the Company, the other Loan Parties, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of Holdings, the Company and the Agent, and as set forth in
    Schedule 1.1A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Loans:

          Holdings:               BCP/Essex Holdings Inc.
                                  c/o Bessemer Holdings, L.P.
                                  630 Fifth Avenue
                                  New York, New York  10111
                                  Attention:  Robert D. Lindsay
                                  Telecopy:  212-969-9032

                with copies to:   Essex Group, Inc. (at the address  set forth
                                  below)

                and               Cravath, Swaine & Moore
                                  Worldwide Plaza
                                  825 Eighth Avenue
                                  New York, New York  10019
                                  Attention:  Kris F. Heinzelman, Esq.
                                  Telecopy:  212-474-3700

          The Company:                  Essex Group, Inc.
                                  1601 Wall Street
                                  Fort Wayne, Indiana 46802
                                  Attention:  David A. Owen
                                  Telecopy:  219-461-4762

                with copies to:   BCP/Essex Holdings Inc. (at
                                  the address set forth above)

                and               Cravath, Swaine & Moore (at
                                  the address set forth above)


                                                                            92



          The Agent:              Chemical Bank
                                  c/o Chemical Securities Inc.
                                  10 South LaSalle Street
                                  Chicago, Illinois 60603
                                  Attention:  Jonathan E. Twichell
                                  Telecopy:  312-807-4077

                with copies to:   Chemical Bank Agency Services Corporation
                                  Grand Central Tower
                                  140 East 45th Street
                                  New York, New York 10017
                                  Attention:  John Bromage
                                  Telecopy:  212-622-0854

    provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 2.3, 2.5, 2.6, 2.8, 2.12 or 3.2 shall not be effective until received.

          11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          11.4 Survival of Representations and Warranties. All representations and warranties made hereunder, under the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the other Loan Documents.

          11.5  Payment of Expenses and Taxes.  The Company agrees (a) to  pay or reimburse the  Agent for all its  out-of-pocket costs and expenses  and internally allocated  charges and  reasonable fees  incurred in connection with the development, preparation and execution of this Agreement and  the other  Loan  Documents and  any  other  documents  prepared  in connection
    herewith  or  therewith,   the  consummation  and  administration  of  the
    transactions  contemplated hereby and thereby  and the  syndication of the credit  facilities contained  herein, including,  without  limitation, the reasonable fees, charges and disbursements of counsel (including any local or special counsel) to the Agent  and of any professionals  or consultants acting on behalf of the Agent in connection with any audit or other review of  the  business,  assets  or  financial condition  of  the  Loan Parties
    (including any  examination of  Accounts, Inventory  or other Collateral),
    (b)  to pay  or  reimburse the  Agent  for all  its reasonable  costs  and expenses incurred in  connection with  any amendment, supplement  or other modification  to this  Agreement, any  other Loan  Documents or  any other documents prepared in connection herewith or therewith, including, without limitation, reasonable fees, charges  and disbursements of counsel to  the
    Agent,  (c) to  pay or  reimburse each  Lender and  the Agent for  all its reasonable costs and expenses incurred in  connection with the enforcement or  preservation  of  any  rights  under this  Agreement,  the  other Loan
    Documents,  the Letters  of Credit,  and any  other documents  prepared in
    connection   herewith  or   therewith,  including,   without   limitation,


                                                                            93



    reasonable fees, charges and disbursements of counsel to the Agent and to each Lender (including the reasonable allocated costs of in-house counsel for any Lender), (d) to pay, indemnify each Lender and the Agent against, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, and (e) to pay, and indemnify and hold harmless each Lender and the Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an "indemnitee") from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, charges and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees, charges and disbursements of counsel to such indemnitee) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, or the use of the proceeds of the Loans or the loans made pursuant to the Existing Credit Agreement, or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnitee is a party thereto or whether any such claim, litigation, investigation or proceeding is brought by the Company or by any other Person, and to reimburse each indemnitee upon demand for any legal or other reasonable expenses incurred in connection with investigating or defending any of the foregoing (all the foregoing, collectively, the "indemnified liabilities"); provided that the Company shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such indemnitee. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          11.6 Successors and Assigns; Assignments and Participations. (a) This Agreement shall be binding upon and inure to the benefit of Holdings, the Company, the Lenders, the Agent, all future holders of the Loans, and their respective successors and assigns, except that neither Holdings nor the Company may assign or transfer any of its rights or obligations under this Agreement (except, in the case of Holdings, as expressly contemplated by Section 7.5(c)) without the prior written consent of each Lender.

          (b)   Each Lender may,  with the  prior consent of  the Company, the
    Issuing Lender and the Agent (such consent not to be unreasonably withheld but in  the case of  the Company  it shall  be deemed  reasonable for  the
    Company to withhold its  consent if as a result of any  assignment (x) the total number of Lenders would  be greater than 20 or (y) the Company would be  required to  pay any  additional amounts  pursuant to Section  2.14 or
    2.15), assign to one or more banks  or other entities all or a  portion of its  rights  and  obligations  under  this Agreement  and  the  other Loan
    Documents  (including,  without  limitation,  all  or  a  portion  of  its
    Revolving Credit Commitment and the Loans owing to it); provided, however, that  (i) except in the case of an assignment  of all of a Lender's rights


                                                                            94



    and obligations under this Agreement, (x) the amount of the Revolving Credit Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or such lesser amount as the Company may consent to and (y) after giving effect to each such assignment, the amount of the Revolving Credit Commitment of the assigning Lender shall in no event be less than $5,000,000, and (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance and pay to the Agent a processing and recordation fee of $4,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Upon the effectiveness of any Assignment and Acceptance, Schedule 1.1A shall be deemed amended to reflect the identities and Revolving Credit Commitments of the Lenders after giving effect thereto.

          (c)  By  executing and delivering an Assignment and  Acceptance, the
    Lender assignor  thereunder  and the  assignee thereunder  confirm to  and agree with each other and  the other parties hereto as follows: (i)  other than as provided in such Assignment and Acceptance, such assigning  Lender makes no  representation or warranty  and assumes  no responsibility  with respect to  any statements,  warranties or representations made  in or  in connection  with this  Agreement, the  other Loan  Documents or  any other instrument  or  document furnished  pursuant  hereto  or  thereto,  or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement,  the other Loan Documents or any other instrument or document  furnished  pursuant hereto  or thereto;  (ii) such  assigning
    Lender makes  no representation or warranty  and assumes no responsibility with respect to the financial condition of  the Company or any other  Loan
    Party or  the performance or observance  by the Company  or any other Loan
    Party  of any  of its  obligations under  this  Agreement, the  other Loan
    Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms  that it has received a copy of this
    Agreement, together with copies of the financial statements referred to in
    Section 4.1  and such  other documents  and information as  it has  deemed appropriate to  make its own  credit analysis  and decision to enter  into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information  as it shall deem  appropriate at the  time, continue to make  its own credit decisions  in taking or not taking  action under this Agreement, the other Loan Documents or any other instrument  or document  furnished pursuant  hereto  or thereto;  (v) such assignee appoints and authorizes the Agent to take such action as agent on its  behalf  and  to  exercise  such  powers  and  discretion  under  this
    Agreement,  the other Loan  Documents or any other  instrument or document furnished  pursuant hereto or thereto as are delegated to the Agent by the


                                                                            95



    terms hereof or thereof, together with such powers and discretion as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent, on behalf of the Company, shall maintain at the address of the Agent referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Revolving Credit Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Revolving Credit Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance accepted by an assigning Lender and an assignee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit I, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

          (f)   Each Lender may  sell participations  to one or  more banks or other entities (each, a  "Participant") in all or a portion of  its rights and obligations  under this Agreement  (including, without limitation, all or a  portion of its  Revolving Credit  Commitment and the  Loans owing to
    it);  provided, however,  that (i)  such Lender's  obligations  under this
    Agreement (including, without limitation, its Revolving  Credit Commitment to the Company  hereunder) shall remain unchanged, (ii) such  Lender shall remain solely responsible to the other parties hereto for the  performance of  such obligations,  (iii) such  Lender shall remain  the holder  of any
    Revolving  Credit Note issued  to it  for all purposes of  this Agreement,
    (iv)  for purposes  of  Section 2.15,  such  Lender shall  continue  to be treated as  if  it had  not sold  any  such  participation, such  that  no
    Participant  shall have any  right to any indemnity  or additional payment under  such  Section,  and  such  Lender  shall  be  entitled  to  receive additional payments pursuant to such Section calculated on  the assumption that it  had not sold any  such participation, (v)  the Company, the Agent and the other Lenders shall continue to deal solely and directly with such
    Lender in connection with such Lender's rights and obligations under  this
    Agreement and (vi) no Participant under any such participation shall  have any right to approve any  amendment or waiver of any provision of any Loan
    Document,  or any consent  to any  departure by any Loan  Party therefrom, except to the  extent that such amendment,  waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, in each case to the extent subject to such  participation, or postpone the date  of the  final maturity  of, or  any  date fixed  for any  payment of interest  on, the  Loans,  in each  case  to the  extent subject  to  such


                                                                            96



    participation. Notwithstanding the foregoing, the Company agrees that each such Participant shall, to the extent provided in its participation, be entitled to the rights and benefits under Sections 2.14 and 2.16 and all rights to, or rights to request, information under this Agreement with respect to its participating interest, in each case as if such Participant were a Lender and in each case as with effect as from the date of effectiveness of the applicable participation.

          (g) The Company authorizes each Lender to disclose to any Participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement; provided, that, unless the Agent and the Company shall otherwise agree, prior to any such disclosure such Transferee shall have executed a Confidentiality Letter in the form of Exhibit L.

          (h) Nothing herein shall prohibit any Lender from pledging or assigning all or any portion of its Loans to any Federal Reserve Bank in accordance with applicable law. In order to facilitate such pledge or assignment, the Company hereby agrees that, upon request of any Lender at any time and from time to time, the Company shall provide to such Lender, at the Company's own expense, a promissory note (a "Revolving Credit Note"), substantially in the form of Exhibit A, evidencing the Loans owing to such Lender.

          (i) If, after the date that any Lender becomes a Lender, the long-term certificate of deposit rating of such Lender shall be downgraded by both Standard & Poor's Ratings Group ("S&P") and Moody's Investors Service, Inc. ("Moody's") (or, in the case of any Lender which is not so rated by both S&P and Moody's on the date on which it becomes a Lender, by Thompson's BankWatch and, if applicable, S&P or Moody's), and as a result of such downgrade such Lender shall be rated below BBB- by S&P and below Baa3 by Moody's, or the equivalent (or, in the case of any Lender which is not so rated by both S&P and Moody's on the date on which it becomes a Lender, below C by Thompson's BankWatch and, if applicable, below BBB- by S&P or below Baa3 by Moody's, or the equivalent), then the Issuing Lender shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Agent, to replace (or to request that the Company use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in Section 11.6(b)), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 11.6(b)) all its interests, rights and obligations hereunder to such assignee; provided, that (i) no such assignment shall conflict with any Requirement of Law of any Governmental Authority and
    (ii) the Issuing Lender or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment of the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.


                                                                            97



          11.7  Adjustments; Setoff.

          (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in
    Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of an Event of Default, each Lender shall have the right, without prior notice to
    Holdings  or  the  Company,  any  such notice  being  expressly  waived by
    Holdings and the Company to the extent permitted by applicable law, upon any amount becoming due and payable by Holdings or the Company hereunder or under any Revolving Credit Note (whether at the stated maturity, by acceleration or otherwise) to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Holdings or the Company. Each Lender agrees promptly to notify Holdings, the Company and the Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

          11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

          11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


                                                                            98



          11.10 Releases. Each Lender hereby authorizes the Agent to execute such releases and termination statements as may be reasonably requested by the Company in connection with the incurrence of any Lien expressly permitted by Section 7.3 (as said Section may be amended from time to time in accordance with Section 11.1).

          11.11 GOVERNING LAW. THIS AGREEMENT AND ANY REVOLVING CREDIT NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          11.12 Submission To Jurisdiction; Waivers. Each of Holdings and the Company hereby irrevocably and unconditionally:

                (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Holdings or the Company, as the case may be, at its address set forth in Section 11.2 or at such other address of which the Agent shall have been notified pursuant thereto;

                (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

          11.13 Acknowledgements.   Each  of Holdings  and the  Company hereby
    acknowledges that:

                (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                (b) neither the Agent nor any Lender has any fiduciary relationship to Holdings or the Company, and the relationship between Agent and Lenders, on one hand, and Holdings and the Company, on the other hand, is solely that of creditor and debtor; and


                                                                            99



                (c) no joint venture exists among the Lenders or among Holdings, the Company and the Lenders.

          11.14 WAIVERS OF JURY TRIAL. HOLDINGS, THE COMPANY, THE AGENT AND EACH OF THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          11.15 Confidentiality. Neither the Agent nor any Lender shall disclose any Confidential Information to any Person without the prior consent of the Company, other than (a) to the Agent's or such Lender's affiliates and their officers, directors, employees, agents and advisors,
    (b) to actual or prospective assignees and participants, and then only on a confidential basis as contemplated in Section 11.6(g) and upon the prior delivery of the confidentiality letter contemplated therein, (c) as required by any law, rule or regulation or judicial process and (d) as requested or required by any state, federal or foreign authority or examiner regulating or having jurisdiction over the Agent or any Lender.

          11.16 New Lenders; Commitment Increases. (a) With the consent of the Company and the Agent (which, in the case of the Agent, shall not be unreasonably withheld), (i) one or more additional banks or other financial institutions may become a party to this Agreement by executing a supplement hereto, in form and substance satisfactory to such bank or other financial institution, the Company and the Agent, whereupon such bank or other financial institution (herein called a "New Lender") shall become a Lender for all purposes hereof and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement, and Schedule 1.1A hereto shall be deemed to be amended to add the name, address and Revolving Credit Commitment of such New Lender and (ii) any Lender may increase the amount of its Revolving Credit Commitment by executing a supplement hereto, in form and substance satisfactory to such Lender, the Company and the Agent, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Revolving Credit Commitment as so increased, and Schedule 1.1A hereto shall be deemed to be amended to reflect such increase in the Revolving Credit Commitment of such Lender. In no event may the aggregate Revolving Credit Commitments be increased above $285,000,000 pursuant to any supplement described in this Section 11.16(a).

                (b) If on the date upon which a bank or other financial institution becomes a New Lender or upon which a Lender's Revolving Credit Commitment is changed pursuant to Section 11.16(a), any Loans are then outstanding, the Company shall borrow Loans from such Lender in an amount such that, after giving effect thereto, the quotient of (x) the Loans of such Lender of each Type (and, in the case of Eurodollar Loans, of each Eurodollar Tranche) and (y) such Lender's Revolving Credit Commitment is equal to the comparable quotient of each other Lender. Any Eurodollar Loans borrowed pursuant to the preceding sentence shall bear interest at a rate equal to the respective interest rates then applicable to the Eurodollar Loans of the other Lenders in the same Eurodollar Tranche.

          11.17 INTEGRATION.  THIS  AGREEMENT REPRESENTS THE ENTIRE  AGREEMENT
    OF HOLDINGS,  THE COMPANY, THE AGENT  AND THE LENDERS  WITH RESPECT TO THE
    SUBJECT MATTER HEREOF, WHICH AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE


                                                                           100



    OF ANY PRIOR OR CONTEMPORANEOUS ORAL AGREEMENT BETWEEN OR AMONG ANY OF THE PARTIES HERETO, AND THERE ARE NO PROMISES, UNDERTAKINGS, REPRESENTATIONS OR WARRANTIES BY THE AGENT OR ANY LENDER RELATIVE TO THE SUBJECT MATTER HEREOF NOT EXPRESSLY SET FORTH OR REFERRED TO HEREIN OR IN THE OTHER LOAN DOCUMENTS.

    SECTION 11.17 ACKNOWLEDGEMENT:

        No oral agreement

    Date:      4-12-95

    ESSEX GROUP, INC.

    By:    /s/ S.C. Craft
         Title: President


                                                                           101



          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

                                        BCP/ESSEX HOLDINGS INC.


                                        By:  /s/ S.C. Craft
                                             Name: S.C. Craft
                                             Title: President


                                        ESSEX GROUP, INC.


                                        By:  /s/ S.C. Craft
                                             Name: S.C. Craft
                                             Title: President


                                        The Agent:

                                        CHEMICAL BANK


                                        By:  /s/ Lisa D. Benitez
                                             Name: Lisa D. Benitez
                                             Title: Vice President


                                        The Co-Lead Agent:

                                        BANK OF AMERICA ILLINOIS


                                        By:  /s/ Patricia DelGrande
                                             Name: Patricia DelGrande
                                             Title: Vice President


                                        The Lenders:

                                        CHEMICAL BANK


                                        By:  /s/ Lisa D. Benitez
                                             Name: Lisa D. Benitez
                                             Title: Vice President


                                        BANK OF AMERICA ILLINOIS


                                        By:  /s/ Patricia DelGrande
                                             Name: Patricia DelGrande
                                             Title: Vice President


                                                                           102




                                        THE BANK OF NOVA SCOTIA, as a
                                          Co-Agent and as a Lender


                                        By:  /s/ F.C.H. Ashby
                                             Name: F.C.H. Ashby
                                             Title: Senior Manager
                                                Loan Operations


                                        COMERICA BANK, as a
                                          Co-Agent and as a Lender


                                        By:  /s/ Philip A. Coosaia
                                             Name: Philip A. Coosaia
                                             Title: Assistant Vice President


                                        THE LONG-TERM CREDIT BANK OF JAPAN,
                                          LIMITED, NEW YORK BRANCH, as a
                                          Co-Agent and as a Lender


                                        By:  /s/ Jay Shankar
                                             Name: Jay Shankar
                                             Title: Vice President


                                        NATIONSBANK, N.A. (CAROLINAS), as a
                                          Co-Agent and as a Lender


                                        By:  /s/ Christopher A. Torie
                                             Name: Christoper A. Torie
                                             Title: Senior Vice President


                                        NBD BANK, as a Co-Agent and
                                          as a Lender


                                        By:  /s/ Michael F. Edwards
                                             Name: Michael F. Edwards
                                             Title: Second Vice President


                                        THE BANK OF NEW YORK


                                        By:  /s/ Bruce C. Miller
                                             Name: Bruce C. Miller
                                             Title: Vice President


                                                                           103



                                        FORT WAYNE NATIONAL BANK


                                        By:  /s/ Don J. Mauch
                                             Name: Don J. Mauch
                                             Title: Senior Vice President


                                        MELLON BANK, N.A.


                                        By:  /s/ Roger N. Stanier
                                             Name: Roger N. Stanier
                                             Title: Vice President


                                                                           104



                                        NATIONAL CITY BANK


                                        By:  /s/ Jeffrey J. Tengel
                                             Name: Jeffrey J. Tengel
                                             Title: Vice President


                                        NORWEST BANK INDIANA,
                                          NATIONAL ASSOCIATION


                                        By:  /s/ David L. Schnepp
                                             Name: David L. Schnepp
                                             Title: Vice President


                                        UNITED STATES NATIONAL BANK
                                          OF OREGON


                                        By:  /s/ Chris J. Karlin
                                             Name: Chris J. Karlin
                                             Title: Vice President


                                                                           105



                                                                     EXHIBIT A




                              REVOLVING CREDIT NOTE


    $_________________                                      New York, New York
                                                                _____ __, ____


                FOR VALUE RECEIVED, the undersigned, ESSEX GROUP, INC., a Michigan corporation (the "Company"), hereby unconditionally promises to pay on the Revolving Credit Termination Date (as defined in the Credit
    Agreement referred to  below) to the  order of                        (the
    "Lender"), the lesser of (a) __________ DOLLARS ($_____) and (b) the aggregate unpaid principal amount of all Loans (as defined in the Credit Agreement) made by the Lender to the Company pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds. Such payment shall be made for the account of the Lender at the office of Chemical Bank located at 270 Park Avenue, New York, New York 10017.

                The Company further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum and on the dates specified in Section 2.10 of the Credit Agreement, until paid in full (both before and after judgment to the extent permitted by law).

                The holder of this Revolving Credit Note is hereby authorized to record the date, Type and amount of each Loan made by the Lender to the Company, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof, and, in the case of Eurodollar Loans, the Interest Period (in each case, as defined in the Credit Agreement) with respect thereto, on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded in the absence of manifest error; provided, however, that failure by any holder to make any such recordation on such schedules or continuation thereof or any error in such recordation shall not affect any of the obligations of the Company under this Revolving Credit Note or the Credit Agreement.

                This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, dated as of April __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, BCP/Essex Holdings Inc., the Lender, the other Lenders parties thereto and Chemical Bank, as Agent, is entitled to the benefits thereof and is subject to optional and mandatory prepayments in whole or in part as provided in Sections 2.6 and 2.7 of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have such defined meanings unless otherwise defined herein.


                                                                           106



                Upon the occurrence of any one or more of the Events of Default (as defined in the Credit Agreement) specified in the Credit Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable as provided in Section 8 of the Credit Agreement.

                The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Revolving Credit Note.


                THIS REVOLVING CREDIT NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        ESSEX GROUP, INC.


                                        By:__________________________
                                           Name:
                                           Title:


                                                                   Schedule to
                                                                     Revolving
                                                                   Credit Note

                          ABR LOANS AND CONVERSIONS AND
                             REPAYMENTS OF PRINCIPAL
    [CAPTION]

                                Amount of      Amount of
                                ABR Loans      Eurodollar
                                Converted        Loans
                                   into        Converted     Amount of      Unpaid
                  Amount of     Eurodollar      into ABR     Principal     Principal    Notation
        Date      ABR Loans       Loans          Loans         Repaid       Balance      Made by
        ----      ---------     ----------     ----------    ---------     ---------    --------


















    /TABLE

                         EURODOLLAR LOANS AND CONVERSIONS
                           AND REPAYMENTS OF PRINCIPAL


    [CAPTION]

                                      Amount of      Amount
                                      ABR Loans     of Euro-
                                      Converted      dollar
              Amount                 into Euro-      Loans                                  Nota-
             of Euro-                  dollar      Converted     Amount of      Unpaid      tion
              dollar      Interest      Loans       into ABR     Principal    Principal     Made
     Date      Loans       Period     ---------      Loans        Repaid       Balance       by
     ----    --------     --------                 ---------     ---------    ---------     -----


















    /TABLE

                                                                   EXHIBIT B-1

                            BORROWING BASE CERTIFICATE


    TO:   CHEMICAL BANK                             DATE:_______________
          c/o Chemical Securities Inc.
          10 South LaSalle Street
          Chicago, IL 60603

          Telecopy:  (312) 807-4077

    FROM:  Essex Group, Inc.

    Borrowing Base Certificate #:____________________
    ______________________________________________________________

    We hereby certify the following information:

    (1)   Accounts Receivable as of the date of last
          submitted certificate:                          $________

                +     SALES                               $________
                -     COLLECTIONS                         $________
                -     CREDITS                                   $________
                -     WRITEOFFS                                 $________
                -     ADJUSTMENTS/
                      OTHER (DESCRIBE)              $________

          Accounts Receivable as of   /  /  : $________

    (2)   Accounts Receivable Aging as of   /  /  : $________

    [CAPTION]

                              1-30        31-60      61-90      90
                              Past Due    Past Due   Past Due   Past Due
     FUTURE      CURRENT      ----        -----      -----      ----       TOTAL
     ------      -------                                                   -----

    Wire and Cable Division:

    [CAPTION]

                              1-30        31-60      61-90      90
                              Past Due    Past Due   Past Due   Past Due
     FUTURE      CURRENT      ----        -----      -----      ----       TOTAL
     ------      -------                                                   -----

    /TABLE

    Magnet Wire Division:

    [CAPTION]

                              1-30        31-60      61-90      90
                              Past Due    Past Due   Past Due   Past Due
     FUTURE      CURRENT      ----        -----      -----      ----       TOTAL
     ------      -------                                                   -----


    Engineered Products Division:

    [CAPTION]

                              1-30        31-60      61-90      90
                              Past Due    Past Due   Past Due   Past Due
     FUTURE      CURRENT      ----        -----      -----      ----       TOTAL
     ------      -------                                                   -----


    Interstate Industries:

    [CAPTION]

                              1-30        31-60      61-90      90
                              Past Due    Past Due   Past Due   Past Due
     FUTURE      CURRENT      ----        -----      -----      ----       TOTAL
     ------      -------                                                   -----

    Group Metals and Transportation:

    [CAPTION]

                              1-30        31-60      61-90      90
                              Past Due    Past Due   Past Due   Past Due
     FUTURE      CURRENT      ----        -----      -----      ----       TOTAL
     ------      -------                                                   -----

    (3)   COMPUTATION OF BORROWING BASE:

    ELIGIBLE RECEIVABLES:


    (A)   TOTAL ACCOUNTS RECEIVABLE:                $__________

          +/- Adjustments:  $__________
                                  $__________
                                  ($________)
                                  ($________)

          REVISED TOTAL ACCOUNTS RECEIVABLE:        $__________

    Less the following deductions:

                                  ($________)
                                  ($________)
                                  ($________)
                                  ($________)

                                  ($________)

          TOTAL DEDUCTIONS: ($________)


          NET ELIGIBLE RECEIVABLES:                       $_________

    (B)         RECEIVABLES AVAILABILITY (85% Advance): $_________

    ELIGIBLE INVENTORY:

    (C)   TOTAL INVENTORY as of   / /  BY DIVISION:

                Wire and Cable Division:            $_________
                Magnet Wire Division:               $_________
                Engineered Products Division:       $_________
                Group Metals and Transportation:    $_________
                Interstate Industries:              $_________

          +/- Purchase Price Variances:
                Current Month:                            $_________
                Prior Month                         $_________

          REVISED TOTAL INVENTORY:                              $_________

                Less the following deductions:

                                                          ($________)
                                                          ($________)

                                                          ($________)

                                                          ($________)

                                                          ($________)


                TOTAL DEDUCTIONS:*                        ($_________)
          *To be submitted by division annually or at the Agents request.

                Less:

                      Eligible Consigned Inventory  ($________)

                      Raw Materials                       ($________)

          NET ELIGIBLE INVENTORY BEFORE 65%:              $________

    (D)         AVAILABLE (65% Advance):                        $________

          ELIGIBLE CONSIGNED INVENTORY:             $________

    (E)         AVAILABLE (50% Advance):                        $________

          RAW MATERIALS:                                  $________

    (F)         AVAILABLE (30% Advance):                        $________

    (G)   INVENTORY AVAILABILITY (NOT TO EXCEED
          CLAUSE (B) ABOVE)                               $________

    (H)   TOTAL AVAILABILITY ON A/R AND INVENTORY
          (SUM OF CLAUSE (B) AND (G) ABOVE):        $
                                                           ========

    (I)   (i)   Loans:                                          $________
          (ii)  Specified Basket Debt:              $________
          (iii)       Lesser of
                (x) L/C commitment ($25,000,000) or
                (y) outstanding L/C Obligations plus amount
                    described in clause (y) of the definition
                    of Modified Aggregate Outstanding Revolving
                    Extensions of Credit            $________
          (iv)  Modified Aggregate Outstanding Revolving
                Extensions of Credit (sum of (i) and (ii)
                minus (iii))                                    $________



    (4)   Comments or Other Information:

    The undersigned hereby represents and warrants that this is a correct statement regarding the status of accounts receivable and inventory assigned to Chemical Bank, as agent (the "Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of April __, 1995 (the "Credit Agreement"), among BCP/Essex Holdings Inc., the Company, the Agent and the Lenders, that the figures set forth herein are accurate in all material respects and have been computed in accordance with the Credit Agreement and that no Tolled Inventory (as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) is included in any of the computations including Inventory herein. The undersigned further warrants and represents that, to the best knowledge of the undersigned, the Company is in complete compliance with all the terms and conditions contained in the agreements between us. The undersigned further understands that the Lenders' extensions of credit to the Company will be based upon the reliance on the information contained herein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings when otherwise defined herein.

                                  ESSEX GROUP, INC.


                                  By:__________________________________
                                     Name:
                                     Title:


                                                                   EXHIBIT B-2

                              SENIOR NOTE INDENTURE
                  REVOLVING CREDIT INCURRENCE LIMIT CERTIFICATE


    TO:   CHEMICAL BANK                                   DATE:____________
          c/o Chemical Securities Inc.
          10 South LaSalle Street
          Chicago, IL 60603

          Telecopy:  (312) 807-4077

    FROM:  Essex Group, Inc.

    Senior Note Indenture Revolving Credit Incurrence Limit Certificate #:____________________

    ______________________________________________________________

    We hereby certify the following information:

    COMPUTATION OF SENIOR NOTE INDENTURE REVOLVING CREDIT INCURRENCE LIMIT:

    (a)   Total Accounts Receivable:                $__________

    (b)   Receivables availability (80% advance):   $__________


    (c)   Total Inventory:                          $__________

    (d)   Inventory availability (50% advance):           $__________

    (e)   Total availability on A/R and Inventory
          (sum of clause (b) and (d) above):              $__________

    (f)   Indebtedness outstanding  pursuant to  Section 4.04(b)(i) of  Senior
          Note  Indenture (other  than  L/C Obligations  and  Specified Basket
          Debt):

                                                          $__________

                                                          $__________

                                                          $__________

          Total:                                                $__________

    (g)   Excess of clause (e) over clause (f):           $__________

    (h)   (i)   Indebtedness  outstanding pursuant  to Section  4.04(b)(x)  of
                Senior  Note  Indenture  (other   than  L/C  Obligations   and
                Specified Basket Debt):

                                                          $__________

                                                          $__________

                                                          $__________


                                                                             2



                Total:                                          $__________

          (ii)  $25,000,000 less aggregate amount described in clause (h)(i):
                $__________

    (i)   Sum of clauses (g) and (h)(ii) above:           $__________
    (j)   (i)   L/C Obligations presently outstanding:    $__________

          (ii)  Specified Basket Debt presently outstanding: $______

          (iii) Sum of clauses (j)(i) and (j)(ii):        $______
    (k)   Amount of clause (j)(iii) cannot exceed amount of clause (i).

    COMMENTS OR OTHER INFORMATION:

    The undersigned hereby represents and warrants to Chemical Bank, as agent (the "Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of April __, 1995 (the "Credit Agreement"), among BCP/Essex Holdings Inc., the Company, the Agent and the Lenders, that the figures set forth herein are accurate in all material respects and have been computed in accordance with the Credit Agreement and the Senior Note Indenture. The undersigned further warrants and represents that, to the best knowledge of the undersigned, the Company is in complete compliance with all the terms and conditions contained in the agreements between us. The undersigned further understands that the Lenders' extensions of credit to the Company will be based upon the reliance on the information contained herein. Terms used herein which are defined in the Credit Agreement shall have such defined meanings when otherwise defined herein.

                                        ESSEX GROUP, INC.



                                        By:_____________________________
                                        Name:
                                        Title:


                                                                     EXHIBIT C

                            FORM OF INTERCOMPANY NOTE


                                                           New York, New York
                                                           _________ __, 199__


          FOR VALUE RECEIVED, [Name of Payor], a ____________ corporation (the "Borrower"), hereby promises to pay on demand to the order of [Name of Payee] or its assigns (the "Payee"), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Borrower.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at such rate per annum as shall be agreed upon from time to time by the Borrower and Payee. [, which in no event shall exceed the Prime Rate (as defined in the Credit Agreement referred to below). Notwithstanding anything to the contrary herein, no payment or prepayment of principal of or interest on this Note may be made, directly or indirectly, if a Default or Event of Default (each as defined in the Credit Agreement referred to below) shall have occurred and be continuing or would result therefrom.]*/

          Upon the commencement of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar proceeding of any jurisdiction relating to the Borrower, the unpaid principal amount hereof shall become immediately due and payable without presentment, demand, protest or notice of any kind in connection with this Note.

          This Note is one of the Intercompany Notes referred to in the Credit Agreement, dated as of April __, 1995, among BCP/Essex Holdings Inc., Essex Group, Inc., the Lenders from time to time parties thereto and Chemical Bank, as Agent (as amended, modified or supplemented from time to time, the "Credit Agreement") and is subject to the terms thereof, and shall be pledged by the Payee pursuant to the [Holdings] [Company] [Subsidiary] Pledge Agreement (as defined in the Credit Agreement). The Borrower hereby acknowledges and agrees that said Agent pursuant to and as defined in the [Holdings] [Company] [Subsidiary] Pledge Agreement may exercise all rights provided therein with respect to this Note.

          The Payee is hereby authorized to record all loans and advances made by it to the Borrower (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

          All  payments  under  this  Note  shall  be   made  without  offset,
    counterclaim or deduction of any kind.




         */     Insert in Intercompany Notes as to which Essex Group Inc. is the
          Borrower.


                                                                             2



          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                  [NAME OF PAYOR]


                                  By_______________________________
                                    Title:



    Pay to the order of


    _______________________


    [NAME OF PAYEE]


    By______________________
      Title:


                                                                   EXHIBIT D-1



                         FORM OF COMPANY PLEDGE AGREEMENT


                COMPANY PLEDGE AGREEMENT, dated as of April ___, 1995, made by ESSEX GROUP, INC., a Michigan corporation (the "Pledgor"), in favor of CHEMICAL BANK, as agent (in such capacity, the "Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of April __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Pledgor, BCP/Essex Holdings Inc., the Lenders and the Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Pledgor upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Pledgor upon the terms and subject to the conditions set forth therein;

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Pledgor under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders; and

                WHEREAS, each Issuer (as defined below) is a wholly owned direct subsidiary of the Pledgor;

                NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

                1.   Defined Terms.   Unless otherwise  defined herein,  terms
    which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

                "Collateral" means the Pledged Securities and all Proceeds thereof.

                "Issuers"  means  each Subsidiary  of  the  Pledgor  listed on
          Schedule I hereto.

                "Obligations" means  the unpaid  principal of  and interest on
          (including, without limitation, interest accruing after the maturity of  the Loans  and Reimbursement  Obligations and  interest accruing after the filing of any petition in bankruptcy, or the  commencement
          of any  insolvency, reorganization  or like  proceeding, relating to the Pledgor whether or not a claim for post-filing or  post-petition interest  is allowed  in such  proceeding) the  Loans and  all other obligations  and liabilities  of the  Pledgor to  the Agent  and the
          Lenders (or, in the case of any Interest Rate Protection  Agreement, any Affiliate of any  Lender), whether direct or indirect,  absolute or contingent,  due or to become  due, or now existing  or hereafter incurred, which may arise  under, out of, or in connection with, the
          Credit  Agreement,  any  Revolving  Credit  Notes,  any  other  Loan
          Document, the  Letters of  Credit or this Pledge  Agreement and  any other document  made, delivered or given  in connection therewith or herewith, whether on  account of principal, interest,  reimbursement obligations, fees, charges, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the  Agent and the  Lenders that are required  to be paid  by the
          Pledgor pursuant to the terms of the Credit Agreement) or otherwise.

                "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                "Pledged  Notes"  means all  Intercompany  Notes  at  any time issued to the  Pledgor and all other  promissory notes issued  to or held by the Pledgor (other than promissory notes issued in connection with extensions of trade credit by the Pledgor in the ordinary course of business).

                "Pledged Securities" means all of the Pledged Stock and Pledged Notes.

                "Pledged Stock" means  the shares  of capital stock  listed on
          Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to the Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

                "Proceeds"  means all  "proceeds" as such  term is  defined in
          Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

                2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Agent, for the ratable benefit of the Lenders, all the Pledged Securities and hereby grants to the Agent, for the ratable benefit of the Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                3. Stock Powers and Endorsements. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed. All Pledged Notes, when delivered, shall be duly endorsed in blank.

                4.   Representations and  Warranties.   The Pledgor represents
    and warrants that:

                (a)   the shares  of Pledged  Stock of  each Issuer  listed on
          Schedule I constitute 100% (or, in the case of any Issuer which is a Foreign Subsidiary, 65%) of the issued and outstanding shares of all classes of the Capital Stock of such Issuer;

                (b) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                (c) each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                (d) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

                (e) upon delivery to the Agent of the stock certificates and instruments evidencing the Pledged Securities, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor (subject, in the case of Proceeds, to Section 9-306 of the Code).

                5. Covenants. The Pledgor covenants and agrees with the Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Revolving Credit Commitments are terminated:

                (a)  If the Pledgor shall, as a result of its ownership of the
          Pledged Stock, become entitled to receive or shall receive any stock
          certificate  (including,   without   limitation,   any   certificate
          representing a stock dividend  or a distribution in connection  with any  reclassification,  increase  or  reduction  of  capital or  any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a  conversion of,  or in  exchange  for,  any  shares  of  the Pledged  Stock,  or otherwise in respect  thereof, the Pledgor shall accept the  same as the agent of the Agent and  the Lenders, hold the same in  trust for the  Agent and  the Lenders and  deliver the  same forthwith  to the
          Agent in the exact  form received, duly endorsed  by the Pledgor  to the  Agent,  if  required,  together  with an  undated  stock  power covering such certificate duly executed in blank by the Pledgor  and with, if the Agent so  requests, signature guaranteed, to be held by the  Agent, subject  to the terms  hereof, as  additional collateral security  for the  Obligations.  If an  Event of  Default shall have occurred  and be continuing, any sums paid upon or in respect of the

          Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the Pledgor while an Event of Default shall have occurred and be continuing, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

                (b) Without the prior written consent of the Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue (other than to existing stockholders on a proportionate basis) any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral other than pursuant to a transaction permitted by the Credit Agreement, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Agent and the Lenders in and to the Collateral against the claims and demands of all Persons whomsoever.

                (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such promissory note, other instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

                (d) The Pledgor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                6. Cash Dividends and Other Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to paragraph 7 below, the Pledgor shall be permitted to receive all cash dividends in respect of the Pledged Stock and all payments in respect of the Pledged Notes, in each case paid in the normal course of business of each Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and/or corporate rights with respect to the Pledged Securities, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Pledge Agreement or the other Loan Documents. At the expense of the Pledgor, the Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling it to exercise the voting and/or corporate rights and powers which it is entitled to exercise pursuant to this paragraph 6.

                7.  Rights of the Lenders and  the Agent.  (a)  If an Event of
    Default shall have occurred and be continuing and the Agent shall have given notice of its intent to exercise such rights to the Pledgor, (i) the Agent shall have the right to receive any and all cash dividends and amounts payable in respect of the Pledged Securities and make application thereof to the Obligations in such order as the Agent may determine, and
    (ii) all shares of the Pledged Securities shall be registered in or transferred to the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to the Pledged Securities at any meeting of shareholders of each Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                (b)  The rights of  the Agent and the  Lenders hereunder shall not be  conditioned or  contingent upon  the pursuit  by the  Agent or any
    Lender of  any right  or remedy  against any Issuer or  against any  other
    Person which may be or become liable  in respect of all or any part of the
    Obligations  or  against  any  collateral  security  therefor,   guarantee
    therefor or right of  offset with respect thereto.  Neither the  Agent nor any Lender shall be liable for any  failure to demand, collect or  realize upon  all or any part of the Collateral or for  any delay in doing so, nor shall the  Agent be under  any obligation to sell or  otherwise dispose of
    any Collateral upon the request  of the Pledgor or any other  Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                8. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived and released. The Agent shall apply any Proceeds from time to time held by it and the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency.

                9.   Registration Rights;  Private Sales.   (a)  If  the Agent
    shall determine to  exercise its right to  sell any or all of  the Pledged
    Stock pursuant to paragraph 8  hereof, and if in the opinion  of the Agent it  is necessary or advisable to  have the Pledged Stock,  or that portion thereof to be sold, registered under the provisions of  the Securities Act of  1933, as amended (the  "Securities Act"), the Pledgor  will cause each

    Issuer to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged
    Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause each Issuer to use its best efforts to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                (b)  The  Pledgor recognizes that  the Agent may be  unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner (even if the Agent accepts the first offer received or offers the Collateral or any portion thereof to only one offeree). The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit such Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall be specifically enforceable against the Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                10.   Limitation on Duties Regarding  Collateral.  The Agent's
    sole  duty  with   respect  to  the  custody,  safekeeping   and  physical
    preservation of the  Collateral in its possession, under Section  9-207 of
    the Code or otherwise, shall be to deal with it in the  same manner as the
    Agent  deals with  similar securities  and property  for its  own account.
    Except for the  duty of the Agent described in  this paragraph 10, and the accounting  by the  Agent for  moneys actually  received by  it hereunder, neither the Agent nor any Lender shall have any duties hereunder as to any
    Collateral (including, without  limitation, as to ascertaining any matters or taking any  action with respect to any  Collateral or as to  taking any necessary  steps to  preserve rights  against prior  parties or  any other rights pertaining to any  Collateral).  Neither the  Agent, any Lender nor
    any of their respective directors, officers, employees or agents shall  be liable  for  failure  to demand,  collect  or  realize  upon  any  of  the
    Collateral  or for any delay in doing so  or shall be under any obligation to sell  or otherwise dispose  of any  Collateral upon the  request of the
    Pledgor or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14.   No Waiver;  Cumulative Remedies.  Neither  the Agent nor
    any Lender shall by any act (except by a written instrument pursuant to paragraph 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such
    Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                15.  Waivers and Amendments; Successors and Assigns; Governing
    Law.   None  of the terms or  provisions of  this Pledge Agreement  may be amended,  supplemented or  otherwise  modified except  in  accordance with
    Section 11.1 of the Credit Agreement.  All references herein to Schedule I hereto shall be  deemed to be references to Schedule I  hereto as the same shall  be supplemented  from time  to  time as  agreed  in writing  by the
    Pledgor and  the Agent.   This Pledge Agreement shall be  binding upon the
    successors and  assigns of the Pledgor  and shall inure  to the benefit of the Agent  and the  Lenders and their respective  successors and  assigns.
    This Pledge Agreement shall be governed by, and construed and  interpreted in accordance with, the laws of the State of New York.

                16.   Notices.   All notices,  requests and demands  hereunder
    shall be given in accordance with Section 11.2 of the Credit Agreement.

                17. Irrevocable Authorization and Instruction to Pledgor. The Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that such Issuer shall be fully protected in so complying.

                18. Authority of Agent. The Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                19. Termination. This Agreement and the security interest created hereby shall terminate when all the Obligations shall have been paid in full, the Revolving Credit Commitments shall have been terminated and no Letters of Credit shall be outstanding, at which time the Agent shall, at the request and expense of the Pledgor, reassign and deliver (without recourse and without any representation or warranty) to the Pledgor, or such person or persons as the Pledgor shall designate, against receipt, such portion of the Collateral as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release; provided, that any indemnity set forth herein shall survive any such termination. Upon any sale or other disposition of the Collateral by the Pledgor expressly permitted by the Credit Agreement, the Agent, at the request and expense of the Pledgor, shall release the Collateral being sold and shall reassign and deliver such Collateral to the Pledgor (without recourse and without any representation or warranty), together with appropriate instruments of reassignment and release; provided that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing and (ii) the Pledgor shall have delivered to the Agent, at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Pledgor stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                ESSEX GROUP, INC.


                By:_______________________________________________
                    Title:


                           ACKNOWLEDGEMENT AND CONSENT


                Each Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. Each Issuer further agrees that the terms of paragraphs 9(a) and 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                DIAMOND WIRE & CABLE CO.


                By:________________________________________
                  Title:


                ESSEX INTERNATIONAL, INC.


                By:________________________________________
                  Title:


                ESSEX WIRE CORPORATION


                By:________________________________________
                  Title:


                EXCEL WIRE AND CABLE CO.


                By:________________________________________
                  Title:


                US SAMICA CORPORATION


                By:________________________________________
                  Title:


                ESSEX GROUP EXPORT INC.


                By:________________________________________
                  Title:


    Address for Notices for each of the above Issuers:

    c/o Essex Group, Inc.
    1601 Wall Street
    Fort Wayne, Indiana 46802
    Telecopy:  219-461-4762


                                                                    SCHEDULE 1
                                                                     To Pledge
                                                                     Agreement


                           DESCRIPTION OF PLEDGED STOCK


                                                Stock
                            Class of          Certificate       No. of
    Issuer                  Stock                 No.           Shares
    ------                  --------          -----------       ------

    [NAME OF SUBSIDIARY]


                                                                   EXHIBIT D-2



                        FORM OF HOLDINGS PLEDGE AGREEMENT


                HOLDINGS PLEDGE AGREEMENT, dated as of April ___, 1995, made by BCP/ESSEX HOLDINGS INC., a Delaware corporation (the "Pledgor"), in favor of CHEMICAL BANK, as agent (in such capacity, the "Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of April __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Pledgor, Essex Group, Inc., a Michigan corporation (the "Issuer"), the Lenders and the Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Issuer upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Issuer upon the terms and subject to the conditions set forth therein;

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Issuer under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders; and

                WHEREAS, the Issuer is a wholly owned direct subsidiary of the Pledgor;

                NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

                1.   Defined Terms.   Unless otherwise  defined herein,  terms
    which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

                "Collateral" means the Pledged Securities and all Proceeds thereof.

                "Obligations" means obligations, liabilities and indebtedness of the Pledgor under the guarantee contained in Section 10 of the Credit Agreement.

                "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                "Pledged Notes" means all Intercompany Notes at any time issued to the Pledgor and all other promissory notes issued to or held by the Pledgor.

                "Pledged Securities" means all of the Pledged Stock and Pledged Notes.

                "Pledged Stock" means the  shares of  capital stock listed  on
          Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by the Issuer to the Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

                "Proceeds" means  all "proceeds"  as such term  is defined  in
          Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

                2. Pledge; Grant of Security Interest. The Pledgor hereby delivers to the Agent, for the ratable benefit of the Lenders, all the Pledged Securities and hereby grants to the Agent, for the ratable benefit of the Lenders, a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                3. Stock Powers and Endorsements. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed. All Pledged Notes, when delivered, shall be duly endorsed in blank.

                4.   Representations and  Warranties.   The Pledgor represents
    and warrants that:

                (a) the shares of Pledged Stock listed on Schedule I constitute 100% of the issued and outstanding shares of all classes of the Capital Stock of the Issuer;

                (b) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable;

                (c) each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                (d)  the  Pledgor is the record  and beneficial owner  of, and has  good and marketable  title to, the Pledged  Securities, free of
          any and all Liens  or options in favor  of, or claims of,  any other
          Person, except the Lien created by this Pledge Agreement; and

                (e) upon delivery to the Agent of the stock certificates and instruments evidencing the Pledged Securities, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on the Collateral, enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any Collateral from the Pledgor (subject, in the case of Proceeds, to Section 9-306 of the Code).

                5. Covenants. The Pledgor covenants and agrees with the Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Revolving Credit Commitments are terminated:

                (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Lenders, hold the same in trust for the Agent and the Lenders and deliver the same forthwith to the Agent in the exact form received, duly endorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. If an Event of Default shall have occurred and be continuing, any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of the Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by the Pledgor while an Event of Default shall have occurred and be continuing, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

                (b)   Without the  prior  written consent  of the  Agent,  the
          Pledgor  will not  (i) vote to  enable, or take any  other action to permit, the Issuer to issue any stock  or other equity securities of any  nature or  to issue  any other  securities convertible  into or granting  the right to purchase  or exchange for any  stock or other
          equity  securities of any  nature of the Issuer,  (ii) sell, assign, transfer, exchange,  or otherwise  dispose of,  or grant  any option with respect to, the Collateral, or (iii) create, incur or permit to exist any  Lien or option in  favor of, or  any claim of  any Person with respect  to, any  of the Collateral, or  any interest  therein,
          except  for the  Lien provided  for by this  Pledge Agreement.   The
          Pledgor will defend the  right, title and interest of the Agent  and the Lenders in and  to the Collateral against the claims and demands of all Persons whomsoever.

                (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such promissory note, other instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

                (d) The Pledgor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

                6. Cash Dividends and Other Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to paragraph 7 below, the Pledgor shall be permitted to receive all cash dividends in respect of the Pledged Stock and all payments in respect of the Pledged Notes, in each case paid in the normal course of business of the Issuer or obligor and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and/or corporate rights with respect to the Pledged Securities, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Pledge Agreement or the other Loan Documents. At the expense of the Pledgor, the Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling it to exercise the voting and/or corporate rights and powers which it is entitled to exercise pursuant to this paragraph 6.

                7.   Rights of the Lenders and the Agent.  (a)  If an Event of
    Default  shall have occurred and  be continuing  and the Agent  shall have given notice of its intent to exercise such rights to the Pledgor, (i) the
    Agent shall  have the right  to receive any and all  cash dividends (other
    than  dividends  expressly  permitted  by Section  7.8(a)  of  the  Credit
    Agreement and  dividends to  be used  for the purpose referred  to in  the parenthetical contained in  Section 7.8(b)  of the  Credit Agreement)  and amounts payable in respect of the Pledged Securities and make  application thereof to the Obligations  in such order as the Agent may  determine, and
    (ii)  all  shares of  the  Pledged Securities  shall be  registered  in or transferred to the name of the Agent or its nominee, and  the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to the Pledged Securities at any meeting of shareholders of the
    Issuer  or otherwise and (B)  any and all  rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the
    Pledged  Securities as if  it were the absolute  owner thereof (including, without limitation, the right to exchange at its discretion any and all of
    the  Pledged   Stock  upon  the   merger,  consolidation,  reorganization,
    recapitalization or other fundamental change in the corporate structure of the Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or  option pertaining to such shares of such  Pledged Stock, and in connection therewith, the right to deposit  and deliver any and all  of such  Pledged  Stock  with  any  committee,  depositary,  transfer  agent, registrar or other designated agency  upon such terms and conditions as it may determine),  all without  liability  except  to account  for  property actually received by it, but the  Agent shall have no duty to  the Pledgor to  exercise  any  such  right,  privilege or  option  and  shall  not  be responsible for any failure to do so or delay in so doing.

                (b) The rights of the Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Lender of any right or remedy against the Issuer or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee therefor or right of offset with respect thereto. Neither the Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

                8.   Remedies.   If  an Event  of Default  shall occur  and be
    continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights  and remedies granted in this Pledge Agreement  and in any other instrument or agreement securing, evidencing or relating to  the
    Obligations,  all rights and remedies  of a secured  party under the Code.
    Without  limiting the  generality of  the  foregoing,  the Agent,  without demand of performance or other demand, presentment, protest, advertisement or  notice of  any kind  (except any  notice required  by law  referred to below) to or  upon the Pledgor,  the Issuer or  any other Person (all  and each of which  demands, defenses,  advertisements and  notices are  hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option  or options to purchase or otherwise dispose  of and deliver the Collateral or any  part thereof (or contract to do any  of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or  office of the Agent or any  Lender or elsewhere upon such terms and conditions as it may  deem advisable and at such prices as it may deem best, for cash or
    on  credit or for future  delivery without assumption of  any credit risk.
    The Agent or any Lender  shall have the right upon any such public sale or sales, and, to the extent  permitted by law, upon any such private sale or sales, to purchase the whole or any  part of the Collateral so sold,  free of any right or equity of redemption in the Pledgor, which right or equity
    is  hereby waived and released.   The Agent shall apply  any Proceeds from
    time to time held by it and the proceeds of any such collection, recovery,
    receipt,  appropriation,   realization  or  sale,   after  deducting   all
    reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care  or safekeeping of any of the Collateral  or in any way relating to the Collateral  or the rights of the Agent and the Lenders hereunder, including, without  limitation, reasonable attorneys' fees  and disbursements of  counsel to the Agent, to the payment in whole or in part of the Obligations, in such  order as the Agent may elect,  and only after such  application and after the payment  by the Agent of  any other amount required by  any provision of law,  including, without limitation, Section
    9-504(1)(c) of the Code,  need the Agent account for the surplus,  if any, to  the Pledgor.  To the  extent permitted by applicable  law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender  arising out of  the exercise by them of  any rights hereunder.
    If any notice of a proposed sale or other  disposition of Collateral shall be required by  law, such notice shall be  deemed reasonable and proper if given at least 10 days before such sale or other disposition.  The Pledgor shall remain  liable for any deficiency  if the  proceeds of  any sale  or
    other  disposition   of  the  Collateral  are   insufficient  to  pay  the
    Obligations  and the fees  and disbursements of any  attorneys employed by the Agent or any Lender to collect  such deficiency.  The Pledgor  further waives and  agrees not  to assert  any rights  or privileges  which it may acquire under Section 9-112 of the Code.

                9. Registration Rights; Private Sales. (a) If the Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will cause the Issuer to (i) execute and deliver, and cause the directors and officers of the Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
    (ii) to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the Issuer to use its best efforts to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

                (b)   The Pledgor recognizes  that the Agent may  be unable to
    effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner (even if the Agent accepts the first offer received or offers the Collateral or any portion thereof to only one offeree). The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if the Issuer would agree to do so.

                (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall be specifically enforceable against the Pledgor, and, to the extent permitted by applicable law, the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                10. Limitation on Duties Regarding Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Except for the duty of the Agent described in this paragraph 10, and the accounting by the Agent for moneys actually received by it hereunder, neither the Agent nor any Lender shall have any duties hereunder as to any Collateral (including, without limitation, as to ascertaining any matters or taking any action with respect to any Collateral or as to taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14.   No Waiver;  Cumulative Remedies.  Neither  the Agent nor
    any Lender shall by any act (except by a written instrument pursuant to paragraph 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except in accordance with
    Section 11.1 of the Credit Agreement. All references herein to Schedule I hereto shall be deemed to be references to Schedule I hereto as the same shall be supplemented from time to time as agreed in writing by the Pledgor and the Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. This Pledge Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                16.    Notices.    All  notices,  requests  and demands  given
    hereunder shall be given in accordance with Section 11.2 of the Credit Agreement.

                17. Irrevocable Authorization and Instruction to Issuer. The Pledgor hereby authorizes and instructs the Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Issuer shall be fully protected in so complying.

                18.   Authority of  Agent.  The Pledgor  acknowledges that the
    rights and responsibilities of the Agent under this Pledge Agreement  with
    respect to any  action taken by the Agent  or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting  or arising out of this  Pledge
    Agreement shall, as between the  Agent and the Lenders, be governed by the
    Credit Agreement and by such other agreements with  respect thereto as may exist from time  to time  among them, but,  as between  the Agent  and the
    Pledgor, the  Agent shall be conclusively  presumed to be acting  as agent for the Lenders with  full and valid authority  so to act or refrain  from acting, and  neither  the  Pledgor nor  the  Issuer  shall  be  under  any obligation, or entitlement, to make any inquiry respecting such authority.

                19. Termination. This Agreement and the security interest created hereby shall terminate when all the Obligations shall have been paid in full, the Revolving Credit Commitments shall have been terminated and no Letters of Credit shall be outstanding, at which time the Agent shall, at the request and expense of the Pledgor, reassign and deliver (without recourse and without any representation or warranty) to the Pledgor, or such person or persons as the Pledgor shall designate, against receipt, such portion of the Collateral as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release; provided, that any indemnity set forth herein shall survive any such termination.


                IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                        BCP/ESSEX HOLDINGS INC.


                                        By:__________________________
                                           Title:


                           ACKNOWLEDGEMENT AND CONSENT


                The Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. The Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. The Issuer further agrees that the terms of paragraphs 9(a) and 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                                        ESSEX GROUP, INC.


                                        By_____________________________
                                          Title:

                                        Address for Notices:

                                        _______________________________
                                        _______________________________
                                        _______________________________
                                        Telex:  _______________________
                                        Rapifax:  _____________________


                                                                    SCHEDULE 1
                                                                     To Pledge
                                                                     Agreement


                           DESCRIPTION OF PLEDGED STOCK


                                     Stock
                Class of          Certificate No. of
    Issuer        Stock               No.     Shares
    ------      --------          ----------- ------
    Essex Group, Inc.


                                                                   EXHIBIT D-3



                       FORM OF SUBSIDIARY PLEDGE AGREEMENT


                SUBSIDIARY PLEDGE AGREEMENT, dated as of April ___, 1995, made by the parties signatories hereto (each, a "Pledgor"; collectively, the "Pledgors"), in favor of CHEMICAL BANK, as agent (in such capacity, the "Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of April __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among BCP/Essex Holdings Inc., Essex Group, Inc. (the "Company"), a Michigan corporation, the Lenders and the Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, the Pledgors are parties to the Subsidiary Guarantee, dated as of April __, 1995 (as the same may be from time to time amended, supplemented or modified, the "Subsidiary Guarantee");

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Company under the Credit Agreement that the Pledgors shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of the Lenders; and

                WHEREAS, each Issuer (as defined below) is a [wholly owned] direct subsidiary of the Pledgor listed immediately above such Issuer's name on Schedule I hereto;

                NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, each Pledgor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

                1.   Defined  Terms.   Unless otherwise defined  herein, terms
    which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code from time to time in effect in the State of New York.

                "Collateral" means  the Pledged  Securities  and all  Proceeds
          thereof;   with  respect  to  the  representations,  warranties  and
          covenants made by  each Pledgor in Paragraphs  4 and 5  hereof, each reference to "Collateral" shall be deemed to refer to the Collateral
          in  which such Pledgor has  granted or hereby grants  or purports to grant a security interest under this Pledge Agreement.

                "Issuers" means the collective reference to each issuer listed on Schedule I hereto, immediately beneath the name of the Pledgor of which it is a Subsidiary.

                "Obligations"   means,  with  respect  to   any  Pledgor,  all
          obligations, liabilities and indebtedness of such Pledgor under the Subsidiary Guarantee.

                "Pledge Agreement" means this Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

                "Pledged  Notes"  means all  Intercompany  Notes  at  any time issued to any Pledgor and all other promissory notes issued to or held by any Pledgor (other than promissory notes issued in connection with extensions of trade credit by any Pledgor in the ordinary course of business).

                "Pledged Securities" means all of the Pledged Stock and Pledged Notes.

                "Pledged Stock" means the shares of capital stock of each Issuer listed on Schedule I hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by such Issuer to any Pledgor in respect of the Pledged Stock while this Pledge Agreement is in effect.

                "Proceeds" means all  "proceeds" as  such term  is defined  in
          Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions with respect thereto.

                2. Pledge; Grant of Security Interest. Each Pledgor hereby delivers to the Agent, for the ratable benefit of the Lenders, all the Pledged Securities and hereby grants to the Agent, for the ratable benefit of the Lenders, a first priority security interest in the Collateral owned by such Pledgor, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                3. Stock Powers and Endorsements. Concurrently with the delivery to the Agent of each certificate representing one or more shares of Pledged Stock to the Agent, the relevant Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with, if the Agent so requests, signature guaranteed. All Pledged Notes, when delivered, shall be duly endorsed in blank.

                4.   Representations and Warranties.   Each Pledgor represents
    and warrants that:

                (a)   the shares  of  Pledged Stock  pledged by  such  Pledgor
          hereunder  constitute 100% (or, in the case of any Issuer which is a

          Foreign Subsidiary, 65%) of all the issued and outstanding shares of all classes of the Capital Stock of each of the Issuers;

                (b) all the shares of the Pledged Stock pledged by such Pledgor hereunder have been duly and validly issued and are fully paid and nonassessable;

                (c) each of the Pledged Notes pledged by such Pledgor hereunder constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

                (d) such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by such Pledgor hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement; and

                (e) upon delivery to the Agent of the stock certificates and instruments evidencing the Pledged Securities pledged by such Pledgor hereunder, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority Lien on such Pledged Securities and the proceeds thereof, enforceable as such against all creditors of such Pledgor and any Persons purporting to purchase such Collateral from such Pledgor (subject, in the case of Proceeds, to Section 9-306 of the Code).

                5. Covenants. Each Pledgor covenants and agrees with the Agent and the Lenders that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Revolving Credit Commitments are terminated:

                (a)   If such Pledgor shall,  as a result  of its ownership of
          the Pledged Stock,  become entitled to receive or shall  receive any stock  certificate (including,  without limitation,  any certificate representing a stock dividend or  a distribution in connection  with any  reclassification,  increase  or  reduction  of  capital or  any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a  conversion of,  or  in  exchange  for, any  shares  of  the Pledged  Stock,  or otherwise in respect thereof, such Pledgor shall accept the same  as the agent  of the Agent and the Lenders, hold  the same in trust for the Agent  and the  Lenders and  deliver the  same forthwith  to the
          Agent in the exact form  received, duly endorsed by  such Pledgor to the  Agent, if  required,  together  with  an  undated  stock  power covering such certificate duly executed in blank by such Pledgor and with,  if the Agent so requests, signature guaranteed, to be held by the Agent,  subject to  the terms  hereof, as  additional collateral
          security for the  Obligations.   If an Event  of Default  shall have
          occurred and be continuing, any sums paid upon or  in respect of the
          Pledged Securities upon the liquidation or dissolution of any Issuer shall  be paid  over to  the Agent  to be  held by  it  hereunder as
          additional  collateral security for the Obligations, and in case any distribution  of  capital shall  be  made on  or  in respect  of the
          Pledged Securities or any property shall be distributed upon or with respect to  the Pledged Securities  pursuant to the recapitalization or reclassification of the capital of any Issuer  or pursuant to the
          reorganization  thereof,  the  property  so   distributed  shall  be
          delivered  to the  Agent to  be held  by it hereunder  as additional
          collateral security  for the Obligations.   If any sums  of money or
          property so paid or distributed in respect of the Pledged Securities shall  be received by such  Pledgor while an  Event of Default shall have  occurred and  be continuing,  such  Pledgor shall,  until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

                (b) Without the prior written consent of the Agent, such Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue (other than existing stockholders on a proportionate basis) any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral other than pursuant to a transaction permitted by the Credit Agreement, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided for by this Pledge Agreement. Such Pledgor will defend the right, title and interest of the Agent and the Lenders in and to the Collateral pledged by it hereunder against the claims and demands of all Persons whomsoever.

                (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral pledged by such Pledgor hereunder shall be or become evidenced by any promissory note, other instrument or chattel paper, such promissory note, other instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

                (d) Such Pledgor agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral pledged by it hereunder or in connection with any of the transactions contemplated by this Pledge Agreement.

                6.   Cash  Dividends and  Other Distributions;  Voting Rights.
    Unless an Event of  Default shall have occurred and be continuing  and the

    Agent shall have given notice to such Pledgor of the Agent's intent to exercise its corresponding rights pursuant to paragraph 7 below, each Pledgor shall be permitted to receive all cash dividends in respect of the Pledged Stock and all payments in respect of the Pledged Notes, in each case paid in the normal course of business of each Issuer or obligor and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and/or corporate rights with respect to the Pledged Securities, provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Pledge Agreement or the other Loan Documents. At the expense of the Pledgor, the Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling it to exercise the voting and/or corporate rights and powers which it is entitled to exercise pursuant to this paragraph 6.

                7. Rights of the Lenders and the Agent. (a) If an Event of Default shall have occurred and be continuing and the Agent shall have given notice of its intent to exercise such rights to any Pledgor, (i) the Agent shall have the right to receive any and all cash dividends and amounts payable in respect of the Pledged Securities pledged by such Pledgor and make application thereof to the Obligations in such order as the Agent may determine, and (ii) all shares of the Pledged Securities pledged by such Pledgor shall be registered in or transferred to the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to the Pledged Securities at any meeting of shareholders of each Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by such Pledgor or the Agent of any right, privilege or option pertaining to such shares of such Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of such Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to any Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

                (b)  The  rights of the Agent  and the Lenders hereunder shall not be  conditioned or contingent upon  the pursuit  by the  Agent or  any
    Lender of  any right  or remedy  against any  Issuer or  against any other
    Person which  may be or become liable in respect of all or any part of the
    Obligations  or  against   any  collateral  security  therefor,  guarantee
    therefor or right  of offset with respect thereto.   Neither the Agent nor
    any Lender shall be  liable for any failure to demand, collect  or realize upon all or any part  of the Collateral or for any  delay in doing so, nor shall the  Agent be under any  obligation to sell  or otherwise dispose of any Collateral upon the request of any  Pledgor or any other Person or  to
    take any other action whatsoever with regard to the Collateral or any part thereof.

                8. Remedies. If an Event of Default shall occur and be continuing, the Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.
    Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Pledgor, any Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby waived and released. The Agent shall apply any Proceeds from time to time held by it and the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to any Pledgor. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Lender to collect such deficiency. Each Pledgor further waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the Code.

                9.   Registration Rights;  Private Sales.   (a)   If the Agent
    shall determine to exercise  its right to sell  any or all of  the Pledged
    Stock pursuant to  paragraph 8 hereof, and if in the  opinion of the Agent it is  necessary or advisable to  have the Pledged  Stock, or that portion thereof to be sold, registered under the provisions of the Securities  Act
    of 1933, as  amended (the "Securities Act"), each Pledgor will  cause each
    Issuer  of the  Pledged Stock  owned by  such Pledgor  to (i)  execute and deliver, and  cause the directors  and officers of each  Issuer to execute and deliver,  all such instruments  and documents,  and do or  cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under  the provisions of  the Securities  Act, (ii) to  use its best efforts  to cause the  registration statement  relating thereto  to become effective and to remain effective for  a period of one year from  the date of  the  first public  offering of  such  Pledged Stock,  or  that portion thereof to be sold, and (iii) to make all amendments thereto and/or to the related  prospectus which, in the  opinion of the Agent,  are necessary or advisable, all in  conformity with the requirements of the  Securities Act and  the rules and  regulations of the Securities  and Exchange Commission applicable thereto.  Each Pledgor agrees to  cause each Issuer to use  its best efforts to comply with the provisions of the securities or "Blue Sky"
    laws of any and  all jurisdictions which the Agent shall designate  and to make  available  to  its  security  holders, as  soon  as  practicable, an earnings  statement (which  need not  be audited)  which will  satisfy the provisions of Section 11(a) of the Securities Act.

                (b)   Each Pledgor recognizes that the Agent  may be unable to
    effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner (even if the Agent accepts the first offer received or offers the Collateral or any portion thereof to only one offeree). The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

                (c) Each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Pledgor further agrees that a breach of any of the covenants contained in this paragraph 9 will cause irreparable injury to the Agent and the Lenders, that the Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this paragraph 9 shall be specifically enforceable against such Pledgor, and, to the extent permitted by applicable law, each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

                10. Limitation on Duties Regarding Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Except for the duty of the Agent described in this paragraph 10, and the accounting by the Agent for moneys actually received by it hereunder, neither the Agent nor any Lender shall have any duties hereunder as to any Collateral (including, without limitation, as to ascertaining any matters or taking any action with respect to any Collateral or as to taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). Neither the Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14. No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

                15.  Waivers and Amendments; Successors and Assigns; Governing
    Law.   None  of the  terms or provisions of  this Pledge  Agreement may be amended,  supplemented or  otherwise  modified except  in  accordance with
    Section 11.1 of the Credit Agreement.  All references herein to Schedule I
    hereto shall be deemed to  be references to Schedule I hereto  as the same shall  be  supplemented from  time  to time  as agreed  in writing  by the
    Pledgor  and the Agent.  This  Pledge Agreement shall be  binding upon the successors and assigns  of each Pledgor and shall  inure to the benefit of the Agent  and the  Lenders and their respective  successors and  assigns.
    This Pledge Agreement shall be governed by, and construed and  interpreted in accordance with, the laws of the State of New York.

                16.    Notices.   All  notices,  requests  and  demands  given
    hereunder shall be given in accordance with Paragraph 16 of the Subsidiary Guarantee.

                17. Irrevocable Authorization and Instruction to Issuers. Each Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by it from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from such Pledgor, and such Pledgor agrees that such Issuer shall be fully protected in so complying.

                18. Authority of Agent. Each Pledgor acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither such Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

                19.   Termination.   This Agreement and  the security interest
    created  hereby shall terminate  when all the Obligations  shall have been paid in full, the Revolving Credit Commitments shall have been  terminated and no  Letters of Credit  shall be  outstanding, at which  time the Agent shall, at  the request and expense  of the  Company, reassign and  deliver
    (without recourse  and without  any  representation  or warranty)  to  the relevant  Pledgor,  or  such  person  or  persons  as  the  Company  shall designate,  against receipt, such  portion of the Collateral  as shall not have been  sold or otherwise applied  by the Agent  pursuant to  the terms hereof and shall still be held by  it hereunder, together with appropriate instruments of reassignment and release; provided,  that any indemnity set
    forth herein shall survive any such termination.   Upon any sale or  other
    disposition  of the Collateral  by any Pledgor expressly  permitted by the
    Credit Agreement,  the Agent, at  the request and expense  of the Company, shall release  the Collateral  being sold and shall  reassign and  deliver such Collateral to the relevant Pledgor (without recourse and without  any representation  or  warranty), together  with  appropriate instruments  of reassignment and release; provided  that the Company shall have  delivered to the Agent, at least ten Business Days prior to the date of the proposed release, a written  request for release describing the item  of Collateral and the  terms of  the sale  or other  disposition in  reasonable  detail, including the  price  thereof and  any expenses  in connection  therewith, together with a certification by the Company stating that such transaction
    is in compliance  with the Credit Agreement and the other  Loan Documents.
    At  the request  and expense of  the Company, a Pledgor  shall be released from its obligations hereunder in the event that all  the capital stock of such  Pledgor shall  be  sold,  transferred or  otherwise disposed  of  in accordance with  the terms  of  the Credit  Agreement; provided  that  the
    Company  shall have  delivered to  the Agent, at  least ten  Business Days prior to the  date of the proposed release,  a written request for release identifying  the relevant  Pledgor  and the  terms  of the  sale  or other disposition  in reasonable  detail, including  the price  thereof and  any expenses  in connection  therewith, together  with a certification  by the
    Company stating  that such  transaction is in compliance  with the  Credit
    Agreement and the other Loan Documents.


                IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                                        ESSEX INTERNATIONAL, INC.


                                        By:____________________________
                                           Title:

                                        ESSEX WIRE CORPORATION


                                        By:____________________________
                                           Title:

                                        EXCEL WIRE AND CABLE CO.


                                        By:____________________________
                                           Title:

                                        DIAMOND WIRE & CABLE CO.


                                        By:____________________________
                                           Title:

                                        US SAMICA CORPORATION


                                        By:____________________________
                                           Title:


                           ACKNOWLEDGEMENT AND CONSENT


                Each Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. Each Issuer further agrees that the terms of paragraphs 9(a) and 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                                        ESSEX GROUP EXPORT INC.


                                        By_____________________________
                                          Title:

                                        Address for Notices:

                                        _______________________________
                                        _______________________________
                                        _______________________________
                                        Telex:  _______________________
                                        Rapifax:  _____________________


                           ACKNOWLEDGEMENT AND CONSENT


                Each Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. Each Issuer further agrees that the terms of paragraphs 9(a) and 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                                        DIAMOND WIRE & CABLE CO.


                                        By_____________________________
                                          Title:

                                        Address for Notices:

                                        _______________________________
                                        _______________________________
                                        _______________________________
                                        Telex:  _______________________
                                        Rapifax:  _____________________


                           ACKNOWLEDGEMENT AND CONSENT


                Each Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. Each Issuer further agrees that the terms of paragraphs 9(a) and 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                                        ESSEX INTERNATIONAL, INC.


                                        By_____________________________
                                          Title:

                                        Address for Notices:

                                        _______________________________
                                        _______________________________
                                        _______________________________
                                        Telex:  _______________________
                                        Rapifax:  _____________________


                           ACKNOWLEDGEMENT AND CONSENT


                Each Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. Each Issuer further agrees that the terms of paragraphs 9(a) and 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                                        ESSEX WIRE CORPORATION


                                        By_____________________________
                                          Title:

                                        Address for Notices:

                                        _______________________________
                                        _______________________________
                                        _______________________________
                                        Telex:  _______________________
                                        Rapifax:  _____________________


                           ACKNOWLEDGEMENT AND CONSENT


                Each Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. Each Issuer further agrees that the terms of paragraphs 9(a) and 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                                        EXCEL WIRE AND CABLE CO.


                                        By_____________________________
                                          Title:

                                        Address for Notices:

                                        _______________________________
                                        _______________________________
                                        _______________________________
                                        Telex:  _______________________
                                        Rapifax:  _____________________


                           ACKNOWLEDGEMENT AND CONSENT


                Each Issuer referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to notify the Agent promptly in writing of the occurrence of any of the events described in paragraph 5(a) of the Pledge Agreement. Each Issuer further agrees that the terms of paragraphs 9(a) and 9(c) of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of paragraph 9 of the Pledge Agreement.

                                        US SAMICA CORPORATION


                                        By_____________________________
                                          Title:

                                        Address for Notices:

                                        _______________________________
                                        _______________________________
                                        _______________________________
                                        Telex:  _______________________
                                        Rapifax:  _____________________


                                                                    SCHEDULE 1
                                                                     To Pledge
                                                                     Agreement


                           DESCRIPTION OF PLEDGED STOCK


                                     Stock
                Class of          Certificate No. of
    Issuer       Stock                No.     Shares
    ------      --------          ----------- ------

    [NAME OF ISSUER]


                                                                   EXHIBIT E-1



                            COMPANY SECURITY AGREEMENT


                COMPANY SECURITY AGREEMENT, dated as of April __, 1995, made by ESSEX GROUP, INC., a Michigan corporation (the "Company"), in favor of CHEMICAL BANK, as Agent (in such capacity, the "Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of April __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, BCP/Essex Holdings Inc., the Lenders and the Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Company upon the terms and subject to the conditions set forth therein; and

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Company under the Credit Agreement that the Company shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders;

                NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, the Company hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

                1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                "Collateral" shall  have the  meaning assigned  to it in
          Section 2 of this Security Agreement, provided, that Collateral shall not include any property which is subject to a Lien permitted under Section 7.3 of the Credit Agreement securing Indebtedness permitted under Section 7.2 of the Credit Agreement to the extent that the grant of a security interest hereunder would be prohibited by such Lien or by the terms of such Indebtedness (but only so long as such prohibition is in effect).

                "Contracts" means all contracts, agreements, instruments and indentures in any form, and portions thereof, to which the Company is a party or under which the Company has any right, title or interest or to which the Company or any property of the Company is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of the Company to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of the Company to damages arising out of, or for, breach or default in respect thereof and (c) all rights of the Company to perform and to exercise all remedies thereunder, in each case to the extent the grant by the Company of a security interest pursuant to this Security Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Company to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Company of a security interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                "Intellectual Property" means (a) all intellectual and similar property of the Company of every kind and nature now owned or hereafter acquired by the Company, including, without limitation, inventions, designs, patents, copyrights, licenses and license agreements (whether the Company is the licensor or the licensee under such agreements), trademarks, trade names and other business names, logos, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations, applications and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing and including, without limitation, any thereof referred to in Schedule I hereto and (b) all renewals thereof. Notwithstanding the foregoing, licenses and license agreements as to which the Company is the licensee shall constitute "Intellectual Property" for the purposes of this Agreement only to the extent the grant by the Company of a security interest pursuant to this Security Agreement in its right, title and interest in such license or license agreement is not prohibited by such license or license agreement without the consent of any other party thereto, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate the Company to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by the Company of a security interest pursuant to this Security
          Agreement in any Account or any money or other amounts due or to become due under any such license or license agreement.

                "Obligations" means the unpaid principal amount of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company to the Agent and the Lenders (or, in the case of any Interest Rate Protection Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, any Revolving Credit Notes, any other Loan Document, the Letters of Credit or this Security Agreement and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agent and the Lenders that are required to be paid by the Company pursuant to the terms of the Credit Agreement) or otherwise.

                "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

                "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

                2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Company hereby grants to the Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by the Company or in which the Company now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                 (i)        all Accounts;

                (ii)        all Chattel Paper;

               (iii)        all Contracts;

                (iv)        all Documents;

                 (v)        all Equipment;

                (vi)        all General Intangibles;

               (vii)        all Instruments;

              (viii)        all Intellectual Property;

                (ix)        all Inventory; and

                 (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                3. Rights of Agent and Lenders; Limitations on Agent's and Lenders' Obligations; Limitation on Agent's and Lenders' Interest in Tolled Inventory.

                (a) Company Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Company shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of the Company under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                (b) Notice to Account Debtors and Contracting Parties. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, the Company shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

                (c) Analysis of Accounts. The Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable at any reasonable time and as often as may reasonably be desired, and the Company shall furnish all such assistance and information as the Agent may reasonably require in connection therewith. If an Event of Default shall have occurred and be continuing, then upon the Agent's request and at the expense of the Company, the Company shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

                (d) Collections on Accounts. The Agent hereby authorizes the Company to collect the Accounts, provided, that the Agent may curtail or terminate said authority at any time upon the occurrence and during the continuance of an Event of Default. If an Event of Default shall have occurred and be continuing, any payments of Accounts, when collected by the Company, shall be forthwith (and, in any event, within two Business
    Days) deposited by the Company in the exact form received, duly endorsed by the Company to the Agent if required, in a special collateral account maintained by the Agent, subject to withdrawal by the Agent for the account of the Agent and the Lenders only, as hereinafter provided, and, until so turned over, shall be held by the Company in trust for the Agent and the Lenders, segregated from other funds of the Company. Each deposit of any such Proceeds shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. All Proceeds constituting collections of Accounts while held by the Agent (or by the Company in trust for the Agent and the Lenders) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as hereinafter provided. At any time at the Agent's election, the Agent shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Agent may elect, and any part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to the Company or to whomsoever may be lawfully entitled to receive the same. At the Agent's reasonable request, the Company shall deliver to, or make available for review by, the Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                (e) Tolled Inventory. If any third Person (a "Tolling Party") delivers possession of, but not title to, any raw materials, work-in-process or other goods ("Tolled Inventory") pursuant to a bailment arrangement with the Company under which such Tolled Inventory is to be processed, improved or otherwise altered by the Company, the Agent agrees and acknowledges that any security interest in or lien upon Inventory created hereby does not apply to any Tolled Inventory which is owned by the Tolling Party (rather than owned by the Company subject to a retention of title by the Tolling Party which has the effect of creating a security interest in favor of the Tolling Party which remains unperfected). Notwithstanding anything in this Security Agreement to the contrary, the Company shall be entitled to follow its normal tolling practices and may deliver Tolled Inventory to or for the account of any Tolling Party free of the lien of this Security Agreement.

                4.    Representations and  Warranties  .   The Company  hereby
    represents and warrants that:

                (a)  Title; No Other Liens.  Except for the Lien granted
          to the Agent  for the ratable benefit of the  Lenders pursuant to this  Security Agreement and  the other Liens permitted  to exist on the Collateral pursuant to the Credit Agreement, the Company owns each item of the Collateral free and clear of any
          and all  Liens or  claims of others.   No security  agreement,
          financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office that would serve to grant the Person who filed such security agreement, financing statement or other public notice a perfected security interest in or lien on such Collateral, except such as may have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement or as may be permitted pursuant to the Credit Agreement.

                (b) Perfected First Priority Liens. Upon filing of financing statements in the relevant offices identified in
          Schedule 4.20(b) to the Credit Agreement, the Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Agent, for the ratable benefit of the Lenders, which are prior to all other Liens on the Collateral created by the Company and in existence on the date hereof (except other Liens expressly permitted by the Credit Agreement) and which are enforceable as such against all creditors of and purchasers from the Company and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

                (c) Accounts. The amount represented by the Company to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. Except as otherwise provided in
          Section 5(a) hereof, no amount payable to the Company under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent. The place where the Company keeps its records concerning the Accounts is 1510 Wall Street and 1710 Wall Street, Fort Wayne, Indiana 46802.

                (d) Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule II hereto or such other location specified pursuant to Section 5(n).

                (e) Chief Executive Office. The Company's chief executive office and chief place of business is located at 1601 Wall Street, Fort Wayne, Indiana 46802, or such other location specified pursuant to Section 5(n).

                (f)   Farm Products; Vehicles.   None of the  Collateral
          constitutes, or is the Proceeds of, Farm Products. No Vehicle owned by the Company has a book value in excess of $50,000, other than Vehicles as to which the Company has taken steps of the type described in clauses (i) and (ii) of Section 6.10(a) of the Credit Agreement (to the extent, and only to the extent, reasonably requested by the Agent).

                (g) Intellectual Property. Set forth on Schedule I is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of the Company on the Effective Date, showing as of the Effective Date the jurisdiction in which registered, the registration number, the date of registration and the expiration date. The Company owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to materially impair the value of the Collateral. No claim has been asserted and is pending by any Person challenging or questioning the use of any trademark, trade name, copyright, technology, know-how or process necessary for the conduct of its business as currently conducted, nor does Company know of any valid basis for any such claim, the use of the same by the Company does not infringe on the rights of any Person and, to the knowledge of the Company, no Intellectual Property has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriations and dilutions that, in the aggregate, could not reasonably be expected to materially impair the value of the Collateral.

                5. Covenants. The Company covenants and agrees with the Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit shall be outstanding:

                (a)   Further Documentation;  Pledge of  Instruments and
          Chattel Paper.   At any  time and from time to  time, upon the
          written request of the Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted,  including,  without limitation,  the  filing  of any
          financing  or   continuation  statements   under  the  Uniform
          Commercial Code in effect in any  jurisdiction with respect to the Liens created hereby.  The Company also  hereby authorizes the Agent to file any such financing or continuation statement without the signature of the Company to the extent permitted
          by  applicable   law.     A  carbon,   photographic  or  other
          reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction.  If  any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper having a principal amount in excess of $25,000,
          such  Instrument  or   Chattel  Paper  shall  be   immediately
          delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this

          Security Agreement; provided that in no event shall the aggregate principal amount of Instruments and Chattel Paper evidencing amounts payable under or in connection with any Collateral (as such terms are defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) which have not been delivered to the Agent pursuant to such Security Agreements exceed $100,000 at any one time outstanding.

                (b) Indemnification. The Company agrees to pay, and to save the Agent and the Lenders harmless from, any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral. In any suit, proceeding or action brought by the Agent in accordance with the terms hereof under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Company will save, indemnify and keep harmless the Agent and each Lender from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Company.

                (c) Maintenance of Records. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Company will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Agent's and the Lenders' further security, the Agent, for the ratable benefit of the Lenders, shall have a security interest in all of the Company's books and records pertaining to the Collateral.

                (d)   Right  of  Inspection.   The  Agent shall  at  any
          reasonable time or times during normal business hours have access to all the books, correspondence and records of the Company, and the Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Company agrees to render to the Agent, at the Company's cost and expense to the extent expressly provided in
          Section 11.5 of the Credit Agreement, such clerical and other assistance as may be reasonably requested with regard thereto.
          The Agent and its representatives shall at any reasonable time or times during normal business hours also have the right to enter into and upon any premises where any of the Inventory or

          Equipment is located (or, in the case of any such premises not owned or leased by the Company or any of its Subsidiaries, the Company shall use its best efforts to grant to the Agent such right) for the purpose of inspecting the same, observing its use or otherwise protecting the Agent's and the Lenders' interests therein.

                (e) Compliance with Laws, etc. The Company will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Company's business, except where failure to satisfy the foregoing requirement could not reasonably be expected to have a material adverse effect on the value of the Collateral taken as a whole or, with respect to any material portion of the Collateral, have a material adverse effect on the perfection or priority of the Liens contemplated hereby relating to such Collateral; provided, however, that the Company may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

                (f) Limitation on Liens on Collateral. The Company will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                (g) Limitations on Dispositions of Collateral. The Company will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except as expressly permitted by the Credit Agreement.

                (h) Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. The Company will not
          (i) except in the ordinary course of business consistent with historical practices as of the date hereof, amend, modify, terminate or waive any provision of any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of Collateral taken as a whole, (ii) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of business as generally conducted by the Company over a period of time or (iii) fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any material agreement giving rise to an Account which affects the interests of the Agent and the Lenders hereunder.

                (i) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Company over a period of time, the Company will not, without the prior written consent of the Agent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                (j) Maintenance of Equipment. The Company will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                (k) Maintenance of Insurance. The Company will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar business and (ii) insuring the Company and the Agent, for the benefit of the Lenders, against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent, such losses of $1 million or more shall be payable to the Company and the Agent, for the benefit of the Lenders, as their respective interests may appear. All such insurance shall (i) to the extent requested by the Agent, provide for a 30-day standard cancellation notice, (ii) name the Agent, for the benefit of the Lenders, as an insured party and as loss payee and (iii) be reasonably satisfactory in all other respects to the Agent. If reasonably requested by the Agent, the Company shall deliver to the Agent and the Lenders a report of a reputable insurance broker with respect to such insurance, and such supplemental reports with respect thereto as the Agent may from time to time reasonably request.

                (l) Further Identification of Collateral. The Company will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

                (m) Notices. The Company will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit
          Agreement)  on,   or  claim  asserted   against,  any  of  the
          Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral taken as a whole or, with respect to any material portion of the Collateral, have a material adverse effect on the perfection or priority of the Liens contemplated hereby relating to such Collateral.

                (n)  Changes in Locations, Name, etc.  The Company  will
          not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(e) hereof or remove its books and records from the location specified in Section 4(c) hereof, (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule II hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Security Agreement would become seriously misleading, unless
          (x) the Company shall have given the Agent at least 30 days' prior written notice thereof (in the case of clauses (i) and
          (iii) above) or at least one Business Day's prior written notice thereof (in the case of clause (ii) above) and (y) the Company shall have taken, and shall continue to take, all steps necessary to ensure that the Agent, for the benefit of the Lenders, shall have, and shall continue to have, a fully perfected first priority security interest in the Collateral (subject to Liens permitted by the Credit Agreement) notwithstanding such actions.

                (o) Intellectual Property. The Company will preserve all of its registered trademarks, trade names, service marks and other Intellectual Property, the non-preservation of which would have a reasonable likelihood of materially impairing the value of the Collateral taken as a whole. Whenever the Company, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any patent or trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, the Company shall report such filing to the Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, the Company shall execute and deliver any and all agreements, instruments, documents, and papers as the Agent may reasonably request to evidence the Agent's and the Lenders' security interest in any patent or trademark and the goodwill and General Intangibles of the Company relating thereto or represented thereby, and the Company hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and the Revolving Credit Commitments are terminated. In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party in any material respect, the Company shall promptly notify the Agent after it learns thereof.

                (p)  Government Obligors.  If at any time the aggregate amount owing on (i)  all Accounts and Contracts  as to which a Governmental
          Authority  is an  obligor and  (ii) all  "Accounts"  and "Contracts"
          under  and as  defined in  the Subsidiary  Security Agreement  as to which a  Governmental Authority is  an obligor (collectively, "Total
          Government  Accounts and  Contracts"), exceeds  5% of  the aggregate
          amount  owing  on  (i)  all Accounts  and  Contracts  and  (ii)  all
          "Accounts" and  "Contracts" under  and as defined  in the Subsidiary
          Security Agreement ( collectively, "Total Accounts and  Contracts"), the Company shall, if requested by  the Agent, at the Company's sole cost and  expense, from and after  the date on  which such aggregate amount  first exceeds  such  percentage (regardless  of  whether the
          aggregate  amount  owing   on  the  Total  Government  Accounts  and
          Contracts shall equal less  than 5% of the aggregate amount owing on the Total Accounts and Contracts at any subsequent time), deliver to
          the  Agent  such   assignments,  notices  of  assignment  and  other
          documents  or  information   as  shall  be  necessary  or  otherwise
          requested by  the Agent  to permit the assignment  hereunder of  all
          Accounts  and Contracts as  to which a Governmental  Authority is an obligor pursuant  to all applicable  Requirements of Law (including, without  limitation,  the  Assignment  of  Claims Act  of  1940,  as amended).

                6.  Agent's Appointment as Attorney-in-Fact.

                (a) Powers. The Company hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Agent the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

                  (i) at any time when any Event of Default shall have occurred and is continuing, in the name of the Company or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                 (ii) in each case to the extent not paid, discharged or effected by the Company as required by this Security Agreement or the Credit Agreement, to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                (iii)  upon the occurrence and during the continuance of
          any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the
          Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in  respect of or arising  out of any  Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of  lading,  storage  or  warehouse  receipts, drafts  against
          debtors,  assignments,   verifications,  notices   and   other
          documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Company with respect to any  Collateral; (F)  to settle,  compromise or adjust  any suit, action or proceeding  described in clause (E) above and, in connection  therewith, to give  such discharges or releases
          as  the  Agent  may  deem  appropriate;  (G)  to   assign  any
          Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Company might do.

    The Company hereby  ratifies all that said attorneys shall lawfully  do or
    cause to  be done  by virtue hereof.   This power  of attorney is  a power
    coupled with an interest and shall be irrevocable.

                (b) Other Powers. The Company also authorizes the Agent, at any time and from time to time, to execute, in connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                (c)  No Duty on  Agent or Lenders' Part.  The powers conferred on the Agent and  the Lenders hereunder are solely to protect  the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers.  Except  for the duty of  the Agent described  in Section 10 hereof, and  the accounting by the Agent for moneys actually received  by it hereunder, neither the Agent nor any  Lender  shall have  any duties  hereunder  as to  any  Collateral
    (including, without  limitation, as to ascertaining any  matters or taking any  action with respect to any  Collateral or as to  taking any necessary steps  to  preserve  rights  against  prior parties  or  any  other rights pertaining to Collateral).  The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of the  powers conferred on the Agent and the  Lenders hereunder, and neither they  nor any of their  officers, directors, employees or  agents shall be
    responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                7. Performance by Agent of Company's Obligations. If the Company fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%, shall be payable by the Company to the Agent on demand and shall constitute Obligations secured hereby. The Agent agrees to notify the Company promptly after incurring any expenses pursuant to this Section 7, provided that the failure of the Agent to so notify the Company shall in no way impair the rights of the Agent under this Section 7.

                8. Proceeds. In addition to the rights of the Agent and the Lenders specified in Section 3(d) hereof with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) the Agent may require, by notice to the Company, all Proceeds received by the Company consisting of cash, checks and other near-cash items to be held by the Company in trust for the Agent and the Lenders, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Agent in the exact form received by the Company (duly endorsed by the Company to the Agent, if required), and (b) any and all such Proceeds received by the Agent (whether from the Company or otherwise) may, in the sole discretion of the Agent, be held by the Agent for the ratable benefit of the Lenders as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, the Revolving Credit Commitments shall have been terminated and no Letters of Credit shall be outstanding shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

                9.   Remedies.   If  an Event  of Default  shall occur  and be
    continuing, the Agent, on behalf of the Lenders, may exercise, in addition to  all  other  rights and  remedies  granted  to  them  in  this Security
    Agreement and in any other instrument or agreement securing, evidencing or relating  to the Obligations, all  rights and remedies  of a secured party
    under  the Code.   Without limiting the  generality of  the foregoing, the
    Agent,  without  demand  of  performance  or  other  demand,  presentment, protest, advertisement or  notice of any kind (except any  notice required by law referred  to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell,  lease, assign,  give option  or options  to purchase,  or otherwise dispose of and deliver the  Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any  exchange, broker's board or office  of the Agent or  any
    Lender  or  elsewhere  upon  such terms  and  conditions  as it  may  deem advisable and at such prices as it may deem best, for cash or on credit or
    for future delivery  without assumption of any credit  risk.  The Agent or any Lender shall  have the right upon any such public  sale or sales, and, to the  extent permitted by law,  upon any such private  sale or sales, to purchase the  whole or any part  of the  Collateral so sold,  free of  any right  or equity  of redemption in  the Company, which right  or equity is
    hereby waived and released.   The Company further  agrees, at the  Agent's
    request, to assemble the Collateral  and make it available to the Agent at places which the  Agent shall reasonably select, whether at  the Company's premises or  elsewhere.  The Agent  shall apply the  proceeds of  any such collection, recovery,  receipt, appropriation, realization or  sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental  to the care or safekeeping  of any of the  Collateral or in any  way relating to  the Collateral  or the  rights of the Agent  and the
    Lenders  hereunder, including,  without limitation,  reasonable attorneys'
    fees  and  disbursements,  to the  payment  in whole  or  in  part of  the
    Obligations, in  such order as  the Agent  may elect, and  only after such application  and after  the  payment  by the  Agent  of any  other  amount required  by any provision of law,  including, without limitation, Section
    9-504(1)(c) of the  Code, need the Agent account  for the surplus, if any, to the  Company.  To  the extent permitted by applicable  law, the Company waives all claims, damages and demands it may acquire against the Agent or any Lender  arising out of the  exercise by them  of any rights hereunder.
    If  any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall  be deemed reasonable and proper  if given at least 10 days before such sale or other disposition.  The Company shall remain  liable for  any deficiency  if the proceeds of  any sale  or
    other   disposition  of  the  Collateral  are   insufficient  to  pay  the
    Obligations  and the fees  and disbursements of any  attorneys employed by the Agent or any Lender to collect such deficiency.

                10. Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13.  Paragraph Headings.  The paragraph headings used in  this
    Security  Agreement are for convenience  of reference only and  are not to
    affect the  construction hereof  or  be taken  into consideration  in  the interpretation hereof.

                14. No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to
    Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement. This Security Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                16. Notices. All notices, requests and demands hereunder shall be given in accordance with Section 11.2 of the Credit Agreement.

                17. Authority of Agent. The Company acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Company, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Company shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                18.   Termination.   This Agreement and  the security interest
    created hereby shall terminate when all  the Obligations have been paid in full and the  Revolving Credit Commitments shall have been  terminated, at which  time the  Agent shall execute  and deliver to the  Company, or such person or persons  as the Company shall reasonably designate,  all Uniform
    Commercial Code  termination statements and  similar documents prepared by the Company at its  expense which the Company  shall reasonably request to evidence  such termination; provided, that any  indemnity set forth herein shall survive any such termination.  Upon any sale or other disposition of any  item of Collateral by  the Company expressly permitted  by the Credit

    Agreement (other than the sales of Inventory in the ordinary course of business), the Agent, at the request and expense of the Company, shall release the Collateral being sold and shall reassign and deliver such Collateral to the Company (without recourse and without any representation or warranty), together with appropriate instruments of reassignment and release; provided that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing and (ii) the Company shall have delivered to the Agent at least ten Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents. Any execution and delivery of termination statements or documents pursuant to this Section 18 shall be without recourse to or representation or warranty by the Agent or any Lender.


                IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                        ESSEX GROUP, INC.


                                        By:____________________________
                                            Title:


                                                                    SCHEDULE I
                                                                   to Security
                                                                     Agreement




                       DESCRIPTION OF INTELLECTUAL PROPERTY

                                  Registration      Date of       Expiration
    Property    Jurisdiction         Number      Registration   Date
    --------    ------------      ------------ ------------  ----------


                                                                   SCHEDULE II
                                                                   to Security
                                                                     Agreement




                       LOCATION OF INVENTORY AND EQUIPMENT


                                                                   EXHIBIT E-2

                           HOLDINGS SECURITY AGREEMENT


                HOLDINGS SECURITY AGREEMENT, dated as of April __, 1995, made by BCP/ESSEX HOLDINGS INC., a Delaware corporation ("Holdings"), in favor of CHEMICAL BANK, as Agent (in such capacity, the "Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of April __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Essex Group, Inc. (the "Company"), Holdings, the Lenders and the Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Company under the Credit Agreement that Holdings shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders; and

                WHEREAS, the Company is a wholly owned direct subsidiary of Holdings;

                NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, Holdings hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

                1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                "Collateral" shall  have the  meaning assigned  to it in
          Section  2   of  this  Security   Agreement;  provided,   that
          Collateral shall  not include any property which is subject to a Lien permitted under Section 7.3 of the Credit Agreement securing Indebtedness permitted under Section 7.2 of the Credit Agreement to the extent that the grant of a security interest hereunder would be prohibited by such Lien or by the
          terms   of  such  Indebtedness  (but  only  so  long  as  such
          prohibition is in effect).

                "Contracts" means all contracts, agreements, instruments and indentures in any form, and portions thereof, to which Holdings is a party or under which Holdings has any right, title or interest or to which Holdings or any property of Holdings is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of Holdings to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of Holdings to damages arising out of, or for, breach or default in respect thereof and (c) all rights of Holdings to perform and to exercise all remedies thereunder, in each case to the extent the grant by Holdings of a security interest pursuant to this Security Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate Holdings to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by Holdings of a security interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                "Intellectual Property" means (a) all intellectual and similar property of Holdings of every kind and nature now owned or hereafter acquired  by  Holdings,  including, without  limitation, inventions,
          designs,  patents,  copyrights,   licenses  and  license  agreements
          (whether Holdings  is  the  licensor  or  the  licensee  under  such agreements),  trademarks, trade  names  and  other  business  names, logos,  trade  secrets, confidential  or  proprietary  technical and
          business   information,  know-how,   show-how  or   other  data   or
          information, software and databases and all embodiments or fixations thereof and  related documentation,  registrations, applications and franchises, and  all additions, improvements  and accessions to, and books and records describing or  used in connection with, any of the foregoing, including, without limitation, any thereof referred to in
          Schedule I hereto and (b) all renewals thereof.  Notwithstanding the foregoing,  licenses and license agreements as  to which Holdings is the  licensee  shall  constitute  "Intellectual  Property"  for  the purposes of this Agreement  only to the extent the grant by Holdings of  a security interest  pursuant to this Security  Agreement in its right,  title and interest  in such license or  license agreement is not  prohibited  by such  license or  license agreement  without the consent  of any other party thereto, or is permitted with consent if all necessary  consents to  such grant of a  security interest  have been obtained from the  other parties  thereto (it being  understood that the  foregoing shall  not  be deemed  to obligate  Holdings  to obtain such consents); provided, that the foregoing limitation shall not affect, limit,  restrict or  impair the grant by  Holdings of  a
          security interest pursuant to this Security Agreement in any Account or any money or  other amounts due or to  become due under any  such license or license agreement.

                "Obligations" means all obligations, liabilities and indebtedness of Holdings under the guarantee contained in
          Section 10 of the Credit Agreement.

                "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

                "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

                2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Holdings hereby grants to the Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by Holdings or in which Holdings now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                       (i)        all Accounts;

                      (ii)        all Chattel Paper;

                     (iii)        all Contracts;

                      (iv)        all Documents;

                       (v)        all Equipment;

                      (vi)        all General Intangibles;

                     (vii)        all Instruments;

                    (viii)        all Intellectual Property;

                      (ix)        all Inventory; and

                       (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                3. Rights of Agent and Lenders; Limitations on Agent's and Lenders' Obligations.

                (a)   Holdings  Remains Liable  Under Accounts  and Contracts.
    Anything  herein to  the contrary  notwithstanding, Holdings  shall remain liable under each of the Accounts and Contracts to observe and perform all the  conditions  and  obligations  to be  observed  and  performed  by  it thereunder, all in accordance with the terms  of any agreement giving rise to each such Account and  in accordance with and pursuant to the terms and provisions  of each such Contract.  Neither the Agent nor any Lender shall
    have any  obligation or  liability  under any  Account (or  any  agreement giving rise thereto) or under any Contract by reason of or arising  out of this Security Agreement or the  receipt by the Agent or any such Lender of any  payment relating  to such  Account or  Contract pursuant  hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations  of  Holdings under  or pursuant  to any  Account (or  any agreement giving  rise thereto) or under  or pursuant to any  Contract, to make any payment,  to make any inquiry as to the nature or the sufficiency of any payment received by it or as  to the sufficiency of any performance by any party  under any Account (or any  agreement giving rise thereto) or under any  Contract, to present or  file any claim, to  take any action to enforce any performance or to collect the payment of any amounts which may have been assigned  to it or to which  it may be entitled  at any time  or times.

                (b) Notice to Account Debtors and Contracting Parties. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, Holdings shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

                (c) Analysis of Accounts. The Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and Holdings shall furnish all such assistance and information as the Agent may reasonably require in connection therewith. If an Event of Default shall have occurred and be continuing, then upon the Agent's request and at the expense of Holdings, Holdings shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

                (d)   Collections on  Accounts.   The Agent  hereby authorizes
    Holdings to collect the Accounts, provided, that the Agent may  curtail or terminate said  authority at any time  upon the occurrence and  during the continuance of  an Event of  Default.  If an  Event of Default  shall have occurred  and be continuing,  any payments of Accounts,  when collected by
    Holdings, shall be forthwith (and, in any event, within two Business Days)
    deposited  by  Holdings  in  the  exact form  received,  duly  endorsed by
    Holdings  to  the  Agent  if  required, in  a  special  collateral account maintained  by  the Agent,  subject  to withdrawal  by  the Agent  for the account of the  Agent and the Lenders  only, as hereinafter provided, and, until so turned over, shall be held by Holdings in trust for the Agent and the Lenders, segregated from other funds of Holdings.  Each deposit of any such Proceeds shall  be accompanied by a report identifying  in reasonable detail the nature and source of the payments included in the deposit.  All
    Proceeds constituting collections of Accounts while held by the Agent  (or by Holdings in trust for  the Agent and the Lenders) shall  continue to be collateral  security for all  of the Obligations and  shall not constitute payment thereof until applied as hereinafter provided.  At any time at the
    Agent's  election, the Agent shall apply  all or any part  of the funds on
    deposit in said  special collateral account on account of  the Obligations in such order as the Agent may elect, and any part of such funds which the
    Agent elects not so to apply and deems not required as collateral security for the Obligations  shall be paid over from time to time  by the Agent to
    Holdings or  to whomsoever may be  lawfully entitled to  receive the same.
    At  the Agent's  reasonable request,  Holdings shall  deliver to,  or make
    available   for review  by,  the Agent  all original  and other  documents evidencing, and relating to,  the agreements  and transactions which  gave rise to the Accounts, including, without limitation, all  original orders, invoices and shipping receipts.

                (e) Tolled Inventory. If any third Person (a "Tolling Party") delivers possession of, but not title to, any raw materials, work-in-process or other goods ("Tolled Inventory") pursuant to a bailment arrangement with Holdings under which such Tolled Inventory is to be processed, improved or otherwise altered by Holdings, the Agent agrees and acknowledges that any security interest in or lien upon Inventory created hereby does not apply to any Tolled Inventory which is owned by the Tolling Party (rather than owned by Holdings subject to a retention of title by the Tolling Party which has the effect of creating a security interest in favor of the Tolling Party which remains unperfected). Notwithstanding anything in this Security Agreement to the contrary, Holdings shall be entitled to follow its normal tolling practices and may deliver Tolled Inventory to or for the account of any Tolling Party free of the lien of this Security Agreement.

                4.     Representations  and   Warranties.     Holdings  hereby
    represents and warrants that:

                (a) Title; No Other Liens. Except for the Lien granted to the Agent for the ratable benefit of the Lenders pursuant to this Security Agreement and the other Liens permitted to exist on the Collateral pursuant to the Credit Agreement, Holdings owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office that would serve to grant the Person who filed such security agreement, financing statement or other public notice a perfected security interest in or lien on such Collateral, except such as may have been filed in favor of the Agent, for the ratable benefit of the Lenders, pursuant to this Security Agreement or as may be permitted pursuant to the Credit Agreement.

                (b) Perfected First Priority Liens. Upon filing of financing statements in the relevant offices identified in
          Schedule 4.20(b) to the Credit Agreement, the Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Agent, for the ratable benefit of the Lenders, which are prior to all other Liens on the Collateral created by Holdings and in existence on the date hereof (except other Liens expressly permitted by the Credit Agreement) and which are enforceable as such against all creditors of and purchasers from Holdings and against any owner or purchaser of the real property where any of the

          Equipment is located and any present or future creditor obtaining a Lien on such real property, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

                (c) Accounts. The amount represented by Holdings to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to Holdings under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent. The place where Holdings keeps its records concerning the Accounts is 1510 Wall Street and 1710 Wall Street, Fort Wayne, Indiana 46802.

                (d) Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule II hereto or such other location specified pursuant to Section 5(n).

                (e) Chief Executive Office. Holdings' chief executive office and chief place of business is located at 1601 Wall Street, Fort Wayne, Indiana 46802 or such other location specified pursuant to Section 5(n).

                (f) Farm Products; Vehicles. None of the Collateral constitutes, or is the Proceeds of, Farm Products. No Vehicle owned by Holdings has a book value in excess of $50,000 other than Vehicles as to which Holdings has taken steps of the type described in clause (i) and (ii) of Section 6.10(a) of the Credit Agreement (to the extent, and only to the extent, reasonably requested by the Agent).

                (g)  Intellectual Property.  Set forth on Schedule I  is
          a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of Holdings, showing as of the Effective Date the jurisdiction in which registered, the
          registration  number,   the  date  of   registration  and  the
          expiration date. Holdings owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to materially
          impair  the  value  of  the  Collateral.   No  claim  has been
          asserted  and   is  pending  by   any  Person  challenging  or
          questioning the use of any trademark, trade name, copyright, technology, know-how or process necessary for the conduct of its business as currently conducted, nor does Holdings know of any valid basis for any such claim, the use of the same by Holdings does not infringe on the rights of any Person and, to the knowledge of Holdings, no Intellectual Property has been infringed, misappropriated or diluted by any other Person, except for such claims, infringements, misappropriations and dilutions that, in the aggregate, could not reasonably be expected to materially impair the value of the Collateral.

                (h) Governmental Obligors. None of the obligors on any Accounts, and none of the parties to any Contracts, is a Governmental Authority.

                5. Covenants. Holdings covenants and agrees with the Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit shall be outstanding:

                (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Agent, and at the sole expense of Holdings, Holdings will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Holdings also hereby authorizes the Agent to file any such financing or continuation statement without the signature of Holdings to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

                (b)  Indemnification.   Holdings  agrees to pay,  and to
          save  the Agent  and the  Lenders harmless  from, any  and all
          liabilities,   costs   and    expenses   (including,   without
          limitation, reasonable legal fees and expenses) (i) with respect to, or resulting from any delay in paying, any and all
          excise,  sales  or  other  taxes  which   may  be  payable  or
          determined   to  be  payable  with  respect   to  any  of  the
          Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Agent in accordance with the terms hereof under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, Holdings will save, indemnify and keep harmless the Agent and each Lender from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Holdings of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Holdings.

                (c) Maintenance of Records. Holdings will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. Holdings will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Agent's and the Lenders' further security, the Agent, for the ratable benefit of the Lenders, shall have a security interest in all of Holdings' books and records pertaining to the Collateral.

                (d) Right of Inspection. The Agent shall at any reasonable time or times during normal business hours have access to all the books, correspondence and records of Holdings, and the Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Holdings agrees to render to the Agent, at Holdings' cost and expense to the extent expressly provided in Section 11.5 of the Credit Agreement, such clerical and other assistance as may be reasonably requested with regard thereto. The Agent and its representatives shall at any reasonable time or times during normal business hours also have the right to enter into and upon any premises where any of the Inventory or Equipment is located (or, in the case of any such premises not owned or leased by Holdings, the Company or any of its Subsidiaries, Holdings shall use its best efforts to grant to the Agent such right) for the purpose of inspecting the same, observing its use or otherwise protecting the Agent's and the Lenders' interests therein.

                (e) Compliance with Laws, etc. Holdings will comply in all material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of Holdings' business, except where failure to satisfy the foregoing requirement could not reasonably be expected to have a material adverse effect on the value of the Collateral taken as a whole or, with respect to any material portion of the Collateral, have a material adverse effect on the perfection or priority of the Liens contemplated hereby relating to such Collateral; provided, however, that Holdings may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's or the Lenders' rights or the priority of their Liens on the Collateral.

                (f)   Limitation on  Liens on Collateral.   Holdings will  not
          create,  incur  or  permit  to  exist, will  defend  the  Collateral against, and will take  such other action as is necessary to remove, any Lien  or claim  on or  to the Collateral, other  than the  Liens created  hereby and other  than as permitted pursuant  to the Credit
          Agreement,  and will  defend the  right, title  and interest  of the

          Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                (g) Limitations on Dispositions of Collateral. Holdings will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as expressly permitted by the Credit Agreement.

                (h) Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Holdings will not (i) except in the ordinary course of business amend, modify, terminate or waive any provision of or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of the Collateral taken as a whole, (ii) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of business as generally conducted by Holdings over a period of time or (iii) fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any material agreement giving rise to an Account which affects the interests of the Agent and the Lenders hereunder.

                (i) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by Holdings over a period of time, Holdings will not, without the prior written consent of the Agent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                (j) Maintenance of Equipment. Holdings will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                (k)  Maintenance of Insurance.   Holdings will maintain,  with
          financially  sound and reputable  companies, insurance  policies (i)
          insuring  the  Inventory  and    Equipment  against  loss  by  fire,
          explosion, theft  and such  other casualties as  are usually insured against by  companies engaged  in the same or  similar business  and
          (ii)  insuring  Holdings  and  the  Agent, for  the  benefit  of the
          Lenders, against  liability for personal  injury and property damage relating to  such Inventory  and Equipment, such policies  to be  in such form and amounts and having  such coverage as may be reasonably satisfactory to the Agent, such losses of  $1 million or more  shall be  payable to  Holdings  and  the Agent,  for  the benefit  of  the
          Lenders,  as  their  respective  interests  may appear.    All  such
          insurance  shall (i) to  the extent requested by  the Agent, provide for a 30-day standard cancellation notice, (ii) name the Agent,  for the  benefit  of the  Lenders,  as an  insured  party  and (iii)  be
          reasonably  satisfactory in  all other  respects to  the Agent.   If
          reasonably requested  by the  Agent, Holdings  shall deliver  to the

          Agent and the Lenders a report of a reputable insurance broker with respect to such insurance, and such supplemental reports with respect thereto as the Agent may from time to time reasonably request.

                (l) Further Identification of Collateral. Holdings will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

                (m) Notices. Holdings will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral taken as a whole or, with respect to any material portion of the Collateral, have a material adverse effect on the perfection or priority of the Liens contemplated hereby relating to such Collateral.

                (n) Changes in Locations, Name, etc. Holdings will not (i) change the location of its chief executive office/chief place of business from that specified in Section 4(e) hereof or remove its books and records from the location specified in Section 4(c) hereof, (ii) permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule II hereto or (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Security Agreement would become seriously misleading, unless
          (x) Holdings shall have given the Agent at least 30 days' prior written notice thereof, (in the case of clause (i) and (iii) above or at least one Business Day's prior written notice thereof (in the case of clause (ii) above) and (y) Holdings shall have taken, and shall continue to take, all steps necessary to ensure that the Agent, for the benefit of the Lenders, shall have, and shall continue to have, a fully perfected first priority security interest in the Collateral (subject to the Liens permitted by the Credit Agreement) notwithstanding such actions.

                (o)  Intellectual Property.  Holdings will preserve all of its
          registered  trademarks,   trade  names,  service   marks  and  other
          Intellectual Property,  the non-preservation  of which  would have a reasonable  likelihood  of materially  impairing  the  value  of the
          Collateral taken as a whole.  Whenever Holdings, either by itself or through any agent,  employee, licensee  or designee,  shall file  an application for the registration of any patent or trademark with the
          United States Patent  and Trademark Office or any similar  office or agency in  any other country  or any political subdivision  thereof,
          Holdings shall  report such  filing  to the  Agent and  the  Lenders within five Business Days  after the last day  of the fiscal quarter
          in  which such filing occurs.   Upon request  of the Agent, Holdings
          shall  execute  and deliver  any  and  all  agreements, instruments, documents,  and  papers  as  the  Agent  may  reasonably request  to
          evidence  the  Agent's and  the  Lenders' security  interest in  any patent  or trademark  and the  goodwill  and General  Intangibles of
          Holdings  relating  thereto or  represented  thereby,  and  Holdings hereby  constitutes the  Agent its  attorney-in-fact to  execute and file all such writings for the foregoing purposes,  all acts of such attorney  being  hereby ratified  and  confirmed;  such  power being coupled with  an interest  is irrevocable until  the Obligations are paid in full and  the Revolving  Credit Commitments are  terminated.
          In  the event that any material  Intellectual Property is infringed, misappropriated or diluted by a third party, in any material respect
          Holdings shall promptly notify the Agent after it learns thereof.

                6.  Agent's Appointment as Attorney-in-Fact.

                (a) Powers. Holdings hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Holdings and in the name of Holdings or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, Holdings hereby gives the Agent the power and right, on behalf of Holdings, without notice to or assent by Holdings, to do the following:

                  (i) at time when any Event of Default shall have occurred and is continuing, in the name of Holdings or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                 (ii) in each case to the extent not paid, discharged or effected by Holdings as required by this Security Agreement or the Credit Agreement, to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                (iii)  upon the occurrence and during the continuance of
          any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys  due or  to become due thereunder  directly to  the
          Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of  lading,  storage  or  warehouse  receipts, drafts  against
          debtors,  assignments,   verifications,  notices   and   other
          documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against Holdings with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; (G) to assign any Intellectual Property (along with the goodwill of the business to which any such Intellectual Property pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine; and (H) generally, to sell, transfer, pledge and make any agreement with respect to  or otherwise deal with any of  the Collateral as fully and completely as though the Agent were the  absolute owner thereof for all purposes, and to do, at the Agent's option and Holdings' expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Lenders' Liens thereon and to effect the
          intent  of   this  Security   Agreement,  all   as  fully  and
          effectively as Holdings might do.

    Holdings  hereby ratifies  all that  said attorneys  shall lawfully  do or
    cause to  be done  by virtue hereof.   This power  of attorney  is a power
    coupled with an interest and shall be irrevocable.

                (b) Other Powers. Holdings also authorizes the Agent, at any time and from time to time, to execute, in connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                (c)   No Duty on Agent or Lenders' Part.  The powers conferred
    on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. Except for the duty of the Agent described in Section 10 hereof, and the accounting by the Agent for moneys actually received by it hereunder, neither the Agent nor any Lender shall have any duties hereunder as to the Collateral (including, without limitation, as to ascertaining any matters or taking any action with respect to any Collateral or as to taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of the powers conferred on the Agent and the Lenders hereunder, and neither they nor any of their officers, directors, employees or agents shall be responsible to Holdings for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                7.    Performance  by  Agent of  Holdings'  Obligations.    If
    Holdings fails to  perform or comply with any of its  agreements contained
    herein  and the  Agent, as  provided  for by  the  terms of  this Security
    Agreement, shall itself perform  or comply, or otherwise cause performance or compliance, with such  agreement, the expenses of the Agent incurred in connection  with such  performance or  compliance, together  with interest thereon at a  rate per  annum equal  to the Alternate Base  Rate plus  the
    Applicable  Margin plus 2%, shall be  payable by Holdings to  the Agent on demand and shall constitute Obligations secured hereby.  The Agent  agrees to notify Holdings promptly after incurring any expenses pursuant to  this
    Section  7, provided that the failure  of the Agent to  so notify Holdings shall in no way impair the rights of the Agent under this Section 7.

                8. Proceeds. In addition to the rights of the Agent and the Lenders specified in Section 3(d) hereof with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (a) the Agent may require, by notice to Holdings, all Proceeds received by Holdings consisting of cash, checks and other near-cash items to be held by Holdings in trust for the Agent and the Lenders, segregated from other funds of Holdings, and shall, forthwith upon receipt by Holdings, be turned over to the Agent in the exact form received by Holdings (duly endorsed by Holdings to the Agent, if required), and (b) any and all such Proceeds received by the Agent (whether from Holdings or otherwise) may, in the sole discretion of the Agent, be held by the Agent for the ratable benefit of the Lenders as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full, the Revolving Credit Commitments shall have been terminated and no Letters of Credit shall be outstanding shall be paid over to Holdings or to whomsoever may be lawfully entitled to receive the same.

                9.   Remedies.   If  an Event  of Default  shall occur  and be
    continuing, the Agent, on behalf of the Lenders, may exercise, in addition to  all  other  rights  and  remedies  granted to  them  in  this Security
    Agreement and in any other instrument or agreement securing, evidencing or relating to  the Obligations, all  rights and remedies of  a secured party
    under the Code.   Without limiting  the generality of  the foregoing,  the
    Agent,  without  demand  of  performance  or  other  demand,  presentment, protest, advertisement or  notice of any kind (except any  notice required by law referred to below) to or upon Holdings or any other Person (all and each of  which demands,  defenses, advertisements and  notices are  hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell,  lease, assign,  give option  or options  to purchase,  or otherwise dispose of and deliver the Collateral or any part  thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any  exchange, broker's board or  office of the Agent or  any
    Lender  or elsewhere  upon  such  terms and  conditions  as  it  may  deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without  assumption of any credit risk.  The  Agent or any  Lender shall have the right upon any  such public sale or sales, and, to the extent  permitted by law, upon  any such private sale or  sales, to purchase the whole or  any part  of the Collateral  so sold,  free of  any right or equity of redemption in Holdings, which right or equity is hereby waived and released.  Holdings further agrees, at the  Agent's request, to assemble the Collateral and make it available to the Agent at places which
    the  Agent  shall  reasonably  select,  whether at  Holdings'  premises or
    elsewhere.   The Agent shall  apply the  proceeds of any such  collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to  the Collateral or the rights  of the Agent and  the Lenders hereunder,
    including,   without   limitation,    reasonable   attorneys'   fees   and
    disbursements, to the payment  in whole or in part of the  Obligations, in such order  as the Agent may  elect, and only  after such  application and after  the payment  by  the  Agent of  any  other amount  required  by any provision of  law, including,  without limitation,  Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to Holdings.  To the  extent  permitted by  applicable  law, Holdings  waives  all  claims, damages and demands it may acquire against the Agent or any Lender arising
    out of the exercise by  them of any rights hereunder.   If any notice of a
    proposed sale or other disposition of Collateral shall be required by law, such  notice shall  be deemed reasonable  and proper if given  at least 10 days  before such sale or other disposition.  Holdings shall remain liable for any deficiency if the proceeds of any sale or other disposition of the
    Collateral  are insufficient  to  pay  the Obligations  and the  fees  and disbursements of  any attorneys employed  by the  Agent or  any Lender  to collect such deficiency.  Holdings further waives and agrees not to assert any rights or privileges  which it may acquire under Section 9-112  of the
    Code.

                10. Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Holdings or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14.   No Waiver;  Cumulative Remedies.  Neither  the Agent nor
    any Lender  shall by any  act (except by a written  instrument pursuant to

    Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                15. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement. This Security Agreement shall be binding upon the successors and assigns of Holdings and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                16.   Notices.   All notices,  requests and  demands hereunder
    shall be given in accordance with Section 11.2 of the Credit Agreement.

                17. Authority of Agent. Holdings acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and Holdings, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and Holdings shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                18. Termination. This Security Agreement and the security interest created hereby shall terminate when all the Obligations have been paid in full and the Revolving Credit Commitments shall have been terminated at which time the Agent shall execute and deliver to Holdings, or such person or persons as Holdings shall reasonably designate, all Uniform Commercial Code termination statements and similar documents prepared by Holdings at its expense which Holdings shall reasonably request to evidence such termination; provided, that any indemnity set forth herein shall survive any such termination. Any execution and delivery of termination statements or documents pursuant to this Section 18 shall be without recourse to or representation or warranty by the Agent or any Lender.


                IN  WITNESS   WHEREOF,  Holdings  has   caused  this  Security
    Agreement to be duly executed and delivered as of the date first above written.

                                        BCP/ESSEX HOLDINGS INC.


                                        By_____________________________
                                          Title:


                                                                    SCHEDULE I
                                                                   to Security
                                                                     Agreement




                       DESCRIPTION OF INTELLECTUAL PROPERTY

                                  Registration      Date of       Expiration
    Property    Jurisdiction         Number      Registration   Date
    --------    ------------      ------------ ------------  ----------


                                                                   SCHEDULE II
                                                                   to Security
                                                                     Agreement




                       LOCATION OF INVENTORY AND EQUIPMENT


                                                                   EXHIBIT E-3



                          SUBSIDIARY SECURITY AGREEMENT


                SUBSIDIARY SECURITY AGREEMENT, dated as of April __, 1995, made by each of the parties signatories hereto (each, a "Subsidiary"; collectively, the "Subsidiaries"), in favor of CHEMICAL BANK, as Agent (in such capacity, the "Agent") for the lenders (the "Lenders") parties to the Credit Agreement, dated as of April __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Essex Group Inc. (the "Company"), BCP/Essex Holdings Inc., the Lenders and the Agent.


                              W I T N E S S E T H :


                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to issue, or to participate in, Letters of Credit for the account of the Company upon the terms and subject to the conditions set forth therein;

                WHEREAS, the Subsidiaries are parties to the Subsidiary Guarantee, dated as of April __, 1995 (as the same may be from time to time amended, supplemented or modified, the "Subsidiary Guarantee"); and

                WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to, and to issue or participate in Letters of Credit for the account of, the Company under the Credit Agreement that each Subsidiary shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Lenders;

                NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans and issue or participate in Letters of Credit under the Credit Agreement, each Subsidiary hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

                1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined; the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, General Intangibles, Instruments, Inventory and Proceeds; and the following terms shall have the following meanings:

                "Code" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                "Collateral" shall  have the  meaning assigned  to it in
          Section  2 of  this Security  Agreement; with  respect to  the
          representations,  warranties   and  covenants   made  by  each
          Subsidiary in  Paragraphs 4  and 5  hereof, each  reference to

          "Collateral" shall be deemed to refer to the Collateral in which such Subsidiary has granted or hereby grants or purports to grant a security interest under this Security Agreement, provided, that Collateral shall not include any property which is subject to a Lien permitted under Section 7.3 of the Credit Agreement securing Indebtedness permitted under Section 7.2 of the Credit Agreement to the extent that the grant of a security interest hereunder would be prohibited by such Lien or by the terms of such Indebtedness (but only so long as such prohibition is in effect).

                "Contracts" means, with respect to any Subsidiary, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Subsidiary is a party or under which such Subsidiary has any right, title or interest or to which such Subsidiary or any property of such Subsidiary is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Subsidiary to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Subsidiary to damages arising out of, or for, breach or default in respect thereof and (c) all rights of such Subsidiary to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Subsidiary of a security interest pursuant to this Security Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate any Subsidiary to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Subsidiary of a security interest pursuant to this Security Agreement in any Account or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

                "Intellectual Property" means, with respect to any Subsidiary,
          (a)  all  intellectual and  similar property  of such  Subsidiary of every  kind and  nature  now  owned or  hereafter acquired  by  such
          Subsidiary,  including,  without  limitation,  inventions,  designs, patents, copyrights,  licenses and license  agreements (whether such
          Subsidiary  is the licensor or the  licensee under such agreements), trademarks,  trade  names and  other  business  names,  logos, trade
          secrets,   confidential  or   proprietary  technical   and  business
          information,  know-how,  show-how  or  other  data  or  information, software and databases and all embodiments or  fixations thereof and related documentation, registrations,  applications and  franchises, and all  additions, improvements  and accessions  to, and books  and records describing or used in connection with, any of the foregoing, including, without limitation, any thereof referred to in Schedule I hereto and (b) all renewals thereof.  Notwithstanding the foregoing, licenses  and license agreements  as to which any  Subsidiary is the licensee shall  constitute "Intellectual Property"  for the purposes
          of this Agreement only to  the extent the grant by any Subsidiary of a  security interest  pursuant  to  this Security  Agreement  in its right,  title and interest  in such license or  license agreement is not prohibited  by such  license or  license agreement  without  the consent of any other party thereto, or is  permitted with consent if all necessary  consents to  such grant of a  security interest  have been obtained  from the  other parties thereto  (it being understood that the foregoing shall not be deemed to obligate any Subsidiary to obtain such consents); provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by any Subsidiary of a  security interest  pursuant  to  this Security  Agreement  in any
          Account or any money or other amounts due or to become due under any such license or license agreement.

                "Obligations" means, with respect to any Subsidiary, all obligations, liabilities and indebtedness of such Subsidiary under the Subsidiary Guarantee.

                "Security Agreement" means this Security Agreement, as amended, supplemented or otherwise modified from time to time.

                "Vehicles" means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and all tires and other appurtenances to any of the foregoing.

                2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, each Subsidiary hereby grants to the Agent for the ratable benefit of the Lenders a security interest in all of the following property now owned or at any time hereafter acquired by such Subsidiary or in which such Subsidiary now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                      (i)   all Accounts;

                      (ii)  all Chattel Paper;

                      (iii) all Contracts;

                      (iv)  all Documents;

                      (v)   all Equipment;

                      (vi)  all General Intangibles;

                      (vii) all Instruments;

                      (viii) all Intellectual Property;

                      (ix)  all Inventory; and

                      (x) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing.

                3. Rights of Agent and Lenders; Limitations on Agent's and Lenders' Obligations; Limitation on Agent's and Lenders' Interest in Tolled Inventory.

                (a) Subsidiary Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, each Subsidiary shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. Neither the Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Security Agreement or the receipt by the Agent or any such Lender of any payment relating to such Account or Contract pursuant hereto, nor shall the Agent or any Lender be obligated in any manner to perform any of the obligations of any Subsidiary under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                (b) Notice to Account Debtors and Contracting Parties. Upon the request of the Agent at any time after the occurrence and during the continuance of an Event of Default, the relevant Subsidiary shall notify account debtors on the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Agent. Upon the occurrence and during the continuance of an Event of Default, the Agent may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

                (c) Analysis of Accounts. The Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and each Subsidiary shall furnish all such assistance and information as the Agent may reasonably require in connection therewith. If an Event of Default shall have occurred and be continuing, then upon the Agent's request and at the expense of such Subsidiary, each Subsidiary shall cause independent public accountants or others satisfactory to the Agent to furnish to the Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

                (d)   Collections on  Accounts.  The  Agent hereby  authorizes
    each Subsidiary  to collect  the Accounts, provided, that  subject to  the
    Agent's direction and control, and the Agent may curtail or terminate said authority at any time upon the occurrence and during the continuance of an
    Event of  Default.   If an  Event of Default  shall have  occurred and  be
    continuing, any payments  of Accounts, when collected by  such Subsidiary, shall be forthwith (and, in any event, within two Business Days) deposited
    by  such Subsidiary  in  the exact  form received,  duly endorsed  by such
    Subsidiary to  the Agent  if  required, in  a special  collateral  account maintained  by the  Agent,  subject to  withdrawal  by the  Agent  for the account of the Agent and  the Lenders only, as  hereinafter provided, and, until so  turned over, shall be  held by such Subsidiary in  trust for the
    Agent and  the Lenders,  segregated from other funds  of such  Subsidiary.
    Each  deposit  of  any such  Proceeds  shall  be accompanied  by  a report identifying in  reasonable detail  the nature and source  of the  payments
    included  in  the deposit.    All  Proceeds  constituting  collections  of
    Accounts  while held by the  Agent (or by any Subsidiary  in trust for the
    Agent and the Lenders) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied  as
    hereinafter provided.   At  any time  at the  Agent's election, the  Agent
    shall  apply all  or any  part of  the funds  on  deposit in  said special collateral  account on account  of the  Obligations in  such order  as the
    Agent may elect, and any  part of such funds which the Agent elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Agent to such Subsidiary or to whomsoever may be  lawfully entitled to receive the  same.  At the Agent's reasonable request,  each Subsidiary  shall deliver to,  or make available for review by, the Agent all original  and other documents evidencing, and relating  to, the  agreements  and  transactions which  gave rise  to  the
    Accounts, including, without limitation, all original orders, invoices and shipping receipts.

                (e) Tolled Inventory. If any third Person (a "Tolling Party") delivers possession of, but not title to, any raw materials, work-in-process or other goods ("Tolled Inventory") pursuant to a bailment arrangement with any Subsidiary under which such Tolled Inventory is to be processed, improved or otherwise altered by such Subsidiary, the Agent agrees and acknowledges that any security interest in or lien upon Inventory created hereby does not apply to any Tolled Inventory which is owned by the Tolling Party (rather than owned by such Subsidiary subject to a retention of title by the Tolling Party which has the effect of creating a security interest in favor of the Tolling Party which remains unperfected). Notwithstanding anything in this Security Agreement to the contrary, such Subsidiary shall be entitled to follow its normal tolling practices and may deliver Tolled Inventory to or for the account of any Tolling Party free of the lien of this Security Agreement.

                4.   Representations and Warranties .   Each Subsidiary hereby
    represents and warrants that:

                (a)   Title; No Other  Liens.  Except for the  Lien granted to
          the  Agent for the ratable  benefit of the Lenders  pursuant to this
          Security Agreement  and the  other Liens permitted to  exist on  the
          Collateral pursuant  to the  Credit Agreement,  such Subsidiary owns each item of the Collateral free  and clear of any and all  Liens or claims of  others.  No  security agreement,  financing statement  or other  public  notice  with  respect to  all  or  any  part  of  the
          Collateral is on file or of record  in any public office that  would serve  to  grant  the  Person  who  filed  such security  agreement, financing  statement or  other  public notice  a  perfected security interest in or lien on such Collateral, except such as may have been filed in favor of the Agent, for the ratable benefit of the Lenders,
          pursuant to this Security Agreement or as may be permitted  pursuant to the Credit Agreement.

                (b)  Perfected First Priority Liens.  Upon filing of financing statements in the relevant offices identified in Schedule 4.20(b) to the Credit Agreement, the Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Agent, for the ratable benefit of the Lenders, which are prior to all other Liens on the Collateral created by such Subsidiary and in existence on the date hereof (except other Liens expressly permitted by the Credit Agreement) and which are enforceable as such against all creditors of and purchasers from such Subsidiary and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws generally affecting creditors' rights and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

                (c) Accounts. The amount represented by such Subsidiary or the Company to the Lenders from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. Except as otherwise provided in Section 5(a) hereof, no amount payable to such Subsidiary under or in connection with any Account is evidenced by any Instrument or Chattel Paper which has not been delivered to the Agent. The place where such Subsidiary keeps its records concerning the Accounts is 1510 Wall Street and 1710 Wall Street, Fort Wayne, Indiana 46802.

                (d) Inventory and Equipment. The Inventory and the Equipment are kept at the locations listed on Schedule II hereto or such other location specified pursuant to Section 5(n).

                (e) Chief Executive Office. Such Subsidiary's chief executive office and chief place of business is located at 1601 Wall Street, Fort Wayne, Indiana 46802 or such other location specified pursuant to Section 5(n).

                (f) Farm Products; Vehicles. None of the Collateral constitutes, or is the Proceeds of, Farm Products. No Vehicle owned by such Subsidiary has a book value in excess of $50,000, other than Vehicles as to which such Subsidiary has taken steps of the type described in clauses (i) and (ii) of Section 6.10(a) of the Credit Agreement (to the extent, and only to the extent, reasonably requested by the Agent).

                (g)  Intellectual Property.  Set forth on Schedule I  is
          a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of such Subsidiary showing as of the  Effective Date  the jurisdiction  in which registered, the registration number, the date of registration and the expiration date. Such Subsidiary owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to materially
          impair  the  value  of  the  Collateral.   No  claim  has been
          asserted  and   is  pending  by   any  Person  challenging  or
          questioning the use of any trademark, trade name, copyright, technology, know-how or process necessary for the conduct of its business as  currently conducted, nor does such Subsidiary know of  any valid basis  for any  such claim, the  use of the same by such Subsidiary does not infringe on the rights of any
          Person  and,   to  the   knowledge  of   such  Subsidiary,  no
          Intellectual Property  has been  infringed, misappropriated or
          diluted  by   any  other  Person,   except  for  such  claims,
          infringements, misappropriations and dilutions that, in the aggregate, could not reasonably be expected to materially impair the value of the Collateral.

                5. Covenants. Each Subsidiary covenants and agrees with the Agent and the Lenders that, from and after the date of this Security Agreement until the Obligations are paid in full, the Revolving Credit Commitments are terminated, and no Letter of Credit shall be outstanding:

                (a) Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Subsidiary, such Subsidiary will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Such Subsidiary also hereby authorizes the Agent to file any such financing or continuation statement without the signature of such Subsidiary to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper having a principal amount in excess of $25,000, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement; provided, that in no event shall the aggregate principal amount of Instruments and Chattel Paper evidencing amounts payable under or in connection with any Collateral (as such terms are defined in the Company Security Agreement or the Subsidiary Security Agreement, as the case may be) which have not been delivered to the Agent pursuant to such Security Agreements exceed $100,000 at any one time outstanding.

                (b)  Indemnification.   Such Subsidiary agrees to pay,  and to
          save  the  Agent  and  the  Lenders  harmless  from,  any  and   all
          liabilities,  costs  and  expenses  (including,  without limitation, reasonable  legal  fees  and  expenses)  (i)  with  respect  to,  or
          resulting from any  delay in  paying, any and all  excise, sales  or other taxes which  may be payable or  determined to be payable  with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law  applicable to any  of the  Collateral or  (iii) in connection with  any of  the transactions contemplated by this Security Agreement; provided, that in the  case of  this  clause (iii),  such Subsidiary  shall not  be liable for the payment  of any portion of such liabilities, costs or expenses to the extent that such portion of such liabilities,  costs or  expenses are found by  a final  and nonappealable decision  of a court of competent jurisdiction  to have resulted primarily from the
          gross  negligence or wilful misconduct  of the Agent.   In any suit,
          proceeding or  action brought  by the Agent in  accordance with  the terms  hereof  under  any  Account  or Contract  for  any  sum owing thereunder, or to enforce any provisions of any Account or Contract, such Subsidiary will save, indemnify and keep harmless the Agent and each Lender from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising  out  of  a  breach  by such  Subsidiary  of  any obligation thereunder or arising  out of  any other agreement,  indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from such Subsidiary.

                (c) Maintenance of Records. Such Subsidiary will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. Such Subsidiary will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. For the Agent's and the Lenders' further security, the Agent, for the ratable benefit of the Lenders, shall have a security interest in all of such Subsidiary's books and records pertaining to the Collateral.

                (d) Right of Inspection. The Agent shall at any reasonable time or times during normal business hours have access to all the books, correspondence and records of such Subsidiary, and the Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and such Subsidiary agrees to render to the Agent, at such Subsidiary's cost and expense to the extent expressly provided in Section 11.5 of the Credit Agreement, such clerical and other assistance as may be reasonably requested with regard thereto. The Agent and its representatives shall at any reasonable time or times during normal business hours also have the right to enter into and upon any premises where any of the Inventory or Equipment is located (or, in the case of any such premises not owned or leased by such Subsidiary or any of its Subsidiaries, such Subsidiary shall use its best efforts to grant to the Agent such right) for the purpose of inspecting the same, observing its use or otherwise protecting the Agent's and the Lenders' interests therein.

                (e)  Compliance  with Laws, etc.  Such Subsidiary  will comply in all material respects with all Requirements of Law applicable  to the  Collateral  or any  part thereof  or to  the operation  of such
          Subsidiary's business, except where failure to satisfy the foregoing
          requirement could  not  reasonably be  expected to  have a  material adverse affect on the  value of the Collateral taken as a  whole or, with respect  to any  material  portion of  the Collateral,  have  a material adverse effect  on the perfection or priority of  the Liens contemplated  hereby relating to such Collateral; provided, however, that such  Subsidiary may  contest  any Requirement  of Law  in  any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's or the Lenders' rights or the  priority of their Liens on the Collateral.

                (f) Limitation on Liens on Collateral. Such Subsidiary will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than as permitted pursuant to the Credit Agreement, and will defend the right, title and interest of the Agent and the Lenders in and to any of the Collateral against the claims and demands of all Persons whomsoever.

                (g) Limitations on Dispositions of Collateral. Such Subsidiary will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as expressly permitted by the Credit Agreement.

                (h) Limitations on Modifications, Waivers, Extensions of Agreements Giving Rise to Accounts. Such Subsidiary will not (i) except in the ordinary course of business consistent with historical practices as of the date hereof, amend, modify, terminate or waive any provision of any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of Collateral taken as a whole, (ii) fail to exercise promptly and diligently each and every material right which it may have under each agreement giving rise to an Account (other than any right of termination), except in a manner consistent with the ordinary and customary conduct of business as generally conducted by such Subsidiary over a period of time or (iii) fail to deliver to the Agent a copy of each material demand, notice or document received by it relating in any way to any material agreement giving rise to an Account which affects the interests of the Agent and the Lenders hereunder.

                (i) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by such Subsidiary over a period of time, such Subsidiary will not, without the prior written consent of the Agent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

                (j) Maintenance of Equipment. Such Subsidiary will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

                (k) Maintenance of Insurance. Such Subsidiary will maintain, with financially sound and reputable companies, insurance policies
          (i) insuring the Inventory and Equipment against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar business and
          (ii) insuring such Subsidiary and the Agent, for the benefit of the Lenders, against liability for personal injury and property damage relating to such Inventory and Equipment, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Agent, such losses of $1 million or more shall be payable to such Subsidiary and the Agent, for the benefit of the Lenders, as their respective interests may appear. All such insurance shall (i) to the extent requested by the Agent, provide for a 30-day standard cancellation notice, (ii) name the Agent, for the benefit of the Lenders, as an insured party and loss payee and
          (iii) be reasonably satisfactory in all other respects to the Agent. If reasonably requested by the Agent, such Subsidiary shall deliver to the Agent and the Lenders a report of a reputable insurance broker with respect to such insurance, and such supplemental reports with respect thereto as the Agent may from time to time reasonably request.

                (l) Further Identification of Collateral. Such Subsidiary will furnish to the Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

                (m) Notices. Such Subsidiary will advise the Agent and the Lenders promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral taken as a whole or, with respect to any material portion of the Collateral, have a material adverse effect on the perfection or priority of the Liens contemplated hereby relating to such Collateral.

                (n)   Changes in  Locations, Name, etc.   Such Subsidiary will
          not  (i) change  the  location of  its chief  executive office/chief place  of business  from that  specified in  Section 4(e)  hereof or remove its books and records from the location specified in  Section
          4(c) hereof, (ii)  permit any  of the Inventory or  Equipment to  be kept at a location other  than those listed on Schedule II hereto or
          (iii)  change its name,  identity or corporate structure  to such an extent that any financing statement filed by the Agent in connection with  this  Security Agreement  would  become  seriously misleading, unless (x) such Subsidiary  shall have given the  Agent at least  30 days' prior  written notice thereof (in  the case of clause  (i) and
          (iii) above)  or at  least  one Business  Day's days  prior  written notice thereof  (in the  case of  clause (ii)  above)  and (y)  such
          Subsidiary shall have  taken, and shall continue to take,  all steps necessary to ensure that the Agent, for the benefit  of the Lenders, shall  have, and  shall continue  to have,  a fully  perfected first
          priority  security  interest in  the  Collateral  (subject  to Liens permitted by the Credit Agreement) notwithstanding such actions.

                (o) Intellectual Property. Such Subsidiary will preserve all of its registered trademarks, trade names, service marks and other Intellectual Property, the non-preservation of which would have a reasonable likelihood of materially impairing the value of the Collateral taken as a whole. Whenever such Subsidiary, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any patent or trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, such Subsidiary shall report such filing to the Agent and the Lenders within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Agent, such Subsidiary shall execute and deliver any and all agreements, instruments, documents, and papers as the Agent may reasonably request to evidence the Agent's and the Lenders' security interest in any patent or trademark and the goodwill and General Intangibles of such Subsidiary relating thereto or represented thereby, and such Subsidiary hereby constitutes the Agent its attorney-in-fact to execute and file all such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full and the Revolving Credit Commitments are terminated. In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, in any material respect such Subsidiary shall promptly notify the Agent after it learns thereof.

                (p) Government Obligors. If an any time the aggregate amount owing on (i) all Accounts and Contracts as to which a Governmental Authority is an obligor and (ii) all "Accounts" and "Contracts" under and as defined in the Company Security Agreement as to which a Governmental Authority is an obligor (collectively, "Total Government Accounts and Contracts"), exceeds 5% of the aggregate owing on (i) all Accounts and Contracts and (ii) all "Accounts" and "Contracts" under and as defined in the Company Security Agreement (collectively, "Total Accounts and Contracts"), such Subsidiary shall, if requested by the Agent, at such Subsidiary's sole cost and expense, from and after the date on which such aggregate amount first exceeds such percentage (regardless of whether the aggregate amount owing on the Total Government Accounts and Contracts shall equal less than 5% of the aggregate amount owing on the Total Accounts and Contracts at any subsequent time), deliver to the Agent such assignments, notices of assignment and other documents or information as shall be necessary or otherwise requested by the Agent to permit the assignment hereunder of all Accounts and Contracts as to which a Governmental Authority is an obligor pursuant to all applicable Requirements of Law (including, without limitation, the Assignment of Claims Act of 1940, as amended).

                6.  Agent's Appointment as Attorney-in-Fact.

                (a)   Powers.  Each  Subsidiary hereby irrevocably constitutes
    and appoints the Agent  and any officer or agent thereof, with  full power
    of  substitution,  as  its  true and  lawful  attorney-in-fact  with  full irrevocable power  and authority in the place and stead of such Subsidiary and in the name of  such Subsidiary or in its own  name, from time to time in the  Agent's discretion, for the  purpose of carrying  out the terms of this Security  Agreement, to take any  and all  appropriate action and  to execute any and all  documents and instruments which  may be necessary  or desirable  to accomplish  the purposes  of  this Security  Agreement, and, without limiting the generality  of the foregoing, such  Subsidiary hereby gives the Agent the power and right, on behalf of such Subsidiary, without notice to or assent by such Subsidiary, to do the following:

                (i) at any time when any Event of Default shall have occurred and is continuing, in the name of such Subsidiary or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any Account, Instrument, General Intangible or Contract or with respect to any other Collateral whenever payable;

                (ii) in each case to the extent not paid, discharged or effected by such Subsidiary as required by this Security Agreement or the Credit Agreement, to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

                (iii)  upon  the occurrence and during the continuance  of any
          Event  of Default,  (A) to direct any  party liable  for any payment under any  of the Collateral to  make payment of  any and all moneys due or  to become  due thereunder  directly to the Agent  or as  the
          Agent shall  direct; (B)  to  ask or  demand for,  collect,  receive payment of and receipt  for, any  and all moneys,  claims and  other amounts due  or to become due at  any time in respect  of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or  express bills, bills of  lading, storage  or warehouse receipts, drafts  against debtors,  assignments,  verifications,  notices  and other documents  in connection  with any of the  Collateral; (D)  to commence and prosecute  any suits, actions or proceedings at  law or in  equity in  any court  of competent  jurisdiction to  collect the
          Collateral or any thereof and to enforce any other right in  respect of  any Collateral;  (E) to  defend any  suit, action  or proceeding brought against such Subsidiary  with respect to any Collateral; (F)
          to settle,  compromise or  adjust  any  suit, action  or  proceeding described in clause (E) above and, in connection therewith, to  give such discharges or  releases as the Agent may deem  appropriate; (G)
          to assign any Intellectual Property (along with the goodwill of  the
          business  to   which  any  such  Intellectual   Property  pertains),
          throughout the world for such term or terms, on such conditions, and in such manner, as the Agent shall in its sole discretion determine;
          and (H) generally, to sell, transfer, pledge and make any  agreement with respect  to or  otherwise deal  with any of  the Collateral  as
          fully and  completely as  though the Agent were  the absolute  owner thereof  for all purposes, and to do, at the Agent's option and such
          Subsidiary's expense,  at any time,  or from time to  time, all acts and things which  the Agent deems necessary to protect,  preserve or realize upon the  Collateral and the Agent's and the  Lenders' Liens thereon and to effect the intent of this Security Agreement,  all as fully and effectively as such Subsidiary might do.

    Each Subsidiary hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                (b) Other Powers. Each Subsidiary also authorizes the Agent, at any time and from time to time, to execute, in connection with any sale provided for in Section 9 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                (c) No Duty on  Agent or Lenders' Part.  The powers  conferred on the Agent and the Lenders hereunder are solely to protect the Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Agent or any Lender to exercise any such powers. Except for the duty of the Agent described in Section 10 hereof, and the accounting by the Agent for moneys actually received by it hereunder, neither the Agent nor any Lender shall have any duties hereunder as to any Collateral (including, without limitation, as to ascertaining any matters or taking any action with respect to any Collateral or as to taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral). The Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of the powers conferred on the Agent and the Lenders hereunder, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Subsidiary for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                7. Performance by Agent of Subsidiary's Obligations. If any Subsidiary fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin plus 2%, shall be payable by such Subsidiary to the Agent on demand and shall constitute Obligations secured hereby. The
    Agent agrees to notify such Subsidiary promptly after incurring any expenses pursuant to this Section 7, provided that the failure of the Agent to so notify such Subsidiary shall in no way impair the rights of the Agent under this Section 7.

                8.  Proceeds.  In addition to the rights of the Agent and  the
    Lenders specified  in Section  3(d)  hereof with  respect to  payments  of
    Accounts,  it is  agreed that if an  Event of  Default shall occur  and be continuing (a)  the Agent may  require, by notice to  each Subsidiary, all
    Proceeds received by each Subsidiary consisting of cash, checks and  other near-cash items to  be held by such Subsidiary in trust  for the Agent and the  Lenders, segregated from  other funds of such  Subsidiary, and shall, forthwith  upon receipt by such Subsidiary, be turned over to the Agent in
    the  exact  form  received  by such  Subsidiary  (duly  endorsed  by  such
    Subsidiary to the Agent,  if required), and (b) any and all  such Proceeds received by the  Agent (whether from any  Subsidiary or otherwise) may, in the sole  discretion of the Agent,  be held by  the Agent for  the ratable benefit of the Lenders  as collateral security for, and/or then or  at any time thereafter  may be  applied  by the  Agent against,  the  Obligations
    (whether matured  or unmatured), such application  to be in such  order as
    the Agent shall elect.   Any balance of such Proceeds remaining  after the
    Obligations shall have been paid in full, the Revolving Credit Commitments shall have been terminated and no  Letters of Credit shall  be outstanding shall be  paid over to  the Subsidiaries or to whomsoever  may be lawfully entitled to receive the same.

                9.   Remedies.   If  an Event  of Default  shall occur  and be
    continuing, the Agent, on behalf of the Lenders, may exercise, in addition to  all  other  rights and  remedies  granted  to them  in  this  Security
    Agreement and in any other instrument or agreement securing, evidencing or relating to  the Obligations, all rights  and remedies of a  secured party
    under the  Code.   Without limiting the  generality of  the foregoing, the
    Agent,  without  demand  of  performance  or  other  demand,  presentment, protest, advertisement or  notice of any kind (except any  notice required by law referred to below)  to or upon any  Subsidiary or any other  Person
    (all and each  of which demands, defenses, advertisements and  notices are hereby  waived), may  in  such circumstances  forthwith  collect, receive, appropriate and realize  upon the Collateral, or any part  thereof, and/or may forthwith sell, lease, assign, give  option or options to purchase, or otherwise dispose  of and deliver the  Collateral or any  part thereof (or contract to do any of the foregoing), in one or more  parcels at public or private sale  or sales, at  any exchange, broker's board or  office of the
    Agent or any Lender or elsewhere upon such terms  and conditions as it may deem advisable  and at such prices  as it  may deem best,  for cash or  on credit  or for future delivery without assumption of any credit risk.  The
    Agent or  any Lender  shall have the right  upon any  such public sale  or sales, and, to  the extent permitted by law, upon any such private sale or sales, to purchase the whole or  any part of the Collateral so  sold, free of any  right or equity of  redemption in any  Subsidiary, which  right or
    equity is hereby waived and released.   Each Subsidiary further agrees, at
    the Agent's request, to assemble the Collateral  and make it available  to the Agent at places  which the Agent shall  reasonably select, whether  at
    such  Subsidiary's premises  or  elsewhere.   The  Agent shall  apply  the
    proceeds  of  any  such  collection,   recovery,  receipt,  appropriation,
    realization or sale, after deducting all reasonable costs and expenses  of every  kind incurred therein or  incidental to the  care or safekeeping of any of the  Collateral or  in any  way relating to the  Collateral or  the rights  of  the  Agent  and  the  Lenders  hereunder,  including,  without limitation, reasonable  attorneys' fees and  disbursements, to the payment in whole or  in part of  the Obligations, in such  order as the Agent  may elect, and only after such application and after the  payment by the Agent of any other amount required by any  provision of law, including,  without limitation,  Section 9-504(1)(c) of  the Code, need the  Agent account for
    the  surplus, if  any, to  any Subsidiary.   To  the  extent permitted  by
    applicable law, each Subsidiary waives all claims, damages and demands  it may acquire against the Agent or any Lender arising out of the exercise by them  of any rights hereunder.  If  any notice of a proposed sale or other disposition  of Collateral shall be required by law,  such notice shall be deemed reasonable and proper if given at least 10 days before such sale or
    other disposition.  Each Subsidiary shall remain liable for any deficiency if  the proceeds  of any sale  or other disposition of  the Collateral are insufficient to pay the  Obligations and the fees and disbursements of any attorneys employed by the Agent or  any Lender to collect such deficiency.
    Each  Subsidiary further  waives and agrees  not to  assert any  rights or privileges which it may acquire under Section 9-112 of the Code.

                10. Limitation on Duties Regarding Preservation of Collateral. The Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Lender, nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Subsidiary or otherwise.

                11. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

                12. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14. No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to
    Section 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                15.   Waivers  and   Amendments;   Successors   and   Assigns;
    Governing Law.  None of the terms or provisions of this Security Agreement may  be waived,  amended,  supplemented  or otherwise  modified  except in
    accordance with  Section 11.1  of  the Credit  Agreement.   This  Security
    Agreement  shall  be  binding  upon  the successors  and  assigns  of each
    Subsidiary and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns.  This Security Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                16.   Notices.    All  notices,  requests  and  demands  given
    hereunder shall be given in accordance with Paragraph 16 of the Subsidiary Guarantee.

                17. Authority of Agent. Each Subsidiary acknowledges that the rights and responsibilities of the Agent under this Security Agreement with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Security Agreement shall, as between the Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and each Subsidiary, the Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and such Subsidiary shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

                18.   Termination.   This Security Agreement  and the security
    interest created hereby shall terminate when all the Obligations have been paid  in  full  and  the Revolving  Credit  Commitments  shall  have  been terminated at  which  time the  Agent shall  execute and  deliver to  each
    Subsidiary or such  person or persons as such Subsidiary  shall reasonably designate, all Uniform  Commercial Code termination statements and similar documents prepared by such Subsidiary at its expense which such Subsidiary shall reasonably request to evidence such termination; provided, that  any
    indemnity  set forth  herein shall survive any  such termination.   At the
    request and expense of the Company, each Subsidiary shall be released from its obligations hereunder, in the event that all the capital stock of such
    Subsidiary  shall  be  sold,  transferred  or  otherwise  disposed  of  in accordance with  the terms  of  the Credit  Agreement; provided  that  the
    Company  shall have  delivered to the  Agent, at  least ten  Business Days prior to the date of the proposed  release, a written request for  release identifying  the relevant Subsidiary  and the  terms of the sale  or other disposition  in  reasonable detail,  including the  price thereof  and any expenses in  connection therewith,  together with  a certification by  the
    Company stating  that such  transaction is in compliance  with the  Credit
    Agreement  and  the  other  Loan  Documents.    Upon  any  sale  or  other
    disposition  of  any  item  of  Collateral  by  any  Subsidiary  expressly permitted by the  Credit Agreement (other than  sales of Inventory in  the ordinary course of business), the Agent, at the request and expense of the
    Company,  shall release the  Collateral being sold and  shall reassign and deliver such Collateral to such  Subsidiary (without recourse and  without any representation or  warranty), together with appropriate instruments of reassignment and  release; provided that (i)  at the time of  such request and such release no Event of Default shall have occurred and be continuing and  (ii) the  Company shall  have delivered  to the  Agent, at  least ten
    Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale or other disposition  in reasonable  detail, including the  price thereof and
    any expenses in connection therewith, together with a certification by the
    Company stating  that such  transaction is in compliance  with the  Credit
    Agreement and  the other  Loan Documents.   Any execution  and delivery of
    termination statements or  documents pursuant to this Section 18  shall be without  recourse to  or representation or  warranty by  the Agent  or any
    Lender.


                IN WITNESS WHEREOF, each Subsidiary has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                        ESSEX INTERNATIONAL, INC.


                                        By__________________________________
                                           Title:

                                        ESSEX WIRE CORPORATION


                                        By___________________________________
                                           Title:

                                        EXCEL WIRE AND CABLE CO.


                                        By____________________________________
                                           Title:

                                        DIAMOND WIRE & CABLE CO.


                                        By____________________________________
                                           Title:

                                        US SAMICA CORPORATION


                                        By____________________________________
                                           Title:


                                                                    SCHEDULE I
                                                                   to Security
                                                                     Agreement




                       DESCRIPTION OF INTELLECTUAL PROPERTY

                                  Registration    Date of     Expiration
    Property    Jurisdiction         Number    Registration     Date
    --------    ------------      ------------ ------------  ----------


                                                                   SCHEDULE II
                                                                   to Security
                                                                     Agreement




                       LOCATION OF INVENTORY AND EQUIPMENT


                                                                     EXHIBIT F



                           FORM OF SUBSIDIARY GUARANTEE


                SUBSIDIARY GUARANTEE, dated as of April __, 1995, by each of the corporations that are signatories hereto (the "Guarantors") in favor of CHEMICAL BANK, a New York banking corporation, as agent (in such capacity, the "Agent") for the lenders (the "Lenders") that are parties to the Credit Agreement described below.


                              W I T N E S S E T H :


                WHEREAS, Essex Group, Inc., a Michigan corporation (the "Company"), is party to a Credit Agreement, dated as of April __, 1995, among the Company, BCP/Essex Holdings Inc., the Agent and the Lenders (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement");

                WHEREAS, pursuant to the terms of the Credit Agreement and the other Loan Documents, the Lenders have agreed to make certain Extensions of Credit (as hereinafter defined) to or for the benefit of the Company;

                WHEREAS, the Company owns directly or indirectly all of the issued and outstanding stock of each Guarantor;

                WHEREAS, the Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

                WHEREAS, the obligation of the Lenders to make the Extensions of Credit is conditioned upon, among other things, the execution and delivery by the Guarantors of this Guarantee;

                NOW, THEREFORE, in consideration of the premises and to induce the Lenders to enter into the Credit Agreement and to make the Extensions of Credit, each Guarantor hereby agrees with and for the benefit of the Agent and the Lenders as follows:

                1.  Defined Terms.   As used in this Guarantee, terms  defined
    in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings:

                "Adjusted Net Worth" of any Guarantor shall mean, as of any date of determination thereof, the excess of (i) the amount of the "present fair saleable value" of the assets of such Guarantor as of the date of such determination, over (ii) the amount of all "liabilities of such Guarantor, contingent or otherwise", as of the date of such determination, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

                "Determination  Date"  shall   mean,  with   respect  to   any
          Guarantor,  the earlier of (a)  the date  of commencement of  a case under Title 11 of the  United States Code in which such Guarantor is
          a debtor  and (b)  the  date enforcement  hereunder is  sought  with respect to such Guarantor.

                "Extensions of Credit" shall mean (i) all loans or advances made to the Company under any Loan Document, (ii) all letters of credit issued for the account of the Company under any Loan Document, (iii) all bankers' acceptances created for the account of the Company under any Loan Document and (iv) all other extensions of credit to or for the benefit of the Company under any Loan Document.

                "Maximum Guaranteed Amount" for any Guarantor shall mean, as of the Determination Date for such Guarantor, the sum of (i) an amount equal to the sum of each Extension of Credit (or portion thereof) the proceeds of which are used to make a Valuable Transfer (as hereinafter defined) to such Guarantor plus interest on such amount at the rate specified in the Credit Agreement plus (ii) the greater of (I) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the date of the execution of this Guarantee before giving effect to any Extensions of Credit made on such date and (II) ninety-five percent (95%) of the Adjusted Net Worth of such Guarantor at the Determination Date for such Guarantor. For purposes hereof, the term "Valuable Transfer" shall mean to (i) make a loan, advance or capital contribution to such Guarantor, (ii) acquire from such Guarantor debt securities or other obligations of such Guarantor, (iii) acquire property, any interest in which is transferred to such Guarantor (but only to the extent of the economic benefit to such Guarantor of the interest so transferred),
          (iv) purchase equity securities of such Guarantor or (v) otherwise confer, directly or indirectly, an economic benefit on such Guarantor (but only to the extent of such benefit).

                "Obligations" shall mean the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Company to the Agent and the Lenders (or, in the case of any Interest Rate Protection Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Loans, the other Loan Documents, the Letters of Credit or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, charges, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agent and the Lenders that are required to be paid by the Company pursuant to the Credit Agreement) or otherwise.

                2.  Guarantee  (a)  Each of the Guarantors hereby, jointly and severally, unconditionally  and irrevocably,  guarantees to  the Agent and the Lenders  and their  respective successors,  endorsees, transferees and assigns,  the prompt and  complete payment and performance  by the Company
    when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations,  and each  Guarantor further  agrees to  pay any and  all
    expenses   (including,  without   limitation,  all  reasonable   fees  and
    disbursements of  counsel) which may be  paid or incurred  by the Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights under this Guarantee;  provided, however, that, anything herein  or in  any other Loan  Document to the contrary  notwithstanding, the maximum liability of each  Guarantor hereunder and under the other  Loan Documents shall in  no event  exceed such Guarantor's Maximum  Guaranteed Amount  as determined  at  the Determination  Date  for such  Guarantor; and  further provided, that the Maximum  Guaranteed Amount for each Guarantor hereunder shall  in no  event exceed  the amount  which can  be  guaranteed by  such
    Guarantor  under  applicable  federal  and  state  laws  relating  to  the insolvency of debtors.

                (b) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor or of all of the Guarantors without impairing this Guarantee or affecting the rights and remedies of the Agent and the Lenders hereunder.

                (c) No payment or payments made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Lender from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to its Maximum Guaranteed Amount until the Obligations are paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit are outstanding.

                (d) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Lender on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guarantee for such purpose.

                3. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Paragraph 5 hereof. The provisions of this Paragraph 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the Lenders, and each Guarantor shall remain liable to the Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

                4.   Right  of Set-off.    Each  Guarantor hereby  irrevocably
    authorizes  each Lender at any time and  from time to time, if an Event of
    Default  shall have  occurred and  be continuing,  without notice  to such
    Guarantor or any  other Guarantor, any such notice being  expressly waived
    by each  Guarantor to the extent  permitted by applicable  law, to set off and  appropriate and apply any  and all deposits (general or special, time or demand, provisional or  final), in any currency, and any other credits, indebtedness or claims, in  any currency, in  each case whether direct  or indirect, absolute or  contingent, matured or unmatured, at any  time held or  owing by  such Lender  to or  for the  credit or  the account  of such
    Guarantor, or any  part thereof in such amounts  as such Lender may elect, against  and  on  account  of the  obligations  and  liabilities  of  such
    Guarantor  to  such  Lender  hereunder and  claims  of  every  nature  and description  of  such  Lender  against  such Guarantor,  in  any currency, whether arising  hereunder, under  the Credit  Agreement or  any Revolving
    Credit Notes,  as such Lender may elect,  whether or not the  Agent or any
    Lender  has made  any demand  for payment  and although  such obligations, liabilities and claims may be contingent or unmatured.  Each Lender agrees to notify such Guarantor promptly of  any such set-off and the application made by such  Lender, provided that the failure  to give such notice shall
    not affect  the validity of  such set-off and application.   The rights of
    each Lender  under this  paragraph  are in  addition to  other rights  and remedies (including,  without limitation,  other rights  of set-off) which such Lender may have.

                5. No Subrogation. Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Lender against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Lenders by the Company on account of the Obligations are indefeasibly paid in full, the Revolving Credit Commitments are terminated and no Letters of Credit are outstanding. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent and the Lenders may determine.

                6.  Amendments, etc.  with respect to the  Obligations; Waiver of Rights.  Each Guarantor shall remain obligated hereunder and under  the other  Loan Documents  notwithstanding  that, without  any  reservation of rights against  any Guarantor and  without notice to or  further assent by any  Guarantor, any demand for payment  of any of the  Obligations made by the Agent  or any  Lender may be rescinded  by such  party and any  of the
    Obligations continued, and the Obligations, or the liability of any  other party upon  or  for  any  part  thereof,  or any  collateral  security  or guarantee therefor or right of offset with respect thereto, may, from time to time, in  whole or  in part, be  renewed, extended,  amended, modified, accelerated, compromised, waived, surrendered or released by the  Agent or any Lender and this Guarantee, the Credit Agreement, any Revolving  Credit
    Notes, the Loan Documents, any other collateral security document or other
    guarantee  or document in  connection therewith may be  amended, modified, supplemented  or terminated,  in  whole  or in  part, and  any  collateral security, guarantee  or right of offset  at any time held  by the Agent or any  Lender for the  payment of  the Obligations  may be  sold, exchanged, waived, surrendered or released.  Neither the  Agent nor any Lender  shall have any obligation to protect, secure, perfect or insure  any Lien at any time held  as security for  the Obligations  or for this  Guarantee or any property subject thereto.  When making any demand hereunder against any of the Guarantors,  the  Agent or  any Lender  may,  but  shall be  under  no obligation to, make a similar demand on the Company or any other Guarantor or guarantor, and any failure by the Agent or any Lender to make  any such demand  or to  collect any  payments from  the Company  or any  such other
    Guarantor or  guarantor  or  any release  of  the  Company or  such  other
    Guarantor or guarantor shall  not relieve any of the Guarantors in respect of which a demand or  collection is not made or any of the  Guarantors not so released  of their  several obligations  or liabilities  hereunder, and shall not impair or affect the rights and remedies, express or implied, or as  a matter  of  law, of  the  Agent or  any Lender  against  any of  the
    Guarantors.    For   the  purposes  hereof  "demand"  shall   include  the
    commencement and continuance of any legal proceedings.

                7.    Guarantee Absolute  and Unconditional.    To  the extent
    permitted by applicable  law, each Guarantor waives any and all  notice of the creation,  renewal, extension or accrual of any of the Obligations and notice of  or proof  of reliance  by the  Agent or  any Lender  upon  this
    Guarantee or  acceptance of  this Guarantee, the Obligations,  and any  of them, shall  conclusively be  deemed to have been  created, contracted  or incurred, or renewed,  extended, amended or waived, in reliance  upon this
    Guarantee; and all dealings  between the Company or any of the  Guarantors and the  Agent or  any Lender shall  likewise be  conclusively presumed to
    have been  had or  consummated in  reliance upon  this Guarantee.   To the
    extent  permitted  by applicable  law,  each  Guarantor  waives diligence, presentment,  protest,  demand  for  payment  and  notice  of  default  or nonpayment to or upon the Company or any of the Guarantors with respect to
    the  Obligations.    Each  Guarantor  understands  and  agrees  that  this
    Guarantee  shall be construed as a  continuing, absolute and unconditional guarantee of  payment without  regard to (a) the  validity, regularity  or enforceability of the Credit Agreement, any Revolving Credit Notes, any of
    the other  Loan Documents, any of the Obligations or  any other collateral security  therefor or guarantee or right of offset with respect thereto at any time  or from time  to time held  by the Agent or any  Lender, (b) any defense, set-off  or counterclaim  (other  than a  defense of  payment  or performance) which may at any time be  available to or be asserted by  the
    Company  against the  Agent or any Lender,  or (c)  any other circumstance whatsoever (with or without notice to or knowledge of  the Company or such
    Guarantor) which  constitutes,  or might  be construed  to constitute,  an equitable or  legal discharge  of the Company  for the  Obligations, or of such  Guarantor  under  this  Guarantee,  in bankruptcy  or  in  any other
    instance.   When pursuing  its rights and remedies  hereunder against  any
    Guarantor,  the Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have  against the Company or any other Person  or against any collateral  security or guarantee for the
    Obligations or any right  of offset with respect  thereto, and any failure by  the Agent or any Lender to  pursue such other rights or remedies or to collect  any payments  from the  Company or  any such  other Person  or to realize upon any such collateral security or guarantee or to exercise  any
    such right of offset,  or any  release of the  Company or  any such  other
    Person  or any  such collateral  security, guarantee  or right  of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair  or affect  the rights  and remedies,  whether express,  implied or available as a  matter of  law, of  the Agent or any  Lender against  such
    Guarantor.

                8. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

                9. Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Agent without set-off or counterclaim in U.S. Dollars at the office of the Agent located at 270 Park Avenue, New York, New York 10017.

                10. Representations and Warranties. Each Guarantor hereby represents and warrants that the representations and warranties set forth in Section 4 of the Credit Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct, and the Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company's knowledge shall, for the purposes of this paragraph, be deemed to be a reference to such Guarantor's knowledge.

                Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each borrowing by the Company, and on the date of issuance of each Letter of Credit, under the Credit Agreement on and as of such date of borrowing or issuance as though made hereunder on and as of such date

                11. Covenants. Each Guarantor hereby agrees that, from and after the Effective Date and so long as the Revolving Credit Commitments remain in effect, any Revolving Credit Note or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the Agent under the Credit Agreement or any other Loan Document, such Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Section 6 or 7 of the Credit Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Guarantor or any of its Subsidiaries.

                12.  Severability.   Any provision of this Guarantee  which is
    prohibited  or  unenforceable  in  any  jurisdiction  shall,  as  to  such jurisdiction,  be  ineffective  to  the  extent  of  such  prohibition  or unenforceability without invalidating the remaining provisions hereof, and any  such prohibition  or unenforceability  in any jurisdiction  shall not
    invalidate   or  render   unenforceable  such   provision  in   any  other
    jurisdiction.

                13. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                14. No Waiver; Cumulative Remedies. Neither the Agent nor any Lender shall by any act (except by a written instrument pursuant to Paragraph 15 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

                15. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This Guarantee represents the entire agreement of each Guarantor with respect to the subject matter hereof and there are no promises or representations by the Agent or any Lender relative to the subject matter hereof not reflected herein. None of the terms or provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except in accordance with Section 11.1 of the Credit Agreement. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent and the Lenders and their respective successors and assigns. This Guarantee shall be governed by and be construed and interpreted in accordance with the law of the State of New York.

                16. Notices. All notices, requests and demands given hereunder shall be given in accordance with Section 11.2 of the Credit Agreement, provided that all notices, requests and demands to or upon a Guarantor shall be addressed to such Guarantor at the address provided for such Guarantor in Schedule I hereto or at such other address of which the Agent shall have been notified pursuant to the Credit Agreement.

                17. Counterparts. This Guarantee may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                18.    Submission  To  Jurisdiction;  Waivers.   Each  of  the
    Guarantors hereby irrevocably and unconditionally:

                (a)  submits for itself and  its property in any  legal action or  proceeding  relating  to  this  Guarantee  and  the  other  Loan
          Documents to which it is a party, or for recognition and enforcement
          of  any judgment  in respect  thereof, to the  non-exclusive general jurisdiction of the Courts  of the State of New York, the  courts of the United States of  America for the Southern District of New York,
          and appellate courts from any thereof;

                (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at the address provided for such Guarantor in Schedule I hereto or at such other address of which the Agent shall have been notified pursuant to the Credit Agreement;

                (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Paragraph any special, exemplary, punitive or consequential damages.

                19. Termination. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Lenders, and their respective successors, endorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by payment in full, the Revolving Credit Commitments shall be terminated and no Letters of Credit are outstanding. At the request and expense of the Company, a Guarantor shall be released from its obligations hereunder, in the event that all the capital stock of such Guarantor shall be sold, transferred or otherwise disposed of in accordance with the terms of the Credit Agreement; provided that the Company shall have delivered to the Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

                20. WAIVER OF JURY TRIAL. EACH OF THE GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

                IN WITNESS WHEREOF, each  of the  undersigned has caused  this
    Guarantee  to  be duly  executed and  delivered   by  its  duly authorized
    officer as of the day and year first above written.

                                        ESSEX INTERNATIONAL, INC.


                                        By ____________________________
                                           Title:

                                        ESSEX WIRE CORPORATION


                                        By ____________________________
                                           Title:

                                        EXCEL WIRE AND CABLE CO.


                                        By ____________________________
                                           Title:

                                        DIAMOND WIRE & CABLE CO.


                                        By ____________________________
                                           Title:

                                        US SAMICA CORPORATION


                                        By ____________________________
                                           Title:


                                                                    SCHEDULE I





                             Addresses of Guarantors


                                                                   EXHIBIT G-1

                       [CRAVATH, SWAIN & MOORE LETTERHEAD]

                                                                April 12, 1995

                                 CREDIT AGREEMENT

    Dear Sirs:

                We  have  acted  as  counsel  to  BCP/Essex  Holdings Inc.,  a
    Delaware corporation ("Holdings"), in connection with the preparation, execution and delivery of (a) the Credit Agreement dated as of April 12, 1995 (the "Credit Agreement"), among Holdings, Essex Group, Inc., a Michigan corporation ("Essex"), the lenders parties thereto (the "Lenders") and Chemical Bank, as agent for the Lenders (in such capacity, the "Agent") and (b) the Subsidiary Guarantee, the Pledge Agreements, the Security Agreements and the Mortgages referred to in the Credit Agreement (collectively, the "Security Documents" and, together with the Credit Agreement, the "Loan Documents"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

                This opinion is furnished to you pursuant to Section 5.1(f)(i) of the Credit Agreement. References herein to the "UCC" are references to the Uniform Commercial Code as in effect in the State of New York.

                In connection with this opinion, we have examined (a) executed copies of the Credit Agreement and each other Loan Document and (b) copies of such corporate documents and records of the Loan Parties and certificates of public officials and officers of the Loan Parties and such other documents as we have deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the due authorization, execution and delivery of the Credit Agreement and the other Loan Documents by the parties thereto (other than the Loan Documents as executed by Holdings and Essex International, Inc. ("Essex International")), the authenticity of all documents submitted to us as originals and the conformity to authentic, original documents of all documents submitted to us as certified, conformed or photostatic copies.

                Based upon and subject to the foregoing and to the further qualifications set forth below, we are of opinion as follows:

                1. Each of Holdings and Essex International is validly existing and in good standing under the General Corporation Law of the State of Delaware (the "GCL"). Each of Holdings and Essex International has the corporate power and authority under the GCL to own and operate its property and to conduct the business in which it is currently engaged.

                2.  Each of Holdings and Essex International has the corporate power and authority, and  the legal right under the GCL, to  make, deliver
    and perform each of  the Loan Documents to  which it is a party.   Each of
    Holdings and Essex International has taken all  necessary corporate action to authorize the execution, delivery and performance of the Loan Documents
    to which it  is a party.   No consent or authorization  of, filing with or
    other  act  by  or  in  respect  of,  any  Federal,  New York or  Delaware
    Governmental  Authority  is required  in  connection  with  the execution, delivery  or performance by each of  the Loan Parties, or  the validity or enforceability, of any  of the Loan Documents as  to which such Loan Party is a  party,  other than  filings  in connection  with the  perfection  or
    recording  of Liens created by  the Security Documents  to which such Loan
    Party is a party and the termination  of Liens created in connection  with the  Existing Credit Agreement or  the "Loan Documents" as  defined in the
    Existing Credit  Agreement.  Each  of the Loan Documents to  the extent it purports to  be governed  by New York law  constitutes a  legal, valid and binding obligation of each Loan  Party party thereto, enforceable  against
    each  such  Loan  Party in  accordance  with its  respective  terms.   The
    opinions   set    forth   above    are   qualified    to   the   following
    extent:  (a) except  to the  extent  provided  in paragraphs 5  and  6, we express no opinion with respect to the creation, perfection or priority of any  security interest  purported  to  be created  in the  Collateral  (as defined  in the  respective  Security Agreements  and  Pledge Agreements);
    (b) certain provisions of the Security Documents (including the Mortgages)
    relating  to the  rights and  remedies of  the Lenders  and  the Agent  in respect of the Collateral (as defined in the relevant Pledge Agreement and
    Security Agreement) and the Mortgaged Property (as defined in the relevant
    Mortgage) and their security interest therein are or may be  unenforceable in whole  or in  part under the laws  of the  State of  New York, but  the inclusion of such provisions does not affect the validity of  the Security
    Documents, and the Security Documents contain adequate provisions  for the practical  realization of the rights and benefits afforded thereby, except for  economic consequences  resulting from  any delay  imposed by,  or any procedure required by,  applicable New  York laws, rules,  regulations and
    court  decisions  and  by  constitutional  requirements;   (c) insofar  as
    provisions contained  in the  Loan Documents  provide for indemnification, the enforcement  thereof may be  limited by public policy  considerations;
    (d) we express no opinion as to the effect of the  law of any jurisdiction other  than the State  of New  York wherein  any Lender may be  located or wherein enforcement of  the Security Documents may be sought  which limits the  rates  of interest  legally  chargeable or  collectible; and  (e) the enforceability of the Security Agreements and the Mortgages may be subject to the rights of lessees or other account debtors, the terms of the leases or other contracts  between the  relevant Loan Party  and such  lessees or other  account  debtors and  any claims  or  defenses of  such  lessees or account debtors against such Loan Party.  Furthermore, it  should be noted
    that the remedy of specific performance is discretionary and normally will not  be ordered in respect  of monetary obligations or if monetary damages are reasonably ascertainable.  No opinion is expressed herein with respect to  (i) the  enforceability  of  any  provisions  contained  in  the  Loan
    Documents purporting  to preserve a debtor's  liability for any deficiency after  the  sale  of any  collateral  to the  extent  such  sales are  not conducted  in accordance with the applicable provisions of the laws of the
    State  of New  York,  (ii) Section 11.12(a) of  the Credit  Agreement  and
    Section 18 of the Subsidiary Guarantee insofar as such Sections relate  to the  subject matter jurisdiction  of the United States  District Court for the Southern District of New York to adjudicate any controversy related to the Credit  Agreement and  the other Loan Documents,  (iii) the waiver  of inconvenient forum set  forth in Section 11.12(b) of the  Credit Agreement and Section 18 of the Subsidiary Guarantee with respect to proceedings  in the United States District Court for the Southern District of New York and
    (iv) whether a  Federal or state  court outside  of the State  of New York would give effect to the choice of New York law provided for in the Credit
    Agreement  and any  other Loan  Document.   We express  no  opinion as  to
    (i) Section 11.7(b) of the Credit Agreement to the extent that it provides for a  right of  set-off in respect of  participating interests  purchased pursuant to Section 11.7(a) of the Credit Agreement or  (ii) any provision in any Loan Document insofar  as it provides a right of set-off in respect of  claims, credits or other obligations that are contingent or a right of
    set-off in respect of Obligations against  deposits, indebtedness or other obligations of any entity other than the entity to  which such Obligations are payable.

                3. The execution, delivery and performance of the Loan Documents by the Loan Parties and the borrowings under the Credit Agreement and the use of the proceeds thereof will not (a) violate any Requirement of Law (including Regulation U, T, G or X of the Board of Governors of the Federal Reserve System) under the laws of the United States, the laws of the State of New York or the GCL, (b) violate the certificate of incorporation or by-laws of Holdings or Essex International, (c) violate any Contractual Obligation of any Loan Party under any agreement listed on Schedule I hereto or (d) result in or require the creation or imposition of any Lien on any of the properties or revenues pursuant to any agreement listed on Schedule I hereto.

                4. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940 (the "1940 Act") (other than an "investment company" exempt from the provisions of the 1940 Act).

                5. The provisions of each of the Security Agreements create in favor of the Agent for the benefit of the Lenders a valid security interest (as defined in the UCC) in all right, title and interest of each Loan Party party thereto in the Collateral (as defined in the relevant Security Agreement) thereunder as security for the Obligations (as defined in the relevant Security Agreement), to the extent that the UCC governs the creation of a security interest therein. The opinions set forth in this paragraph 5 are qualified as follows:

                (a) in the case of property which becomes Collateral after the date hereof, Section 552 of Title 11 of the United States Code (the "Bankruptcy Code") limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case; and

                (b) we express no opinion as to:

                      (i) any  Loan   Party's  rights  in   or  title  to  any
                Collateral;

                      (ii) the  perfection   or  priority  of  such   security
                interests;

                      (iii) the  validity of  such security interests  as they
                relate to any Collateral securing any accounts, chattel paper or general intangibles; or

                      (iv) the  validity of  such  security interests  as they
                relate to any interest  in or claim in or under any  policy of insurance, any  lease of real property or any Collateral which consists of accounts resulting from the sale of farm products, crops,  timber, minerals and  the like,  letters of  credit or items  which are  subject to  (A) a statute  or treaty  of the
                United States which provides for  a national or  international registration  or a  national  or international  certificate of
                title for  the  creation  of  a  security  interest  of  (B) a certificate of title statute.

                6.  Assuming  the continued  possession  by the  Agent  of the
    Pledged Notes referred to in each Pledge Agreement and the stock certificates representing the Pledged Stock referred to in each Pledge Agreement, together with undated stock powers or endorsements, as the case may be, duly executed in blank relating thereto, and assuming that each of the Lenders is without notice of any adverse claim (as defined in
    Section 8-302 of the UCC), the provisions of each of the Pledge Agreements create in favor of the Agent for the benefit of the Lenders a valid first-priority security interest (as defined in the UCC) in all right, title and interest of each Loan Party party thereto in the Collateral (as defined in the relevant Pledge Agreement) thereunder as security for the Obligations (as defined in the relevant Pledge Agreement), to the extent that the UCC governs the creation of a security interest therein. No registration, recordation or filing with any Governmental Authority in New York is required for the perfection of the security interest in the Collateral referred to in each Pledge Agreement. The opinions set forth in this paragraph 6 are qualified as follows:

                (a) in the case of the issuance of additional shares or distributions of "instruments" as defined in Article 9 of the UCC in respect of the Pledged Stock, interest on the Pledged Notes or distributions of cash proceeds, interest or dividends (other than any thereof which constitute "nonidentifiable cash proceeds" as defined in Article 9 of the UCC), such perfected security interest will continue only if exclusive possession and control of the certificates representing such shares, such instruments or such cash proceeds, interest or dividends, as the case may be, are maintained by the Agent in accordance with the provisions of the relevant Pledge Agreement;

                (b) in the case of the issuance or distribution in respect of the Pledged Stock or the Pledged Notes of nonidentifiable cash proceeds or other proceeds not referred to in clause (a) above, the continuation of perfection of such security interests is limited to the extent set forth in Section 9-306 of the UCC;

                (c) we express no opinion as to any Loan Party's rights in or title to any Collateral;

                (d) we express no opinion as to the priority of such security interests as against any claim or lien in favor of the United States or any agency or instrumentality thereof (including Federal tax liens and liens under Title IV of the Employee Retirement Income Security Act of 1974, as amended) or any other nonconsensual Federal or state statutory lien; and

                (e) in the case of property which becomes Collateral after the date hereof, Section 552 of the Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

                The   foregoing  opinions   are  subject   to   the  following
    qualifications:

                (a) With respect to the opinions expressed above relating to the legal, valid and binding nature of agreements or obligations of any Loan Party and to the enforceability of such agreements or obligations, such opinions are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting creditors' rights generally from time to time in effect. In addition, the enforceability of any party's obligations is also subject to general principles of equity, regardless of whether such enforceability of any party's obligations is considered in a proceeding in equity or at law.

                (b) We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Loan Parties under the Loan Documents and the security interests created thereby and we express no opinion thereon.

                (c) We understand that you are satisfying yourselves as to the creation, perfection and priority of the security interests created under each of the Mortgages in the Mortgaged Properties and (to the extent that they do not purport to be governed by New York law) the enforceability of such Mortgages and, to the extent that this opinion addresses Loan Documents generally, we express no opinion with respect to the Mortgages with respect to such matters.

                (d) In rendering our opinions in paragraph 6 above, we have assumed that the Agent and the Lenders will not waive, subordinate or agree to any modification of the perfection or priority of the security interests referred to in paragraph 6. In rendering our opinions in paragraphs 5 and 6, we have assumed that the Agent and the Lenders will not act in any way inconsistently with the maintenance of such security interests, in the case of paragraphs 5 and 6, or perfection of such security interests, in the case of paragraph 6.

                (e) Our opinion in paragraph 2 as to certain consents, authorizations, filings or any other acts, our opinion in paragraph 3 as to compliance with certain Requirements of Law and our opinion in paragraph 6 as to the priority of the security interests referred to therein are based upon (i) those consents, authorizations, filings and other acts and (ii) a review of the UCC and of those laws, statutes, rules and regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents.

                (f) In connection with this opinion, including our opinion contained in paragraph 3 as to there being no violation of certain Contractual Obligations, we are not expressing any opinion as to whether Holdings or Essex has, as a factual matter, complied with or satisfied any applicable financial tests or ratios and have relied, without any independent verification, on the certificates of David
          A. Owen, the Chief Financial Officer of Essex, as to such matters.

                We are admitted to practice only in the State of New York and express no opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States of America and the Delaware General Corporation Law.

                This opinion is rendered only to the Agent and the Lenders and their permitted transferees and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by the Agent or the Lenders or their permitted transferees for any other purpose or relied upon by any other person, firm or corporation for any purpose without our prior written consent.


                                        Very truly yours,





    The Lenders Parties to the
          Credit Agreement
          referred to above

    Chemical Bank, as Agent
          270 Park Avenue
                New York, NY 10017

    39NS

    O


                                                                    SCHEDULE I



                Indenture dated as of May 1, 1989, between MS/Essex Holdings Inc. and United States Trust Company of New York, as trustee.

                Indenture dated as of May 7, 1993, between Essex Group, Inc., and NBD Bank, National Association, as trustee.

                Senior Unsecured Note Agreement dated as of April 12, 1995, among BCP/Essex Holdings Inc., Essex Group, Inc., the lenders parties thereto and Chemical Bank, as administrative agent.


                              Officer's Certificate
                     16% Senior Discount Debentures Due 2004


                The undersigned is the Chief Financial Officer of Essex Group, Inc., a Michigan corporation and a wholly owned subsidiary of BCP/Essex Holdings Inc. ("Essex"). The undersigned is familiar with the terms and provisions of each of (i) the Indenture dated as of May 1, 1989 (the "Indenture"), between MS/Essex Holdings and United States Trust Company of New York in respect of the 16% Senior Discount Debentures Due 2004 of MS/Essex Holdings, (ii) the Credit Agreement dated as of April 12, 1995 (the "Credit Agreement"), among Holdings, Essex, the Lenders named therein and Chemical Bank, as agent, (iii) the Senior Unsecured Note Agreement dated as of April 12, 1995 (the "Note Agreement"), among Holdings, Essex, the Lenders named therein and Chemical Bank, as administrative agent, and
    (iv) the Agreement and Lease dated as of April 12, 1995 (the "Lease"), between Mellon Financial Services Corporation # 3 and Essex. In connection with the foregoing, the undersigned hereby certifies that:

                1. To the best of my knowledge, no violation of the terms and provisions of or obligations under the Indenture has or will occur as a result of the execution of the Credit Agreement, the Note Agreement or the Lease and no violation of such terms and provisions or obligations has or will result from the consummation of the transactions contemplated thereby.

                2. Specifically, and in connection with Section 4.07 of the Indenture, the Essex Consolidated Cash Flow Ratio (as defined in the Indenture), after giving effect to the incurrence of all Debt to be incurred under the Credit Agreement, the Note Agreement and the Lease and the receipt and application of the proceeds thereof, would be greater than
    1.75 to 1 (the calculation of which is set forth on Exhibit A hereto).

                3. The calculation attached hereto is true and correct and has been made on good faith assumptions and has been calculated in accordance with the terms and provisions of the Indenture.


                                        _____________________________________
                                        David A. Owen

    Dated:  April 12, 1995


                                                                     EXHIBIT A

    ESSEX GROUP, INC.
    CONSOLIDATED CASH FLOW

    Calculated on a ProForma basis as of 12/31/94. Assumes interest expense of $40 million for the year.

    [CAPTION]

                                                            Essex                  BCP/SX
                                                         Group, Inc.           Holdings, Inc.
                                                         -----------           --------------

           Net Income                                         24,725                 27,641

     +     Interest Expense                                   40,000                 40,000
     +     Provision for Taxes                                22,700                  9,501

     +     Depreciation                                       26,883                 26,883

     +     Other Amortizations:
             Goodwill                             4,064                4,064

             Fixed Asset (G)L                     1,279                1,279
             Other                                2,858                1,763
                                                  -----                -----

                                                  8,201        8,201   7,106          7,106
                                                               -----                  -----

           EBITDA                                            122,509                111,131
     +/-   Other Non-Cash Items:

           Pension Expense                                     2,558                  2,558
           Provision for Bad Debt                              1,288                  1,288

           Workers' Comp/Pub. Liability Exp.                   3,238                  3,238

           Other Special Accruals:
             Division                               868                  868

             Corporate                            3,170                3,170
                                                  -----                -----
                                                  4,038        4,038   4,038          4,038
                                                               -----                  -----

           Consolidated Cash Flow                            133,631                122,253


           Pro Forma Interest Expense                         40,000                 40,000

           Yields Coverage Ratio of:                            3.34                   3.06

    /TABLE

                              Officer's Certificate
                            10% Senior Notes Due 2003


                The undersigned is the Chief Financial Officer of Essex Group, Inc., a Michigan corporation and a wholly owned subsidiary of BCP/Essex Holdings Inc. ("Essex"). The undersigned is familiar with the terms and provisions of each of (i) the Indenture dated as of May 7, 1993 (the "Indenture"), between Essex Group, Inc. and NBD Bank, National Association, in respect of the 10% Senior Notes Due 2003, (ii) the Credit Agreement dated as of April 12, 1995 (the "Credit Agreement"), among BCP/Essex Holdings, Inc. ("Holdings"), Essex, the lenders named therein and Chemical Bank, as agent, (iii) the Senior Unsecured Note Agreement dated as of April 12, 1995 (the "Note Agreement"), among Holdings, Essex, the Lenders named therein and Chemical Bank, as administrative agent, and
    (iv) the Agreement and Lease dated as of April 12, 1995 (the "Lease"), between Mellon Financial Services Corporation # 3 and Essex. In connection with the foregoing, the undersigned hereby certifies that:

                1. To the best of my knowledge, no violation of the terms and provisions of or obligations under the Indenture has or will occur as a result of the execution of the Credit Agreement, the Note Agreement or the Lease and no violation of such terms and provisions or obligations has or will result from the consummation of the transactions contemplated thereby.

                2. Specifically, and in connection with Section 4.04(a) of the Indenture, the Consolidated EBITDA Coverage Ratio (as defined in the Indenture), after giving effect to the incurrence of all Debt to be incurred under the Credit Agreement, the Note Agreement and the Lease and the receipt and application of the proceeds thereof, would be greater than
    2.0 to 1 (the calculation of which is set forth on Exhibit A hereto).

                3. Specifically, and in connection with Section 4.04(b)(iv) of the Indenture, the obligations of Essex, under the Lease are "Capital Lease Obligations" under and as defined in the Indenture and do not exceed in the aggregate, together with any other "Capital Lease Obligations" and guarantees of joint venture obligations thereof, $25,000,000.

                4. The calculation attached hereto is true and correct and has been made on good faith assumptions and has been calculated in accordance with the terms and provisions of the Indenture.


                                        _____________________________________
                                        David A. Owen

    Dated:  April 12, 1995


                                                                     EXHIBIT A

    ESSEX GROUP, INC.
    CONSOLIDATED EBITDA COVERAGE RATIO

    As defined in  the Sr. Note re Section 4.04(a).   Calculated on a ProForma
    basis as of 12/31/94. Assumes interest expense of $40 million for the year.

    [CAPTION]

                                                                 Actual                ProForma
                                                                 Essex                   Essex
                                                              Group, Inc.             Group, Inc.
                                                              -----------             -----------

           Net Income                                              30,171                14,725

     +     Amortization of Goodwill                                 4,064                 4,064
     +     Purchase Accounting                                     10,919                10,919
                                                                   ------                ------

           Consolidated Net Income                                 45,154                29,708


     +     Interest Expense                                        21,924                40,000

     +     Provision for Taxes                                     22,700                22,700
     +     Depreciation (Excluding Purchase Acctg)                 16,208                16,208

     +     Amortization                                             2,858                 2,858

     +/-   Other Non-Cash Items:
           Pension Accruals                                         2,558                 2,558

           Inventory Valuation                                      2,500                 2,500
           Elim. of Extraordinary Gains/Losses:

               Bennettsville Project                  1,377                  1,377

               Other Comm. Restructuring                889                    889
               WCD Serv. Center Reserve                 278                    278

             Lafayette Reserve Adj.                  (1,160)                (1,160)
                                                      -----                  -----
                                                      1,384         1,384    1,384        1,384
                                                                    -----                 -----

           Defined EBITDA                                         115,286               117,916


           Pro Forma Interest Expense                              40,000                40,000

           Consolidated EBITDA Coverage Ratio:                       2.88                  2.95

    /TABLE

                                                                   EXHIBIT G-2

                          [ESSEX GROUP, INC. LETTERHEAD]

                                                                April 12, 1995

    Dear Sirs:

                I have acted as counsel to Essex Group, Inc., a Michigan corporation ("Essex"), BCP/Essex Holdings Inc., a Delaware corporation ("Holdings"), and the subsidiaries of Essex set forth in Schedule II (the "Subsidiaries") in connection with the preparation, execution and delivery of the Credit Agreement dated as of April 12, 1995 (the "Credit Agreement"), among Holdings, Essex, the lenders parties thereto (the "Lenders") and Chemical Bank, as Agent (in such capacity, the "Agent").

                This opinion is furnished to you pursuant to Section 5.1(f) of
    the Credit Agreement.   Unless otherwise defined herein, terms  defined in
    the Credit Agreement are used herein as therein defined.

                In connection with this opinion, I have examined (a) executed copies of the Credit Agreement and each other Loan Document and (b) copies of such corporate documents and records of the Essex Entities (as defined below) and certificates of public officials and officers of the Essex Entities and such other documents as I have deemed necessary or appropriate for the purposes of this opinion. In my examination, I have assumed the genuineness of all signatures, the due authorization, execution and delivery of the Credit Agreement and the other Loan Documents by the parties thereto (other than the Essex Entities), the authenticity of all documents submitted to me as originals and the conformity to authentic, original documents of all documents submitted to me as certified, conformed or photostatic copies. As to any facts material to this opinion set forth below which I did not independently establish or verify, I have relied upon representations of officers or representatives of the Essex Entities.

                Based upon the foregoing, I am of the opinion that:

                1. Each of Essex, Holdings and the Subsidiaries that are Loan Parties (Essex, Holdings and such Subsidiaries constituting, collectively, the "Essex Entities") (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own and operate its property and to conduct the business in which it is currently engaged and in which it proposes to be engaged after the Effective Date and (c) is duly qualified as a foreign corporation and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and/or in good standing, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                2.   Each of the Essex  Entities had,  at the  time they  were
    executed, the corporate power and authority, and the legal right, to make, deliver and  perform each of  the Loan Documents  to which it  is a party.
    Each  of the Essex  Entities has  taken all necessary corporate  action to authorize  the  borrowings  on  the  terms and  conditions  of  the Credit
    Agreement, to grant the Liens  pursuant to the Security Documents to which it is a party and to authorize the execution,  delivery and performance of the Loan Documents to which it is a party.  Except as previously disclosed to  the  Lenders and  the  Agent in  the Credit  Agreement, no  consent or


                                        2

    authorization of, filing with or other act by or in respect of any Governmental Authority or, to the best of my knowledge, any other Person is required in connection with the execution, delivery or performance by each of the Essex Entities, or the validity or enforceability, of any of the Loan Documents to which such entity is a party, except for filings in connection with the perfection of Liens created by the Security Documents to which such entity is a party. Each of the Loan Documents to which any of the Essex Entities is a party has been duly executed and delivered by such entity.

                3. The execution, delivery and performance of the Loan Documents by each of the Essex Entities and the borrowings under the Credit Agreement and the use of the proceeds thereof will not (a) violate any Requirement of Law (excluding Regulations U, T, G and X of the Board of Governors of the Federal Reserve System and excluding any Requirement of Law other than under the laws of the United States, the State of Indiana or the State of Michigan or the General Corporation Law of the State of Delaware (the "GCL")), (b) to the best of my knowledge after due inquiry, violate any order, writ, judgment, injunction, decree, determination or award of any court or governmental instrumentality presently in effect which affects or binds any of the Essex Entities or any of their respective properties, (c) violate any Contractual Obligation of any of the Essex Entities under any agreement listed on Schedule I hereto or, to the best of my knowledge, any other Contractual Obligation of any of the Essex Entities or (d) to my knowledge, result in, or require, the creation or imposition of any Lien on any of the respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation of any of the Essex Entities, except the Liens created pursuant to the Security Documents.

                4. To the best of my knowledge after due inquiry, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against any of the Essex Entities or against any of their respective properties or revenues
    (a) with respect to any Loan Document, the Loans or the use of the proceeds thereof, any Letter of Credit or any Lien contemplated by the Loan Documents or (b) which has a reasonable possibility of an adverse determination and, if adversely determined, (i) would affect the legality, validity or enforceability or any Loan Document or (ii) would have a Material Adverse Effect.

                5. Schedules II and III hereto set forth, as of the Effective Date, with respect to each class of the Capital Stock of each of the Essex Entities (a) the number of authorized, issued and outstanding shares of such class and (b) the names of the beneficial owners of such shares and the number of shares owned of record and beneficially by such owners. All the shares of such Capital Stock of each of the Essex Entities described on such Schedule are validly issued, fully paid and nonassessable. To the best of my knowledge, there are no outstanding subscriptions, options, warrants, calls, rights (including preemptive rights) or any other agreements or commitments of any nature with respect to the Capital Stock of Holdings, Essex or any of the Subsidiaries, except as set forth on
    Schedule IV hereto.

                My opinion in paragraph 3 as to compliance with certain Requirements of Law is based upon a review of those laws, statutes, rules and regulations which, in my experience, are normally applicable to transactions of the type contemplated by the Loan Documents.


                                        3

                In connection with this opinion, including my opinion contained in paragraph 3 as to there being no violation of certain Contractual Obligations, I am not expressing any opinion as to whether Essex has as a factual matter satisfied or complied with any applicable financial tests or ratios and have relied, without any independent verifications, on the certificate of David A. Owen, the Chief Financial Officer of Essex, as to such matters.

                I am admitted to practice in the State of Indiana. I express no opinion as to matters governed by any laws other than the laws of the State of Indiana, the laws of the State of Michigan, the Federal laws of the United States of America and the Delaware General Corporation Law. I have assumed that, insofar as the substantive laws of the State of Michigan and the GCL may be applicable to any matters opined on herein, such laws are identical to the substantive laws of the State of Indiana.

                This opinion is rendered only to the Agent and the Lenders and their permitted transferees and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon by the Agent or the Lenders or their permitted transferees for any other purpose or relied upon by any other person, firm or corporation for any purpose without my prior written consent.


                                        Very truly yours,



                                        Debra F. Minott
                                        Senior Vice President &
                                          General Counsel



    The Lenders Parties to the
      Credit Agreement
      referred to above

    Chemical Bank, as Agent
       270 Park Avenue
          New York, NY 10017


                                                                    SCHEDULE I



                Indenture dated as of May 1, 1989, between MS/Essex Holdings Inc. and United States Trust Company of New York, as Trustee.

                Indenture dated as of May 7, 1993, between Essex Group, Inc., and NBD Bank, National Association, as Trustee.

                Senior Unsecured Note Agreement dated as of April 12, 1995, among BCP/Essex Holdings Inc., Essex Group, Inc., the lenders parties thereto and Chemical bank, as administrative agent.


                                                                   Schedule II

    [CAPTION]

                   Company Name                    Shares*              Shareholder

                    (Domicile)                  Auth'd.   Issued       (# of Shares)
                    ----------                  -------   ------       -------------

                                                                         MS/Essex
      Essex Group, Inc. (Michigan)                                     Holdings Inc.
      (Formerly UAE of Michigan, Inc.)            1,000      100           (100)

      Essex Group, Inc. (Delaware)                                   Essex Group, Inc.
      (Formerly Unitrode Corporation)             1,000      100           (100)
                                                                     Essex Group, Inc.
      Essex International, Inc. (Delaware)          100      100           (100)

      Essex Wire Corporation (Michigan)                              Essex Group, Inc.
      (Formerly Essex International, Inc.           100      100           (100)
                                                                     Essex Group, Inc.
      US Samica Corporation (Vermont)            66,666   43,200          (43,200)

                                                                     Essex Group, Inc.
      Diamond Wire & Cable Co. (Illinois)           250       25            (25)

                                                                     Essex Group, Inc.
      ExCel Wire and Cable Co. (Illinois)         1,000      250           (250)
      Essex Group Export Inc. (U.S. Virgin                           Essex Group, Inc.
      Islands)                                    1,000    1,000          (1,000)



    *All shares are Common Stock


                                                                  SCHEDULE III



                The authorized Capital Stock of Holdings consists of 150,000,000 shares of Common Stock, divided into Class A Common Stock ($.01 par value) and Class B Common Stock ($.01 par value), and 5,000,000 shares of Preferred Stock issuable in series by the Board of Directors of Holdings.

                There are outstanding as of the date of the attached opinion 35,172,466 shares of Class A Common Stock and 1,821,128 shares of Series A Cumulative Redeemable Exchangeable Preferred Stock.

                There are outstanding as of the date of the attached opinion warrants to purchase 5,666,738 shares of Common Stock of Holdings and options to purchase 5,172,600 shares of Common Stock of Holdings.

                Capitalized terms used herein have the meanings assigned thereto in the attached opinion or the Credit Agreement (as defined in such opinion).


                                                                   SCHEDULE IV



                Set forth below are agreements known to us on the date of the attached opinion providing for subscriptions, options, warrants, calls, rights (including preemptive rights) or any other agreement or commitments of any nature with respect to the Capital Stock of BCP/Essex Holdings Inc. (Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the attached opinion or in the Credit Agreement (as defined in such opinion).):

          Amended and Restated Stock Option Agreement.

          Amended and Restated Stock Option Plan.

          BCP Stock Subscription Agreement dated as of October 9, 1992, between Bessemer Capital and Acquisition Corporation.

          Investors Stockholders Agreement dated as of October 9, 1992, among Acquisition Corporation, Bessemer Capital, DLJ, Goldman and Chemical Equity Associates ("CEA").

          Irrevocable Proxies dated as of October 9, 1992, granted to Bessemer Capital by each Management Investor.

          Management  Option Continuation  Agreements  dated as  of October 9,
          1992,   between   Acquisition   Corporation   and   the   Management
          Optionholders.

          Management Stock Subscription Agreements dated as of October 9, 1992, between Acquisition Corporation and each individual Management Investor.

          Management Stockholders and Registration Right Agreement dated as of October 9, 1992, among Acquisition Corporation, Bessemer Capital and each of the Management Investors.

          Registration Rights Agreement dated as of October 9, 1992, among Acquisition Corporation, DLJ, Goldman and CEA.

          Stock and Warrant Subscription Agreement dated as of October 9, 1992, among Acquisition Corporation, DLJ, Goldman and CEA.

          Stock Option Agreement.

          The Certificate of Incorporation of Acquisition Corporation and Holdings, including the Certificates of Designation relating to the Series A Cumulative Redeemable Exchangeable Preferred Stock of Acquisition Corporation and Holdings.

          Warrant Agreement dated as of October 9, 1992, among Acquisition Corporation, DLJ and Goldman.


                                                                   EXHIBIT G-3


                        FORM OF OPINION OF LOCAL COUNSEL1/




                                        April __,1995




    The Lenders Parties to the
     Credit Agreement
     referred to below

    Chemical Bank,
     as Agent
    270 Park Avenue
    New York, New York  10017

    Dear Sirs:

                We have acted as special local counsel in the state of ________________ (the "State") to Chemical Bank, as Agent for the Lenders referred to below, in connection with the preparation, execution and delivery of the Credit Agreement, dated as of April __, 1995 (the "Credit Agreement"), among BCP/Essex Holdings Inc., a Delaware corporation ("Holdings"), Essex Group, Inc., a Michigan corporation (the "Company"), the lenders parties thereto (the "Lenders") and Chemical Bank, as agent (in such capacity, the "Agent"), and the other Loan Documents referred to in the Credit Agreement.

          This opinion is furnished to you pursuant to Section 5.1(f)(iii)  of
    the Credit Agreement.   Unless otherwise defined herein, terms  defined in
    the Credit Agreement are used herein as therein defined.

          In connection with this opinion, we have examined execution copies of (i) the Credit Agreement and (ii) each of the Security Documents listed on Annex I hereto (the "State Security Documents;" together with the Credit Agreement, the "Loan Documents"). We have also examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials, certificates of officers of the Loan Parties, and such other documents as we have deemed necessary or appropriate for the purpose of this opinion. For the purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.
    _______________
    1/ This Form of opinion contains only basic provisions and is subject to further comment by each Local Counsel. Certain assumptions and exceptions particular to the laws of each local jurisdiction will be included in the actual opinions delivered.


                                        2

          You have advised us that in rendering this opinion, we may assume that (i) the actions of the parties to this transaction are permitted under their respective charter documents; (ii) each of the Loan Documents was duly authorized, executed and delivered by the respective parties thereto in the form of the execution copies reviewed by us and (iii) each of the Loan Documents was negotiated by the various parties thereto principally in the State of New York and such documents were executed and delivered in New York, where the closing and the funding are to take place.
          Based on the foregoing, we are of the opinion that:

          1. Neither the execution and delivery by any Loan Party of the Loan Documents to which it is a party nor the performance by such Loan Party of any of its obligations thereunder does or will violate any applicable Requirement of Law of the State.

          2. No license, notice, authorization, consent, exemption, franchise or other approval of, permit or action by, or registration, declaration of filing with any Governmental Authority of the State or any political subdivision thereof is required on the part of any Loan Party in connection with its execution and delivery of, and the performance of its obligations under, any of the Loan Documents or the grant of the liens and security interests created by the State Security Documents, or for the exercise by the Agent of its rights and remedies thereunder, except for
    (i) the filing of the financing statements referred to in paragraph 3 below and (ii) the recordation of the Mortgages referred to in paragraph 5 hereof. The execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party will not violate any Requirement of Law of the State or any political subdivision thereof.

          3. Insofar as the laws of the State are concerned, the provisions of each Security Agreement listed on Annex I hereto are effective to create in favor of the Agent a legal, valid and enforceable security interest in the Collateral described therein, and when UCC-1 financing statements for each Loan Party to any such Security Agreement in the form attached hereto as Annex II have been filed with the office of the Secretary of State of the State [and with the [Appropriate Local Office]] (the "Filing Offices"), the Agent shall have a fully perfected security interest in all right, title and interest of the Loan Parties in the State Collateral (as defined below) under the Uniform Commercial Code of the State (the "UCC"), as security for the payment of the Obligations. As used in this paragraph, "State Collateral" means all equipment and inventory (as each such term is defined in the UCC) located in the State, all accounts, chattel paper and general intangibles (as each such term is defined in the UCC) of each Loan Party located in the State (within the meaning of Section 9-103 of the UCC) and all other Collateral as to which filing UCC-1 financing statements in the Filing Offices is an appropriate method of perfection.

          4. Section 9-103 of the UCC provides that the laws (including the conflict of laws rules) of the jurisdiction of the chief executive office or place of business of a debtor governs the perfection, and the effect of perfection or non-perfection, of a security interest in the accounts, general intangibles, and mobile goods, and of a non-possessory security interest in chattel paper, of such debtor (each as defined in the UCC).

          5.    Each  Mortgage listed on Annex I hereto (a)  is in proper form for execution  and recording  in the  office referred to on  Annex I  with


                                        3

    respect so such Mortgage (the "Recorder's Office"), (b) constitutes a valid mortgage [deed of trust] enforceable in accordance with its terms under all applicable laws in effect in the State, (c) is effective to create a legal, valid and enforceable lien on all right, title and interest of the Loan Party thereto in the Mortgaged Property referred to herein as security for the payment of the Obligations, enforceable as such against such Loan Party and (d) when filed for recording in the Recorder's Office, will constitute a fully perfected lien on such Mortgaged Property.

          6. The courts of the State will enforce those provisions in the Loan Documents which stipulate that the validity, construction and enforceability of such agreement will be governed by the laws of the State of New York, except to the extent that the laws of the State shall govern the perfection and effect of perfection of the security interests created thereunder and the enforceability of the security interest in the collateral located in the State.

          7. Neither the Agent nor any of the Lenders will become subject to any income, franchise, or other tax imposed by a Government Authority of the State solely by reason of the transactions contemplated by the Loan Documents.

                                        Very truly yours,

                                        _______________________________


                                                                     EXHIBIT H


                           FORM OF CLOSING CERTIFICATE

                Pursuant to Section 5.1(d) of the Credit Agreement, dated as of April __, 1995 (the "Credit Agreement"; terms defined therein being used herein as therein defined unless otherwise defined herein) among BCP/ESSEX HOLDINGS INC., ESSEX GROUP, INC., the lenders parties thereto (the "Lenders") and CHEMICAL BANK, as agent for the Lenders, the undersigned [Vice] President of [Name of Loan Party] (the "Certifying Loan Party") hereby certifies as follows:

                1. The representations and warranties of the Certifying Loan Party contained in each Loan Document to which it is a party or in any certificate, document or financial or other statement furnished by or on behalf of the Certifying Loan Party pursuant to or in connection with any Loan Document are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date;

                2. No Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect to any extensions of credit to be made on the date hereof;

                [3. Attached hereto as Exhibit A are true and correct copies of all consents, authorizations and filings (other than filings of the type referred to in Section 5.1(m) of the Credit Agreement) required to be obtained from or made with any Governmental Authority or any other Person in connection with the execution, delivery, performance, validity or enforceability of the Credit Agreement, and such consents, authorizations and filings are in full force and effect;1/]

                4.    ____________________   is  and   at   all   times  since
          ______________ 19__, has been the duly elected and qualified [Assistant] Secretary of the Certifying Loan Party and the signature set forth on the signature line for such officer below is such officer's true and genuine signature;

    and the undersigned [Assistant] Secretary of the Certifying Loan Party hereby certifies as follows:

                5. There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred affecting or to my knowledge threatening the corporate existence of the Certifying Loan Party;

    _______________
    1/    Insert in Closing Certificate of the Company only.


                                                                             2



                6.    The   Certifying  Loan  Party  is   a  corporation  duly
          incorporated, validly existing and in good standing under the laws of the State of _______________;

                7. Attached hereto as Exhibit [A] [B] is a complete and correct copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on _________, 19__; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; such resolutions are the only corporate proceedings of the Certifying
          Loan Party now in force relating to or affecting the matters referred to therein;

                8. Attached hereto as Exhibit [B] [C] is a complete and correct copy of the by-laws of the Certifying Loan Party as in effect at all times since _________________, 19__ to and including the date hereof; and attached hereto as Exhibit [C] [D] is a true and complete copy of the certificate of incorporation of the Certifying Loan Party as in effect at all times since ___________________, 19__ to and including the date hereof;

                9. The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and such officers have held such offices with the Certifying Loan Party at all times since ________________, 19__ to and including the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party any Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to any Loan Document:

          Name                    Office                     Signature

    __________________      [Vice] President ________________________

    __________________      [AssistantSecretary _____________________

                IN WITNESS WHEREOF, the undersigned have hereto set our names.



    ________________________            _____________________________


    Title:  [Vice] President            Title:  [Assistant] Secretary

    Date:  April __, 1995


                                                                     EXHIBIT I



                        FORM OF ASSIGNMENT AND ACCEPTANCE


                Reference is made to the Credit Agreement, dated as of April __, 1995, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), among Essex Group, Inc., BCP/Essex Holdings Inc., the Lenders named therein and Chemical Bank, as Agent. Terms defined in the Credit Agreement are used herein with the same meanings. This Assignment and Acceptance, between the Assignor (as set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as set forth on Schedule 1 hereto and made a part hereof) is dated as of the Effective Date (as set forth on Schedule 1 hereto and made a part hereof, the "Effective Date").

                1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, a ___% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement respecting those credit facilities contained in the
    Credit Agreement as are set forth on Schedule 1 (the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 provided, however, it is expressly understood and agreed that (i) the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor's rights under Section 2.15 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Effective Date, including, without limitation the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Effective Date and (ii) both Assignor and Assignee shall be entitled to the benefits of Section 11.5 of the Credit Agreement.

                2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto; and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other Loan Party or the performance or observance by the Company, any of its Subsidiaries or any other Loan Party of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto;

                3.    The  Assignee (i)  represents  and warrants  that  it is
    legally authorized  to enter  into this  Assignment  and Acceptance;  (ii)
    confirms that  it has received a  copy of  the Credit Agreement,  together with copies of the financial statements delivered pursuant to Section  4.1 thereof  and  other  such  documents and  information  as  it  has  deemed appropriate to  make its  own credit analysis  and decision  to enter into this Assignment and Acceptance;  (iii) agrees that it  will, independently and without  reliance upon the  Assignor, the  Agent or  any other  Person which has become  a Lender and based on  such documents and information as it  shall deem  appropriate at the  time, continue to make  its own credit


                                                                             2



    decisions in taking or not taking action under the Credit Agreement and each other Loan Document; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other Loan Document as are delegated to the Agent by the terms thereof, together with such powers and discretion as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.15(b) of the Credit Agreement to deliver on or prior to the date of this Assignment and Acceptance and thereafter as specified in said Section 2.15, the forms prescribed by the Internal Revenue Service of the United States certifying the Assignee's complete exemption from United States federal withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement, or where, because of a Tax Law Change, the Assignee is no longer entitled to a complete exemption from United States federal withholding tax on such payments to it but is entitled to a reduced rate of taxation with respect to such payments, the Assignee shall deliver such other documents as are necessary to indicate that all such payments are subject to such reduced rate of taxation.

                4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to Section 11.6(d) of the Credit Agreement, effective as of the Effective Date (which shall not be earlier than five Business Days after the date of acceptance and recording by the Agent of the executed Assignment and Acceptance).

                5.    Upon such  acceptance and recording,  from and after the
    Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                6. From and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.


                IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on Schedule 1 hereto.


                Schedule 1 to Assignment and Acceptance Respecting
     Credit Agreement, dated as of April __, 1995, among Essex Group, Inc., BCP/Essex Holdings Inc., the Lenders named therein and Chemical Bank as
                                      Agent



    Name of Assignor:

    Name of Assignee:

    Effective Date of Assignment:

                Revolving Credit Commitment Percentage
                Assigned
                (to at least fifteen
                decimals) (shown as
                a percentage of
                Principal   aggregate principal
                Amount Assigned Commitment Percentages of all Lenders)


                      [ASSIGNEE]


                      By____________________
                        Name:
                        Title:


                      [ASSIGNOR]


                      By____________________
                        Name:
                        Title:

                      Consented To:

                      ESSEX GROUP, INC.


                      By____________________
                        Name:
                        Title:

                      CHEMICAL BANK, as Agent


                      By____________________
                        Name:
                        Title:

                      COMERICA BANK, as                   Issuing
                        Lender


                      By____________________
                        Name:
                        Title:


                                                                             2




    Accepted for Recordation in the Register:


    CHEMICAL BANK, as Agent



    By____________________
     Name:
     Title:


                                                                     EXHIBIT J
                                                                     [Indiana]






                                     MORTGAGE


                                       from


                           ESSEX GROUP, INC., Mortgagor


                                        to


                        CHEMICAL BANK, as Agent, Mortgagee


                            DATED AS OF APRIL 12, 1995



                       This Instrument was prepared by and
                        after recording, please return to:

                            Simpson Thacher & Bartlett
                           a partnership which includes
                            professional corporations
                               425 Lexington Avenue
                            New York, New York  10017

                           ATTN:  Craig Friedman, Esq.


                                                                     [Indiana]

                                     MORTGAGE



                THIS MORTGAGE, dated as of April 12, 1995 is made by ESSEX GROUP, INC., a Michigan corporation ("Mortgagor"), whose address is 1601 Wall Street, Fort Wayne, Indiana 46802, to CHEMICAL BANK, a New York banking corporation, as agent for itself and the other Lenders (as defined below) (in such capacity, "Mortgagee"), whose address is 270 Park Avenue, New York, New York 10017. References to this "Mortgage" shall mean this instrument and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions, spreaders and replacements of this instrument.

                                    Background

                A. BCP/Essex Holdings Inc., Mortgagor, the several banks and financial institutions from time to time parties thereto (the "Lenders") and Mortgagee are parties to that certain Credit Agreement dated as of the date hereof (as the same may be amended, supplemented, modified, extended, restated or replaced from time to time, the "Credit Agreement"). Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement. References in this Mortgage to the "Default Rate" shall mean the interest rate provided for in Section 2.10(c)(ii) of the Credit Agreement.

                B. Mortgagor is the owner of the parcel(s) of real property described on Schedule A attached (such real property, together with all of the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate").

                C. Pursuant to the terms of the Credit Agreement, (i) the Lenders have agreed to make to Mortgagor revolving credit loans (the "Loans") in an aggregate principal amount not to exceed $260,000,000 and
    (ii) the Issuing Lender has agreed to issue Letters of Credit for the account of Mortgagor in an aggregate amount not to exceed $25,000,000 at any time outstanding, on the condition, among others, that the Loans, all amounts due in connection with the Letters of Credit and all other obligations of Mortgagor to Mortgagee and the Lenders under the Credit Agreement and the other Loan Documents (as defined below) be secured by a mortgage lien upon, and a security interest in, the Mortgaged Property (as defined below). The Loans mature on or before the Revolving Credit Termination Date. The Credit Agreement is hereby incorporated into and made a part of this Mortgage.

                D. In order to satisfy the condition referred to in the immediately preceding recital, Mortgagor has agreed to execute and deliver this Mortgage.

                                 Granting Clauses

                For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor agrees that to secure:

                (a) (i) the repayment of the Loans, (ii) the payment of all interest on, and fees payable in connection with, the Loans, (iii) the payment of any and all reimbursement obligations in respect of, and all other amounts due in connection with, the Letters of Credit and/or the Applications, including, without limitation, all fees and costs related thereto, (iv) payment of all commitment fees and other amounts payable by Mortgagor pursuant to the terms of the Credit Agreement and (v) all amounts payable by Mortgagor to the Lenders or any affiliate thereof pursuant to the terms of any interest rate swap agreements or other interest rate protection products entered into by Mortgagor and the Lenders (the items set forth in clauses
          (i) through and including (v) being referred to collectively as the "Indebtedness");

                (b) the performance of all covenants, agreements, obligations and liabilities of Mortgagor (the "Obligations") under or pursuant to the provisions of the Credit Agreement, the Letters of Credit, the Applications, this Mortgage, any other document securing payment of the Indebtedness (such other documents securing payment of the Indebtedness together with this Mortgage, collectively, the "Security Documents") and any amendments, supplements, extensions, renewals, restatements, replacements or modifications of any of the foregoing (the Credit Agreement, the Letters of Credit, the Applications, the Security Documents and all other documents and instruments from time to time evidencing, securing or guaranteeing the payment of the Indebtedness or the performance of the Obligations, as any of the same may be amended, supplemented, extended, renewed, restated, replaced or modified from time to time, are collectively referred to as the "Loan Documents") and

                (c) this Mortgage shall secure: (i) the maximum principal amount, exclusive of any items described in (ii) below, of Five Hundred Million Dollars ($500,000,000), including any additional advances made from time to time after the date hereof pursuant to this Mortgage or the Credit Agreement whether made as an obligation, made at the option of the Mortgagee and/or the Lenders, made after a reduction to a zero (0) or other balance, or made otherwise, (ii) all other amounts payable by Mortgagor, or advanced by Mortgagee and/or the Lenders for the account, or on behalf, of Mortgagor, pursuant to the Security Documents or the other Loan Documents, including, without limitation, amounts advanced with respect to the Mortgaged Property (as defined below) for the payment of taxes, assessments and insurance premiums and costs incurred for the protection of the Mortgaged Property to the same extent as if the future obligations and advances were made on the date of execution of this Mortgage; and (iii) future modifications, extensions, and renewals of any Indebtedness or Obligations secured by this Mortgage; pursuant to Indiana Code 32-8-11-9, the lien of this Mortgage with respect to future advances, modifications, extensions, and renewals referred to herein shall have the same priority to which this Mortgage otherwise would be entitled as of the date this Mortgage is executed and recorded without regard to the fact that the future advance, modification, extension, or renewal may occur after the Mortgage is executed and/or recorded;

    MORTGAGOR HEREBY GRANTS TO MORTGAGEE A LIEN UPON AND A SECURITY INTEREST IN, AND HEREBY MORTGAGES, WARRANTS, GRANTS, ASSIGNS, TRANSFERS AND SETS OVER TO MORTGAGEE:

                (A)  the Real Estate;

                (B) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

                (C) all right, title and interest of Mortgagor in, to and under all easements, rights of way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                (D) all of the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, laundry equipment, cleaning systems (including window cleaning apparatus), telephones, communication systems (including satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (D) being referred to as the "Equipment");

                (E) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

                (F) all right, title and interest of Mortgagor, as lessor, in, to and under all leases, subleases, underlettings, concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (as defined below) (collectively, the "Rents");

                (G) all right, title and interest of Mortgagor in and to all trade names, trade marks, logos, copyrights, good will and books and records relating to or used in connection with the operation of the Real Estate or the Equipment or any part thereof; all general intangibles related to the operation of the Improvements now existing or hereafter arising;

                (H) all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds, subject to the provisions relating to insurance generally set forth below; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

                (I) all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options and all leases of Equipment (collectively, the "Contracts"), (ii) all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

                (J) any and all monies now or subsequently on deposit for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; and

                (K) all proceeds, both cash and noncash, of the foregoing (except to the extent otherwise provided in the Credit Agreement);

                (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (E) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (K) are collectively referred to as the "Mortgaged Property").

                TO HAVE AND TO HOLD the Mortgaged Property and the rights and privileges hereby mortgaged unto Mortgagee, its successors and assigns for the uses and purposes set forth, until the Indebtedness is fully paid and the Obligations fully performed.

                               Terms and Conditions

                Mortgagor further represents, warrants, covenants and agrees with Mortgagee as follows:

                1. Warranty of Title. Mortgagor warrants that Mortgagor has good title to the Real Estate in fee simple and good title to the rest of the Mortgaged Property, subject only to the matters that are set forth in Schedule B of the title insurance policy or policies being issued to Mortgagee to insure the lien of this Mortgage and the matters referred to in Section 7.3 of the Credit Agreement (the "Permitted Exceptions") and Mortgagor shall warrant, defend and preserve such title and the lien of the Mortgage thereon against all claims of all persons and entities. Mortgagor further warrants that it has the right to mortgage the Mortgaged Property.

                2. Payment of Indebtedness. Mortgagor shall pay the Indebtedness at the times and places and in the manner specified in the Credit Agreement and shall perform all the Obligations, without relief from applicable valuation and appraisement laws.

                3.  Requirements.

                (a) Mortgagor shall promptly comply with, or cause to be complied with, and conform to all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements, and irrespective of the nature of the work to be done, of each of the United States of America, any State and any municipality, local government or other political subdivision thereof and any agency, department, bureau, board, commission or other instrumentality of any of them, now existing or subsequently created (collectively, "Governmental Authority") which has jurisdiction over the Mortgaged Property and all covenants, restrictions and conditions now or later of record which may be applicable to any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Mortgaged Property. All present and future laws, statutes, codes, ordinances, orders, judgments, decrees, rules, regulations and requirements of every Governmental Authority applicable to Mortgagor or to any of the Mortgaged Property and all covenants, restrictions, and conditions which now or later may be applicable to any of the Mortgaged Property are collectively referred to as the "Legal Requirements".

                (b) From and after the date of this Mortgage, Mortgagor shall not by act or omission permit any building or other improvement on any premises not subject to the lien of this Mortgage to encroach upon or be served by the Premises or any part thereof or any interest therein to fulfill any Legal Requirement (except to the extent such encroachment or service is pursuant to a Permitted Exception), and Mortgagor hereby assigns to Mortgagee any and all rights to give consent for all or any portion of the Premises or any interest therein to be so used. Mortgagor shall not by act or omission impair the integrity of any of the Real Estate as a single zoning lot separate and apart from all other premises. Mortgagor represents that each parcel of the Real Estate constitutes a legally subdivided lot, in compliance with all subdivision laws and similar Legal Requirements. Any act or omission by Mortgagor which would result in a violation of any of the provisions of this Section shall be void.

                4. Payment of Taxes and Other Impositions. (a) Mortgagor shall pay and discharge, no later than the last day when same may be paid without interest or penalty, all taxes of every kind and nature (including, without limitation, all real and personal property, income, franchise, withholding, transfer, gains, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Mortgaged Property, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges and all other public charges even if unforeseen or extraordinary, imposed upon or assessed against or which may become a lien on any of the Mortgaged Property, or arising in respect of the occupancy, use or possession thereof, together with any penalties or interest on any of the foregoing (all of the foregoing are collectively referred to as the "Impositions"). Mortgagor shall, within 30 days of specific request of Mortgagee (which shall not be made prior to the earlier of the last day when the Imposition in question may be paid without interest or penalty or the date such Imposition is actually paid), deliver to Mortgagee (i) original or copies of receipted bills and canceled checks evidencing payment of such Imposition if it is a real estate tax or other public charge or (ii) evidence reasonably acceptable to Mortgagee showing the payment of any other such Imposition. If by law any Imposition, at Mortgagor's option, may be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Mortgagor may elect to pay such Imposition in such installments and shall be responsible for the payment of such installments with interest, if any.

                (b) Nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise, without notice or demand to Mortgagor, to pay, if an Event of Default shall have occurred and be continuing, any Imposition after the date such Imposition shall have become due, and to add to the Indebtedness the amount so paid, together with interest from the time of payment at the Default Rate. Any sums paid by Mortgagee in discharge of any Impositions shall be (i) a lien on the Premises secured hereby prior to any right or title to, interest in, or claim upon the Premises subordinate to the lien of this Mortgage, and (ii) payable on demand by Mortgagor to Mortgagee together with interest at the Default Rate as set forth above.

                (c)  Mortgagor shall not claim, demand or be entitled to
    receive any credit or credits toward the satisfaction of this Mortgage or
    on any interest payable thereon for any taxes assessed against the
    Mortgaged Property or any part thereof.  Mortgagor shall not claim any deduction from the taxable value of the Mortgaged Property by reason of this Mortgage to the extent the same may or will result in any expense, cost or loss to Mortgagee.

                5. Insurance. (a) Mortgagor shall maintain or cause to be maintained on all of the Premises insurance as required under Section 6.5 (Maintenance of Property; Insurance) of the Credit Agreement. Each insurance policy (other than flood insurance written under the National Flood Insurance Act of 1968, as amended, in which case to the extent available) shall (i) provide (to the extent that such provisions are generally commercially available from insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than XI) that it shall not be canceled, non-renewed or materially amended without 30-days' prior written notice to Mortgagee, and (ii) with respect to all property insurance, may provide for deductibles in commercially reasonable amounts, and contain a "Replacement Cost Endorsement" without any deduction made for depreciation and with no co-insurance penalty (or attaching an agreed amount endorsement satisfactory to Mortgagee), with loss payable solely to Mortgagee (except as otherwise provided in Section 5(e) below) as Mortgagee's interest may appear, under a "standard" or "New York" mortgagee clause acceptable to Mortgagee and be written by insurance companies having an A.M. Best Company, Inc. rating of A or higher and a financial size category of not less than XI, or otherwise as approved by Mortgagee. Liability insurance policies shall name Mortgagee as an additional insured. The amounts of each insurance policy and the form of each such policy shall at all times be reasonably satisfactory to Mortgagee. Each policy shall expressly provide that any proceeds which are payable to Mortgagee (pursuant to the terms of Section 5(e) below) shall be paid by check payable to the order of Mortgagee only and require the endorsement of Mortgagee only. If any required insurance shall expire, be withdrawn, become void by breach of any condition thereof by Mortgagor or by any lessee of any part of the Mortgaged Property or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever (sufficient in Mortgagee's reasonable judgment) such insurance shall become unsatisfactory to Mortgagee, Mortgagor shall promptly obtain new or additional insurance satisfactory to Mortgagee (after notice from Mortgagee in the case that Mortgagor's obligation so to obtain new or additional insurance results solely from the fact that such insurance in Mortgagee's reasonable judgment has become unsatisfactory to Mortgagee). Mortgagor shall not take out any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Mortgagee in all respects.

                (b) Mortgagor shall deliver to Mortgagee a certificate or certificates of the insurance required to be maintained hereunder reasonably acceptable to Mortgagee. Mortgagor shall (i) pay all premiums for insurance not later than the earlier of (A) 30 days after the effective date or renewal date, as the case may be, of each insurance policy or (B) 30 days after the date (not earlier than such effective or renewal date, as the case may be) on which the bill for the premium for such insurance is rendered by the insurer with respect thereto (but in any event, not later than the last day before which the policy would be terminated for failure to pay such premium) and (ii) not later than the date of renewal of each policy to be furnished pursuant to the provisions of this Section, deliver a renewed certificate of insurance with standard non-contributory mortgage clauses in favor of and acceptable to Mortgagee. Within 30 days of specific request of Mortgagee (which shall not be made prior to earlier of the date the payment is required to be made under hereunder or the date payment is actually made), Mortgagor shall deliver to Mortgagee evidence of payment of the premium for such insurance reasonably satisfactory to Mortgagee. In no event shall Mortgagor permit the cancellation of the insurance coverage herein required due to non-payment of premiums.

                (c) If Mortgagor is in default beyond the applicable grace period provided in the Credit Agreement of its obligations to insure or deliver any such prepaid policy or policies, then Mortgagee, at its option and without notice, may effect such insurance from year to year, and pay the premium or premiums therefor, and Mortgagor shall pay to Mortgagee on demand such premium or premiums so paid by Mortgagee with interest from the time of payment at the Default Rate and the same shall be deemed to be secured by this Mortgage and shall be collectible in the same manner as the Indebtedness secured by this Mortgage.

                (d) Mortgagor promptly shall comply with and conform to (i) all provisions of each such insurance policy, and (ii) all requirements of the insurers applicable to Mortgagor or to any of the Mortgaged Property or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any fire or "all-risks" insurance policy or void the coverage provided thereunder. Mortgagor shall not use or permit the use of the Mortgaged Property in any manner which would permit any insurer to cancel any other insurance policy or void coverage provided thereunder unless Mortgagor promptly replaces such policy or coverage, as the case may be, with a policy or coverage, as the case may be, in conformity with the provisions hereof and in the Credit Agreement pertaining to insurance.

                (e) If the Mortgaged Property, or any part thereof, shall be destroyed or damaged by fire or any other casualty, whether insured or uninsured, or in the event any material claim is made against Mortgagor for any personal injury, bodily injury or property damage incurred on or about the Premises, Mortgagor shall give prompt notice thereof to Mortgagee. If the Mortgaged Property is damaged by fire or other casualty and the reasonably estimated cost to repair such damage is less than the lesser of (i) 50% of the replacement cost of the Improvements at the affected Real Estate site and (ii) $1,000,000, then provided that no Event of Default shall have occurred and be continuing, Mortgagor shall have the right to adjust such loss, and the insurance proceeds relating to such loss shall be paid over to Mortgagor; provided that Mortgagor shall, promptly after any such damage and adjustment of the insurance loss, if any, repair all such damage regardless of whether any insurance proceeds have been received or whether such proceeds, if received, are sufficient to pay for the costs of repair. If the Mortgaged Property is damaged by fire or other casualty and an Event of Default shall have occurred and be continuing, then Mortgagor authorizes and empowers Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to make proof of loss, to adjust and compromise any claim under any insurance policy, to appear in and prosecute any action arising from any policy, to collect and receive insurance proceeds and to deduct therefrom Mortgagee's expenses incurred in the collection process. Each insurance company concerned is hereby authorized and directed to make payment for loss directly to Mortgagee if the Mortgaged Property is damaged by fire or other casualty and the cost to repair such damage exceeds the above limit or if an Event of Default shall have occurred and is continuing. Unless such Mortgaged Property is described in Section
    7.6(a) of the Credit Agreement, and except as otherwise provided in the Credit Agreement, Mortgagee shall have the right to require Mortgagor to repair or restore the Mortgaged Property, and, if an Event of Default shall have occurred and be continuing, Mortgagor hereby designates
    Mortgagee as its attorney-in-fact for the purpose of making any election required or permitted under any insurance policy relating to repair or restoration. The insurance proceeds or any part thereof received by Mortgagee shall be applied by Mortgagee toward reimbursement of all costs and expenses of Mortgagee in collecting such proceeds, and the balance,
    (i) if an Event of Default shall have occurred and is continuing, at Mortgagee's option in its sole and absolute discretion, to the principal and interest due or to become due in respect of the Loans (in the manner set forth for mandatory prepayments in Section 2.7(c) of the Credit Agreement), to fulfill any other Obligation of Mortgagor, to the restoration or repair of the property damaged, or released to Mortgagor or
    (ii) if an Event of Default shall not have occurred and be continuing, released to Mortgagor. In the event Mortgagee elects (or in accordance with clause (ii) of the immediately preceding sentence, is obligated) to release such proceeds to Mortgagor, Mortgagor shall be obligated to use such proceeds to restore or repair the Mortgaged Property (except to the extent otherwise provided in the Credit Agreement). Application by Mortgagee of any insurance proceeds toward the last maturing installments of principal and interest due or to become due under the Loans shall not excuse Mortgagor from making any regularly scheduled payments due thereunder, nor shall such application extend or reduce the amount of such payments.

                (f) In the event of foreclosure of this Mortgage or other transfer of title to the Mortgaged Property in extinguishment of the Indebtedness, all right, title and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser or grantee and Mortgagor hereby appoints Mortgagee its attorney-in-fact, in Mortgagor's name, to assign and transfer all such policies and proceeds to such purchaser or grantee.

                (g) Mortgagor may maintain insurance required under this Mortgage by means of one or more blanket insurance policies maintained by Mortgagor; provided, however, that (A) any such policy (to the extent generally commercially available from insurance companies having an A.M.
    Best Company, Inc. rating of A or higher and a financial size category of not less than XI) shall specify, or Mortgagor shall furnish to Mortgagee a written statement from the insurer so specifying, the maximum amount of the total insurance afforded by such blanket policy that is allocated to the Premises and the other Mortgaged Property and any sublimits in such blanket policy applicable to the Premises and the other Mortgaged
    Property, (B) each such blanket policy shall include an endorsement providing that, in the event of a loss resulting from an insured peril, property insurance coverage shall be allocated to the Mortgaged Property in an amount equal to the replacement value of the Mortgaged Property and liability insurance shall be allocated to the Mortgaged Property in an amount equal to coverage required as provided above, and (C) the protection afforded under any such blanket policy shall be no less than that which would have been afforded under a separate policy or policies relating only to the Mortgaged Property.

                6. Restrictions on Liens and Encumbrances. Except as permitted under Section 7.3 (Limitation on Liens) of the Credit Agreement, except for the Liens of the Security Agreements and except for the lien of this Mortgage and the Permitted Exceptions, Mortgagor shall not further mortgage, nor otherwise encumber the Mortgaged Property nor create or suffer to exist any lien, charge or encumbrance on the Mortgaged Property, or any part thereof, whether superior or subordinate to the lien of this Mortgage and whether recourse or non-recourse.

                7. Due on Sale and Other Transfer Restrictions. Except as permitted under Section 7.6 (Limitation on Sale of Assets) of the Credit Agreement, Mortgagor shall not sell, transfer, convey or assign all or any portion of, or any interest in, the Mortgaged Property.

                8. Maintenance; No Alteration; Inspection; Utilities. (a) Mortgagor shall maintain or cause to be maintained all the Improvements in good condition and repair and shall not commit or suffer any waste of the Improvements. Mortgagor shall repair, restore, replace or rebuild promptly after adjustment of any applicable insurance claim of a loss any part of the Premises which may be damaged or destroyed by any casualty whatsoever except to the extent the same is no longer required for the conduct of Mortgagor's business and Mortgagor has not received insurance proceeds with respect thereto. The Improvements shall not be demolished or materially altered without the prior written consent of Mortgagee; provided, that Mortgagee shall not unreasonably withhold its consent to any such alteration.

                (b) Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises and the right to inspect all work done, labor performed and materials furnished in and about the Improvements and the right to inspect and make copies of all books, contracts and records of Mortgagor relating to the Mortgaged Property.

                (c)  Mortgagor shall pay or cause to be paid when due all
    utility charges which are incurred for gas, electricity, water or sewer services furnished to the Premises and all other assessments or charges of a similar nature, whether public or private, affecting the Premises or any portion thereof, whether or not such assessments or charges are liens thereon; provided, however, that such payment shall not be required with respect to any such charge or assessment so long as (i) the validity or amount of such charge or assessment shall be contested by Mortgagor in good faith by proceedings that are, in Mortgagee's reasonable discretion, appropriate, (ii) Mortgagor shall have given to Mortgagee prior notice of such contest, (iii) Mortgagor shall have set aside on its books adequate reserves as required by GAAP with respect thereto and (iv) Mortgagee shall have determined, in its reasonable discretion, that (A) payment of the
    Indebtedness and performance of the Obligations, (B) the liens and security interests created hereby and (C) Mortgagee's rights and remedies
    hereunder will not be impaired or endangered thereby in any material respect.

                9. Condemnation/Eminent Domain. Promptly after obtaining knowledge of the institution of any proceedings for the condemnation of the Mortgaged Property, or any portion thereof, Mortgagor will notify Mortgagee of the pendency of such proceedings. After an Event of Default shall have occurred and while such Event of Default is continuing, Mortgagor authorizes Mortgagee, at Mortgagee's option and in Mortgagee's sole discretion, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, in Mortgagee's or Mortgagor's name, any action or proceeding relating to any condemnation of the Mortgaged Property, or any portion thereof, and to settle or compromise any claim in connection with such condemnation. If Mortgagee does not participate in such condemnation proceeding, then Mortgagor shall, at its expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts and cooperate with them in any defense of any such proceedings. All awards and proceeds of condemnation shall be assigned to Mortgagee to be applied in the same manner as insurance proceeds, as provided above, and Mortgagor agrees to execute any such assignments of all such awards as Mortgagee may request.

                10.  Restoration.  If Mortgagee elects (or, in accordance with
    Section 5(e) above, is obligated) to release funds to Mortgagor for restoration of any of the Real Estate, then such restoration shall be performed only in accordance with the following conditions:

                   (i) prior to the commencement of any restoration, the plans and specifications for such restoration, and the budgeted costs, shall be submitted to and approved by Mortgagee in its reasonable discretion;

                  (ii) prior to making any advance of restoration funds, Mortgagee shall be satisfied that the remaining restoration funds are sufficient to complete the restoration;

                 (iii) at the time of any disbursement of the restoration funds, (A) no Event of Default shall then exist and (B) if the amount of such disbursement is $1,000,000 or more, a satisfactory bring-down or continuation of title insurance on the Premises shall be delivered to Mortgagee;

                  (iv) disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement (which costs shall include the cost of materials installed or delivered to the site and architectural, engineering and other similar professional fees incurred in connection with the restoration), upon receipt of a satisfactory architect's certificate certifying as to the stage of completion and of performance of the work in a good and workmanlike manner and in accordance with the contracts, plans and specifications acceptable to Mortgagee;

                   (v) the restoration funds shall bear no interest and may be commingled with Mortgagee's other funds;

                  (vi) except to the extent otherwise provided in the Credit Agreement, any restoration funds remaining after Mortgagor has been reimbursed for the restoration costs it incurred which are reimbursable hereunder shall be retained by Mortgagee and may be applied by Mortgagee, in its sole discretion, to the Indebtedness in the inverse order of maturity.

                11. Leases. Except as permitted under Sections 7.3(n), 7.6 (Limitation of Sale of Assets) and 7.7 (Limitation on Leases) of the Credit Agreement, Mortgagor shall not (i) execute an assignment or pledge of any Lease relating to all or any portion of the Mortgaged Property other than in favor of Mortgagee, or (ii) without the prior written consent of Mortgagee, execute or permit to exist any Lease of any of the Mortgaged Property.

                12. Further Assurances. To further assure Mortgagee's rights under this Mortgage, Mortgagor agrees upon demand of Mortgagee to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Mortgaged Property and a separate assignment of each Lease in recordable form) as may be reasonably required by Mortgagee to confirm the lien of this Mortgage and all other rights or benefits conferred on Mortgagee.

                13. Mortgagee's Right to Perform. If Mortgagor fails to perform any of the covenants or agreements of Mortgagor after an Event of Default shall have occurred and be continuing, Mortgagee, without waiving or releasing Mortgagor from any obligation or default under this Mortgage, may, at any time (but shall be under no obligation to) pay or perform the same, and the amount or cost thereof, with interest at the Default Rate, shall immediately be due from Mortgagor to Mortgagee and the same shall be secured by this Mortgage and shall be a lien on the Mortgaged Property prior to any right, title to, interest in or claim upon the Mortgaged Property attaching subsequent to the lien of this Mortgage. No payment or advance of money by Mortgagee under this Section shall be deemed or construed to cure Mortgagor's default or waive any right or remedy of Mortgagee.

                14. Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (an "Event of Default") hereunder:

                (a) if any of the Mortgaged Property (other than any Mortgaged Property which is described in Section 7.6(a) of the Credit Agreement) is materially damaged or destroyed by an uninsured casualty and Mortgagor does not promptly provide funds for the restoration of the damage caused by such casualty; or

                (b) if, except as permitted under Section 7.3 (Limitation on Liens) of the Credit Agreement, Mortgagor shall further mortgage, pledge or otherwise encumber the Mortgaged Property or any part thereof or any interest therein or create or suffer to exist any lien, charge or other encumbrance on the Mortgaged Property or any part thereof, whether superior or subordinate to the lien of this Mortgage, whether recourse or non-recourse; or

                (c) if, except as permitted under Section 7.6 (Limitation on Sale of Assets) of the Credit Agreement, Mortgagor shall sell, transfer, convey or assign the Mortgaged Property or any part thereof or any interest therein (by operation of law or otherwise); or

                (d) an "Event of Default", as defined in the Credit Agreement, shall occur under the Credit Agreement.

                15. Remedies. (a) Upon the occurrence of any Event of Default, in addition to any other rights and remedies Mortgagee may have pursuant to the Loan Documents, or as provided by law, and without limitation, (a) if such event is an "Event of Default" specified in clause
    (i) or (ii) of Section 8(f) of the Credit Agreement with respect to Mortgagor, automatically the Indebtedness and all other amounts payable with respect to the Loans, and payable under the Credit Agreement, this Mortgage and the other Security Documents immediately shall become due and payable, and (b) if such event is any other Event of Default, by notice to Mortgagor, Mortgagee may declare the Indebtedness (together with accrued interest thereon) and all other amounts payable with respect to the Loans, and payable under the Credit Agreement, this Mortgage and the other Security Documents to be immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. In addition, upon the occurrence of any Event of Default, Mortgagee may immediately take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such manner as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

                   (i) Mortgagee may, to the extent permitted by applicable law, (A) institute and maintain an action of mortgage foreclosure against all or any part of the Mortgaged Property, (B) institute and maintain an action with respect to the Loans under the Credit Agreement, (C) sell all or part of the Mortgaged Property (Mortgagor expressly granting to Mortgagee the power of sale), or
          (D) take such other action at law or in equity for the enforcement of this Mortgage or any of the Loan Documents as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due hereunder, together with interest thereon at the Default Rate and all costs of suit, including, without limitation, reasonable attorneys' fees and disbursements. Interest at the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment.

                  (ii) Mortgagee may, to the extent permitted by applicable law, personally, or by its agents, attorneys and employees and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations enter into and upon the Mortgaged Property and each and every part thereof and exclude Mortgagor and its agents and employees therefrom without liability for trespass, damage or otherwise (Mortgagor hereby agreeing to surrender possession of the Mortgaged Property to Mortgagee upon demand at any such time) and use, operate, manage, maintain and control the Mortgaged Property and every part thereof. Following such entry and taking of possession, Mortgagee shall be entitled, without limitation, (x) to lease all or any part or parts of the Mortgaged Property for such periods of time and upon such conditions as Mortgagee may, in its discretion, deem proper, (y) to enforce, cancel or modify any Lease and (z) generally to execute, do and perform any other act, deed, matter or thing concerning the Mortgaged Property as Mortgagee shall deem appropriate as fully as Mortgagor might do.

                (b) The holder of this Mortgage, in any action to foreclose it, shall be entitled, to the extent permitted by applicable law, to the appointment of a receiver. In case of a foreclosure sale, the Real Estate may be sold, at Mortgagee's election, in one parcel or in more than one parcel and Mortgagee is specifically empowered, (without being required to do so, and in its sole and absolute discretion) to cause successive sales of portions of the Mortgaged Property to be held.

                (c) In the event of any breach of any of the covenants, agreements, terms or conditions contained in this Mortgage, and notwithstanding to the contrary any exculpatory or non-recourse language which may be contained herein, Mortgagee shall be entitled to enjoin such breach and obtain specific performance of any covenant, agreement, term or condition and Mortgagee shall have the right to invoke any equitable right or remedy as though other remedies were not provided for in this Mortgage.

                (d) To the extent applicable laws limit (i) the availability of the exercise of any of the remedies set forth herein, including without limitation the remedies involving a power of sale on the part of Mortgagee and the right of Mortgagee to exercise self-help in connection with the enforcement of the terms of this Mortgage, or (ii) the enforcement of waivers and indemnities made by Mortgagor, such remedies, waivers, or indemnities shall be exercisable or enforceable, any provisions in this Mortgage to the contrary notwithstanding, if, and to the extent, permitted by the laws in force at the time of the exercise of such remedies or the enforcement of such waivers or indemnities without regard to the enforceability of such remedies, waivers or indemnities at the time of the execution and delivery of this Mortgage.

                16. Right of Mortgagee to Credit Sale. Upon the occurrence of any sale made under this Mortgage, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof. In lieu of paying cash therefor, Mortgagee may make settlement for the purchase price by crediting upon the Indebtedness or other sums secured by this Mortgage the net sales price after deducting therefrom the expenses of sale and the cost of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage. In such event, this Mortgage and any documents evidencing the Loans or any expenditures secured hereby may be presented to the person or persons conducting the sale in order that the amount so used or applied may be credited upon the Indebtedness as having been paid.

                17. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, Mortgagee as a matter of right and without notice to Mortgagor, unless otherwise required by applicable law, and without regard to the adequacy or inadequacy of the Mortgaged Property or any other collateral as security for the Indebtedness and Obligations or the interest of Mortgagor therein, shall have the right, to the extent permitted by applicable law, to apply to any court having jurisdiction to appoint a receiver or receivers or other manager of the Mortgaged Property, and Mortgagor hereby irrevocably consents to such appointment and waives notice of any application therefor (except as may be required by law). Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided in this Mortgage, including, without limitation and to the extent permitted by law, the right to enter into leases of all or any part of the Mortgaged Property, and shall continue as such and exercise all such powers until the date of confirmation of sale of the Mortgaged Property unless such receivership is sooner terminated.

                18. Extension, Release, etc. (a) Without affecting the lien or charge of this Mortgage upon any portion of the Mortgaged Property not then or theretofore released as security for the full amount of the Indebtedness, Mortgagee may, from time to time and without notice, agree to (i) release any person liable for the Indebtedness, (ii) extend the maturity or alter any of the terms of the Indebtedness or any guaranty thereof, (iii) grant other indulgences, (iv) release or reconvey, or cause to be released or reconveyed at any time at Mortgagee's option any parcel, portion or all of the Mortgaged Property, (v) take or release any other or additional security for any obligation herein mentioned, or (vi) make compositions or other arrangements with debtors in relation thereto. If at any time this Mortgage shall secure less than all of the principal amount of the Indebtedness, it is expressly agreed that any repayments of the principal amount of the Indebtedness shall not reduce the amount of the lien of this Mortgage until the lien amount shall equal the principal amount of the Indebtedness outstanding.

                (b) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect the lien of this Mortgage or any liens, rights, powers or remedies of Mortgagee hereunder, and such liens, rights, powers and remedies shall continue unimpaired.

                (c) If Mortgagee shall have the right to foreclose this Mortgage, Mortgagor authorizes Mortgagee at its option to foreclose the lien of this Mortgage subject to the rights of any tenants of the Mortgaged Property. The failure to make any such tenants parties defendant to any such foreclosure proceeding and to foreclose their rights will not be asserted by Mortgagor as a defense to any proceeding instituted by Mortgagee to collect the Indebtedness or to foreclose the lien of this Mortgage.

                (d) Unless expressly provided otherwise, in the event that ownership of this Mortgage and title to the Mortgaged Property or any estate therein shall become vested in the same person or entity, this Mortgage shall not merge in such title but shall continue as a valid lien on the Mortgaged Property for the amount secured hereby.

                19.  Security Agreement under Uniform Commercial Code.  (a)
    It is the intention of the parties hereto that this Mortgage shall constitute a Security Agreement within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Mortgaged Property is located. If an Event of Default shall occur and be continuing under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either
    (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or
    (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then ten days' notice of sale of the personal property shall be deemed reasonable notice and the reasonable expenses of retaking, holding, preparing for sale, selling and the like incurred by Mortgagee shall include, but not be limited to, attorneys' fees and legal expenses. At Mortgagee's request, Mortgagor shall assemble the personal property and make it available to Mortgagee at a place designated by Mortgagee which is reasonably convenient to both parties.

                (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate; and (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

                (c) Mortgagor, upon request by Mortgagee from time to time, shall execute, acknowledge and deliver to Mortgagee one or more separate security agreements, in form satisfactory to Mortgagee, covering all or any part of the Mortgaged Property and will further execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any financing statement, affidavit, continuation statement or certificate or other document as Mortgagee may request in order to perfect, preserve, maintain, continue or extend the security interest under and the priority of this Mortgage and such security instrument. Mortgagor further agrees to pay to Mortgagee on demand all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such document and all reasonable costs and expenses of any record searches for financing statements Mortgagee shall reasonably require. Mortgagor shall from time to time, on request of Mortgagee, deliver to Mortgagee an inventory in reasonable detail of any of the Mortgaged Property which constitutes personal property. If Mortgagor shall fail to furnish any financing or continuation statement within 10 days after request by Mortgagee, then pursuant to the provisions of the Code, Mortgagor hereby authorizes Mortgagee, without the signature of Mortgagor, to execute and file any such financing and continuation statements. The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

                (d) With respect to the items of Mortgaged Property which are also encumbered by the Company Security Agreement (other than those items which are exclusively real property interests), to the extent that the provisions under this Section conflict with the provisions of the Company Security Agreement, the provisions of the Company Security Agreement shall prevail.

                20. Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute, to the extent permitted by applicable law, and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the Rents until the occurrence of an Event of Default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor; in the event such notice is given, Mortgagor shall pay over to Mortgagee, or to any receiver appointed to collect the Rents, any lease security deposits, and shall pay monthly in advance to Mortgagee, or to any such receiver, the fair and reasonable rental value as determined by Mortgagee for the use and occupancy of the Mortgaged Property or of such part thereof as may be in the possession of Mortgagor or any affiliate of Mortgagor, and upon default in any such payment Mortgagor and any such affiliate will vacate and surrender the possession of the Mortgaged Property to Mortgagee or to such receiver, and in default thereof may be evicted by summary proceedings or otherwise. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments of percentage rent, if any).

                21. Trust Funds. All lease security deposits of the Real Estate shall be treated as trust funds not to be commingled with any other funds of Mortgagor. Within 30 days after request by Mortgagee, Mortgagor shall furnish Mortgagee reasonably satisfactory evidence of compliance with this Section, together with a statement of all lease security deposits by lessees and copies of all Leases not previously delivered to Mortgagee, which statement shall be certified by Mortgagor.

                22. Additional Rights. The holder of any subordinate lien on the Mortgaged Property shall have no right to terminate any Lease whether or not such Lease is subordinate to this Mortgage nor shall any holder of any subordinate lien join any tenant under any Lease in any action to foreclose the lien or modify, interfere with, disturb or terminate the rights of any tenant under any Lease. By recordation of this Mortgage all subordinate lienholders are subject to and notified of this provision, and any action taken by any such lienholder contrary to this provision shall be null and void. Upon the occurrence of any Event of Default, Mortgagee may, in its sole discretion and without regard to the adequacy of its security under this Mortgage, apply all or any part of any amounts on deposit with Mortgagee under this Mortgage against all or any part of the Indebtedness. Any such application shall not be construed to cure or waive any Default or Event of Default or invalidate any act taken by Mortgagee on account of such Default or Event of Default.

                23. Changes in Method of Taxation. In the event of the passage after the date hereof of any law of any Governmental Authority deducting from the value of the Premises for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured thereby for federal, state or local purposes, or the manner of collection of any such taxes, and imposing a tax, either directly or indirectly, on mortgages or debts secured thereby, the holder of this Mortgage shall have the right to declare the Indebtedness due on a date to be specified by not less than 30 days' written notice to be given to Mortgagor unless within such 30-day period Mortgagor shall assume as an Obligation hereunder the payment of any tax so imposed until full payment of the Indebtedness and such assumption shall be permitted by law.

                24. Notices. All notices, requests, demands and other communications hereunder shall be given in accordance with the terms of the Credit Agreement.

                25. No Oral Modification. This Mortgage may not be changed or terminated orally. Any agreement made by Mortgagor and Mortgagee after the date of this Mortgage relating to this Mortgage shall be superior to the rights of the holder of any intervening or subordinate lien or encumbrance.

                26. Partial Invalidity. In the event any one or more of the provisions contained in this Mortgage shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included. Notwithstanding anything contained in this Mortgage or in any provisions of the Indebtedness or Loan Documents to the contrary, the obligations of Mortgagor and of any other obligor under the Indebtedness or Loan Documents shall be subject to the limitation that Mortgagee shall not charge, take or receive, nor shall Mortgagor or any other obligor be obligated to pay to Mortgagee, any amounts constituting interest in excess of the maximum rate permitted by law to be charged by Mortgagee.

                27. Mortgagor's Waiver of Rights. To the fullest extent permitted by law, Mortgagor waives the benefit of all laws now existing or that may subsequently be enacted providing for (i) any appraisement before sale of any portion of the Mortgaged Property, (ii) any extension of the time for the enforcement of the collection of the Indebtedness or the creation or extension of a period of redemption from any sale made in collecting such debt and (iii) exemption of the Mortgaged Property from attachment, levy or sale under execution or exemption from civil process. To the full extent Mortgagor may do so, Mortgagor agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, exemption, extension or redemption, or requiring foreclosure of this Mortgage before exercising any other remedy granted hereunder and Mortgagor, for Mortgagor and its successors and assigns, and for any and all persons ever claiming any interest in the Mortgaged Property, to the extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisement, stay of execution, notice of election to mature or declare due the whole of the secured indebtedness and marshalling in the event of foreclosure of the liens hereby created. Notwithstanding anything contained herein or in Indiana Code 32-8-16-1.5 to the contrary, no waiver made by Mortgagor in this Section 28 or anywhere else in this Mortgage or in any of the other terms and provisions of the Loan Documents or Security Documents shall constitute the consideration for or be deemed to be a waiver or release by Mortgagee or any judgment holder of the Indebtedness or Obligations hereby secured of the right to seek a deficiency judgment against the Mortgagor or any other person or entity who may be personally liable for the Indebtedness or Obligations hereby secured, which right to seek a deficiency judgment is hereby reserved, preserved and retained by Mortgagee and its successors and assigns.

                28. Remedies Not Exclusive. Mortgagee shall be entitled to enforce payment of the Indebtedness and performance of the Obligations and to exercise all rights and powers under this Mortgage or under any of the other Loan Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the Indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, shall prejudice or in any manner affect Mortgagee's right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being agreed that Mortgagee shall be entitled to enforce this Mortgage and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee may determine in its absolute discretion. No remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to Mortgagee or to which it may otherwise be entitled, may be exercised, concurrently or independently, to the extent permitted by applicable law, from time to time and as often as may be deemed expedient by Mortgagee. In no event shall Mortgagee, in the exercise of the remedies provided in this Mortgage (including, without limitation, in connection with the assignment of Rents to Mortgagee, or the appointment of a receiver and the entry of such receiver on to all or any part of the Mortgaged Property), be deemed a "mortgagee in possession," and Mortgagee shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies.

                29. Multiple Security. If (a) the Premises shall consist of one or more parcels, whether or not contiguous and whether or not located in the same county, or (b) in addition to this Mortgage, Mortgagee shall now or hereafter hold one or more additional mortgages, liens, deeds of trust or other security (directly or indirectly) for the Indebtedness upon other property in the State in which the Premises are located (whether or not such property is owned by Mortgagor or by others) or (c) both the circumstances described in clauses (a) and (b) shall be true, then to the fullest extent permitted by law, Mortgagee may, at its election, commence or consolidate in a single foreclosure action all foreclosure proceedings against all such collateral securing the Indebtedness (including the Mortgaged Property), which action may be brought or consolidated in the courts of any county in which any of such collateral is located.
    Mortgagor acknowledges that the right to maintain a consolidated foreclosure action is a specific inducement to Mortgagee to extend the Indebtedness, and Mortgagor expressly and irrevocably waives any objections to the commencement or consolidation of the foreclosure proceedings in a single action and any objections to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have. Mortgagor further agrees that if Mortgagee shall be prosecuting one or more foreclosure or other proceedings against a portion of the Mortgaged Property or against any collateral other than the Mortgaged Property, which collateral directly or indirectly secures the Indebtedness, or if Mortgagee shall have obtained a judgment of foreclosure and sale or similar judgment against such collateral, then, whether or not such proceedings are being maintained or judgments were obtained in or outside the State in which the Premises are located, Mortgagee may commence or continue foreclosure proceedings and exercise its other remedies granted in this Mortgage against all or any part of the Mortgaged Property and Mortgagor waives any objections to the commencement or continuation of a foreclosure of this Mortgage or exercise of any other remedies hereunder based on such other proceedings or judgments, and waives any right to seek to dismiss, stay, remove, transfer or consolidate either any action under this Mortgage or such other proceedings on such basis. Neither the commencement nor continuation of proceedings to foreclose this Mortgage nor the exercise of any other rights hereunder nor the recovery of any judgment by Mortgagee in any such proceedings shall prejudice, limit or preclude Mortgagee's right to commence or continue one or more foreclosure or other proceedings or obtain a judgment against any other collateral (either in or outside the State in which the Premises are located) which directly or indirectly secures the Indebtedness, and Mortgagor expressly waives any objections to the commencement of, continuation of, or entry of a judgment in such other proceedings or exercise of any remedies in such proceedings based upon any action or judgment connected to this Mortgage, and Mortgagor also waives any right to seek to dismiss, stay, remove, transfer or consolidate either such other proceedings or any action under this Mortgage on such basis. It is expressly understood and agreed that to the fullest extent permitted by law, Mortgagee may, at its election, cause the sale of all collateral which is the subject of a single foreclosure action at either a single sale or at multiple sales conducted simultaneously and take such other measures as are appropriate in order to effect the agreement of the parties to dispose of and administer all collateral securing the Indebtedness (directly or indirectly) in the most economical and least time-consuming manner.

                30. Expenses; Indemnification. (a) Mortgagor shall pay or reimburse Mortgagee for all expenses incurred by Mortgagee after the date of this Mortgage with respect to any and all transactions contemplated by this Mortgage including without limitation, the preparation of any document reasonably required hereunder or any amendment, modification, restatement or supplement to this Mortgage, the delivery of any consent, non-disturbance agreement or similar document in connection with this

    Mortgage or the enforcement of any of Mortgagee's rights. Such expenses shall include, without limitation, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), title search and title rundown charges, brokerage commissions, finders' fees, placement fees, court costs, surveyors', photographers', appraisers', architects', engineers', consulting professional's, accountants' and attorneys' fees and disbursements. Mortgagor acknowledges that from time to time Mortgagor may receive statements for such expenses, including without limitation attorneys' fees and disbursements. Mortgagor shall pay such statements promptly upon receipt.

                (b) If (i) any action or proceeding shall be commenced by Mortgagee (including but not limited to any action to foreclose this Mortgage or to collect the Indebtedness), or any action or proceeding is commenced to which Mortgagee is made a party, or in which it becomes necessary to defend or uphold the lien of this Mortgage (including, without limitation, any proceeding or other action relating to the bankruptcy, insolvency or reorganization of Mortgagor or any other Loan Party), or in which Mortgagee is served with any legal process, discovery notice or subpoena and (ii) in each of the foregoing instances such action or proceeding in any manner relates to or arises out of this Mortgage or Mortgagee's lending to Mortgagor or acceptance of a guaranty from a guarantor of the Indebtedness or of any of the Obligations or any of the transactions contemplated by this Mortgage, then Mortgagor will immediately reimburse or pay to Mortgagee all of the expenses which have been or may be incurred by Mortgagee with respect to the foregoing (including reasonable counsel fees and disbursements), together with interest thereon at the Default Rate, and any such sum and the interest thereon shall be a lien on the Mortgaged Property, prior to any right, or title to, interest in or claim upon the Mortgaged Property attaching or accruing subsequent to the lien of this Mortgage, and shall be deemed to be secured by this Mortgage. In any action or proceeding to foreclose this Mortgage, or to recover or collect the Indebtedness, the provisions of law respecting the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

                (c) Mortgagor shall indemnify and hold harmless Mortgagee and Mortgagee's affiliates, and the respective directors, officers, agents and employees of Mortgagee and its affiliates from and against all claims, damages, losses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) arising out of or based upon any matter related to this Mortgage, the Mortgaged Property or the occupancy, ownership, maintenance or management of the Mortgaged Property by Mortgagor, including, without limitation, any claims based on the alleged acts or omissions of any employee or agent of Mortgagor, provided that Mortgagor shall have no obligation hereunder to Mortgagee or Mortgagee's affiliates or any of their respective directors, officers, agents and employees with respect to indemnified liabilities to the extent such indemnified liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of Mortgagee or Mortgagee's affiliates or any of their respective directors, officers, agents and employees. This indemnification shall be in addition to any other liability which Mortgagor may otherwise have to Mortgagee.

                31. Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrancers and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

                32. No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in any way impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

                33. Governing Law, etc. This Mortgage shall be governed by and construed in accordance with the laws of the State of Indiana, except that Mortgagor expressly acknowledges that by its terms the Credit Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to principles of conflict of law, and for purposes of consistency, Mortgagor agrees that in any in personam proceeding related to this Mortgage the rights of the parties to this Mortgage shall also be governed by and construed in accordance with the laws of the State of New York governing contracts made and to be performed in that State, without regard to principles of conflict of law.

                34. Waiver of Trial by Jury. Mortgagor and Mortgagee each hereby irrevocably and unconditionally waive trial by jury in any action, claim, suit or proceeding relating to this Mortgage and for any counterclaim brought therein. Mortgagor hereby waives all rights to interpose any counterclaim in any suit brought by Mortgagee hereunder (unless the nonassertion thereof, as an affirmative defense, shall operate as a waiver thereof) and all rights to have any such suit consolidated with any separate suit, action or proceeding.

                35. Certain Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each
    Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean

    "Mortgagee or any subsequent agent for the Lenders," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

                36. Receipt of Copy. Mortgagor acknowledges that it has received a true copy of this Mortgage.

                37. Release Upon Payment. Notwithstanding anything to the contrary contained herein, if the Indebtedness and all other amounts secured hereby, and any extensions, modifications or renewals thereof, shall be well and truly paid according to its and their tenor, the Commitments shall have terminated and there shall be no Letters of Credit outstanding, then this Mortgage shall become null and void and shall be released in recordable form at the cost of the Mortgagor or the then owner of the Mortgaged Property; otherwise this Mortgage shall remain in full force and effect.

                38. Release. Upon a sale or transfer of any Mortgaged Property which, pursuant to the terms of the Credit Agreement, Mortgagor is permitted to sell or otherwise transfer free of the lien of the Security Documents, Mortgagee shall release such Mortgaged Property from the lien of this Mortgage. In connection with any such sale or transfer, the Mortgagee shall execute and deliver to Mortgagor, or to such person or persons as Mortgagor shall reasonably designate, at the expense of Mortgagor, a partial release and such other documents as Mortgagor may reasonably request to evidence the release of this Mortgage with respect to such Mortgaged Property.

                This Mortgage has been duly executed by Mortgagor on the date first above written.

                                        ESSEX GROUP, INC.


                                        By:____________________________
                                           Stanley C. Craft
                                           President








    This Instrument was prepared by Craig Friedman.


    STATE OF NEW YORK             )
                                  ) SS:
    COUNTY OF NEW YORK            )



                Before me, a Notary Public in and for said County and State, personally appeared Stanley C. Kraft, the President of ESSEX GROUP, INC., a corporation organized and existing under the laws of the State of Michigan, and acknowledged the execution of the foregoing instrument as such officer acting for and on behalf of said corporation, and who, having been duly sworn, stated that any representations therein contained are true and correct.

                Witness my hand and Notarial seal this __ day of April, 1995.


                                  _________________________________
                                              (signature)


    [Notarial Seal]


                                    Schedule A

                           Description of the Premises

                    [Attach Legal Description of all parcels]


                                                                     EXHIBIT K



                          FORM OF COMPLIANCE CERTIFICATE

                                         [For the Fiscal Quarter ending _____]
                                            [For the Fiscal Year ending _____]


                Pursuant to Section 6.2(b) of the Credit Agreement, dated as of April __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined unless otherwise defined), among Essex Group, Inc., a Michigan corporation (the "Company"), BCP/Essex Holdings Inc. ("Holdings"), the financial institutions from time to time parties thereto (the "Lenders"), and Chemical Bank, as agent for the Lenders (in such capacity, the "Agent"), the undersigned, duly elected, qualified and acting Responsible Officers of the Company and Holdings, respectively, hereby certify that:

                (a) To the best of such Responsible Officer's knowledge, the Company and each other Loan Party has, during the period or periods referred to above, observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows: ____________________.

                [(b) The financial statements referred to in Section 6.1(a) of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants or such Responsible Officer, as the case may be, and disclosed therein).]

                [The financial statements referred to in Section 6.1(b) of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and fairly present the financial condition and results of operations of Holdings or the Company, as the case may be (subject to normal year-end audit adjustments) and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants or such Responsible Officer, as the case may be, and disclosed therein).]

                (c) The covenants as listed and calculated below are based on the Company's [unaudited] [audited] balance sheets and statements of operations, shareholders' equity and cash flows for the fiscal [quarter] [year] ended ________ __, 199_, a copy of which is attached hereto.

          1.    Current Ratio (Section 7.1(a))

                The ratio of

                (i)   Consolidated Current Assets         $ __________
                      of Holdings and its consolidated

                      Subsidiaries

                to

                (ii)  Consolidated Current Liabilities    $ __________
                      of Holdings and its consolidated
                      Subsidiaries

                Ratio: (must be greater 2.0 to 1.0) ____________


          2.    Consolidated Net Worth (Section 7.1(b))

                without duplication:

            (i) 50% of Consolidated                       $ __________
                      Net Income of Holdings and its consolidated
                      Subsidiaries for each fiscal quarter
                      of Holdings (beginning with the fiscal
                      quarter ending Mar. 31, 1995) for which
                      Consolidated Net Income is positive

           (ii) 100% of Net Cash Proceeds of Holdings $________
                      Common Equity Offering consummated
                      after the Effective Date

          (iii) 100% of any capital contribution made $_______
                      to Holdings or the Company after the
                      Effective Date by any holder of its Capital
                      Stock

           (iv) Sum of (i), (ii) and (iii) and      $ _________
                      $80,000,000

            (v) Consolidated Net Worth of Holdings  $ _________
                      and its consolidated subsidiaries
                      (must be equal to or greater than
                      (iv) above)

           (vi) Clauses (ii) and (iii) shall be     $ __________
                      reduced to the extent
                      (a) such proceeds or contributions are
                      applied to repurchase of equity in
                      accordance with the Credit Agreement
                      and (b) Consolidated Net Worth would
                      be reduced as a result of repurchase

          3.    Interest Coverage (Section 7.1(c))

                The ratio of

                (i)   Consolidated EBITDA of Holdings     $ __________
                      and its consolidated Subsidiaries
                      for the relevant Interest Coverage
                      Test Period
                to

                (ii)  Consolidated Net Cash Interest Expense    $______
                      of Holdings and its consolidated
                      Subsidiaries for such Interest Coverage
                      Test Period

                Ratio: (must be greater 2.0 to 1.0) ____________

          4.    Leverage Ratio (Section 7.1(d))

                The ratio of

                (i)   Total Debt of Holdings and its      $ __________
                      consolidated Subsidiaries (as of
                      last day of any period of four
                      consecutive fiscal quarters
                      of Holdings)

                to

                (ii)  Consolidated EBITDA of Holdings and its   $______
                      consolidated Subsidiaries for such period

                Ratio: (after March 31, 1995 and prior    ____________
                to March 31, 1997, must be less 4.50 to
                1.0; on or after March 31, 1997 and prior to March 31, 1998, must be less than
                4.25 to 1.0; March 31, 1998 and thereafter, must be less than 4.0 to 1.0)

          5.    Senior Secured Leverage Ratio (Section 7.1(e))

                The ratio of

                (i) Total Senior Secured Debt of Company $ _______ and its Subsidiaries (as of the last day of any period of four consecutive fiscal quarters of Holdings)

                to

                (ii)  Consolidated EBITDA for such period  $ ________

                Ratio: (after March 31, 1995 and prior    ____________
                to March 31, 1997, must be less 2.50 to
                1.0; March 31, 1997 and thereafter, must be less than 2.25 to 1.0)

          6.    Limitation on Indebtedness (Section 7.2)

                (i)  (A)    Aggregate amount of Non-Facility
                            L/C obligations               $ __________

                     (B)    Aggregate amount of L/C Obligations
                            (the sum of                   $ __________

                      (A) and (B) may not exceed $25,000,000,
                      at any time)

                (ii) Indebtedness of the Company resulting $ _______ from the delivery of a promissory note to support Indebtedness of the Company, in connection with the requirements of the Company's insurance carriers to recognize casualty insurance premiums (may not exceed $5,000,000 at any time)

             (iii) Senior Unsecured Term Loans of the $ __________ Company (may not exceed $60,000,000 at any time)

                (iv) Interest Rate Protection Agreements $ ________ in respect of the Senior Notes
                      (may not exceed $200,000,000 at any time)

                (v)   Additional unsecured indebtedness not $ _______
                      otherwise   permitted by Section 7.2
                      which is (a) unsecured, (b) incurred in connection with the acquisition of assets and secured only by such assets or (c) secured by assets acceptable to the Required Lenders (may not exceed
                      $20,000,000 at any time)

                (vi) Additional unsecured indebtedness not $________ otherwise permitted by Section 7.2 (may not exceed $25,000,000 at any time)

          7.    Limitation on Liens (Section 7.3(g))

                (i) Aggregate amount of Indebtedness secured $ ____ by Liens incurred as described in
                      Section 7.3(g)
                      (may not exceed $25,000,000 at any
                      time and 10% of Consolidated Net Worth
                      of Holdings and its
                      consolidated Subsidiaries)

          8.    Limitation on Guarantee Obligations (Section 7.4)

                (i) Aggregate amount of guarantees by the $ _______ Company or any of its Subsidiaries of the obligations of joint ventures in which the Company or any of its Subsidiaries is a party, as described in Section
                      7.4(c) (may not,  when added to Femco
                      Loans, exceed $18,000,000)

                (ii) Aggregate amount of surety, indemnity, $ ______ performance, release and appeal bonds and guarantees thereof issued by the Company or any of its Subsidiaries, as described in Section 7.4(d) (may not exceed $5,000,000 at any time)

          9.    Limitation on Sale of Assets (7.6)

                (i) Aggregate amount of the sale or other $ _______ disposition of obsolete, outdated or surplus assets as described in Section 7.6(a) (may not exceed $2,000,000 in fiscal year)

                (ii) Aggregate amount of fair market value of $ ____ all assets sold by the Company and its Subsidiaries as described in Section
                      7.6(f) during the fiscal [quarter]
                      [year] of the Company ending _______,
                      19__ (may not exceed $20,000,000 in
                      fiscal year or $50,000,000 during the
                      term of the Credit Agreement)

          10.   Limitation on Leases (Section 7.7)

                (i) Aggregate amount of lease payments $ _________ pursuant to leases listed on Schedule 7.7(a) (including replacements) and operating leases entered into in the ordinary course of business (may not exceed $15,000,000 in fiscal year)

                (ii)  Aggregate outstanding amount of     $ __________
                      Capital Lease Obligations
                      as described in Section 7.7(c) during
                      the fiscal [quarter] [year] ending
                      _______, 19__ (may not exceed the sum
                      of $25,000,000 and an amount equal to
                      10% of Consolidated Net Worth of
                      Holdings and its consolidated
                      Subsidiaries at any time)

          11.   Limitation on Dividends (Section 7.8)     $ __________

                (i)   Aggregate amount of dividends to    $ __________
                      Holdings as described in Section
                      7.8(b) since the beginning of the 19__
                      fiscal year

                (ii)  Aggregate amount of Net Cash        $ __________
                      Proceeds of sale of Holdings common
                      stock to any officer or employee as
                      described in Section 7.8(b) since the
                      Effective Date

             (iii)    Aggregate amount distributed to     $ __________
                      Holdings for repurchasing Holdings
                      common stock as described in Section
                      7.8(b) during preceding fiscal
                      year (ending _____________, 19__)

                (iv)  Sum of (a) $5,000,000 and (b) (ii)  $ __________
                      minus (iii) (amount of (iv) may not
                      exceed (i) in any fiscal year)

                (v) Aggregate amount of cash dividends $ __________ paid on the Preferred Stock since the beginning of the 19__ fiscal year
                      (may not exceed $5,000,000 in any
                      fiscal year ending on or prior to
                      December 31, 1998 and $10,000,000 in
                      any fiscal year thereafter, provided
                      that in no event shall such dividends,
                      when added to Capital Expenditures
                      made pursuant to Section 7.10(g),
                      exceed the EBITDA Basket Amount for
                      such fiscal year)

          12. Limitation on Capital Expenditures, Investments, Loans and Advances (Section 7.10)

                (i)   Aggregate amount of loans and advances    $______
                      of the Company and its Subsidiaries as
                      described in Section 7.10(c) (may not
                      exceed $1,000,000)

                (ii)  Aggregate amount outstanding of Loans     $ _____
                      by the Company to FEMCO as described
                      in Section 7.10(e) (may not exceed
                      $10,000,000 at any time)

              (iii)   Aggregate amount the sum of (i)     $ __________
                      outstanding of Loans by the
                      Company to FEMCO as described in
                      Section 7.10(e)(i) and (ii) the
                      aggregate amount of guarantees
                      described in Section 7.10(e)(ii) (may
                      not exceed $18,000,000 at any time)

             (iii)    (A) (1)     Aggregate amount of Capital $ _______
                                  Expenditures of the Company
                                  and its Subsidiaries
                                  since the beginning of the 19__
                                  fiscal year

                           (2)    Basket Expenditure Amount for $ _____
                                  19__ fiscal year (as set forth
                                  in Section 7.10(g)

                           (3)    Unused Basket Expenditure $ _________
                                  Amounts carried over from each
                                  preceding fiscal year

                           (4)    Amount of A(1) may not exceed $ _____
                                  the sum of A(2) and A(3)

                                  (provided that, unless
                                  A(1) is less than
                                  $24,000,000, the sum of
                                  A(1) and the amount of
                                  cash dividends on the
                                  Preferred Stock made
                                  during the current fiscal
                                  year shall not exceed the
                                  EBITDA Basket Amount)

                      (B)   Investment Expenditures since the $ ______
                            Effective Date    (may not exceed
                            Maximum Investment Amount then
                            in effect)

                      (C) (1) Capital Expenditures and    $ __________
                            Investment Expenditures
                            (excluding up to $5,000,000 of
                            Investment Expenditures constituting
                            capital contributions to Femco) which
                            (a) constitute capital contributions
                            or other investments in any Person
                            that is not a Subsidiary Guarantor or
                            (b) are made to acquire assets which
                            do not constitute Collateral since the
                            beginning of the 19__ fiscal year (may
                            not exceed $10,000,000 in any fiscal
                            year and $20,000 during the term of
                            the Credit Agreement)

                           (2)    Investment Expenditures $ __________
                                  constituting capital
                                  contributions to Femco made
                                  since the Effective Date and
                                  excluded pursuant to (C)(1)

                (iv)  (A)   Capital Expenditures and            $ __________
                            Investment Expenditures
                            of Company and Subsidiaries as
                            described in 7.10(h)(x) made with
                            proceeds from Holdings Common Equity
                            Offering since the Effective Date (may
                            not exceed $75,000,000)

                      (B)   Capital Expenditures and            $ __________
                            Investment Expenditures
                            of Company and Subsidiaries as
                            described in 7.10(h)(y) made with
                            proceeds from Holdings Common Equity
                            Offering since the Effective Date
                            which (a) constitute capital
                            contributions or other investments in
                            any Person that is not a Subsidiary
                            Guarantor or (b) are made to acquire
                            assets which do not constitute

                            Collateral since Effective Date (may
                            not exceed $25,000,000)


                IN WITNESS WHEREOF, we have hereto set our names.


    Dated:

                                        ___________________________
                                        Title: [Responsible Officer
                                                  of the Company]



                                        ___________________________
                                        Title: [Responsible Officer
                                                 of the Holdings]


                                                                     EXHIBIT L



                         [FORM OF CONFIDENTIALITY LETTER]

                                [BANK LETTERHEAD]

                                                                        [Date]

    Essex Group, Inc.
    1601 Wall Street
    Fort Wayne, IN  46801

    Chemical Bank,
      as Agent
    270 Park Avenue
    New York, New York  10017

    [Name and address of Lender
      selling a participation or making
      an assignment under the Credit
      Agreement referred to below]

    Dear Sirs:

                We understand that Chemical Bank ("Chemical") is acting as Agent under the Credit Agreement dated as of April __, 1995 (the "Credit Agreement"; terms used herein and not otherwise defined herein are used as defined therein) among Essex Group, Inc. (the "Company"), the lenders named therein (the "Lenders") and Chemical, as Agent. In connection with our evaluation of a proposed purchase of a participation in or acceptance of an assignment of, a portion of the Loans, the Letters of Credit and the Revolving Credit Commitments, Chemical and/or a Lender have furnished, and will furnish, us with a copy of the Credit Agreement and Confidential Information. We understand that prior to receiving a copy of the Credit Agreement and Confidential Information, we are required under Section 11.6(g) of the Credit Agreement to execute and deliver this letter.

                We agree to keep confidential (and to cause our officers, directors, employees, agents, attorneys, accountants and professional advisors to keep confidential) to the extent provided in Section 11.16 of the Credit Agreement all Confidential Information. In the event we do not participate or accept an assignment under the Credit Agreement, at Chemical's, such Lender's or the Company's request, we agree to return (and to cause such other person to return) to Chemical, such Lender or the Company, as the case may be, all written Confidential Information and all copies thereof, extracts therefrom and analyses and other materials based thereon, except that we shall be permitted to disclose details of the Confidential Information (i) to the extent contemplated in Section 11.16 and (ii) to the extent Chemical and the Company shall have consented to such disclosure in writing.

                We further agree that we will use the Confidential Information only in connection with our evaluation of becoming a possible participant or assignee under the Credit Agreement.

                The undertakings contained herein are for the benefit of each of you.


                                                                             2



                THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        [Name of Institution]

                                        By:  _______________________
                                              Name:
                                              Title:


                                                                 Schedule 1.1A


                                                           Amount of Revolving
    Name and Address of Bank                                 Credit Commitment
    ------------------------                               -------------------

    Chemical Bank                                                  $25,000,000
    c/o Chemical Securities Inc.
    10 South LaSalle Street
    Chicago, Illinois  60603
    Attention:  Jonathan Twichell
    Telephone:  312-807-4038
    Telecopy:  312-346-4077

    Bank of America Illinois                                       $25,000,000
    231 South LaSalle Street
    Chicago, Illinois  60697
    Attention:  Patricia DelGrande
    Telephone:  312-828-3122
    Telecopy:  312-765-2080

    The Bank of Nova Scotia                                        $25,000,000
    181 West Madison, Suite  3700
    Chicago, Illinois  60602
    Attention:  Barbara Siatczynski
    Telephone:  312-201-4113
    Telecopy:  312-201-4108

    Comerica Bank                                                  $25,000,000
    One Detroit Center
    500 Woodward Avenue
    Detroit, Michigan  48226-3279
    Attention:  Phillip A. Coosaia
    Telephone:  313-222-7044
    Telecopy:  313-963-3330

    The Long-Term Credit Bank of Japan,                            $25,000,000
      Limited, New York Branch
    165 Broadway, 49th Floor
    New York, New York  10006
    Attention:  Jay Shankar
    Telephone:  212-335-4525
    Telecopy:  212-608-2371

    NationsBank, N.A. (Carolinas)                                  $25,000,000
    233 South Wacker, Suite 2800
    Chicago, Illinois  60606-6308
    Attention:  Christopher B. Torie
    Telephone:  312-234-5641
    Telecopy:  312-234-5601

    NBD Bank                                                       $25,000,000
    611 Woodward Avenue
    Detroit, Michigan  48226
    Attention:  Michael Edwards
    Telephone:  313-225-3335
    Telecopy:  313-225-3269


                                                                             4




    The Bank of New York                                           $15,000,000
    One Wall Street - 19th Floor
    New York, New York  10286
    Attention:  David C. Siegel
    Telephone:  212-635-1243
    Telecopy:  212-635-1208/1209

    Fort Wayne National Bank                                       $15,000,000
    110 West Berry Street
    Fort Wayne, Indiana  46802
    Attention:  Drew D. Dunlavy
    Telephone:  219-426-0555
    Telecopy:  219-461-6238

    Mellon Bank, N.A.                                              $15,000,000
    One Mellon Bank Center
    Pittsburgh, PA  15258-0001
    Attention:  Roger N. Stainer
    Telephone:  412-234-2347
    Telecopy:  412-234-8888

    National City Bank                                             $15,000,000
    1900 East Ninth Street, 10th Floor
    Cleveland, OH  44114
    Attention:  Jeffrey J. Tengel
    Telephone:  216-575-2953
    Telecopy:  216-575-9396

    United States National Bank                                    $15,000,000
      of Oregon
    555 SW Oak Street, Suite 400
    Portland, Oregon  97204
    Attention:  Chris Karlin
    Telephone:  503-275-4940
    Telecopy:  503-275-4297

    Norwest Bank Indiana,
      National Association                                         $10,000,000
    116 East Berry Street
    Fort Wayne, Indiana  46802
    Attention:  David L. Schnepp
    Telephone:  219-461-6376
    Telecopy:  219-461-6495


                                                                 Schedule 1.1B


                               MORTGAGED PROPERTIES


    [CAPTION]

                                                       Valuation Research
                                                         Appraised Value
                                                    ----------------------

    1601 Wall Street                                        $ 10,930,000
    Fort Wayne, IN
    Allen County

    U.S. Highway 30 W.                                      $ 10,510,000
    Columbia City, IN
    Whitley County

    West Pearl Street                                       $  1,130,000
    Jonesboro, IN
    Grant County

    Decker Road                                             $  3,500,000
    Vincennes, IN
    Knox County

    Franklin, IN                                            $  4,500,000
    Johnson County

    800 W. Mitchell St.                                     $  1,780,000
    Kendallville, IN
    Noble County

    2816 N. Main St.                                        $  2,580,000
    Rockford, IL
    Winnebago County

    301 E. 23rd St.                                         $    810,000
    Marion, IN
    Grant County

    Rt. 29 and Bear Creek Rd.                               $  2,250,000
    Pana, IL
    Christian County
    E. Union & US 52                                        $  2,700,000
    Lafayette, IN
    Tippecanoe County

    190 E. Polk St.                                         $  3,130,000
    Orleans, IN
    Morgan County

    803 York Road                                           $  3,850,000
    Chester, SC
    Chester County


                                                                             2



                                                       Valuation Research
                                                         Appraised Value
                                                    ----------------------
    Rt. 4 North                                             $  5,460,000
    Hoisington, KS
    Barton County

    University & East St.                                   $  6,020,000
    Pauline, KS
    Shawnee County

    1074 and 1075 Patt Street                               $  4,790,000
    Anaheim, CA
    Orange County

    108 Elm                                                 $  4,110,000
    Tiffin, OH
    Seneca County

    6588 Marbut Rd.                                         $  3,000,000
    Lithonia, GA
    DeKalb County
    /TABLE

                                                                 Schedule 1.1C



                             TERMS OF PREFERRED STOCK


                     [Attach 1992 Certificate of Designation
                             plus attached Amendment]


                                                                 Schedule 1.1C

                              CERTIFICATE OF DESIGNATION

                                          OF

                            SERIES A CUMULATIVE REDEEMABLE
                             EXCHANGEABLE PREFERRED STOCK

                                          OF

                                BCP/ESSEX HOLDINGS INC.

                            ------------------------------

                            Pursuant to Section 151 of the

                   General Corporation Law of the State of Delaware

                            ------------------------------

          BCP/Essex Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that pursuant to authority conferred upon the Board of Directors of the Corporation by the provisions of the Restated Certificate of Incorporation of the Corporation which authorize the issuance of up to 3,100,000 shares of a class of capital stock designated as preferred stock, $0.01 par value per share (the "Preferred Stock"), the Board of Directors of the Corporation has duly designated a series of the Preferred Stock, consisting of 3,100,000 shares, to be issued in a series entitled "Series A Cumulative Redeemable Exchangeable Preferred Stock" the preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions of all shares of such series, in addition to those set forth in the Certificate of Incorporation of the Corporation, are as follows:

              SERIES A CUMULATIVE REDEEMABLE EXCHANGEABLE PREFERRED STOCK

          1. NUMBER OF SHARES. (a) The designation of the series of Preferred Stock provided for herein shall be "Series A Cumulative Redeemable Exchangeable Preferred Stock" (hereinafter referred to as the "Series A Preferred"), and the number of authorized shares constituting Series A Preferred is 3,100,000. Unless specifically provided to the contrary, the term Series A Preferred shall include Additional Shares (as hereinafter defined). No shares of Series A Preferred shall be issued except pursuant to the Stock Subscription Agreement (as hereinafter defined), and pursuant to Section 2 hereof.

          (b) All shares of Series A Preferred redeemed, purchased, exchanged or otherwise acquired by the Corporation shall be retired and cancelled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series A Preferred (except as Additional Shares).

          (c) The Series A Preferred shall, with respect to dividend rights, rights upon liquidation, winding up or dissolution, and redemption rights, rank (i) junior to any other class or series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation in accordance herewith, the terms of which shall specifically provide that


    such series shall rank prior to the Series A Preferred as to the payment of dividends and distribution of assets upon liquidation (the "Senior Preferred Stock"), (ii) on a parity with any other class or series of Preferred Stock hereafter duly established by the Board of Directors of the Corporation in accordance herewith, the terms of which shall specifically provide that such class or series shall rank on a parity with the Series A Preferred as to the payment of dividends and distribution of assets upon liquidation (the "Parity Preferred Stock"), and (iii) prior to any other class or series of Preferred Stock or other class or series of capital stock of or other equity interests in the Corporation, including, without limitation, all classes of the common stock of the Corporation, whether now existing or hereafter created (the "Common Stock"; all of such classes or series of capital stock and other equity interests of the Corporation to which the Series A Preferred ranks prior, including, without limitation, the Common Stock, are collectively referred to herein as the "Junior Securities").

          2.  DIVIDENDS.   (a)  The Holders (as hereinafter defined) shall be
    entitled to receive, when and as declared by the Board of Directors of the Corporation, dividends on the shares of Series A Preferred, cumulative from the date of issuance of such shares, at a rate per annum of 15% of the liquidation preference thereof (that is, at a rate of $3.75 per share per annum). Dividends on the shares of Series A Preferred shall be payable in equal quarterly amounts of $0.9375 on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1992, or if any such date is not a Business Day (as hereinafter defined), on the next succeeding Business Day (each of such dates being a "Series A Dividend Payment Date"), in preference to and in priority over dividends on any Junior Securities. Such dividends shall be paid to the holders of record of the Series A Preferred at the close of business on the record date specified by the Board of Directors of the Corporation at the time such dividend is declared; provided, however, that such record date shall not be more than 60 days nor less than 10 days prior to the respective
    Series A Dividend Payment Date.   Dividends on the shares of Series A
    Preferred shall be fully cumulative and shall accrue (whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) from the initial date of issuance of shares of Series A Preferred (the "Series A Initial Issuance Date"), or, with respect to any Additional Shares, from the respective initial date of issuance thereof, in each case based on a 91 day quarter and the actual number of days elapsed.

          (b)  (i)   On the first twenty-four (24) Series A Dividend Payment
    Dates after the Series A Initial Issuance Date (the twenty-fourth (24th) of such Series A Dividend Payment Dates being called the "Final Noncash Dividend Payment Date"), any dividend on the Series A Preferred accrued and payable as provided in this Section 2 shall be payable either, as elected by the Corporation, (x) in cash or (y) by issuing a number of additional shares (or fractional shares) of the Series A Preferred (the "Additional Shares") in respect of each such share (or fractional share) of Series A Preferred then outstanding equal to the dividend then payable on each such share (or fractional share) of Series A Preferred (expressed as a dollar amount) divided by the liquidation value of one share of Series A Preferred (expressed as a dollar amount) or (z) in any combination thereof; commencing on the twenty-fifth (25th) Series A Dividend Payment Date after the Series A Initial Issuance Date, all dividends on the Series A Preferred accrued after the Final Noncash Dividend Payment Date and payable as provided in this Section 2



    (including, without limitation, Default Dividends (as hereinafter defined)) shall be payable in cash.

                (ii) If at any time dividends with respect to the shares of Series A Preferred are not declared and paid in full on any Series A Dividend Payment Date, whether in cash or Additional Shares or any combination thereof (the "Omitted Dividends"), the Series A Preferred shall accrue additional dividends as though such Omitted Dividends had been paid in Additional Shares and such Additional Shares had thereafter accrued dividends in accordance herewith (the "Default Dividends"). Such Default Dividends shall be fully cumulative (whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) and shall be deemed to constitute accrued and unpaid dividends for all purposes hereof even if such additional dividends are not specifically mentioned in any particular context.

          (c) (i) No dividend shall be declared or paid or set apart for payment, directly or indirectly, upon any Parity Preferred Stock for any period unless all accrued and unpaid dividends (including Default Dividends and whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) have been or contemporaneously are declared and paid in full or as set forth in this paragraph and no cash dividends shall be declared or paid or set apart for payment, directly or indirectly, upon any Parity Preferred Stock for any period unless all accrued and unpaid dividends (including Default Dividends and whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) have been or contemporaneously are declared and paid in full in cash or as set forth in this paragraph. When dividends are not paid in full, as aforesaid, upon the shares of Series A Preferred, all dividends declared on the Series A Preferred (including Default Dividends) and any series of Parity Preferred Stock shall be declared and paid either (x) pro rata so that (A) the amount of dividends so declared on Series A Preferred (including Default Dividends) and such series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends on the shares of Series A Preferred (including Default Dividends) and such series of Parity Preferred Stock bear to each other and (B) the cash portion of dividends so declared and paid on the Series A Preferred and such series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends on the shares of Series A Preferred (including Default Dividends) and such series of Parity Preferred Stock bear to each other, or (y) on another basis that is more favorable to the Series A Preferred. So long as any shares of Series A Preferred are outstanding, (1) except for dividends with respect to any Parity Preferred Stock declared and paid in accordance with and to the extent authorized by the previous sentence, the Corporation shall not make any distributions in cash, property, securities or otherwise with respect to any shares of Parity Preferred Stock and (2) neither the Corporation nor any of its Subsidiaries shall, directly or indirectly, reclassify, redeem, repurchase or otherwise acquire any shares of Parity Preferred Stock, in any such case for any consideration, except in each case for cash, property or securities and reclassifications, redemptions, repurchases and other acquisitions pro rata so that the amounts received on the Series A Preferred and on such series of Parity Preferred Stock, or the aggregate liquidation preferences of the reclassified, redeemed, repurchased or otherwise acquired shares of Series A Preferred and of the reclassified, redeemed, repurchased or



    otherwise acquired shares of such series of Parity Preferred Stock, shall in all cases bear to each other the same ratio that the aggregate liquidation preference plus accrued and unpaid dividends (including Default Dividends and whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) of the shares of Series A Preferred and such series of Parity Preferred Stock bear to each other, or on another basis that is more favorable to the Series A Preferred.

                (ii) No dividend shall be declared or paid or set apart for payment or other distribution declared or made (in each case, other than dividends or distributions paid in Junior Securities or options, warrants or rights to subscribe for or purchase Junior Securities), directly or indirectly, upon any Junior Securities, nor shall any Junior Securities (or any options, warrants or rights to subscribe for or purchase Junior Securities) be, directly or indirectly, reclassified, redeemed, purchased or otherwise acquired by the Corporation or any of its Subsidiaries (including pursuant to a merger, consolidation or similar transaction), in any such case for any consideration (other than Junior Securities or options, warrants or rights to subscribe for or purchase Junior Securities); provided, however, that at any time which is not during a Default Period (as hereinafter defined), at which there are no accrued but unpaid dividends with respect to the Series A Preferred, and at which dividends have been paid in full in cash on the most recent Series A Dividend Payment Date, the Corporation may pay cash dividends on Junior Securities in an aggregate amount not to exceed 50% of (x) the Consolidated Net Operating Income (as hereinafter defined) of the Corporation on a cumulative basis since the beginning of the first full fiscal quarter of the Corporation with respect to which dividends on the Series A Preferred were consecutively paid in full in cash less (y) all dividends paid or payable or accrued during such period with respect to any preferred stock of the Corporation.

                (iii) Nothing contained in this Certificate of Designation shall prevent the repurchase, redemption or other acquisition by the Corporation or any of its Subsidiaries of Junior Securities (including options, warrants or rights to purchase Junior Securities) from any present or former employee or director of the Corporation or any of its Subsidiaries (or from such employee's or director's respective heirs, legatees, personal representatives, successors and permitted assigns, and permitted transferees), in connection with the death, disability or termination of employment of such employee or director, or from any employee or director who, as determined in good faith by the Board of Directors of the Corporation, is suffering from bona fide financial hardship, in each case in accordance with the terms (or on terms no less favorable to the Corporation) of the Management Agreements as in effect on the Series A Initial Issuance Date and in the circumstances contemplated by such Management Agreements; provided, however, that (A) no such repurchases may be made during a Default Period and (B) the aggregate fair market value at the time of repurchase of the consideration (other than Junior Securities or options, warrants or rights to purchase Junior Securities) paid by the Corporation and its Subsidiaries in connection with all such repurchases shall not exceed the aggregate sum of $30,000,000 or the sum of $1O,000,000 during any twelve-month period.

          (d) Any dividend payment made on shares of Series A Preferred shall first be credited against the dividends accrued with respect to the earliest quarterly period for which dividends have not been paid.



          (e) Additional Shares shall be identical in all respects to shares of Series A Preferred and shall be treated alike (except that such Additional Shares shall be dated as of the date of issuance thereof and shall accrue dividends from such date).

          (f) All dividends paid with respect to shares of Series A Preferred pursuant to this Section 2 shall be paid pro rata to the holders entitled thereto.

          3. REDEMPTION. Shares of Series A Preferred shall be redeemable by the Corporation as provided below (with all references in this Section 3 to a redemption price per share to be adjusted proportionally in respect of fractional shares):

          (a) OPTIONAL REDEMPTION. At the option of the Corporation, shares of Series A Preferred may be redeemed at any time from and after September 30, 1995, as a whole or in part, at the redemption prices, payable in cash, equal to the percentage set forth below of the per share liquidation preference thereof for redemptions during the 12-month periods beginning on September 30 in each of the years indicated below, plus, in each case, an amount equal to accrued and unpaid dividends thereon (including Default Dividends and whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to the date fixed for redemption.

                   Year                                Percentage
                   ----                                ----------

                   1995................................. 107.5%
                   1996................................. 105.0%
                   1997................................. 102.5%
                   1998 and thereafter.................. 100.0%

          (b) CHANGE OF CONTROL AND SIMILAR TRANSACTIONS. Prior to the occurrence of a Change of Control (as hereinafter defined) the Corporation shall offer (the "Change of Control Offer") to redeem or effect the redemption of, on the Change of Control Date (as hereinafter defined), all outstanding shares of Series A Preferred at a redemption price, payable in cash, equal to the per share liquidation preference thereof, plus an amount equal to accrued and unpaid dividends (including Default Dividends and whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to the Change of Control Date.

          Subject to compliance with any then applicable requirements of any federal or state securities laws, notice of a Change of Control Offer shall be mailed by the Corporation not less than 20 Business Days before the Change of Control Date to the Holders. Such notice shall be mailed, addressed to each Holder, by overnight mail, postage prepaid, or delivered to each Holder at such Holder's address as the same appears on the stock
    transfer books of the Corporation.   Subject to compliance with any then
    applicable requirements of any federal or state securities laws, the Change of Control Offer shall remain open from the time of mailing until the Change of Control Date (and in any event not less than 20 Business
    Days). The notice, which shall govern the terms of the Change of Control Offer, shall state:





                (A) that the Change of Control Offer is being made pursuant to this Section 3(b) and that, at the election of each Holder, some or all of such Holder's shares of Series A Preferred may be redeemed pursuant to such Change of Control Offer and the provisions hereof;

                (B) the redemption price and the Change of Control Date;

                (C) that any shares of Series A Preferred not surrendered pursuant to the Change of Control Offer will remain outstanding and continue to accrue dividends;

                (D) that Holders electing to have shares of Series A Preferred redeemed pursuant to the Change of Control Offer will be required to surrender the certificates representing such shares of Series A Preferred to the Corporation at the address specified in the notice prior to the close of business on the Change of Control Date;

                (E) that Holders will be entitled to withdraw their election to have the Corporation redeem some or all of their shares of Series A Preferred if the Corporation receives, not later than the close of business on the Change of Control Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the number of shares of Series A Preferred the Holder of Series A Preferred delivered for redemption and a statement that such Holder is withdrawing his election to have some or all of such shares of Series A Preferred redeemed; and

                (F) that Holders whose shares of Series A Preferred are redeemed only in part will be issued new certificates representing shares of Series A Preferred equal in number to the unredeemed number of the shares of Series A Preferred surrendered.

          Notice having been given as aforesaid, and if on or before the Change of Control Date an amount in cash sufficient to redeem in full on the Change of Control Date and at the applicable redemption price, together with an amount equal to accrued and unpaid dividends (including Default Dividends and whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to such Change of Control Date, all shares of Series A Preferred validly surrendered for redemption and not withdrawn as of the Change of Control Date shall have been set apart and deposited in trust so as to be available for such purpose and only for such purpose, or shall have been paid to the Holders thereof, then effective as of the close of business on such Change of Control Date, and unless there shall be a subsequent default in the payment of the redemption price, the shares of Series A Preferred so surrendered for redemption shall cease to accrue dividends, and said shares shall no longer be deemed to be outstanding and shall, upon the taking of any action required by applicable law, have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the Holders thereof, as such, as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and an amount equal to any accrued and unpaid dividends (including Default Dividends and whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to the Change of Control Date) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be redeemed by



    the Corporation at the redemption price as aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate of like terms and having the same date of original issuance shall be issued representing the unredeemed shares without cost to the Holder thereof.

          On the Change of Control Date, the Corporation shall accept for payment shares of Series A Preferred surrendered for redemption pursuant to the Change of Control Offer, promptly mail to the Holders of shares of Series A Preferred so accepted payment in an amount equal to the redemption price for all shares so accepted, and promptly mail to such Holders a new certificate representing a number of shares equal to any unredeemed portion of the shares of Series A Preferred surrendered.

          In the event a Change of Control shall, despite the provisions hereof, occur prior to the making of a Change of Control Offer, the Corporation shall nevertheless, immediately upon the occurrence of such a Change of Control, make a Change of Control Offer. In the event of any such Change of Control Offer, the provisions of this Section 3(b) shall apply, provided that such Change of Control Offer shall commence, and notice thereof shall be given in accordance herewith, immediately upon such Change of Control and such Change of Control Offer shall remain open for at least 20 Business Days after such notice.

          Notwithstanding the foregoing provision of this paragraph (b), in lieu of the Corporation making a Change of Control Offer, the Corporation may designate a third party to make an offer to purchase all the outstanding Shares of Series A Preferred Stock at a price equal to the price required to be paid pursuant to the Change of Control Offer, and otherwise on terms and subject to conditions and procedures no less favorable to the Holders than those set forth herein with respect to the Change of Control Offer; provided, however, that the Corporation shall be liable for any default by such third party to consummate such offer as if such offer were the Change of Control Offer.

          (c) OTHER MANDATORY REDEMPTIONS. The Corporation shall redeem all outstanding shares of Series A Preferred on September 30, 2004 (the "Mandatory Redemption Date") at a redemption price, payable in cash, equal to the per share liquidation preference thereof, plus an amount equal to accrued and unpaid dividends (including Default Dividends and whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to the redemption date therefor.

          (d) NOTICE OF REDEMPTION; OTHER REDEMPTION PROCEDURES. (i) Whenever shares of Series A Preferred are to be redeemed pursuant to
    Section 3(a) or 3(c), a notice of such redemption shall be mailed, addressed to each Holder, by overnight mail, postage prepaid, or delivered to each Holder of the shares to be redeemed at such Holder's address as the same appears on the stock transfer books of the Corporation. Such notice shall be mailed or delivered not less than 10 days and not more than 60 days prior to the date fixed for redemption. Each such notice shall state: (A) the date fixed for redemption; (B) the number of shares of Series A Preferred to be redeemed; (C) the redemption price; (D) the place or places where such shares of Series A Preferred are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such date fixed for redemption. If fewer than all shares of Series A Preferred held by a



    Holder are to be redeemed, the notice mailed to such Holder shall specify the number of shares to be redeemed from such Holder.

                (ii) Notice having been given as aforesaid, and if on or before the redemption date specified in such notice an amount in cash sufficient to redeem in full on the redemption date and at the applicable redemption price, together with an amount equal to accrued and unpaid dividends (including Default Dividends and whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to such redemption date, all shares of Series A Preferred called for redemption shall have been set apart and deposited in trust so as to be available for such purpose and only for such purpose, or shall have been paid to the Holders thereof, then effective as of the close of business on such redemption date, and unless there shall be a subsequent default in the payment of the redemption price, the shares of Series A Preferred so called for redemption shall cease to accrue dividends, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the Holders thereof, as such, as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and an amount equal to any accrued and unpaid dividends (including Default Dividends and whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to the redemption date) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price as aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate of like terms and having the same date of original issuance shall be issued representing the unredeemed shares without cost to the Holder thereof.

                (iii) In the event that fewer than all of the shares of Series A Preferred are to be redeemed pursuant to Section 3(a), the Corporation shall redeem shares of Series A Preferred pro rata among the Holders, based on the number of shares of Series A Preferred held by each Holder, except that the Corporation may redeem all of the shares of Series A Preferred held by any Holders of fewer than 100 shares of Series A Preferred (or all the shares of Series A Preferred held by Holders who would hold less than 100 shares of Series A Preferred as a result of such redemption).

          (e)  NO LIMITATIONS ON RIGHT TO PURCHASE SERIES A PREFERRED.
    Nothing contained in this Certificate of Designation shall limit any legal right of the Corporation or any Subsidiary or Affiliate to purchase or otherwise acquire any shares of Series A Preferred at any price, whether higher or lower than the redemption price.

          4. LIQUIDATION. (a) Upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the Holders shall be entitled, before any assets of the Corporation shall be distributed among or paid over to the holders of Junior Securities, but after distribution of such assets among, or payment thereof over to, creditors of the Corporation and to holders of any Senior Preferred Stock, to receive from the assets of the Corporation available for distribution to stockholders, an amount in cash or property (valued at its fair market value), or a combination thereof, equal to $25 per share (pro rated for



    fractional shares), plus, in each such case, an amount in cash or property (valued at its fair market value), equal to all accrued and unpaid dividends thereon (including Default Dividends and whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) to and including the date of final distribution. After any such payment in full, the Holders shall not, as such, be entitled to any further participation in any distribution of assets of the Corporation. As used in this Certificate of Designation, the terms "liquidation preference" and "liquidation value" (and other terms of similar import) shall mean $25 per share.

          (b) Neither the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, nor the sale of all or substantially all of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, for the purposes of this Section 4.

          (c) If, upon any such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation shall be insufficient to make the full payments required by subsection (a) of this Section 4 and all full distributions with respect to all Parity Preferred Stock, no such distribution shall be made on account of any shares of any Parity Preferred Stock or Series A Preferred unless proportionate distributive amounts shall be paid on account of the shares of Series A Preferred and Parity Preferred Stock, ratably, in proportion to the full distributable amounts to which Holders and holders of all such Parity Preferred Stock are respectively entitled upon such dissolution, liquidation or winding up.

          5. VOTING. (a) Except as required by law and except for any voting by the Holders as part of a separate class or series and except as otherwise provided in the Certificate of Incorporation of the Corporation, the Holders shall not be entitled to any voting rights as shareholders of the Corporation except as specified in this Section 5 or in Section 7. The affirmative vote of the Holders of at least seventy five percent of the outstanding shares of Series A Preferred, voting separately as a single class on a one vote per share basis (pro rated for fractional shares), in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required to liquidate, wind up or dissolve the Corporation and to amend, repeal or change any provisions of this Certificate of Designation or the Certificate of Incorporation of the Corporation in any manner which would adversely affect, alter or change the powers, preferences or rights of any share of Series A Preferred.

          (b) In addition, without the affirmative vote of the Holders of at least seventy five percent of the outstanding shares of Series A Preferred, voting separately as a single class on a one vote per share basis (pro rated for fractional shares), in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting:

                (i) the Corporation shall not merge with or into any Person, or consolidate with any other Person, in one or a series of related transactions, unless (A) all of the shares of Series A Preferred shall continue to be or become duly and validly authorized securities of the corporation (including the Corporation, if



          applicable) formed by or surviving any such consolidation or merger, fully paid and nonassessable, with rights, preferences and powers identical to the rights, preferences and powers set forth in this Certificate of Designation, all of the terms and provisions of this Certificate of Designation shall continue as, or become, a part of the Certificate of Incorporation of such corporation, and each reference herein to the Corporation shall be deemed to be a reference to such corporation, (B) the corporation (including the Corporation, if applicable) formed by or surviving any such consolidation or merger shall have Consolidated Net Worth (as hereinafter defined) immediately following and after giving effect to such transaction equal to or greater than the Consolidated Net Worth of the Corporation immediately prior to and without giving effect to such transaction, and (C) if the Consolidated Coverage Ratio (as hereinafter defined) of the Corporation immediately prior to and without giving effect to such transaction is within the range set forth in column (x) below, the pro forma Consolidated Coverage Ratio of the corporation (including the Corporation. if applicable) formed by or surviving any such consolidation or merger shall be at least equal to the percentage of the pre-transaction Consolidated Coverage Ratio of the Corporation set forth in column (y) below:

                           (x)                          (y)
                    ---------------                    -----
                    Below 1.11:1....................... 100%
                    1.11:1 to 1.99:1................... 90%
                    2.00:1 to 2.99:1................... 80%
                    3.00:1 to 3.99:1................... 70%
                    4.00:1 to 4.99:1................... 60%
                    5.00:1 or more..................... 50%

          provided, however, that if the pro forma Consolidated Coverage Ratio of the corporation (including the Corporation, if applicable) formed by or surviving any such consolidation or merger is 3.00 to 1 or greater, the ratio requirement in clause (C) above shall be inapplicable and such transaction shall be deemed to have complied with such requirement; provided, further, that the foregoing tests shall not apply to any merger or consolidation the sole purpose of which is (as determined in good faith by the Board of Directors of the Corporation and evidenced by a resolution of such Board of Directors) to change the state of incorporation of the Corporation, in which the stockholders of the Corporation receive no consideration (other than a corresponding interest in the surviving corporation, if the Corporation is not the surviving corporation in such merger, proportionate to their interest in the Corporation), and which transaction does not have as one of its purposes or effects the evasion of the limitation of this clause (i) and does not adversely affect the Series A Preferred or any Holders; and provided, further, that for the purposes of this clause (i) the provisions of clause (iii) of the definition of Consolidated Net Income shall not be taken into account in computing the Consolidated Coverage Ratio.

                (ii) the Corporation shall not, directly or indirectly, sell, lease, exchange, transfer or otherwise dispose of all or substantially all of its assets and property or all or substantially all of the assets and property of Essex to another Person or Persons (other than one or more wholly owned Subsidiaries of the



          Corporation) in one transaction or a series of related transactions, unless the Corporation simultaneously redeems all of the shares of Series A Preferred then outstanding pursuant to the provisions of
          Section 3(a); provided, however, that nothing in this clause(ii) shall be deemed to prohibit any merger described in the second proviso to the foregoing clause (i);

                (iii) the Corporation shall not at any time (A) own (or take any action that would result in its owning) less than all of the capital stock of and all other equity interests in Essex and its direct and indirect Subsidiaries, other than (x) any minority interests existing as of the Series A Initial Issuance Date in Persons which are Subsidiaries of Essex as of such date, (y) any minority interests in any Subsidiary of the Corporation acquired after the Series A Initial Issuance Date, or (z) any minority interests in a Subsidiary of Essex that was not a Significant Subsidiary as of the Series A Initial Issuance Date or, if later, the date that such Person first became a Subsidiary of the Corporation, and, in the case of any such Subsidiary described in this clause (z), was not, at any time prior to the creation of such minority interest, a Significant Subsidiary by reason of additional investments in and/or advances to such Subsidiary thereafter, or (B) cause or allow any direct or indirect Subsidiary (other than a wholly owned Subsidiary) to, directly or indirectly, pay, make or effect any dividend, distribution or repurchase on or of any of the capital stock of or other equity interest in such Subsidiary other than on a pro rata basis among all of the holders of the class or classes of capital stock with respect to which such dividend, distribution or repurchase is effected (provided that this clause
          (B) shall not prohibit any repurchase, otherwise permitted by the terms of this Certificate of Designation, of any of the capital stock of or other equity interest in any Subsidiary that was not a Significant Subsidiary as of the Series A Initial Issuance Date or, if later, the date that such Person first became a Subsidiary of the Corporation, and, in the case of any such Subsidiary, was not, at any time prior to the creation of such minority interest, a Significant Subsidiary by reason of additional investments in and/or advances to such Subsidiary thereafter);

                (iv) the Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service or any loans or advances) with any Affiliate of the Corporation (other than transactions between the Corporation and any of its Subsidiaries (other than Subsidiaries in which any Affiliate of the Corporation has any interest other than through the Corporation's ownership interest in such Subsidiary) or between Subsidiaries (other than involving any Subsidiary in which any Affiliate of the Corporation has any interest other than through the Corporation's ownership interest in such Subsidiary) of the Corporation), unless
          (x) any such transaction is on terms no less favorable to the Corporation and its Subsidiaries than those that could be obtained in a comparable arm's length transaction with an independent third party, and (y) prior to consummating any such transaction which has a value equal to or greater than $10 million, either (1) the Corporation shall have obtained an opinion from a nationally recognized investment banking firm or other reputable third party



          appraiser that the terms of such transaction are no less favorable to the Corporation and its Subsidiaries than those that could be obtained in a comparable arm's length transaction with an independent third party or (2) the terms of such transaction shall be approved by a majority of the disinterested members of the Board of Directors of the Corporation; provided, however, that nothing in this Section 5(b)(iv) shall be deemed to prohibit, or to require the Corporation to obtain the opinion referred to above from an investment banking firm or other appraiser prior to consummating, any of the following:

                      (A) the payment of management fees not exceeding
                $1,000,000 per annum to Bessemer;

                      (B) the provision by Bessemer or an Affiliate of
                Bessemer of asset portfolio management services or other investment advisory services to the Corporation or any of its benefit or compensation plans on a basis no less favorable to the Corporation than that on which Bessemer or such Affiliate provides such services to unrelated third parties;

                      (C) the payment of ordinary and customary fees and
                expenses to directors of the Corporation who are not employees or otherwise Affiliated with the Corporation or Bessemer;

                      (D) any transaction expressly contemplated pursuant to
                any of the Related Agreements (as such term is defined in the Stock Subscription Agreement), as in effect as of the date hereof;

                      (E) any transaction with an Affiliate which is a joint
                venture or other bona fide business arrangement and of which no Affiliate of the Corporation and no non-wholly owned Subsidiary of the Corporation is an Affiliate;

                      (F) the repurchase of shares of capital stock or
                options, rights or warrants to acquire shares of capital stock of the Corporation or any of its subsidiaries from any present or former employee or director of the Corporation or any of its Subsidiaries (or from such employee's or director's respective heirs, legatees, personal representatives, successors and permitted assigns, and permitted transferees) in connection with the death, disability or termination of employment of such employee or director, or from any employee or director who, as determined in good faith by the Board of Directors of the Corporation, is suffering from bona fide financial hardship, in each case in accordance with the terms (or on terms no less favorable to the Corporation) of the Management Agreements (as defined in the Stock Subscription Agreement) as in effect on the Series A Initial Issuance Date and in the circumstances contemplated by such Management Agreements, to the extent otherwise permitted by this Certificate of Designation;

                      (G) the payment of fees to Bessemer or any of its
                Affiliates in connection with the Acquisition, in an amount not to exceed $3,800,000, and the reimbursement of the




                reasonable legal fees and out-of-pocket expenses of Bessemer or any of its Affiliates in connection with the Acquisition;

                      (H) any transaction with Goldman, Sachs & Co. ("GS") or
                Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") or any of their respective Affiliates, DLJSC and GS and their respective Affiliates hereby disclaiming that any of them are Affiliates of the Corporation;

                      (I) any transaction with an Affiliate of DLJSC or GS
                which is primarily engaged in an active operating business (not including any investment banking, money management, consulting or similar service business) and which is a Subsidiary of DLJSC or GS or a Person organized by DLJSC or GS or one of their Affiliates to invest in active operating companies and which transaction is on terms no less favorable to the Corporation and its Subsidiaries than those that could be obtained in a comparable arm's length transaction with an independent third party, is in the ordinary course of such Affiliate's business, and is entered into by such Affiliate at the direction of operating management of such Affiliate and not at the direction of DLJ or Goldman Sachs, as the case may be; or

                      (J) any payment or other transaction pursuant to any tax
                sharing agreement between the Corporation and Essex or any other Person with which the Corporation is required to, or is permitted to, file a consolidated tax return or with which the Corporation is or could be part of a consolidated group for tax purposes;

                (v) the Corporation shall not create, authorize or issue any class or series of Senior Preferred Stock or Parity Preferred Stock; provided, however, that the Corporation shall, despite the prohibition of this clause, be permitted, without the vote or consent of the Holders, to create, authorize and issue Senior Preferred Stock or Parity Preferred Stock if: (A) the proceeds of such issuance are used to refinance any indebtedness of the Corporation or Essex that is existing immediately prior to the consummation of the Acquisition or incurred by the Corporation or Essex in connection with the Acquisition to fund the Acquisition (or any subsequent refinancing of any such indebtedness); and (B) such issuance would not, on a pro forma basis, cause the Corporation's Consolidated Coverage Ratio to decrease (provided that for the purposes of this clause (B) the provisions of clause (iii) of the definition of Consolidated Net Income shall not be taken into account in computing the Consolidated Coverage Ratio); or

                (vi) prior to any exchange of Series A Preferred for Exchange Debt, the Corporation shall not effect or allow any amendment, alteration or repeal of any of the provisions of Exchange Debt (as hereinafter defined) from those contained in the form of indenture which is on file with the Secretary of the Corporation and available to each Holder without charge upon request (the "Exchange Debt Indenture"), other than such changes (A) which would be allowed under the terms of the Exchange Debt Indenture without the vote or consent of the holders of Exchange Debt if any Exchange Debt were issued and outstanding, (B) which would make any provision of the



          Exchange Debt more (1) restrictive to the Corporation or (2) beneficial to the holders of the Exchange Debt, (C) which add to the covenants and agreements of the Corporation contained in the Exchange Debt or remove any right or power therein reserved to or conferred upon the Corporation, or (D) which are requested by the Corporation in the event of any amendment to this Certificate of Designation that effects a change in the terms of the Series A Preferred, to conform (as nearly as may be possible taking into account the differences between debt securities and equity securities) the provisions of the Exchange Debt to the terms of the Series A Preferred as so changed, and in each case does not have any additional effects which are not permitted or in any way adversely affects the rights and preferences of the Exchange Debt.

    Notwithstanding the provisions hereof, this Certificate of Designation shall not prohibit, (x) the merger of B E Acquisition Corporation with and into MS/Essex Holdings, Inc. or (y) any merger involving only the Corporation and Essex (the "Essex Merger") so long as, in either such case, no consideration is received by the stockholders of the Corporation in connection therewith (other than a corresponding interest in the surviving corporation, if the Corporation is not the surviving corporation in such merger, or a corresponding interest in a newly formed corporation (a "New Holding Company") which shall, from and after the Essex Merger, own all of the capital stock of and all other equity interests in the surviving corporation and which shall have no other business, assets or liabilities, in each case proportionate to their interest in the Corporation), and provided that, in the event a New Holding Company is formed in connection with the Essex Merger, each share of Series A Preferred will be converted into one fully paid and nonassessable share of preferred stock of the New Holding Company with rights, preferences and powers identical to the rights, preferences and powers set forth in this Certificate of Designation, all of the terms and provisions of this Certificate of Designation shall become a part of the Certificate of Incorporation of the New Holding Company, and each reference herein to the Corporation shall be deemed to be a reference to the New Holding Company and each reference herein to Essex shall be deemed to be a reference to the surviving corporation in such merger.

          (c) Within 15 days after the end of each fiscal year of the Corporation commencing with the fiscal year of the Corporation in which the Series A Initial Issuance Date occurs, the Corporation shall deliver a certificate to each Holder (or, after the shares of Series A Preferred have been distributed in a public offering, to the transfer agent for the Series A Preferred, if one has been appointed (which transfer agent shall agree to make copies of such certificate available to Holders who request copies thereof)) certifying that during such period the Corporation has not taken any action with respect to which the vote or consent of any portion of the outstanding shares of Series A Preferred is required under this Certificate of Designation without obtaining such vote or consent, and that the Corporation has not taken any other action not permitted to be taken by it hereunder.

          6.  EXCHANGE.   (a)  The Series A Preferred shall be exchangeable
    for Exchange Debt in whole, but not in part, at any time (other than at any time during which the Corporation is obligated to redeem or repurchase shares of Series A Preferred pursuant hereto or pursuant to any other agreement with any of the Holders) on any Series A Dividend Payment Date, out of surplus of the Corporation legally available for such exchange, at



    the option of the Corporation; provided, however, that the Corporation may not so exchange any Series A Preferred during a Default Period or if all accrued and unpaid dividends thereon (whether or not earned or declared and whether or not there are funds of the Corporation legally available for the payment of dividends) shall not have been paid on such Series A Dividend Payment Date or if on the date of such exchange there exists an event of default, or if such exchange would give rise to an event of default, under any indebtedness of the Corporation or if, immediately after such exchange, there would exist a Default or an Event of Default (as such terms are defined in the Exchange Debt Indenture). At the time of any exchange, Holders of the shares of Series A Preferred being exchanged will be entitled to receive Exchange Debt with a principal amount equal to the aggregate liquidation preference of the shares of Series A Preferred being exchanged.

          Prior to the Exchange Date, the Corporation shall file at the office of the exchange agent for the Series A Preferred (or with the books of the Corporation if there is no exchange agent) and deliver to each Holder an opinion of counsel addressed to the Corporation and the Holders being exchanged to the effect (A) that the Exchange Debt has been duly authorized and, when executed and authenticated in accordance with the provisions thereof and of this Certificate of Designation and delivered in exchange for the shares of Series A Preferred, will constitute valid and binding obligations of the Corporation (subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and subject to other customary exceptions and assumptions), (B) that the issuance and delivery of the Exchange Debt in exchange for the shares of Series A Preferred will not violate the laws of the state of incorporation of the Corporation, and (C) that (x)qualification of the Exchange Debt Indenture is not required under the Trust Indenture Act of 1939, as amended, or, if required, has been obtained, and (y) the issuance and delivery of the Exchange Debt in exchange for the shares of Series A Preferred is exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws or, if no such exemption is available, that the Exchange Debt of such series has been duly registered or qualified for such exchange under the Securities Act and such applicable state securities laws.

          Notice of any exchange of the Series A Preferred shall be mailed at least 10 days but not more than 60 days prior to the Exchange Date to each Holder of Series A Preferred to be exchanged, at such Holder's address as it appears on the books of the Corporation. Such notice shall set forth the procedures for exchanging certificates representing Series A Preferred for Exchange Debt. Upon such exchange, the rights of the Holders of Series A Preferred to be exchanged as stockholders of the Corporation shall cease, and the person or persons entitled to receive the Exchange Debt issuable upon such exchange shall be treated for all purposes as the registered holder or holdersof such Exchange Debt.

          (b) The shares of Series A Preferred which have been exchanged shall no longer be deemed to be outstanding and shall be retired and all rights with respect to such shares, including, without limitation, the rights, if any, to receive dividends (including, without limitation, accrued and unpaid dividends) and to receive notices and to vote or consent, shall forthwith cease, except only the right of the Holders thereof to receive Exchange Debt in exchange therefor.




          (c) Upon any exchange of shares of Series A Preferred in accordance with this Section 6, the Corporation will pay any stock transfer taxes which may be due with respect to the transfer and exchange of such exchanged shares with the Corporation; provided, however, that if the Exchange Debt into which the Series A Preferred is exchangeable pursuant to this Section 6 is to be issued in the name of any person other than the Holder of the shares of Series A Preferred to be so exchanged, the amount of any transfer taxes (whether imposed on the Corporation, the Holder or such other person) payable on account of the transfer to such person will be payable by the Holder.

          7.   EVENT OF DEFAULT.   (a)   If and whenever, at any time or
    times, (i) dividends payable on shares of Series A Preferred shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount payable thereon for six full quarterly dividend periods or (ii) the Corporation fails to honor any of its obligations under Section 3(b) hereof (each such circumstance, an "Event of Default" under this Certificate of Designation), in addition to any other remedies to which the Holders may be entitled at law or otherwise, then the number of directors then constituting the Board of Directors of the Corporation shall be increased by two, and the Holders shall, automatically, and without any further action by the Board of Directors or any stockholder or stockholders of the Corporation, in addition to any other voting rights, have the right, voting separately as a class on a one vote per share basis (pro rated for fractional shares), in person, by proxy or by written consent in lieu of a meeting, to elect such two additional directors. Whenever such right of the Holders shall have vested, such right may be exercised initially either at a special meeting of such Holders as provided in Section 7(b) hereof or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual
    meetings.   The right of the Holders to elect such directors shall
    continue, if arising as a result of the Event of Default specified in clause (i) of the initial sentence of this Section 7(a), until such time as all dividends accrued on outstanding shares of Series A Preferred to the Dividend Payment Date next preceding the date of any such determination shall have been paid in full, and, if arising as a result of the Event of Default specified in clause (ii) of the initial sentence of this Section 7(a), until the Corporation fulfills all its obligations under Section 3(b) hereof, including the payment pursuant to the Change of Control Offer of an amount equal to all accrued dividends through the date of cure, at which time in either such event the right of the Holders so to vote shall terminate, except as herein or by law expressly provided, subject to revesting upon the occurrence of a subsequent default as described above.

          (b) At any time when the right of the Holders to elect directors as provided in Section 7(a) hereof shall have vested, and if such right shall not already have been initially exercised, but in any event within 30 days of the occurrence of an Event of Default, a proper officer of the Corporation shall call a special meeting of the Holders for the purpose of electing directors. Such meeting shall be held at the earliest practicable date upon the same form of notice as is required for annual meetings of stockholders of the Corporation at such suitable place in the City of New York as is designated by such officer. If such meeting shall not be called by a proper officer of the Corporation within such 30 day period, then the Holders of at least 10% of the aggregate number of shares of Series A Preferred at the time outstanding may designate in writing one of their number to call such a meeting at the expense of the Corporation,



    and such meeting may be called by such person so designated and shall be held at the place for the holding of annual meetings of stockholders of the Corporation (or such other suitable place as is designated by such person). Any Holder so designated shall have access to the registry books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section 7(b).

          (c) At any meeting held for the purpose of electing directors at which Holders shall have the right, voting together as a class to elect directors as provided in Section 7(a) hereof, the presence, in person or by proxy, of the Holders of a majority of the aggregate number of shares of Series A Preferred at the time outstanding shall be required and be sufficient to constitute a quorum of such class for the election of either director pursuant to such Section 7(a). At any such meeting or adjournment thereof, (i) the absence of a quorum of the shares of Series A Preferred shall not prevent the election of the directors to be elected otherwise than pursuant to Section 7(a) hereof, and (ii) in the absence of a quorum, a majority of the Holders, present in person or by proxy, shall have the power to adjourn the meeting for the election of directors whom they are entitled to elect, from time to time without notice other than announcement at the meeting or as otherwise required by law, until a quorum shall be present.

          (d) During any period when the Holders shall have the right to vote together as a class for directors as provided in Section 7(a) hereof,
    (i) the directors so elected by such Holders shall continue in office until their successors shall have been elected by such Holders or until termination of the rights of such Holders to vote as a class for directors and (ii) any vacancies in the Board of Directors may be filled by a majority (even if that be only a single director) of the remaining directors theretofore elected by the Holders as a class. Immediately upon termination of the right of Holders to vote as a class for directors, (i) the term of office of the directors so elected shall terminate, and (ii) the number of directors shall be such number as may be provided for in the by-laws of the Corporation irrespective of any increase pursuant to the provisions of Section 7(a) hereof.

          (e) Notwithstanding the foregoing, nothing herein or otherwise in the Corporation's Certificate of Incorporation or bylaws shall limit or prevent the right of the Holders from, to the fullest extent allowed by law, exercising the voting rights provided in this Section by written consent of a majority of the outstanding shares of Series A Preferred.

          (f) The voting rights and remedies, and the provisions setting forth their terms and conditions, of the Holders set forth in Section 6.1 of the Stock Subscription Agreement (as the same may be from time to time amended), a copy of which is on file with the Secretary of the Corporation and available to each Holder without charge upon request, are hereby incorporated herein by reference and made a part hereof.

          8. REPORTS. The Corporation shall, so long as it is subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), send by first class mail to each Holder, within 15 days after it files them with the SEC, copies of the annual and quarterly reports and of the information, documents and other reports or copies of such portions of any of the foregoing (as the SEC may by rules and regulations prescribe) which the Corporation is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange



    Act. If the Corporation is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Corporation shall send by first class mail to each Holder who shall (unless an Event of Public Distribution shall previously have occurred) have undertaken to be bound by the confidentiality provisions of Section 8.15 of the Subscription Agreement, within 15 days after it would have been required to file with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of independent public accountants of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Corporation would have been required to include in such annual or quarterly reports, information, documents or other reports if the Corporation were subject to the requirements of
    Section 13 or 15(d) of the Exchange Act.

          9. Additional Definitions. As used in this Certificate of Designation, the following terms have the meanings specified below:

          "Acquisition" shall mean the merger of B E Acquisition Corporation with and into MS/Essex Holdings, Inc. as contemplated by the Merger Agreement (as such term is defined in the Subscription Agreement) and the consummation of all related financing effectuated contemporaneously therewith.

          "Affiliate" (and, with a correlative meaning, "Affiliated") shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such first Person; provided, however, (i) no Person shall be deemed to be an Affiliate of the Corporation solely by reason of its ownership of any Series A Preferred, Exchange Debt, Warrants or shares of Common Stock issued upon exercise of the Warrants, or its ability to elect directors of the Corporation as a result thereof or in connection therewith, (ii) the Corporation and its Subsidiaries shall not be deemed to be Affiliates of each other, (iii) shareholders and Affiliates of Bessemer Securities Corporation ("BSC") that would not be Affiliates of the Corporation other than by reason of being a shareholder or Affiliate of BSC and that neither in fact participate in the management of any of BSC, Bessemer or the Corporation, nor are controlled by BSC, Bessemer, the Corporation, or any of their respective Affiliates who in fact participate in the management of any of BSC, Bessemer or the Corporation, shall not be deemed to be Affiliates of the Corporation, and
    (iv) except as set forth in clause (iii) above, for so long as Bessemer is an Affiliate of the Corporation, any Affiliate of Bessemer shall be deemed to be an Affiliate of the Corporation. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

          "Bessemer" shall mean Bessemer Capital Partners, L.P.

          "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are authorized to be open for business in New York City.





          A "Change of Control" shall be deemed to have occurred if a Person or group of Affiliated Persons or other "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than Bessemer, any of the Investors (as such term is defined in the Stock Subscription Agreement), and any of their respective Affiliates, shall beneficially own, directly or indirectly, or have the power to direct the vote of with respect to the election of directors of the Corporation, shares of capital stock entitled to cast more than the greater of (x) 25% or (y) the Original Group Percentage of the votes entitled to be cast with respect to the election of directors of the Corporation. For the purposes of this definition, the "Original Group Percentage" shall mean, as of any date of determination, the percentage of the votes entitled to be cast with respect to the election of directors of the Corporation by Bessemer, Chemical Venture Partners, L.P., the DLJ/GS Investors, and their respective Affiliates and by Persons who have agreed to vote as directed by Bessemer or any of its Affiliates with respect to the election of directors of the Corporation. For the purposes of the calculation required by the first sentence of this definition, any Warrant Shares issuable upon exercise of the Warrants shall be deemed to be issued and outstanding if the Current Market Price (as such term is defined in the Warrant Agreement) is greater than the Exercise Price (as such term is defined in the Warrant Agreement).

          "Change of Control Date" shall mean the date on which a Change of Control of the Corporation shall occur.

          "Consolidated Coverage Ratio" of any Person shall mean the ratio of
    (i) the aggregate amount of Consolidated EBITDA of such Person for the four fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio to (ii) the aggregate Consolidated Fixed Charges of such Person during such four fiscal quarters; provided, that in making any such computation on a pro forma basis, Consolidated Fixed Charges attributable to interest on any indebtedness or dividends on any preferred stock (whether existing or being incurred) and bearing a floating rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period. When required to be calculated on a pro forma basis, the Consolidated Coverage Ratio shall give effect to any indebtedness to be incurred or repaid, equity to be issued or acquisition to be made as if incurred or made on the first day of the four-fiscal-quarter period referred to in clause (i) of the preceding sentence.

          "Consolidated EBITDA" of any Person shall mean, for any period, the sum of the amounts for such period of (i) Consolidated Net Operating Income, (ii) Consolidated Fixed Charges, to the extent reducing Consolidated Net Operating Income, (iii) provisions for taxes based on income, (iv) depreciation expense, (v) amortization expense and (vi) all other non-cash items, to the extent reducing Consolidated Net Operating Income, minus all non-cash items, to the extent increasing Consolidated Net Operating Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

          "Consolidated Fixed Charges" of any Person shall mean, for any period, for such Person and its Subsidiaries, the aggregate amount of interest in respect of indebtedness (including, without limitation, amortization of original issue discount on any indebtedness, any pay-in-kind and accreting interest obligation and the interest portion of any deferred payment obligation, calculated in accordance with the



    effective interest method of accounting), the aggregate amount of dividends with respect to preferred stock (including pay-in-kind and accreting dividends), all commissions, discounts and other fees, costs and charges owed with respect to any indebtedness or preferred stock (including, without limitation, any letters of credit, bankers' acceptance financing, and interest rate swaps, caps, options or similar arrangements), and all but the principal component of rentals in respect of all leases of any property (whether real, personal or mixed) the discounted present value of the rental obligations of such Person as lessee under which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person, paid, accrued or scheduled to be paid or accrued by such Person (or by any other Person where such obligation is directly or indirectly guaranteed or supported by such Person) during such period, all determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" of any Person shall mean, for any period taken as one accounting period, the net income (or loss) of such Person and its Subsidiaries on a consolidated basis for such period determined in conformity with GAAP, but excluding (i) the income (or loss) of any Person (other than a Subsidiary of such Person) that would otherwise be included in such net income (or loss) in which any other Person (other than such Person or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to such Person or any of its wholly owned Subsidiaries by such other Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person's assets are acquired by such Person or any of its Subsidiaries, and (iii) the income of any Subsidiary of such Person to the extent (and only to the extent) that the declaration or payment of dividends or similar distributions by such Subsidiary of that income to such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary; it being understood that if any such restriction on the payment of such income ceases to be applicable, the full amount of income attributable to the period during which such restriction was in effect that would have been included in Consolidated Net Income but for the existence of such restriction shall be included in Consolidated Net Income to the extent such amount is permitted and available to be paid to such Person at the time of calculation.

          "Consolidated Net Operating Income" of any Person shall mean, for any period taken as one accounting period, the Consolidated Net Income of such Person, adjusted by excluding (to the extent not otherwise excluded in calculating Consolidated Net Income) any net extraordinary gain or net extraordinary loss, as the case may be, during such period.

          "Consolidated Net Worth" of any Person shall mean, as at any date of determination, the consolidated stockholders' equity of such Person and its Subsidiaries that would be accounted for as consolidated Subsidiaries in such Person's financial statements in accordance with GAAP, as determined on a consolidated basis in accordance with GAAP, but without inclusion of any amounts attributable to any equity security of such Person that by its terms or otherwise is required to be redeemed prior to the Mandatory Redemption Date or is redeemable at the option of the holder thereof prior to the Mandatory Redemption Date; provided that equity securities held by present or former employees or directors of the Corporation or by their heirs, legatees, personal representatives,



    successors and permitted assigns and transferees, shall not for purposes of this definition be considered to be redeemable as a result of agreements permitting or requiring the Corporation to repurchase or redeem such securities upon the death, disability or termination of employment of such present or former employee or director at any time prior to the Mandatory Redemption Date; provided, further, that the Consolidated Net Worth of any Person, at any date, shall be calculated so as not to give effect to the adoption and application by such Person of FAS 96 as proposed by the Financial Accounting Standards Board on the date hereof or as modified hereafter.

          "Default Period" shall mean any time when an Event of Default has occurred and is continuing.

          "Essex" shall mean Essex Group, Inc., a Michigan corporation and a wholly owned subsidiary of the Corporation.

          "Event of Public Distribution" shall mean the earliest of (x) any sale to the public in an offering registered under the Securities Act of any equity of the Corporation, (y) such time as the Corporation would be subject to the registration requirements of Section 12 of the Exchange Act by virtue of the number of holders of its equity, or (z) such time as any equity of the Corporation is listed on any securities exchange or on the NASDAQ National Market System or listed, traded or quoted on another similar public trading or reporting system.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exchange Date" shall mean the date fixed for exchange of Exchange Debt for Series A Preferred.

          "Exchange Debt" shall mean the 15% Junior Subordinated Debentures of the Corporation issued pursuant to the Exchange Debt Indenture, as amended, modified, supplemented, restructured, replaced, extended, or refinanced from time to time in accordance with the terms hereof and thereof.

          "Holder" shall mean a Holder of shares of Series A Preferred, as reflected in the stock records of the Corporation; and each Holder's address shall be as it appears in the stock records of the Corporation.

          "GAAP" shall mean United States generally accepted accounting principles as of the date hereof.

          "Person" shall mean an individual, a partnership, a corporation, a trust, an association, a joint venture, a joint stock corporation, an unincorporated organization and any governmental or regulatory body or political subdivision thereof or other agency or authority.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Significant Subsidiary" shall mean any Subsidiary of the Corporation that would be a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X under the Securities Act, as in effect on the Series A Initial Issuance Date; provided, however, that for purposes



    hereof each reference to "10 percent" in such definition shall be deemed to be a reference to "15 percent".

          "Stock Subscription Agreement" shall mean the Stock and Warrant Subscription Agreement, dated as of the Series A Initial Issuance Date, by and among the Corporation, the DLJ Investors, the GS Investors and Chemical (as such terms are defined therein).

          "Subsidiary" of any Person shall mean any corporation of which at least a majority of the outstanding capital stock having voting power under ordinary circumstances to elect directors of such corporation shall at the time be held, directly or indirectly, by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person.

          "Warrants" shall mean the Warrants issued pursuant to the Warrant Agreement (the "Warrant Agreement") between the Corporation and the purchasers listed therein, dated as of the Series A Initial Issuance Date, as the same may be amended, supplemented, or otherwise modified or replaced (including by virtue of any change in the Persons party thereto) from time to time.

          10.  Availability of Documents.   Copies of all documents,
    agreements and instruments referred to herein are available from the Corporation upon request.




































            IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be signed by its President and attested by its Secretary this 9th day of October, 1992.


                                              /s/ Robert D. Lindsay
                                            ---------------------------
                                                    President

     ATTEST: /s/ Richard R. Davis
            ---------------------------
                    Secretary

















































                                                                     Exhibit A

                                  CERTIFICATE OF

                    AMENDMENT OF CERTIFICATE OF DESIGNATION OF

                          SERIES A CUMULATIVE REDEEMABLE

                           EXCHANGEABLE PREFERRED STOCK

                                        OF

                             BCP/ESSEX HOLDINGS INC.

                            _________________________


                          Pursuant to Section 242 of the

                 General Corporation Law of the State of Delaware


          The undersigned officers of BCP/Essex Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (HOLDINGS), hereby certify as follows:

          FIRST: That the Certificate of Designation (the Certificate of Designation) of the Series A Cumulative Redeemable Exchangeable Preferred Stock of HOLDINGS is amended as follows:

          1. Clause (A) of the proviso to Section 5(b)(iv) of the Certificate of Designation is hereby amended and restated as follows:

          "(A) the payment of management or advisory fees not exceeding $1,000,000 per annum to Bessemer or any Affiliate of Bessemer;".

          2. The definition of "Change of Control" in Section 9 of the Certificate of Designation is hereby amended and restated as follows:

          "A "Change of Control" shall be deemed to have occurred if a Person or group of Affiliated Persons or other "group" (within the meaning of Section 13(d)(3) of the Exchange Act), other than Bessemer, any of the Investors (as such term is defined in the Stock Subscription Agreement), and any of their respective Affiliates, shall beneficially own, directly or indirectly, or have the power to direct the vote of with respect to the election of directors of the Corporation, shares of capital stock entitled to case more than the greater of (x) 25% or (y) the Original Group percentage of the votes entitled to be cast with respect to the election of directors of the Corporation. For the purpose of this definition, the "Original Group Percentage" shall mean, as of any date of determination, the percentage of the votes entitled to be cast with respect to the election of directors of the Corporation by Bessemer, Chemical Venture Partners, L.P., the DLJ/GS Investors (as defined in the Stock Subscription Agreement), and their respective Affiliates (including for this purpose votes entitled to be cast by any Affiliate of a DLJ Investor (as defined in the Stock Subscription Agreement) in its


          capacity as Custodian or Collateral Agent under the Custody Agreements (as defined in Amendment Number 1 dated as of April 1, 1993, to the Stock Subscription Agreement)) and by Persons who have agreed to vote as directed by Bessemer or any of its Affiliates with respect to the election of directors of the Corporation. For the purposes of the calculation required by the first sentence of this definition, any Warrant Shares issuable upon exercise of the Warrants shall be deemed to be issued and outstanding if the Current Market Price (as such term is defined in the Warrant Agreement) is greater than the Exercise Price (as such term is defined in the Warrant Agreement)."

          SECOND: That said amendment of the Certificate of Designation has been duly adopted by the Board of Directors of HOLDINGS and by the stockholders of HOLDINGS (including the holders of the Series A Cumulative Redeemable Exchangeable Preferred Stock of HOLDINGS) in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware and that the capital of HOLDINGS will not be reduced under or by reason of said amendment.

          IN WITNESS WHEREOF, the undersigned have executed this certificate under the seal of the Corporation this 4th day of April, 1993.



                                        /s/ Stanley C. Craft
                                        __________________________________
                                        Name:  Stanley C. Craft
                                        Title:  President

    Attested by:



    /s/ Anthony J. Criso
    ________________________________
    Name:  Anthony J. Criso
    Title:  Vice President-Secretary



          (Corporate Seal)


                                                               SCHEDULE 4.1(b)


                                LIABILITIES, ETC.


                                       None


                                                                  Schedule 4.5


                                    LEGAL BAR


                                       None


                                                                  Schedule 4.8


                           OWNED AND LEASED PROPERTIES


                                 ESSEX GROUP INC.
                              REAL ESTATE INVENTORY

    [CAPTION]

    Location                                         EGI Owned
    --------                                         ---------


    1601 Wall Street                                 Yes
    Fort Wayne, IN
    Allen County

    U.S. Highway 30 W.                               Yes
    Columbia City, IN
    Whitley County

    West Pearl Street                                Yes
    Jonesboro, IN
    Grant County

    Decker Road                                      Yes
    Vincennes, IN
    Knox County

    Youngs Lane                                      Yes
    Newmarket, NH
    Rockingham County

    Main St./Bay Rd.                                 Yes
    Newmarket, NH
    Rockingham County

    Franklin, IN                                     Yes
    Johnson County

    Southeast Parkway Dr.                            No.  Long-term lease
    Franklin, TN                                     from Syrcar Assoc. at
    Williamson County                                $1,077,000/yr. (ave.)
                                                     Exp. 12/31/08

    800 W. Mitchell St.                              Yes
    Kendallville, IN
    Noble County

    2816 N. Main St.                                 Yes
    Rockford, IL
    Winnebago County

    Windcrest Rd.                                    No.  US Samica
    Rutland, VT                                      Corporation
    Rutland County


                                                                           -2-



    Location                                         EGI Owned
    --------                                         ---------

    4008 Mount Royal Blvd.                           No.  Leased from Gamma
    Allison Park, PA 15101                           Associates at $766/mo.
    (Pittsburgh)                                     Exp. 12/31/95

    5405 Valley Belt                                 No.  Leased from
    Suite D                                          Valley Belt Industrial
    Independence, OH                                 Mall for $4,256/mo.
    (Cleveland) 44131                                Exp. 10/31/95
    Cuyahoga County

    1904 Engineers Rd.                               No.  Leased from
    Belle Chase, LA 70037                            Louis D. Hausser
    Plaquemines Parish                               Investments at
                                                     $2,500/mo.
                                                     Exp. 7/31/96

    1409 Murray                                      No.  Leased from Leo
    N. Kansas City, MO 64116                         Eisenberg Co. at
    Clay County                                      $1,175/mo.
                                                     Exp. 4/30/97

    39065 Webb Drive                                 No.  Leased from Aldo
    Westland, MI 48185                               Laune for $4,400/mo.
                                                     (ave.)
                                                     Exp. 7/31/99

    2 Tech View Place                                No.  Leased from Tech
    Cincinnati, OH 45215                             View Center $2,740/mo.
    Hamilton County                                  (ave.)
                                                     Exp. 10/31/97

    6808-C Cedar Ave.                                No.  Leased from
    Lubbock, TX 79404                                Albert Skibell for
    Lubbock County                                   $1,000/mo.
                                                     Exp. 4/30/97

    10900-H South Commerce Blvd.                     No.  Leased from
    Charlotte, NC 28273                              Equitable Life at
                                                     $6,480/mo.
                                                     Exp. 1/31/96

    4232 Charter Ave.                                No.  Leased from
    #100                                             California Public Emp.
    Oklahoma City, OK 73108                          Ret. System.
    Oklahoma County                                  $1,551.75/mo.
                                                     Exp. 6/30/96

    3 Commerce Way                                   No.  Leased from
    Tewksbury, MA 01876                              Tewksbury Assoc. at
    Middlesex County                                 $3,937.50/mo.
                                                     Exp. 6/30/98


                                                                           -3-



    Location                                         EGI Owned
    --------                                         ---------

    Old Mike--Filthy Lucre Lode                      No.  US Samica
    Black Hills                                      Corporation
    Custer County, SD

    24-Spur Drive                                    No.  Leased from
    El Paso, TX                                      Lincoln National Life
    El Paso County                                   at $16,104.27/mo.
                                                     Exp. 7/31/96

    2601 S. Adams St.                                No.  Leased from
    Marion, IN                                       Cablec Corp. at
    Grant County                                     $26,500/mo. on 90-day
                                                     term notice.

    214 E. 24th St.                                  Yes.  Via Process
    Marion, IN                                       Materials, Inc.
    Grant County                                     Dissolution 4/10/63

    Rt. 294 and Bear Creek Rd.                       Yes
    Pama, IL
    Christian County

    E. Union & US 52                                 Yes
    Lafayette, IN
    Tippecanoe County

    190 E. Polk St.                                  Yes
    Orleans, IL
    Morgan County

    State Highway 18 West                            No.  Interstate
    Lexington, MS 39095                              Industries Inc.,
                                                     formerly Triple-A
                                                     Manufacturing.

    Attela Industrial Park                           No.  Tract One:
    Kosciusko, MS 39090                              Leased from Attela
                                                     County at $3K/yr, year
                                                     to year, w/normal
                                                     purchase option.
                                                     Tract Two: Interstate
                                                     Industries, Inc.,
                                                     formerly TAM, Inc.

    803 York Road                                    Yes
    Chester, SC
    Chester County

    Rt. 4 East                                       Yes
    Hoisington, KS
    Barton County


                                                                           -4-



    Location                                         EGI Owned
    --------                                         ---------

    University & East St.                            Yes
    Pauline, KS
    Shawnee County

    1074 and 1075 Patt Street                        Yes
    Anaheim, CA
    Orange County

    108 Elm                                          No.  ExCel Wire &
    Tiffin, OH                                       Cable Co. (EGI owns
    Seneca County                                    RR-ROW)

    6588 Marbut Rd.                                  Yes
    Lithonia, GA
    De Kalb County

    950 W. 40th St.                                  Yes
    Chicago, IL
    Cook County

    3959 S. Morgan
    Chicago, IL
    Cook County

    6 Lee Blvd.                                      Yes
    Frazer, PA

    1230 Crestside Drive                             Yes
    Coppell, TX
    Dallas County

    4600 Holly St.                                   Yes
    Denver, CO
    Colorado County

    1050 Penser St.                                  Yes
    Houston, TX 77055
    Harris County

    23477 Cabot Blvd.                                No.  Leased from
    Hayward, CA 94545                                Lincoln Hayward VIII,
                                                     Ltd. Partnership at
                                                     $12,623/mo.
                                                     Exp. 9/30/99

    1704 Westbelt Dr.                                No.  Leased from
    Columbus, OH                                     National Life Ins. Co.
    Franklin County                                  at $9,955/mo.
                                                     Exp. 5/31/98

    2172 Wharf St.                                   Yes
    Memphis, TN
    Shelby County


                                                                           -5-



    Location                                         EGI Owned
    --------                                         ---------

    2444 Enterprise Drive                            No.  Leased from the
    Mendata Heights, MN 55120                        2444 Transpar Drive
                                                     Partnership at
                                                     $9,558/mo.
                                                     Exp. 7/31/98

    1900 NE 181st St.                                Yes
    Portland, OR
    Multnomah County

    13884 Parks Steeds Drive                         No.  Leased from
    Earth City, MO                                   Prudential Insurance
    (St. Louis, MO)                                  Co. at $7,504/mo.
                                                     Exp. 2/29/96

    6715 53rd St.                                    Yes
    Tampa, FL
    Hillsborough County

    2625 S. Wilson                                   No.  Estate of Jason
    Suite 102                                        Campbell at $5,288/mo.
    Tempe, AZ 85282                                  Exp. 7/31/97
    Maricopa County

    469 E. Manilus St.                               No.  Leased from Ther-
    East Syracuse, NY                                ese Properties Co. at
    Onondaga County                                  $2,970/mo.
                                                     Exp. 4/30/95

    9398 NW 101st St.                                No.  Leased from
    Medley, FL 33178                                 Petula Assoc. at
    Orange County                                    $7,362/mo.
                                                     Exp. 10/31/95

    8775 McCowan Rd. N.                              No.  Leased by Essex
    Markham, Ontario L3P 1X1                         International from
    Canada                                           Skelton Warehousing,
                                                     Inc. at US $2,400/mo.
                                                     (variable)
                                                     month-to-month

    Bridgepointe Office Ctr.                         No.  Leased by Bristol
    Bridge Street & Middlesex Ave.                   Wire & Cable Co. from
    Metuchen, NJ                                     Bridgepointe Office
    Middlesex County                                 Center Condo Assoc. at
                                                     750/mo.
                                                     Exp. 7/31/95

    620 N. Cook                                      Yes.  Presently for
    P.O. Box 500, Gibson Hwy.                        sale.  1/2 leased to
    Bennettsville, SC 29512                          UTC to 2/28/96;
                                                     1/2 surplus
    /TABLE

                                                                  Schedule 4.9


                              PATENTS AND TRADEMARKS


                                  Patent Docket

    [CAPTION]

                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------


       CAN      1037843    Improved Brass Alloy Having a Low            9/5/78
                           Spring Back Coefficient and Shape
                           Memory Effect

       CAN      1034846    Improved Brass Alloy Having a Low           7/18/78
                           Spring Back Coefficient and Shape
                           Memory Effect

       US       4099991    Method for Effecting Reverse Shape          7/11/78
                           Memory Phenomena in CU-ZN-SI Brass
                           Alloy

       US       4131714    Mixtures of Linear Polyesters Used         12/26/78
                           to Coat Metallic Strands

       US       4290929    Aqueous Solutions of                        9/22/81
                           Polyesterimides and Methods of
                           Making the Same

       US       4253570    Reinforced Spool for Storing and             3/3/81
                           Transporting Strand Material and a
                           Package Assembly Utilizing the Same

       US       4116422    Wire Annealing Apparatus                    9/26/78

       US       4190319    Fiber Option Ribbon and Cable Made          2/26/80
                           Therefrom

       CAN      1116903    Fiber Option Ribbon and Cable Made          1/26/82
                           Therefrom

       US       4196032    Splice for Optical Ribbon Having             4/1/80
                           Elongated Strain Relief Elements in
                           the Ribbon and Method of Splicing
                           the Same

       CAN      1104395    Splice for Optical Ribbon Having             7/7/81
                           Elongated Strain Relief Elements in
                           the Ribbon and Method of Splicing
                           the Same


                                                                           -7-



                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4253569    Reinforced Spool for Storing and             3/3/81
                           Transporting Strand Material and a
                           Package Assembly Utilizing the Same

       US       4286010    Insulated Mica Paper and Tapes              8/25/81
                           Thereof

       CAN      1157323    Insulated Mica Paper and Tapes             11/22/83
                           Thereof

       US       4358202    Apparatus and Method for Monitoring         11/9/82
                           the Surface Character

       US       4389510    Water Soluble Polymide Prepared             6/21/83
                           from 1,2,3,4 Butane Tetracarboxylic
                           Acid and Method of Preparation

       CAN      1175598    Water Soluble Polymide Prepared             10/2/84
                           from 1,2,3,4 Butane Tetracarboxylic
                           Acid and Method of Preparation

       US       4471022    Water Soluble Polyimide, Coated             9/11/84
                           Wire and Method of Coating

       US       4606870    Preparing Magnet Wire Having                8/19/86
                           Electron Beam Curable Wire Enamels

       US       4447472    Magnet Wire Coating Method and               5/8/84
                           Article

       US       4374221    High Solids Polyamide-Imide Magnet          2/15/83
                           Wire Enamel

       CAN      1193044    High Solids Polyamide-Imide Magnet           9/3/85
                           Wire Enamel

       US       4396145    Self-Locking Carton                          8/2/83

       US       4374892    Moisture Resistant Insulating Mica          2/22/83
                           Tape Comprising a Monoalkoxy
                           Titanate

       CAN      1171349    Moisture Resistant Insulating Mica          7/24/84
                           Tape Comprising a Monoalkoxy
                           Titanate

       US       4350738    Power Insertable Polyamide-Imide            9/21/82
                           Coated Magnet Wire

       US       4495130    Method of Molding an Electrical             1/22/85
                           Connector


                                                                           -8-



                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       CAN      1192797    Power Insertable Polyamide-Imide             9/3/85
                           Coated Magnet Wire

       US       4348460    Power Insertable Polyamide-Imide             9/7/82
                           Coated Magnet Wire

       CAN      1179216    Power Insertable Polyamide-Imide           12/11/84
                           Coated Magnet Wire

       US       4385437    Method of Power Inserting                   5/31/83
                           Polyamide-Imide Coated Magnet Wire

       US       4420536    Self-Bonding Magnet Wire                   12/13/83

       US       4389587    Unitary Sleeving Insulation                 6/21/83

       US       4449290    Power Insertable Nylon Coated               5/22/84
                           Magnet Wire

       US       4350737    Power Insertable Nylon Coated               9/21/82
                           Magnet Wire

       US       4385436    Method of Power Inserting Nylon             5/31/83
                           Coated Magnet Wire

       US       4418190    Dielectric Films from Water Soluble        11/29/83
                           Polyimides

       CAN      1209765    Dielectric Films from Water Soluble         8/19/86
                           Polyimides

       US       4503284    RF Suppressing Magnet Wire                   3/5/85

       US       4471161    Conductor Strand Formed of Solid            9/11/84
                           Wires and Method for Making the
                           Conductor Strand

       US       4471920    Tapered Flange Wire Spool                   9/18/84

       US       4493462    Spool with Lifting Handles                  1/15/85

       US       4563095    Method and Apparatus for Monitoring          1/7/86
                           the Surface of Elongated Objects

       US       4576207    Texturized Heat Shrinkable Tubing           3/18/86
                           Having Radial and Longitudinal
                           Shrinkage Memory

       US       4661314    Method of Making Texturized Heat            4/28/87
                           Shrinkable Tubing


                                                                           -9-



                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4485978    Method and Apparatus for Winding            12/4/84
                           Strand upon Spools Having Tapered
                           End Flanges

       US       4521363    Extrusion of a Plastic Coating               6/4/85
                           about a Strand

       US       4476279    High Solids Theic Polyester Enamels         10/9/84

       US       4571450    Moisture Impervious Power Cable and         2/18/86
                           Condui-System

       US       4704335    Highly Flexible Silicone Rubber             11/3/87
                           Coated Inorganic Yarn

       US       4693936    Low Coefficient of Friction Magnet          9/15/87
                           Wire Enamels

       US       4705657    Ethylene-Propylene Diene Terpolymer        11/10/87
                           Texturized Heat Shrinkable Tubing

       US       4551398    Tetraalkyl Titanate Modified Nylon          11/5/85
                           Magnet Wire Insulation Coating

       US       4599387    Tetraalkyl Titanate Modified Nylon           7/8/86
                           Magnet Wire Insulation Coating

       US       4707209    Method of Making High Density              11/17/87
                           Moisture Resistant Mica Sheet

       US       4601952    Method of Making High Density               7/22/86
                           Moisture Resistant Mica Sheet

       US       4601931    High Density, Moisture Resistant            7/22/86
                           Mica Cylinders

       US       4575016    Continuous Ribbon Feed Method and           3/11/86
                           System

       US       4588344    Roll Transfer Robot                         5/13/86

       US       4555070    Method and Apparatus for Unwinding         11/26/85
                           and Splicing Successive Rolls

       US       4564151    Core Latch Chuck Assembly                   1/14/86

       US       4586415    Assembly for Effecting Vertical and          5/6/86
                           Rotational Motion

       US       4575017    Paster Rab and Method of Use                3/11/86


                                                                          -10-



                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4591084    Method and Apparatus for Feeding            5/27/86
                           and Accumulating Ribbon Material

       US       4545323    Felt Applicator                             10/8/85

       US       4622241    Method and Apparatus for Accurately        11/11/86
                           Dispensing a Solution

       US       4604300    Method for Applying High Solids              8/5/86
                           Enamels to Magnet Wire

       US       4574604    Process and Apparatus for High              3/11/86
                           Speed Fabrication of Copper

       US       4615195    Process and Apparatus for High              10/7/86
                           Speed Fabrication of Copper

       US       4717604    Die Bar Carrier                              1/5/88

       US       4568607    Aromatic Titanate Modified Nylon             2/4/86
                           Magnet Wire Insulation

       US       4588784    Aromatic Titanate Modified Nylon            5/13/86
                           Magnet Wire Insulation

       US       4614670    Method for Insulating a Magnet Wire         9/30/86
                           with an Aromatic Titanate Modified
                           Nylon

       US       4550055    Titanium Chelate Modified Nylon            10/29/85
                           Magnet Wire Insulation Coating

       US       4563369    Titanium Chelate Modified Nylon              1/7/86
                           Magnet Wire Insulation Coating

       US       4759960    Die Bar with Integral Locking Means         7/26/88

       US       4637852    Neoalkoxy Titanate in High Density          1/20/87
                           Mica Laminates

       US       4603088    Neoalkoxy Titanate in High Density          7/29/86
                           Mica Laminates

       US       4582198    Wire Shipping and Dispensing                4/15/86
                           Package

       US       4704322    Resin Rich Mica Tape                        11/3/87

       US       4839444    High Solids Enamel                          6/13/89

       US       D291172    Container Insert                             8/4/87


                                                                          -11-



                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4988980    Low Cost Verbal Annunciator                 1/29/91

       US       4599905    Method and Apparatus for                    7/15/86
                           Determining the Elongation Property
                           of Copper Wire

       US       4602751    Wire Spool with End Flange Having a         7/29/86
                           Wire Protection Groove

       US       4624718    Polyester-Polyamide Tape Insulated         11/25/86
                           Magnet Wire and Method of Making
                           the Same

       US       4786876    Continuity Test Method and Test            11/22/88
                           Card Circuit

       US       4601918    Apparatus and Method for Applying           7/22/86
                           High Solids Enamels to Wire

       US       4629145    Control of Traversing Guide in             12/16/86
                           Strand Winding Apparatus

       US       4926928    Protective Device for Restraining           5/22/90
                           Rod Produced in a Continuous
                           Casting and Rolling Process

       US       4716190    A Method for Equilibrating                 12/29/87
                           Polyamide Magnet Wire Coatings and
                           Enamel Compositions

       US       4775726    Method for Equilibrating Polyamide          10/4/88
                           Magnet Wire Coatings and Enamel
                           Compositions

       US       4808436    A Method for Equilibrating                  2/28/89
                           Polyamide Magnet Wire Coatings and
                           Enamel Compositions

       US       4913963    Magnet Wire with Equilibrating               4/3/90
                           Polyamide Insulation Coatings and
                           Enamel Compositions

       US       4803113    Corrugated Mica Product                      2/7/89

       US       4635046    Wire Tangle Sensor                           1/6/87

       US       4695830    Wire Runtogether Sensor                     9/22/87

       US       4740756    Continuity Test Method and                  4/26/88
                           Apparatus

       US       4700171    Ignition Wire                              10/13/87


                                                                          -12-



                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4775566    High Temperature Flexible Unitary           10/4/88
                           Sleeving Insulation

       US       5032199    Method of Making a High Temperature         7/16/91
                           Flexible Unitary Sleeving
                           Insulation

       US       4683162    Mica Product                                7/28/87

       US        783365    Mica Product                                11/8/88

       US       4752217    Wire Coating Oven Including Wire            6/21/88
                           Cooling Apparatus

       US       4725010    Control Apparatus and Method                2/16/88

       US       RE33240    Control Apparatus and Method                4/19/88

       US       4759953    Sealed Foam Applicators                     7/26/88

       US       4808926    Eddy-Current Apparatus and Method           2/28/89
                           for Controlling a Rod Mill on the
                           Basis of Faults Detected per Unit
                           Time

       US       4725458    Urethane Modified Nylon Magnet Wire         2/16/88
                           Enamel

       US       4808477    Urethane Modified Nylon Magnet Wire         2/28/89
                           Enamel

       US       4689601    Multi-Layer Ignition Wire                   8/25/87

       US       4704596    Extrusion Coated Ignition Wire             11/03/87

       US       4876316    High Temparature Magnet Wire Bond          10/24/89
                           Coat Polyamide/Aldehyde/ Aromatic
                           Alocohol Reaction Product

       US       4773353    Die Bar Carrier                             9/27/88

       US       4891243    Die Bar Carrier                              1/2/90

       US       4826544    Hydrogen Cleaning of Hot Copper Rod          5/2/89

       US       4836872    Method of Manufacturing a Fiber              6/6/89
                           Reinforced Heat Shrinkable Tubing
                           Article

       US       4915139    Heat Shrinkable Tubing Article              4/10/90

                Pending    Heat Shrinkable Tubing  Article


                                                                          -13-



                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4812721    Wire Drawing Control Apparatus              3/14/89

       US       4773438    Apparatus for Controlling the               9/27/88
                           Viscosity of Wire Coating Enamel

       US       4869199    Manifold for Distributing Wire              9/26/89
                           Coating Enamel

       US       4839205    Heated Supply Sheaves for Wire              6/13/89
                           Coating Apparatus

       US       4844283    Closure Mechanism for Wire Coating           7/4/89
                           Oven

       US       4839818    Magnet Wire Over Control Apparatus          6/13/89

       US       4761520    Spiral Wrapped Insulated Magnet              8/2/88
                           Wire

       US       4821880    Palletized Structure Containing             4/18/89
                           Spools

       US       5045136    Heat Shrinkable Article                      9/3/91

       US       4817841    Threading Bar for Use with a Wire            4/4/89
                           Coating Apparatus Having Parallel
                           Transport Cables

       US       4851060    Multilayer Wrapped Insulated Magnet         7/25/89
                           Wire

       US       5106686    Multilayer Wrapped Insulated Magnet         4/21/92
                           Wire

       US       4966932    Ultra-High Solids Theic Polyester          10/30/90
                           Enamels

       US       4830689    Bonded Metallic Cable Sheathing             5/16/89
                           with Edge Forming

       US       4752214    Oven Wall Straightener                      6/21/88

       US       4817645    In-Process Wire Cleaning                     4/4/89

       US       5048572    Vibration Damping Heat Shrinkable           9/17/92
                           Tubing

       US       4795490    Inert Gas Purging During Shaft               1/3/89
                           Furnace Shut Down

       US       4817796    Packing Box                                  4/4/89


                                                                          -14-



                 Patent
     Country     Number                   Title                    Issue Date
     -------    -------                   -----                   ----------

       US       4797662    Wire Prebreak/Break Detector                1/10/89

       US       4808971    Alarm Apparatus                             2/28/89

       US       4705957    Wire Surface Monitor                       11/10/87

       US       4611747    Method for Producing Continuous             9/16/86
                           Length High Solids Enamel Coated
                           Magnet Wire

       US       5023558    Ignition Wire Core Conductive               6/11/91
                           Irregularity Detector

       US       4938428    Wire Winding System with Mobile              7/3/90
                           Transfer Cart

       US       4964363    System of Assembly and Filling             10/23/90
                           Large Cables in a Single Pass at a
                           Single Station

       US       4923133    Dancer Assembly                              5/8/90

       US       5304740    Fusible Link Wire                           4/19/94

    /TABLE

    Duration

    US--17 Years (Subject to Maintenance Fees)
    CAN--17 Years


                                                                          -16-


                            TRADEMARKS AND TRADE NAMES

    [CAPTION]

                        Trademark and/or
    Country                Trade Name              Registration   Expiration
    -------             ----------------           ------------   ----------
    US             ACRYFLEX                           1,092,803   06/06/98
    US             ACRYLEX                              656,059   12/24/97
    US             ALLEX                                717,483   06/27/01
    US             ALPIC                                861,614   12/10/08
    US             ASTRA                              1,083,505   01/24/98
    US             ASTRAMELT                          1,266,308   02/07/04
    US             ASTRATITE                          1,057,610   02/01/97
    US             BIPIC                              1,218,947   12/07/02
    US             BONDEX                               687,491   11/03/99
    US             BRISTOL                            1,601,641   06/12/00
    US             BRISTOL & Design                   1,611,918   09/04/00
    US             CASPIC                             1,189,207   02/09/02
    US             CL & Design                        1,197,158   06/08/02
    US             CUPIC                                861,615   12/10/08
    Canada         DIAMOND                              192,723   07/13/03
    US             DIAMOND                              676,255   03/31/99
    US             DIAMOND FIGURE Des                   613,831   10/11/95
    US             DTX                                1,043,400   07/13/96
    Argentina      ESSEX                              1,176,315   10/07/05
    Brazil         ESSEX                                692,303   04/25/99
    Canada         ESSEX                                230,605   10/06/96
    Canada         ESSEX                                193,620   08/31/03
    Canada         ESSEX                                345,743   APPLN
    China          ESSEX                                504,592   11/20/99
    France         ESSEX                              1,331,108   11/15/95
    Italy          ESSEX                                448,366   10/24/05
    Italy          ESSEX                                356,324   03/23/98
    Spain          ESSEX                              1,127,541   04/03/09
    US             ESSEX                                961,503   06/19/03
    US             ESSEX                                959,657   05/29/03
    US             ESSEX                                954,253   03/06/03
    US             ESSEX                                954,283   03/06/03
    US             ESSEX                              1,411,176   09/30/06
    US             ESSEX                              1,644,159   05/14/01
    Mexico         ESSEX                            Application
    US             ESSEX                                618,128   12/27/95
    US             ESSEX                                965,834   08/14/03
    US             ESSEX                                536,430   01/16/01
    US             ESSEX                                966,421   08/21/03
    US             ESSEX GROUP                        1,313,285   01/08/05
    US             ESSEX GROUP                        1,178,844   11/24/01
    US             ESSEX QTY MASTERS                  1,205,233   08/17/02
    China          ESSEX (Chinese)                      504,591   11/20/99
    US             ExCel & xl Des                       780,919   12/01/04
    US             ExCelene                           1,032,113   02/03/96
    US             FEMCO                              1,584,450   02/27/00
    US             FLEXICONE                          1,330,873   04/16/05
    US             GOPIC                                969,536   10/02/03


                                                                          -17-


                        Trademark and/or
    Country                Trade Name              Registration   Expiration
    -------             ----------------           ------------   ----------
    US             HANDIWIRE                          1,342,096   06/18/05
    US             IF IT'S P IT'S RIGHT              71,533,826   11/21/00
    US             IF IT'S P IT'S RIGHT               1,652,273   07/30/01
    US             ISOMICA                              575,202   06/02/03
    US             IWI                                  635,106   10/02/96
    US             IWI Inv W/O Invest                   658,007   02/04/98
    US             MACALLEN & Design                    833,230   08/08/07
    US             MAGNAPAK                             619,403   01/17/96
    US             MAGNA-PAK                            628,592   06/12/96
    US             MAGWIRE                              861,613   12/10/08
    US             MICANITE and Drawing                  22,623   03/07/03
    US             MR-200                             1,234,416   04/12/03
    US             NYTHERM                              702,858   08/16/00
    US             N-900                                683,175   08/11/99
    US             PARAFLEX                             586,117   02/23/04
    US             PARANITE                           1,548,127   07/18/09
    US             PARANITE 1890 & Des                  630,803   07/17/96
    US             PARANITE & Design                    537,580   12/13/01
    US             PARANITE & Design                    535,200   12/26/00
    US             PARARITE                             611,732   09/06/95
    US             PARASYN                              529,926   08/29/00
    US             PAR-U-FLEX                           674,901   03/03/99
    US             POLYBONDEX                         1,172,079   10/06/01
    US             POLYFOAM                             650,440   08/20/97
    US             REEL PAK                           1,144,845   12/30/00
    US             RELI-A-BAND                        1,286,015   07/17/04
    US             SAMICA                               558,013   04/22/02
    US             SAMICAPOR                          1,095,179   07/04/98
    US             SAMICATHERM                          995,614   03/20/03
    US             SEALPIC                              993,738   09/24/04
    US             SILVERFLEX                         1,111,787   01/23/99
    US             SODERBOND                            672,165   01/06/99
    US             SODEREX                              672,138   01/06/99
    US             SODERON                              672,164   01/06/99
    US             SOLIDEX                            1,036,145   03/23/96
    US             SOLIDON                            1,038,144   04/20/96
    US             SUBMINAX                             621,750   02/21/96
    US             SUFLEX                               960,771   06/12/03
    US             SUFLEX Logo                        1,308,019   12/04/04
    Canada         SX                                 N.S. 2026   08/30/08
    Canada         SX                                   162,851   APPLN
    US             SX                                   612,102   09/13/95
    US             SX                                 1,523,072   02/07/09
    US             SX & Design                        1,525,063   02/21/09
    US             SX (Molder's Mark)                 1,065,662   05/17/97
    US             TF                                 1,286,937   07/24/04
    US             THERMALEX                            672,137   01/06/99
    US             THERMALEX 200                      1,185,606   01/12/02
    US             TERHMALEX F                          672,750   01/20/99
    US             THERMETEX                          1,502,033   08/30/08
    US             THERMETEX GP200                      844,472   02/20/08
    US             UTREX                              1,326,775   03/26/05
    US             VINYLGLAS                            965,445   08/07/03


                                                                          -18-


                        Trademark and/or
    Country                Trade Name              Registration   Expiration
    -------             ----------------           ------------   ----------
    Mexico         SX                               Application
    /TABLE

                         TECHNOLOGY LICENSING AGREEMENTS


    [CAPTION]

    Parties                       Description
    -------                       -----------


    ESSEX GROUP, INC.             Patent license for technology relating to
    American Telephone and        coaxial cables and land lines
    Telegraph Co.

    ESSEX GROUP, INC.             Cross license for intellectual property
    Aismalibar S.A.               rights.

    ESSEX GROUP, INC.             Agreement concerning intellectual property
    Cablec Corporation            concerning transmission, distribution,
                                  power and control cable.

    ESSEX GROUP, INC.             Agreement concerning intellectual property
    Chrysler Corporation          relating to products used in the
                                  manufacture of or in motor vehicles.

    ESSEX GROUP, INC.             Agreement for technology relating to magnet
    Femco Magnet Wire             wire.
    Corporation

    ESSEX GROUP, INC.             Agreement for technology concerning the
    Telephone Cables Limited      manufacture of telephone cables.

    ESSEX GROUP, INC.             Agreement for technology concerning the
    Telecommunication             manufacture of telephone cables.
    Consultants India Ltd.

    ESSEX GROUP, INC.             Agreement concerning intellectual property
    Ford Motor Company            relating to products used in the
                                  manufacture of or in motor vehicles.

    ESSEX GROUP, INC.             Patent license for technology relating to
    Groggins Plastic, Inc.        spools and lifting handles.

    ESSEX GROUP, INC.             Cross license for intellectual property
    Insulation Systems and        rights.
    Machines, Ltd.

    ESSEX GROUP, INC.             Cross license for intellectual property
    Isola Essex A.G.              rights.

    ESSEX GROUP, INC.             Agreement for technology concerning
    Isola Essex A.G.              conductors and insulators.

    ESSEX GROUP, INC.             Agreement for technology concerning
    Windings, Inc.                fabricating of packages and/or Reelex
                                  Machines.


                                                                          -20-



    Parties                       Description
    -------                       -----------

    ESSEX GROUP, INC.             Cross licenses for patents relating to
    Southwire Company             shaft furnaces for melting copper and to
                                  apparatus for converting copper into copper
                                  bar and rod.
    /TABLE

                               PENDING APPLICATIONS


    [CAPTION]

      Country                               Serial No.          Filing Date
      -------                               ----------          -----------
        US                                  07/708430           05/31/91
        US                                  08/317506           10/03/94
        US                                  08/261546           06/17/94
    /TABLE

                                                                 Schedule 4.16


                                   SUBSIDIARIES


    Essex Group, Inc., a Michigan corporation (the "Company")
    Diamond Wire & Cable Co.
    Essex Group Export Inc.
    Essex International, Inc.
    Essex Wire Corporation
    ExCel Wire and Cable Co.
    US Samica Corporation



    Dormant Subsidiaries:

    Essex Group, Inc., a Delaware corporation
    Bristol Wire Company
    Essex Group Mexico Inc.
    Essex Group Mexico, S.A. de C.V.



    Non-Wholly Owned Subsidiaries:

    Interstate Industries Holdings Inc. (80% directly owned by the Company) Interstate Industries, Inc. (100% directly owned by Interstate Industries
    Holdings Inc. and     80% indirectly owned by the Company)


                                                              Schedule 4.20(b)


                        List of Debtors and Jurisdictions
                          for UCC-1 Financing Statements


    Essex Group, Inc.

          United States
                Alabama, Secretary of State
                Arkansas, Secretary of State
                Arizona, Secretary of State
                California, Secretary of State
                Colorado, Secretary of State
                Connecticut, Secretary of State
                Florida, Secretary of State
                Georgia, Carroll County
                Georgia, DeKalb County
                Georgia, Fulton County
                Georgia, Gwinett County
                Illinois, Secretary of State
                Indiana, Secretary of State
                Indiana, Allen County
                Kansas, Secretary of State
                Kentucky, Secretary of State
                Kentucky, Jefferson County
                Louisiana, Secretary of State
                Louisiana, Plaquemines Central Registry
                Louisiana, Jefferson Central Registry
                Maryland, Secretary of State
                Maryland, Baltimore County
                Massachusetts, Secretary of State
                Massachusetts, Town of Tewksbury
                Massachusetts, Town of Braintree
                Michigan, Secretary of State
                Minnesota, Secretary of State
                Missouri, Secretary of State
                Missouri, Clay County
                Missouri, City of St. Louis (City Register)
                Missouri, Howell County
                Missouri, Laclede County
                Missouri, Dunklin County
                New Hampshire, Secretary of State
                New Hampshire, Rockingham County
                New Jersey, Secretary of State
                New York, Secretary of State
                New York, Onondaga County
                North Carolina, Secretary of State
                North Carolina, Guilford County
                North Carolina, Mecklenberg County
                Ohio, Secretary of State
                Ohio, Cuyahoga County
                Ohio, Franklin County
                Ohio, Hamilton County
                Ohio, Seneca County
                Oklahoma, Oklahoma County
                Oregon, Secretary of State
                Pennsylvania, Allegheny
                Pennsylvania, Butler County


                                                                             2



                Pennsylvania, Chester
                Pennsylvania, Luzerne
                Pennsylvania, Philadelphia
                South Carolina, Secretary of State
                Tennessee, Secretary of State
                Texas, Secretary of State
                Virginia, Secretary of State
                Virginia, Bluefield County
                Virginia, Washington County
                Washington, Secretary of State
                Wisconsin, Secretary of State

    U.S. Samica Corporation

                Indiana, Secretary of State
                Indiana, Allen County
                South Dakota, Secretary of State
                South Dakota, Custer County
                Vermont, Secretary of State
                Vermont, Rutland County

    Essex Wire Corporation

                Indiana, Secretary of State
                Indiana, Allen County

    Essex International, Inc.

          United States
                Indiana, Secretary of State
                Indiana, Allen County

          Canada
                Ontario, Sharon

    Diamond Wire & Cable

                Indiana, Secretary of State
                Indiana, Allen County

    ExCel Wire and Cable Co.

          United States
                Arizona, Secretary of State
                California, Secretary of State
                Connecticut, Secretary of State
                Florida, Secretary of State
                Ohio, Secretary of State
                Ohio, Hamilton County

    BCP/Essex Holdings Inc.

                Indiana, Secretary of State


                                                                             3





                        List of Debtors and Jurisdictions
                          for UCC-2 Financing Statements


    Essex Group, Inc.

                Indiana, Knox County
                Indiana, Johnson County
                Indiana, Allen County
                Indiana, Noble County
                Indiana, Whitley County
                Indiana, Grant County
                Indiana, Tippecanoe County
                Indiana, Orange County


                                                              Schedule 4.20(c)


                      List of Mortgage Filing Jurisdictions


                      -     Columbia City, Indiana
                      -     Fort Wayne, Indiana
                      -     Jonesboro, Indiana
                      -     Vincennes, Indiana
                      -     Franklin, Indiana
                      -     Kendallville, Indiana
                      -     Marion, Indiana
                      -     Lafayette, Indiana
                      -     Orleans, Indiana
                      -     Pana, Illinois
                      -     Rockford, Illinois
                      -     Anaheim, California
                      -     Lithonia, Georgia
                      -     Tiffin, Ohio
                      -     Hoisington, Kansas
                      -     Pauline, Kansas
                      -     Chester,  South Carolina


                                                               SCHEDULE 5.1(f)

                                  LOCAL COUNSEL




    CALIFORNIA

    Sheppard, Mullin, Richter & Hampton
    No. 4 Embarcadero Center
    17th Floor
    San Francisco, California 94111
    Attention:  Bill Wyatt


    GEORGIA

    Freeman & Hawkins
    2800 First Atlanta Tower
    Atlanta, Georgia 30383
    Attention:  Howell Hollis III


    ILLINOIS

    Rudnick & Wolfe
    203 N. LaSalle St. Suite 1500
    Chicago, Illinois 60601
    Attention:  Sue Ann Fishbein
                Alan Salle

    INDIANA

    Ice Miller Donadio & Ryan
    One American Square
    Suite 3400
    Indianapolis, Indiana 46282-0002
    Attention:  Timothy Sullivan


    KANSAS

    Minter & Cash
    1527 Broadway
    Wichita, Kansas 67201-0367
    Attention:  Robert Minter


    OHIO

    Taft, Stettitius & Hollister
    1800 Star Bank Center
    Cincinnati, Ohio 45202
    Attention:  Jeffrey Schloemer


                                                                             2



    SOUTH CAROLINA

    Nexen, Pruett, Jacobs & Pollard
    1401 Main Street
    12th Floor
    Columbia, South Carolina 29202
    Attention:  Alan Lipsitz


                                                               SCHEDULE 7.2(c)


                              EXISTING INDEBTEDNESS


                                       None


                                                               Schedule 7.3(f)

    [CAPTION]

                                          NAME OF         DESCRIPTION OF
     STATE and             NAME OF        SECURED           COLLATERAL
     JURISDICTION          DEBTOR          PARTY             COVERED
     ------------          -------        -------         ---------------

     Indiana, Secretary    Essex Group,   Storage         Specified Electronic
     of State              Inc.           Technology      Data Processing
                                          Corporation     Equipment

     Indiana, SOS          Essex Group,   Storage         Specified Equipment
                           Inc.           Technology
                                          Corporation

     Indiana, SOS          Essex Group,   Farmstead       Specified Telephone
                           Inc.           Telephone       system
                                          Group, Inc.
                                          d/b/a
                                          Farmstead
                                          Leasing
     Indiana, SOS          Essex Group,   Farmstead       Specified Telephone
                           Inc            Telephone       system
                                          Group, Inc.
                                          d/b/a
                                          Farmstead
                                          Leasing

     Indiana, SOS          Essex Group,   Fleet Credit    Specified Farm
                           Inc.           Corporation     Machinery
     Indiana, SOS          Essex Group,   BF Goodrich     Specified Consigned
                           Inc.           Company         Goods (Geon Resins)

     Indiana, SOS          Essex Group,   AT&T Credit     Specified
                           Inc.           Corporation     Telecommunications
                                                          Equipment

     Indiana, SOS          Essex Group,   AT&T Credit     Specified System
                           Inc.           Corporation     Equipment and Wiring
     Indiana, SOS          Essex Group,   AT&T Credit     Specified System
                           Inc.           Corporation     Equipment and Wiring

     Indiana, SOS          Essex Group,   AT&T Credit     Specified
                           Inc.           Corporation     Telecommunications
                                                          Equipment
     Indiana, SOS          Essex Group,   Indiana         Various Assets
                           Inc.           Corporate
                                          Federal
                                          Credit Union

     Indiana, SOS          Essex Group,   First Fleet     Specified Vehicles
                           Inc.           Corporation

     Indiana, SOS          Essex Group,   General         Stocks of Copper
                           Inc.           Electric
                                          Company


                                                                             2



                                          NAME OF         DESCRIPTION OF
     STATE and             NAME OF        SECURED           COLLATERAL
     JURISDICTION          DEBTOR          PARTY             COVERED
     ------------          -------        -------         ---------------

     Indiana, SOS          Essex Group,   AT&T Credit     Specified
                           Inc.           Corporation     Telecommunications
                                                          Equipment
     Indiana, SOS          Essex Group,   First Fleet     Specified Vehicles
                           Inc.           Corporation

     Indiana, SOS          Essex Group,   AT&T Credit     Specified
                           Inc.           Corporation     Telecommunications
                                                          Equipment

     Indiana, SOS          Essex Group,   Fleet Credit    Various Assets
                           Inc.           Corporation
     Indiana, SOS          Essex Group,   Pitney Bowes    Specified Farm
                           Inc.           Credit          Equipment
                                          Corporation

     Indiana, SOS          Essex Group,   Pitney Bowes    Specified
                           Inc.           Credit          Telephone/Radio System
                                          Corporation
     Indiana, SOS          Essex Group,   Meridian        Specified Computer
                           Inc.           Leasing         Equipment
                                          Corporation

     Indiana, SOS          Essex Group,   Meridian        Specified Computer
                           Inc.           Leasing         Equipment
                                          Corporation

     Indiana, SOS          Essex Group,   Meridian        Specified Computer
                           Inc.           Leasing         Equipment
                                          Corporation
     Indiana, SOS          Essex Group,   Pitney Bowes    Not Listed
                           Inc.           Credit
                                          Corporation

     Indiana, SOS          Essex Group,   Pitney Bowes    Specified Paging
                           Inc.           Credit          Equipment
                                          Corporation
     Tennessee,            Essex Group,   Canon           Specific Photocopying
     Secretary of State    Inc.           Financial       Equipment
                                          Services,
                                          Inc.

     Texas, SOS            Essex Group,   Farmstead       Specified Telephone
                           Inc.           Telephone       System
                                          Group, Inc.
                                          d/b/a
                                          Farmstead
                                          Leasing


                                                                             3



                                          NAME OF         DESCRIPTION OF
     STATE and             NAME OF        SECURED           COLLATERAL
     JURISDICTION          DEBTOR          PARTY             COVERED
     ------------          -------        -------         ---------------

     Texas, SOS            Essex Group,   Farmstead       Collateral of above
                           Inc.           Telephone       assigned to Chancellor
                                          Group, Inc.     Asset Corporation
                                          d/b/a
                                          Farmstead
                                          Leasing
     Texas, SOS            Essex Group,   El Paso Ford    Not Listed
                           Inc.           New Holland

     Illinois, SOS         Essex Group,   IBM Credit      Specified Office
                           Inc.           Corporation     Equipment

     Illinois, SOS         Essex Group,   Lexington       Specified Office
                           Inc.           Capital         equipment
                                          Corporation
     Illinois, SOS         Essex Group,   AT&T Credit     Specific
                           Inc.           Corporation     Telecommunications
                                                          Equipment

     California, SOS       Essex Group,   BF Goodrich     Specified Consigned
                           Inc.           Company-Geon    Goods (Geon Resin)
                                          Vinyl
                                          Division
     California, SOS       Essex Group,   Farmstead       Specified Telephone
                           Inc.           Telephone       System
                                          Group, Inc.
                                          d/b/a
                                          Farmstead
                                          Leasing

     California, SOS       Essex Group,   Farmstead       above collateral
                           Inc.           Telephone       assigned to Chancellor
                                          Group, Inc.     Asset Corporation
                                          d/b/a
                                          Farmstead
                                          Leasing

     Indiana, Allen        Essex Group,   Meridian        Specified Computer
     County                Inc.           Leasing         Equipment
                                          Corporation
     Indiana, Allen        Essex Group,   Meridian        Specified Computer
     County                Inc.           Leasing         Equipment
                                          Corporation

     Indiana, Allen        Essex Group,   Meridian        Specified Computer
     County                Inc.           Leasing         Equipment
                                          Corporation
     Indiana, Allen        Essex Group,   Fleet Credit    Various Assets
     County                Inc.           Corporation


                                                                             4



                                          NAME OF         DESCRIPTION OF
     STATE and             NAME OF        SECURED           COLLATERAL
     JURISDICTION          DEBTOR          PARTY             COVERED
     ------------          -------        -------         ---------------

     Indiana, Allen        Essex Group,   First Fleet     Specified Farm
     County                Inc.           Corporation     Vehicles
     Indiana, Allen        Essex Group,   AT&T Credit     Specific
     County                Inc.           Corporation     Telecommunications
                                                          Equipment

     Indiana, Allen        Essex Group,   AT&T Credit     Specific Systems
     County                Inc.           Corporation     Equipment and Wiring

     Indiana, Allen        Essex Group,   AT&T Credit     Specific Systems
     County                Inc.           Corporation     Equipment and Wiring
     Indiana, Allen        Essex Group,   AT&T Credit     Specified
     County                Inc.           Corporation     Telecommunications
                                                          Equipment

     Indiana, Allen        Essex Group,   Farmstead       Assignment of
     County                Inc.           Telephone       collateral to
                                          Group, Inc.     Chancellor Asset
                                          d/b/a           Corporation
                                          Farmstead
                                          Leasing
     Indiana, Allen        Essex Group,   Farmstead       Specified Telephone
     County                Inc.           Telephone       System
                                          Group, Inc.
                                          d/b/a
                                          Farmstead
                                          Leasing

     Indiana, Allen        Essex Group,   Farmstead       Specified Telephone
     County                Inc.           Telephone       System
                                          Group, Inc.
                                          d/b/a
                                          Farmstead
                                          Leasing

     Indiana, Allen        Essex Group,   Farmstead       Specified Telephone
     County                Inc.           Telephone       System
                                          Group, Inc.
                                          d/b/a
                                          Farmstead
                                          Leasing
     Massachusetts,        Essex Group,   Danvers         Various Assets
     Secretary of the      Inc.           Savings Bank
     Commonwealth

     Massachusetts,        Essex Group,   Danvers         Various Assets
     Secretary of the      Inc.           Savings Bank
     Commonwealth


                                                                             5



                                          NAME OF         DESCRIPTION OF
     STATE and             NAME OF        SECURED           COLLATERAL
     JURISDICTION          DEBTOR          PARTY             COVERED
     ------------          -------        -------         ---------------

     New Hampshire,        Essex Group,   AT&T Credit     Specified
     Secretary of State    Inc.           Corporation     Telecommunications
                                                          Equipment
     Kansas, Secretary     Essex Group,   Pitney Bowes    Specified Paging
     of State              Inc.           Credit          System
                                          Corporation

     Indiana, Secretary    Essex Wire     StarBank,       Various Assets
     of State                             National
                                          Association
    /TABLE

                                                               SCHEDULE 7.7(a)


                                 EXISTING LEASES


    Real Property Leases
    --------------------

    Southeast Parkway Dr.
    Franklin, TN
    Williamson County

    Windcrest Rd.
    Rutland, VT
    Rutland County

    5405 Valley Belt
    Suite D
    Independence, OH
    (Cleveland) 44131
    Cuyahoga County

    4068 Mount Royal Blvd.
    Allison Park, PA 15101
    (Pittsburgh)

    1904 Engineers Rd.
    Belle Chase, LA 70037
    Plaquemines Parish

    1409 Murray
    N. Kansas City, MO 64116
    Clay County

    39065 Webb Drive
    Westland, MI 48185

    2 Tech View Place
    Cincinnati, OH 45215
    Hamilton County

    6808-C Cedar Ave.
    Lubbock, TX 79404
    Lubbock County

    10900-H South Commerce Blvd.
    Charlotte, NC 28273

    4232 Charter Ave.
    #100
    Oklahoma City, OK 73108
    Oklahoma County

    3 Commerce Way
    Tewksbury, MA 01876
    Middlesex County

    23447 Cabot Blvd.
    Hayward, CA 94545


                                                                             2



    24-Spur Drive
    El Paso, TX 79906
    El Paso County

    2601 S. Adams St.
    Marion, IN
    Grant County

    1704 Westbelt Dr.
    Columbus, OH 43228
    Franklin County

    2444 Enterprise Drive
    Mendata Heights, MN 55120

    13880 Parks Steeds Drive
    Earth City, MO 63045
    (St. Louis, MO)

    2625 S. Wilson
    Suite 102
    Tempe, AZ 85282
    Maricopa County

    469 E. Manilus St.
    East Syracuse, NY 13057
    Onondaga County

    9398 NW 101st St.
    Medley, FL 33178
    Orange County

    State Highway 18 West
    Lexington, MS 39095

    8775 McCowan Rd. N.
    Markham, Ontario L3P 1X1
    Canada

    Attala Industrial Park
    Kosciuska, MS 39090

    Bridgepointe Office Ctr.
    Bridge Street & Middlesex Ave.
    Metuchen, NJ
    Middlesex County


    Personal Property Leases
    ------------------------

    AT&T Credit Corporation
    Master Equipment Lease #03489 and
    all schedule
    Re:  Telephone Systems


                                                                             3



    Pitney Bowes Credit Corporation
    Master Equipment Lease Agreement
    No. 7745110
    Re:  Machinery and Telephone Equipment

    IBM Credit Corporation
    Team Lease Master Agreements
    #G4H 0949 and PM5 1558 and
    all schedules
    Re:  Computers and Data Systems Equipment

    Fleet Credit
    Lease dated:  January 1989
    Re:  25 Truck Trailers

    First Fleet Credit
    Lease dated:  November 1991
    Re:  25 Truck Trailers

    Fleet Credit
    Lease dated:  November 1988
    Re:  15 Truck Tractors

    Fleet Credit
    Lease dated:  February 1990
    Re:  5 Truck Tractors

    Fleet Credit
    Lease dated:  July 1993
    Re:  4 Truck Tractors

    Fleet Credit
    Lease dated:  July 1993
    Re:  6 Truck Tractors

    Pitney Bowes
    Lease dated:  August 1994
    Re:  12 Truck Tractors

    First Fleet
    Lease dated:  November 1992
    Re:  30 Truck Trailers

    Fleet Credit
    Lease dated:  January 1994
    Re:  62 Truck Trailers